PROSPECTUS SUPPLEMENT
(To Prospectus dated June 24, 2005)

                                  $678,763,000

                                  (APPROXIMATE)

                               SACO I TRUST 2005-5

                                     ISSUER

                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-5

                        LASALLE BANK NATIONAL ASSOCIATION

                                 MASTER SERVICER

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC

                                    DEPOSITOR
                                ----------------
                                  The issuer is offering the following classes of certificates pursuant to this prospectus supplement and the accompanying prospectus:



                                                                       ORIGINAL
                    ORIGINAL                                         CERTIFICATE
                  CERTIFICATE        PASS-THROUGH                     PRINCIPAL      PASS-THROUGH
    CLASS      PRINCIPAL BALANCE         RATE          CLASS           BALANCE           RATE
------------   -----------------     ------------- ----------      --------------    ------------

Class I-A      $  391,450,000        (1)(2)(3)     Class II-A      $  129,194,000    (1)(2)(3)

Class I-M-1    $   56,568,000        (1)(2)(3)     Class II-M-1    $    5,638,000    (1)(2)(3)

Class I-M-2    $   12,445,000        (1)(2)(3)     Class II-M-2    $    4,984,000    (1)(2)(3)

Class I-M-3    $   13,011,000        (1)(2)(3)     Class II-M-3    $    3,186,000    (1)(2)(3)

Class I-M-4    $   10,748,000        (1)(2)(3)     Class II-M-4    $    2,860,000    (1)(2)(3)

Class I-M-5    $    9,051,000        (1)(2)(3)     Class II-M-5    $    2,614,000    (1)(2)(3)

Class I-B-1    $   10,182,000        (1)(2)(3)     Class II-M-6    $    2,533,000    (1)(2)(3)

Class I-B-2    $    8,485,000        (1)(2)(3)     Class II-M-7    $    2,043,000    (1)(2)(3)

Class I-B-3    $    7,071,000        (1)(2)(3)     Class II-M-8    $    1,961,000    (1)(2)(3)

                                                   Class II-M-9    $    1,634,000    (1)(2)(3)

                                                   Class II-B-1    $    1,552,000    (1)(2)(3)

                                                   Class II-B-2    $    1,553,000    (1)(2)(3)


                                  (1)  The pass-through rates on these classes
                                       of certificates are adjustable or
                                       variable rates as described under
                                       "Summary--Description of the
                                       Certificates--Pass-Through Rates" in this prospectus supplement.

                                  (2)  Subject to a cap as described in this
                                       prospectus supplement.

                                  (3)  Subject to a  step-up if the optional
                                       termination right is not exercised.

--------------------------------------------------------------------------------

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-15 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 4 IN THE PROSPECTUS.

The certificates represent obligations of the trust only and do not represent an interest in or obligation of Bear Stearns Asset Backed Securities I LLC, LaSalle Bank National Association, Citibank, N.A. or any of their affiliates.

This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.
--------------------------------------------------------------------------------

                                  The group I certificates represent interests in a pool of fixed rate, conventional, closed-end sub-prime mortgage loans that are secured by second liens on one- to four-family residential properties. The group II certificates represent interests in a pool of adjustable rate, first- and second-lien home equity lines of credit. The group I certificates and group II certificates will not be cross-collateralized.

                                  Credit enhancement will be provided by:

                                  o excess spread;

                                  o overcollateralization;

                                  o with respect to the group I certificates,
                                    the interest rate swap agreement; and

                                  o subordination provided to some classes of
                                    certificates by other classes of related certificates as described in this prospectus supplement.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Bear, Stearns & Co. Inc., as the underwriter, will offer the certificates listed above at varying prices to be determined at the time of sale.

The underwriter will deliver to purchasers of the offered certificates in book-entry form only through the facilities of The Depository Trust Company, Clearstream and Euroclear, in each case, on or about July 29, 2005.

                            BEAR, STEARNS & CO. INC.
             The date of the prospectus supplement is July 28, 2005

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

SUMMARY.....................................................................S-4
RISK FACTORS...............................................................S-15
THE MORTGAGE POOL..........................................................S-33
MASTER SERVICING AND SERVICING OF
GROUP I LOANS AND GROUP II HELOCS..........................................S-48
DESCRIPTION OF THE CERTIFICATES............................................S-58
THE INTEREST RATE SWAP AGREEMENT...........................................S-93
YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS..............................S-98
USE OF PROCEEDS...........................................................S-128
FEDERAL INCOME TAX CONSEQUENCES...........................................S-128
STATE AND OTHER TAXES.....................................................S-132
ERISA CONSIDERATIONS......................................................S-132
METHOD OF DISTRIBUTION....................................................S-135
LEGAL MATTERS.............................................................S-136
RATINGS...................................................................S-136
LEGAL INVESTMENT..........................................................S-137
INDEX OF DEFINED TERMS....................................................S-139
ANNEX I....................................................................AX-1
Schedule A..................................................................A-1

                                   PROSPECTUS

RISK FACTORS..................................................................4
DESCRIPTION OF THE SECURITIES................................................14
THE TRUST FUNDS..............................................................25
CREDIT ENHANCEMENT...........................................................46
SERVICING OF LOANS...........................................................51
THE AGREEMENTS...............................................................59
MATERIAL LEGAL ASPECTS OF THE LOANS..........................................71
THE DEPOSITOR................................................................85
USE OF PROCEEDS..............................................................85
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS...................................86
PENALTY AVOIDANCE...........................................................119
REPORTABLE TRANSACTION......................................................119
STATE AND LOCAL TAX CONSIDERATIONS..........................................119
ERISA CONSIDERATIONS........................................................119
LEGAL MATTERS...............................................................128
FINANCIAL INFORMATION.......................................................128
AVAILABLE INFORMATION.......................................................128
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........................128
RATINGS.....................................................................129
LEGAL INVESTMENT CONSIDERATIONS.............................................130
PLAN OF DISTRIBUTION........................................................130
GLOSSARY OF TERMS...........................................................131

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We describe the certificates in two separate documents that provide varying levels of detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates. If there is conflicting information between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further discussions about related topics. The table of contents on page S-2 above provides the pages on which these captions are located.

         You can find a listing of the pages where certain capitalized and other terms used in this prospectus supplement and the accompanying prospectus are defined under the captions "Glossary" and "Index of Defined Terms" in this prospectus supplement or "Glossary of Terms" beginning on page 131 of the prospectus.

                                     SUMMARY

         o This summary highlights selected information from this document and does not contain all of the information that you need to consider when making your investment decision. To understand all of the terms of an offering of the certificates, you should read this entire document and the accompanying prospectus carefully.

         o Certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what is contained in our forward-looking statements.

THE CERTIFICATES

The trust will issue the certificates in two certificate groups. The group I certificates will represent beneficial interests in a portion of the trust fund that consists primarily of a pool of fixed rate, conventional, closed-end, sub-prime mortgage loans that are secured by second liens on one- to four-family residential properties and certain other assets described in this prospectus supplement. The group II certificates will represent beneficial interests in a portion of the trust fund that consists of adjustable-rate first- and second-lien home equity lines of credit, or HELOCs.

No collections or recoveries from the group I loans will be used to support the group II certificates. No collections or recoveries from the group II HELOCs will be used to support the group I certificates.

ORIGINATORS

The principal originators of the group I loans are: SouthStar Funding, LLC, with respect to approximately 15.67% of the group I loans, and Finance America, LLC, with respect to approximately 13.11% of the group I loans. The remainder of the group I loans were originated by various originators, none of which has originated more than 10% of the group I loans.

The principal originators of the group II HELOCs are: Quicken Loans Inc, with respect to approximately 61.37% of the group II HELOCs, Impac Funding Corporation, with respect to approximately 12.40% of the group II HELOCs, Plaza Home Mortgage Inc., with respect to approximately 12.19% of the group II HELOCs, and GreenPoint Mortgage Funding, Inc., with respect to approximately 10.91% of the group II HELOCs. The remainder of the group II HELOCs were originated by various originators, none of which has originated more than 10% of the group II HELOCs.

DEPOSITOR

Bear Stearns Asset Backed Securities I LLC, a Delaware limited liability company and a limited purpose finance subsidiary of The Bear Stearns Companies Inc. and an affiliate of Bear, Stearns & Co. Inc.

SELLERS

EMC Mortgage Corporation, a Delaware corporation and an affiliate of the depositor and the underwriter, which will sell a portion of the group I loans and all of the group II HELOCs to the depositor. The remainder of the group I loans will be sold directly to the depositor by a special purpose entity that was established by EMC Mortgage Corporation, which, in turn, acquired those mortgage loans from EMC Mortgage Corporation.

MASTER SERVICER AND SECURITIES ADMINISTRATOR

LaSalle Bank National Association, a national banking association organized under the laws of the United States.

TRUSTEE

Citibank, N.A., a national banking association organized under the laws of the United States.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among EMC Mortgage Corporation, the master servicer, the securities administrator, the depositor and the trustee, under which the trust will be formed and will issue the certificates.

CUT-OFF DATE

The close of business on June 30, 2005, with respect to the Group II HELOCs and $224,890,894.27 of the Group I Loans, and July 17, 2005 with respect to $340,790,069.52 of the Group I Loans.

CLOSING DATE

On or about July 29, 2005.

GROUP I LOANS

The aggregate principal balance of the group I loans as of the related cut-off date is approximately $565,680,964. The group I loans are fixed rate, conventional, closed-end sub-prime mortgage loans that are secured by second liens on one- to four-family residential properties.

Approximately 5.32% of the group I loans will receive interest only for the initial period set forth in the related mortgage note, ranging from five to ten years.

The following table summarizes the approximate characteristics of all of the group I loans in the trust fund as of the related cut-off date:

Number of group I loans..................................................12,744
Aggregate principal balance........................................$565,680,964
Average principal balance...............................................$44,388
Range of principal balances.....................................$19 to $498,907
Range of mortgage rates.......................................4.625% to 17.000%
Weighted average
 mortgage rate..........................................................10.532%
Weighted average combined
 original loan-to-value ratio............................................97.95%
Weighted average scheduled
 remaining term to maturity..........................................210 months
Range of scheduled remaining
 terms to maturity........................................1 month to 360 months
Type of mortgaged properties
 Single-family dwellings.................................................61.19%
 2-4 family dwellings.....................................................5.94%
 Planned unit developments...............................................25.54%
 Condominiums.............................................................6.09%
 Hi-Rise Condos...........................................................0.47%
 Townhouse................................................................0.31%
 Unknown..................................................................0.45%
 Owner-occupied..........................................................87.43%
State concentrations (greater than 5%)
 California..............................................................22.30%
 Florida..................................................................9.56%
 Georgia..................................................................8.40%
 Arizona..................................................................8.08%
 Texas....................................................................5.78%
Balloon Loans............................................................73.95%
Simple Interest Loans.....................................................0.45%

GROUP II HELOCS

The group II HELOCs will consist of home equity lines of credit loans made under certain home equity revolving credit loan agreements secured primarily by first and second lien mortgages on one- to four-family residential properties with initial five-year, ten-year or fifteen-year draw periods limited to interest only payments, generally followed by a twenty-year amortized repayment period. During the applicable draw period, each borrower may borrow additional amounts from time to time up to the maximum amount of that borrower's line of credit. If borrowed amounts are repaid, they may again be borrowed during the applicable draw period. The principal balance of a group II HELOC on any day is equal to its cut-off date principal balance, plus any additional borrowings on that loan, minus all collections credited against the principal balance of that group II HELOC before that day.

The following table summarizes the approximate characteristics of all of the group II HELOCs as of the related cut-off date:

Number of HELOCs:.........................................................3,281
Aggregate principal balance:.......................................$163,413,106
Average drawn balance:..................................................$49,806
Average credit limit:...................................................$57,474
Average credit limit utilization rate:...................................89.52%
Current weighted average coupon:.........................................7.677%
Weighted average margin:.................................................1.712%
Weighted average seasoning (months):..........................................5
Weighted average remaining term to
  stated maturity (months):.................................................307
Weighted average remaining draw
  term to stated maturity (months):.........................................110
Weighted average combined
  loan-to-value ratio:...................................................90.58%
Weighted current credit score:..............................................718
Lien position (%first/% junior):..................................3.72%/ 96.28%

DESCRIPTION OF THE CERTIFICATES

GENERAL

The trust will issue the certificates in two certificate groups. No collections or recoveries from the group I loans will be used to support the group II certificates. No collections or recoveries from the group II HELOCs will be used to support the group I certificates.

GROUP I CERTIFICATES

The trust will issue senior and subordinate group I certificates. We sometimes refer to the Class I-A Certificates in this prospectus supplement as the group I senior certificates. The Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class I-M-5 Certificates will each represent subordinated interests in group I, and we sometimes refer to these certificates in this prospectus supplement collectively as the Class I-M Certificates. The Class I-B-1, Class I-B-2 and Class I-B-3 Certificates will each represent subordinated interests in group I, and we sometimes refer to these certificates in this prospectus supplement collectively as the offered Class I-B Certificates. We sometimes refer to the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates in this prospectus supplement collectively as the group I offered certificates.

The trust will also issue the (i) Class I-B-4 Certificates, (ii) Class I-R-1, Class I-R-2, Class I-R-3 and Class I-RX Certificates (also referred to in this prospectus supplement collectively as the Class I-R Certificates or the group I residual certificates), which represent the residual interests in the related real estate mortgage investment conduits established by the trust, and (iii) the Class I-C Certificates, which are not offered by this prospectus supplement.

We sometimes refer to the offered Class I-B Certificates and the Class I-B-4 Certificates in this prospectus supplement collectively as the Class I-B Certificates. We sometimes refer to the Class I-M Certificates and Class I-B Certificates in this prospectus supplement collectively as the group I subordinate certificates.

We sometimes refer to the group I senior certificates, group I subordinate certificates, group I residual certificates and the Class I-C Certificates in this prospectus supplement collectively as the group I certificates.

The last scheduled distribution date for the group I offered certificates is the distribution date in August 2035.

GROUP II CERTIFICATES

The trust will issue senior and subordinate group II certificates. We sometimes refer to the Class II-A Certificates in this prospectus supplement as the group II senior certificates. The Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates will each represent subordinated interests in loan group II, and we sometimes refer to these certificates in this prospectus supplement collectively as the Class II-M Certificates. The Class II-B-1 and Class II-B-2 Certificates will each represent subordinated interests in loan group II, and we sometimes refer to these certificates in this prospectus supplement collectively as the Class II-B Certificates. We sometimes refer to the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9, Class II-B-1 and Class II-B-2 Certificates in this prospectus supplement collectively as the group II offered certificates.

The trust will also issue the (i) Class II-S Certificates (also referred to in this prospectus supplement as the group II residual certificates), which represent the residual interest in the related real estate mortgage investment conduit established by the trust, and (ii) the Class II-E Certificates, which are not offered by this prospectus supplement.

We sometimes refer to the Class II-M Certificates and Class II-B Certificates in this prospectus supplement collectively as the group II subordinate certificates.

We sometimes refer to the group II senior certificates, group II subordinate certificates, the Class II-S Certificates and the Class II-E Certificates in this prospectus supplement collectively as the group II certificates.

The last scheduled distribution date for the group II offered certificates is the distribution date in May 2035.

We sometimes refer to the group I offered certificates and group II offered certificates in this prospectus supplement collectively as the offered certificates.

We sometimes refer to the group I senior certificates and group II senior certificates in this prospectus supplement collectively as the senior certificates.

We sometimes refer to the group I subordinate certificates and group II subordinate certificates in this prospectus supplement collectively as the subordinate certificates.

We sometimes refer to the group I residual certificates and group II residual certificates in this prospectus supplement collectively as the residual certificates.

RECORD DATE

For each class of group I offered certificates and group II offered certificates, the business day preceding the applicable distribution date so long as such class of certificates are in book-entry form; and otherwise the record date shall be the last business day of the month immediately preceding the applicable distribution date.

DENOMINATIONS

For each class of group I offered certificates and group II offered certificates, $25,000 and multiples of $1.00 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

REGISTRATION OF OFFERED CERTIFICATES

The trust will issue the offered certificates initially in book-entry form. Persons acquiring interests in the offered certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream Luxembourg or Euroclear, in Europe.

We refer you to "Description of the Certificates -- Book-Entry Registration" in this prospectus supplement.

PASS-THROUGH RATES

GROUP I CERTIFICATES

The pass-through rate for each class of Class I-A, Class I-M and Class I-B Certificates may change from distribution date to distribution date. On any distribution date, the pass-through rate per annum for each such class will be based on One-Month LIBOR and, on or prior to the first possible group I optional termination date, a specified margin as follows:

      o    Class I-A Certificates: One-Month LIBOR plus 0.240% per annum.

      o    Class I-M-1 Certificates: One-Month LIBOR plus 0.500% per annum.

      o    Class I-M-2 Certificates: One-Month LIBOR plus 0.550% per annum.

      o    Class I-M-3 Certificates: One-Month LIBOR plus 0.650% per annum.

      o    Class I-M-4 Certificates: One-Month LIBOR plus 0.700% per annum.

      o    Class I-M-5 Certificates: One-Month LIBOR plus 0.740% per annum.

      o    Class I-B-1 Certificates: One-Month LIBOR plus 1.250% per annum.

      o    Class I-B-2 Certificates: One-Month LIBOR plus 1.350% per annum.

      o    Class I-B-3 Certificates: One-Month LIBOR plus 1.800% per annum.

One-Month LIBOR for the first accrual period and for all subsequent accrual periods shall be determined as described under "Description of the Certificates -- Calculation of One-Month LIBOR" in this prospectus supplement.

On any distribution date, the pass-through rates for the Class I-A Certificates, Class I-M and Class I-B Certificates will be subject to an interest rate cap, which we describe below.

After the first possible group I optional termination date, we will increase the margin applicable to the pass-through rate for the Class I-A Certificates as described above, to 0.480% per annum, the margin applicable to the pass-through rate for the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class I-M-5 Certificates, as described above, to 0.750%, 0.825%, 0.975%, 1.050% and 1.110%
per annum, respectively, and the margin applicable to the pass-through rate for the Class I-B-1, Class I-B-2 and Class I-B-3 Certificates, as described above, to 1.875%, 2.025% and 2.700% per annum, respectively. Each such increased rate will remain subject to the interest rate cap.

The interest rate cap for the Class I-A, Class I-M and Class I-B Certificates is equal to the weighted average of the net mortgage rates of all of the group I loans, adjusted for any net swap payments and certain swap termination payments as described in this prospectus supplement.

If on any distribution date, the pass-through rates for the Class I-A, Class I-M and Class I-B Certificates are limited to the interest rate cap and the shortfall resulting from such limitation exceeds the amount distributable to such certificate from the interest rate swap agreement, the resulting interest shortfalls may be recovered by the holders of the related certificates on the same distribution date or future distribution dates on a subordinated basis to the extent that on such distribution date there are available funds remaining after certain other distributions on the Class I-A, Class I-M and Class I-B Certificates and the payment of certain fees and expenses of the trust.

In addition, on any distribution date on or prior to the first possible group I optional termination date, the pass-through rate per annum for the class I-B-4 Certificates will be based on One-Month LIBOR plus 4.000% per annum, and on any distribution date after the first possible group I optional termination date, One-Month LIBOR plus 6.000% per annum. Also, the certificate principal balance of the Class I-B-4 Certificates will be $13,294,000.

GROUP II CERTIFICATES

The pass-through rate for each class of the group II offered certificates may change from distribution date to distribution date. On any distribution date, the pass-through rate per annum for each such class will be based on One-Month LIBOR and, on or prior to the first possible group II optional termination date, a specified margin as follows:

      o    Class II-A Certificates: One-Month LIBOR plus 0.250% per annum.

      o    Class II-M-1 Certificates: One-Month LIBOR plus 0.550% per annum.

      o    Class II-M-2 Certificates: One-Month LIBOR plus 0.600% per annum.

      o    Class II-M-3 Certificates: One-Month LIBOR plus 0.650% per annum.

      o    Class II-M-4 Certificates: One-Month LIBOR plus 0.750% per annum.

      o    Class II-M-5 Certificates: One-Month LIBOR plus 0.850% per annum.

      o    Class II-M-6 Certificates: One-Month LIBOR plus 0.900% per annum.

      o    Class II-M-7 Certificates: One-Month LIBOR plus 1.400% per annum

      o    Class II-M-8 Certificates: One-Month LIBOR plus 1.700% per annum

      o    Class II-M-9 Certificates: One-Month LIBOR plus 2.400% per annum

      o    Class II-B-1 Certificates: One-Month LIBOR plus 3.000% per annum.

      o    Class II-B-2 Certificates: One-Month LIBOR plus 3.000% per annum.

One-Month LIBOR for the first accrual period and for all subsequent accrual periods shall be determined as described under "Description of the Certificates -- Calculation of One-Month LIBOR" in this prospectus supplement.

On any distribution date, the pass-through rate for the group II offered certificates will be subject to an interest rate cap, which we describe below.

After the first possible group II optional termination date, we will increase the margin applicable to the pass-through rate for the Class II-A Certificates as described above, to 0.500% per annum, the margin applicable to the pass-through rate for the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates, as described above, to 0.825%, 0.900%, 0.975%, 1.125%, 1.275%,
1.350%, 2.100%, 2.550% and 3.600% per annum, respectively, and the margin applicable to the pass-through rate for the Class II-B-1 Certificates and Class II-B-2 Certificates, as described above, to 4.500% and 4.500% per annum, respectively. Each such increased rate will remain subject to the interest rate cap.

The interest rate cap for the group II offered certificates is equal to the weighted average of the net mortgage rates of all of the group II HELOCs adjusted to reflect the related accrual period. If on any distribution date, the pass-through rates for the group II offered certificates are limited to the interest rate cap, the resulting interest shortfalls may be recovered by the holders of the related certificates on the same distribution date or future distribution dates on a subordinated basis to the extent that on such distribution date there are available funds remaining after certain other distributions on the group II offered certificates and the payment of certain fees and expenses of the trust.

We refer you to "Description of the Certificates--Distributions on the Certificates" in this prospectus supplement.

DISTRIBUTION DATES

The securities administrator will make distributions on the certificates on the 25th day of each calendar month beginning in August 2005 to the appropriate holders of record. If the 25th day of the month is not a business day, then the securities administrator will make distributions on the following business day.

INTEREST PAYMENTS

On each distribution date, holders of the offered certificates will be entitled to receive:

    o the interest that has accrued on the certificate principal balance of such certificates at the related pass-through rate during the related accrual period, and

    o    any interest due on any prior distribution date that was not paid, less

    o    interest shortfalls allocated to such certificates.

The Class I-A, Class I-M and Class I-B Certificates may receive additional interest distributions from payments under the interest rate swap agreement as described below under "The Interest Rate Swap Agreement".

The accrual period for the Class I-A, Class I-M and Class I-B Certificates and the group II offered certificates will be the period from and including the preceding distribution date (or from the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. Calculations of interest on the offered certificates will be based on a 360-day year and the actual number of days elapsed during the related accrual period.

PRINCIPAL PAYMENTS

On each distribution date, holders of the offered certificates will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal. Monthly principal distributions will generally include:

    o principal payments on the group I loans or group II HELOCs, as applicable, and

    o until a specified overcollateralization level has been reached, interest payments on the group I loans or group II HELOCs, as applicable, not needed to pay interest on the certificates and monthly fees and expenses.

You should review the priority of payments described under "Description of the Certificates -- Distributions on the Certificates" in this prospectus supplement.

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders of specified certificates against shortfalls in payments received on the group I loans or group II HELOCs, as applicable. This transaction employs the following forms of credit enhancement.

SUBORDINATION. By issuing senior certificates and subordinated certificates in each loan group, the trust has increased the likelihood that related senior certificateholders will receive regular payments of interest and principal.

The certificates designated as group I senior certificates will have a payment priority over the certificates designated as group I subordinated certificates. Among the classes of group I subordinated certificates

    o the Class I-M-1 Certificates will have payment priority over the Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates,

    o the Class I-M-2 Certificates will have payment priority over the Class I-M-3, Class I-M-4, Class I-M-5, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates,

    o the Class I-M-3 Certificates will have payment priority over the Class I-M-4, Class I-M-5, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates,

    o the Class I-M-4 Certificates will have payment priority over the Class I-M-5, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates,

    o the Class I-M-5 Certificates will have payment priority over the Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates,

    o the Class I-B-1 Certificates will have payment priority over the Class I-B-2, Class I-B-3 and Class I-B-4 Certificates,

    o the Class I-B-2 Certificates will have payment priority over the Class I-B-3 Certificates and Class I-B-4 Certificates, and

    o the Class I-B-3 Certificates will have payment priority over the Class I-B-4 Certificates.

The certificates designated as group II senior certificates will have a payment priority over the certificates designated as group II subordinated certificates. Among the classes of group II subordinated certificates

      o the Class II-M-1 Certificates will have payment priority over the Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9, Class II-B-1 and Class II-B-2 Certificates,

      o the Class II-M-2 Certificates will have payment priority over the Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9, Class II-B-1 and Class II-B-2 Certificates,

      o the Class II-M-3 Certificates will have payment priority over the Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9, Class II-B-1 and Class II-B-2 Certificates,

      o the Class II-M-4 Certificates will have payment priority over the Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9, Class II-B-1 and Class II-B-2 Certificates,

      o the Class II-M-5 Certificates will have payment priority over the Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9, Class II-B-1 and Class II-B-2 Certificates,

      o the Class II-M-6 Certificates will have payment priority over the Class II-M-7, Class II-M-8, Class II-M-9, Class II-B-1 and Class II-B-2 Certificates,

      o the Class II-M-7 Certificates will have payment priority over the Class II-M-8, Class II-M-9, Class II-B-1 and Class II-B-2 Certificates,

      o the Class II-M-8 Certificates will have payment priority over the Class II-M-9, Class II-B-1 and Class II-B-2 Certificates,

      o the Class II-M-9 Certificates will have payment priority over the Class II-B-1 and Class II-B-2 Certificates, and

      o the Class II-B-1 Certificates will have payment priority over the Class II-B-2 Certificates.

Subordination provides the holders of certificates having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a group I loan or group II HELOC, as applicable, exceeds the amount of proceeds recovered upon the liquidation of that group I loan or group II HELOC, as applicable, or if a charge-off occurs with respect to a group II HELOC.

In general, we accomplish this loss protection with respect to group I loans by allocating any realized losses first to reduce the amount of related net monthly excess cashflow, second to reduce the related overcollateralization amount, and third among the classes of group I certificates, beginning with the classes of group I subordinated certificates with the lowest payment priority, until the principal amount of that subordinated class has been reduced to zero. We then allocate realized losses to the next most junior class of group I subordinated certificates, until the principal balance of each class of group I subordinated certificates is reduced to zero. If none of the Class I-M Certificates and Class I-B Certificates is outstanding, all such losses will be allocated to the Class I-A Certificates, as described in this prospectus supplement.

In general, we accomplish this loss protection with respect to group II HELOCs by allocating any realized losses first to reduce the amount of related net monthly excess cashflow, second to reduce the related overcollateralization amount, and third, among the group II certificates, as described in this prospectus supplement.

EXCESS SPREAD AND OVERCOLLATERALIZATION. We expect the group I loans and group II HELOCs to generate more interest than is needed to pay interest on the Class I-A, Class I-M and Class I-B Certificates and the group II offered certificates, respectively, and certain trust expenses, because we expect the weighted average net interest rate of the group I loans and group II HELOCs to be higher than the weighted average pass-through rate on the Class I-A, Class I-M and Class I-B Certificates and group II offered certificates, respectively, and, as overcollateralization increases, such higher interest rate is paid on a principal balance of group I loans and group II HELOCs that is larger than the principal balance of the related certificates. Interest payments received in respect of the group I loans and group II HELOCs in excess of the amount that is needed to pay interest on the Class I-A, Class I-M and Class I-B Certificates and the group II offered certificates, respectively, and related trust expenses will be used to reduce the total principal balance of such certificates until a required level of overcollateralization has been achieved. As of the closing date, it is expected that the required level of overcollateralization for both groups will be met.

We refer you to "Description of the Certificates -- Distributions on the Certificates" in this prospectus supplement.

INTEREST RATE SWAP AGREEMENT. LaSalle Bank National Association, as swap administrator, on behalf of the trust will enter into an interest rate swap agreement with Bear Stearns Financial Products Inc., the swap provider. On or before each distribution date, the swap administrator will be obligated to make fixed payments, and the swap provider will be obligated to make floating payments, in each case as set forth in the interest rate swap agreement and as described in this prospectus supplement. To the extent that the fixed payment exceeds the floating payment in respect of any distribution date, amounts otherwise available to the Class I-A, Class I-M and Class I-B Certificateholders will be applied to make a net payment to the swap administrator for payment to the swap provider. To the extent that the floating payment exceeds the fixed payment in respect of any distribution date, the swap provider will make a net swap payment to the swap administrator, and the swap administrator, pursuant to a swap administration agreement, will remit such net swap payment to the trust to the extent needed to cover certain interest shortfalls and basis risk shortfalls and to build overcollateralization, in each case, with respect to the Class I-A, Class I-M and Class I-B Certificates as described in this prospectus supplement.

Upon early termination of the interest rate swap agreement, the swap administrator or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party has caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the swap administrator is required to make a swap termination payment to the swap provider, the trust will be required to make a payment to the swap administrator in the same amount, which amount will be paid by the trust on the related distribution date and on any subsequent distribution dates until paid in full, prior to any distribution to Class I-A, Class I-M and Class I-B Certificateholders, except for certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this prospectus supplement, for which payments by the trust to the swap administrator will be subordinated to all distributions to the Class I-A, Class I-M and Class I-B certificateholders.

Except as described in the preceding sentence, amounts payable by the trust will be deducted from group I available funds before distributions to holders of the group I certificates.

We refer you to "The Interest Rate Swap Agreement" in this prospectus supplement.

OPTIONAL TERMINATION

At its option, the majority holder of the Class I-C Certificates may purchase all of the remaining assets in the trust fund with respect to loan group I when the principal balance of the group I loans and any foreclosed real estate owned by the trust corresponding to the group I loans has declined to or below 20% of the principal balance of the group I loans as of the related cut-off date. Such a purchase, in either case, will result in the early retirement of all the group I certificates (other than the Class I-R-3 Certificates, to the extent that any group II certificates are outstanding, as described below).

At its option, the majority holder of the Class II-E Certificates may purchase all of the remaining assets in the trust fund with respect to loan group II when the sum of the certificate principal balances of the Class II-A, Class II-M and Class II-B Certificates has declined to or below 10% of the sum of the original certificate principal balances of the Class II-A, Class II-M and Class II-B Certificates. Such a purchase, in either case, will result in the early retirement of all the group II certificates.

The Class I-R-3 Certificates will not be retired until the later of (i) the retirement of all the group I certificates (other than the Class I-R-3 Certificates) and (ii) the retirement of all the group II certificates.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the trust (other than the reserve funds and, for the avoidance of doubt, the swap account, the swap administration agreement and the interest rate swap agreement) will comprise multiple real estate mortgage investment conduits, organized in a tiered REMIC structure. The Class I-A, Class I-M, Class I-B, Class II-A, Class II-M and Class II-B Certificates (in each case exclusive of any right to receive amounts from the related reserve fund in respect of net wac cap rate carryover amounts as described in this prospectus supplement, and, in the case of the Class I-A, Class I-M and Class I-B Certificates, the right to receive, or the obligation to make, payments under the notional principal contract component as described in this prospectus supplement), the Class I-C and Class II-E Certificates will represent beneficial ownership of "regular interests" in the related REMIC identified in the pooling and servicing agreement.

The residual certificates will represent the beneficial ownership of the sole class of "residual interests" in each related REMIC. Certain classes of the offered certificates may be issued with original issue discount for federal income tax purposes.

We refer you to "Federal Income Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Considerations" in the prospectus for additional information concerning the application of federal income tax laws.

LEGAL INVESTMENT

The offered certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

We refer you to "Legal Investment" in this prospectus supplement and "Legal Investment Considerations" in the prospectus.

ERISA CONSIDERATIONS

After the termination of the interest rate swap agreement, the group I offered certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement

Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, so long as a number of conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

The Group II Offered Certificates may be purchased by certain pension or other employee benefit plans subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986 if they meet the requirements of certain prohibited transaction class exemptions.

We refer you to "ERISA Considerations" in this prospectus supplement and in the prospectus.

RATINGS

The classes of offered certificates listed below will not be offered unless they receive the respective ratings set forth below from Standard & Poor's, a division of The McGraw-Hill Companies, Inc., which we refer to as "Standard & Poor's," Moody's Investors Service, Inc., which we refer to as "Moody's," and Fitch Ratings, which we refer to as "Fitch."

            STANDARD & POOR'S    MOODY'S
  CLASS          RATING          RATING    FITCH RATING
  -----     -----------------    -------   ------------
   I-A             AAA             Aaa         AAA
  I-M-1            AA              Aa2          AA
  I-M-2            AA-             Aa3         AA-
  I-M-3            A+              A1           A+
  I-M-4             A              A2           A
  I-M-5            A-              A3           A-
  I-B-1           BBB+            Baa1         BBB+
  I-B-2            BBB            Baa2         BBB
  I-B-3           BBB-            Baa3         BBB
   II-A            --              Aaa         AAA
  II-M-1           --              Aa1         AA+
  II-M-2           --              Aa2         AA+
  II-M-3           --              Aa3         AA+
  II-M-4           --              A1           AA
  II-M-5           --              A2          AA-
  II-M-6           --              A3           A+
  II-M-7           --             Baa1          A
  II-M-8           --             Baa2          A-
  II-M-9           --             Baa3         BBB+
  II-B-1           --              Ba1         BBB
  II-B-2           --              Ba2         BBB-

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

                                  RISK FACTORS

IN ADDITION TO THE MATTERS DESCRIBED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO PURCHASE A CERTIFICATE.

THE SUBORDINATED                   When certain classes of certificates provide
CERTIFICATES HAVE A                credit enhancement for other classes of
GREATER RISK OF LOSS THAN          certificates it is sometimes referred to as
THE SENIOR CERTIFICATES            "subordination". For purposes of this
                                   prospectus supplement, "subordinated classes" means:

                                   o    with respect to the Class I-A
                                        certificates: the Class I-M-1, Class
                                        I-M-2, Class I-M-3, Class I-M-4, Class
                                        I-M-5, Class I-B-1, Class I-B-2, Class
                                        I-B-3 and Class I-B-4 Certificates and
                                        any overcollateralization;

                                   o    with respect to the Class I-M-1
                                        Certificates: the Class I-M-2, Class
                                        I-M-3, Class I-M-4, Class I-M-5, Class
                                        I-B-1, Class I-B-2, Class I-B-3 and
                                        Class I-B-4 Certificates and any
                                        overcollateralization;

                                   o    with respect to the Class I-M-2
                                        Certificates: the Class I-M-3, Class
                                        I-M-4, Class I-M-5, Class I-B-1, Class
                                        I-B-2, Class I-B-3 and Class I-B-4
                                        Certificates and any
                                        overcollateralization;

                                   o    with respect to the Class I-M-3
                                        Certificates: the Class I-M-4, Class
                                        I-M-5, Class I-B-1, Class I-B-2, Class
                                        I-B-3 and Class I-B-4 Certificates and
                                        any overcollateralization;

                                   o    with respect to the Class I-M-4
                                        Certificates: the Class I-M-5, Class
                                        I-B-1, Class I-B-2, Class I-B-3 and
                                        Class I-B-4 Certificates and any
                                        overcollateralization;

                                   o    with respect to the Class I-M-5
                                        Certificates: the Class I-B-1, Class
                                        I-B-2, Class I-B-3 and Class I-B-4
                                        Certificates and any
                                        overcollateralization;

                                   o    with respect to the Class I-B-1
                                        Certificates: the Class I-B-2, Class
                                        I-B-3 and Class I-B-4 Certificates and
                                        any overcollateralization;

                                   o    with respect to the Class I-B-2
                                        Certificates: the Class I-B-3
                                        Certificates and Class I-B-4
                                        Certificates and any
                                        overcollateralization;

                                   o    with respect to the Class I-B-3
                                        Certificates: the Class I-B-4
                                        Certificates and any
                                        overcollateralization;

                                   o    with respect to the Class II-A
                                        Certificates: the Class II-M-1, Class
                                        II-M-2, Class II-M-3, Class II-M-4,
                                        Class II-M-5, Class II-M-6, Class
                                        II-M-7, Class II-M-8, Class II-M-9,
                                        Class II-B-1 and Class II-B-2
                                        Certificates and any
                                        overcollateralization;

                                   o    with respect to the Class II-M-1
                                        Certificates: the Class II-M-2, Class
                                        II-M-3, Class II-M-4, Class II-M-5,
                                        Class II-M-6, Class II-M-7, Class
                                        II-M-8, Class II-M-9, Class II-B-1 and
                                        Class II-B-2 Certificates and any
                                        overcollateralization;

                                   o    with respect to the Class II-M-2
                                        Certificates: the Class II-M-3, Class
                                        II-M-4, Class II-M-5, Class II-M-6,
                                        Class II-M-7, Class II-M-8, Class
                                        II-M-9, Class II-B-1 and Class II-B-2
                                        Certificates and any
                                        overcollateralization;

                                   o    with respect to the Class II-M-3
                                        Certificates: the Class II-M-4, Class
                                        II-M-5, Class II-M-6, Class II-M-7,
                                        Class II-M-8, Class II-M-9, Class II-B-1 and Class II-B-2 Certificates and any overcollateralization;

                                   o    with respect to the Class II-M-4
                                        Certificates: the Class II-M-5, Class
                                        II-M-6, Class II-M-7, Class II-M-8,
                                        Class II-M-9, Class II-B-1 and Class
                                        II-B-2 Certificates and any
                                        overcollateralization;

                                   o    with respect to the Class II-M-5
                                        Certificates: the Class II-M-6, Class
                                        II-M-7, Class II-M-8, Class II-M-9,
                                        Class II-B-1 and Class II-B-2
                                        Certificates and any
                                        overcollateralization;

                                   o    with respect to the Class II-M-6
                                        Certificates: the Class II-M-7, Class
                                        II-M-8, Class II-M-9, Class II-B-1 and
                                        Class II-B-2 Certificates and any
                                        overcollateralization;

                                   o    with respect to the Class II-M-7
                                        Certificates: the Class II-M-8, Class
                                        II-M-9, Class II-B-1 and Class II-B-2
                                        Certificates and any
                                        overcollateralization;

                                   o    with respect to the Class II-M-8
                                        Certificates: the Class II-M-9, Class
                                        II-B-1 and Class II-B-2 Certificates and any overcollateralization;

                                   o    with respect to the Class II-M-9
                                        Certificates: the Class II-B-1 and Class
                                        II-B-2 Certificates and any
                                        overcollateralization; and

                                   o    with respect to the Class II-B-1
                                        Certificates: the Class II-B-2
                                        Certificates and any
                                        overcollateralization.

                                   The subordinated classes will provide credit enhancement for the related certificates, first, by the right of the holders of the certificates to receive certain payments of interest and principal prior to the related subordinated classes and, second, by the allocation of realized losses or charge-off loss amounts, as applicable, to the related subordinated classes. This form of credit enhancement uses collections on the group I loans and group II HELOCs, as applicable, otherwise payable to the holders of the related subordinated classes to pay amounts due on the more related senior classes. Such collections are the sole source of funds from which such credit enhancement is provided. Realized losses and charge-off loss amounts, as applicable, will be allocated, first, to reduce the amount of related net monthly excess cashflow, second, to reduce the related overcollateralization amount, third, to the Class I-B Certificates, beginning with the Class I-B-4 Certificates, or the Class II-B Certificates, beginning with the Class II-B-2 Certificates, as applicable, and then to the classes of Class I-B Certificates or Class II-B Certificates, as applicable, with the next lowest payment priority, in each case until the principal amount of that class has been reduced to zero, fourth, to the classes of Class I-M Certificates or Class II-M Certificates, beginning with the Class I-M-5 Certificates or Class II-M-9 Certificates, respectively, and then to the classes of Class I-M Certificates or the Class II-M Certificates, as applicable, with the next lowest payment priority, in each case until the principal amount of that class has been reduced to zero, and fifth, to the Class I-A Certificates or the Class II-A Certificates, as applicable, until the principal amount of that class has been reduced to zero. This means that (i) with respect to the Class I-A, Class I-M and Class I-B Certificates, realized losses on the group I loans would first be allocated beginning with the Class I-B-4 Certificates, then to the classes of Class I-B Certificates in reverse order of numerical designation until the principal balance of each such class of Class I-B Certificates is reduced to zero, then to the classes of Class I-M Certificates in reverse order of numerical designation until the principal balance of each such class of Class I-M Certificates is reduced to zero, and then to the Class I-A Certificates, and (ii) with respect to the group II offered certificates, charge-off loss amounts on the group II HELOCs would first be allocated beginning with the Class II-B-2 Certificates, then to the classes of Class II-B Certificates in reverse order of numerical designation until the principal balance of each such class of Class II-B Certificates is reduced to zero, then to the classes of Class II-M Certificates in reverse order of numerical designation until the principal balance of each such class of Class II-M Certificates is reduced to zero, and then to the Class II-A Certificates. Accordingly, if the aggregate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the group I loans or group II HELOCs, as applicable, would reduce the amount of funds available for distributions to holders of the remaining related subordinated class or classes and, if the aggregate principal balance of all the related subordinated classes were to be reduced to zero, delinquencies and defaults on the group I loans and group II HELOCs, as applicable, would reduce the amount of funds available for monthly distributions to holders of the related more senior certificates.

                                   You should fully consider the risks of
                                   investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses or and charge-off loss amounts, as applicable.

                                   See "Description of the Certificates" in this prospectus supplement.

ADDITIONAL RISKS ASSOCIATED        The weighted average lives of, and the yields
WITH THE SUBORDINATED              to maturity on, the Class I-M, Class I-B,
CERTIFICATES                       Class II-M and Class II-B Certificates will
                                   be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the group I loans and charge-offs on the group II HELOCs, as applicable. If the actual rate and severity of losses on the group I loans and charge-offs on the group II HELOCs is higher than those assumed by an investor in related certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the group
                                   I loans and charge-offs on group II HELOCs will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the group
                                   I loans and group II HELOCs are consistent with an investor's expectations. In general, the earlier a loss or charge-off occurs, the greater the effect on an investor's yield to maturity. Realized losses on the group I loans and charge-offs on the group II HELOCs, to the extent they exceed the amount of related net monthly excess cashflow for the related distribution date and the related overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of each of (i) with respect to loan group I, the Class I-B-4, Class I-B-3, Class
                                   I-B-2, Class I-B-1, Class I-M-5, Class I-M-4,
                                   Class I-M-3, Class I-M-2 and Class I-M-1
                                   Certificates, in that order, and (ii) with respect to loan group II, the Class II-B-2, Class II-B-1, Class II-M-9, Class II-M-8,
                                   Class II-M-7, Class II-M-6, Class II-M-5,
                                   Class II-M-4, Class II-M-3, Class II-M-2 and
                                   Class II-M-1 Certificates, in that order. As a result of such reductions, less interest will accrue on such class of subordinated certificates than would otherwise be the case. Once a realized loss or charged-off loss amount is allocated to a subordinated certificate, no interest will be distributable with respect to such written down amount.

                                   It is not expected that the subordinated certificates will be entitled to any principal distributions until at least August 2008 or during any period in which delinquencies or losses on the group I loans and charge-offs on the group II HELOCs exceed certain levels. As a result, the weighted average lives of the subordinated certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the subordinated certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency or loss levels occur, it is possible for such certificates to receive no principal distributions even if no losses on the group I loans or charge-offs on group II HELOCs have occurred.

                                   In addition, the multiple class structure of the subordinated certificates in each group causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the group I loans and group II HELOCs. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the group I loans and group II HELOCs, as applicable, experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses or charge-offs, as applicable, due to defaults on the group I loans and group II HELOCs and the timing thereof, to the extent such losses or charge-offs are not covered by related overcollateralization, net monthly excess cashflow, or a class of subordinated certificates with a lower payment priority. Furthermore, the timing of receipt of principal and interest by the subordinated certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.


CREDIT ENHANCEMENT                 The group I loans and group II HELOCs are
MAY BE INADEQUATE TO               expected to generate more interest than is
COVER LOSSES AND/OR TO             needed to pay interest on the group I offered
BUILD                              certificates and group II offered
OVERCOLLATERALIZATION              certificates, respectively, and certain trust
                                   fund expenses because we expect the weighted average interest rate on the group I loans and group II HELOCs to be higher than the weighted average pass-through rate on the Class I-A, Class I-M and Class I-B
                                   Certificates and the group II offered
                                   certificates, respectively. If the group I loans and group II HELOCs generate more interest than is needed to pay interest on the Class I-A, Class I-M and Class I-B
                                   Certificates and the group II offered
                                   certificates, respectively, and trust fund expenses, we will use such "net monthly excess cashflow" from each group to make additional principal payments on those group
                                   I offered certificates and Class I-B-4
                                   Certificates and group II offered
                                   certificates, respectively, which will reduce the total certificate principal balance of those group I certificates and group II certificates, as applicable, below the aggregate principal balance of the group I loans and group II HELOCs, as applicable, thereby creating "overcollateralization." In addition, amounts payable to the trust under the interest rate swap agreement may be used to build overcollateralization for loan group
                                   I. Overcollateralization is intended to
                                   provide limited protection to
                                   certificateholders by absorbing the
                                   certificate's share of losses from liquidated group I loans or charge-offs from liquidated group II HELOCs, as applicable. However, we cannot assure you that enough net monthly excess cashflow will be generated on the mortgage loans and HELOCs, as applicable, or, in the case of the Class I-A, Class I-M and Class I-B Certificates, that amounts payable under the interest rate swap agreement will be sufficient to maintain the required level of overcollateralization. As of the closing date it is expected that the required level of overcollateralization will be met for both groups.

                                   The related net monthly excess cashflow
                                   available on any distribution date will be affected by the actual amount of interest received or recovered in respect of the group I loans or group II HELOCs, as applicable, during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the group I loans or group II HELOCs.

                                   If the protection afforded by related
                                   overcollateralization is insufficient, then you could experience a loss on your investment.

THE INTEREST RATE CAP              The pass-through rates on the offered
MAY REDUCE THE YIELDS              certificates are each subject to an interest
ON THE OFFERED                     rate cap as described in this prospectus
CERTIFICATES                       supplement. If on any distribution date the
                                   pass-through rate for a class of offered certificates is limited to the related interest rate cap and, with respect to the Class I-A, Class I-M and Class I-B
                                   Certificates, the shortfall resulting from such limitation exceeds the amount distributable to such certificate from the interest rate swap agreement, the holders of the applicable certificates will receive a smaller amount of interest than they would have received on that distribution date had the pass-through rate for that class not been calculated based on the interest rate cap. If the pass-through rates on the offered certificates are limited for any distribution date, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on such distribution date or future distribution dates there are related available funds remaining after certain other distributions on the Class I-A, Class I-M and Class I-B
                                   Certificates or the group II offered
                                   certificates, as applicable, and the payment of certain fees and expenses of the trust.

                                   See "Description of the
                                   Certificates--Distributions on the
                                   Certificates" in this prospectus supplement.

THE OFFERED CERTIFICATES MAY       The offered certificates may not always
NOT ALWAYS RECEIVE INTEREST        receive interest at a rate equal to One-Month
BASED ON ONE-MONTH LIBOR PLUS      LIBOR plus the related margin. If the related
THE RELATED MARGIN                 interest rate cap is less than One-Month
                                   LIBOR plus the related margin, the interest rate on the related offered certificates will be reduced to such interest rate cap. Thus, the yield to investors in such class will be sensitive both to fluctuations in the level of One-Month LIBOR and to the adverse effects of the application of the related interest rate cap. The prepayment or default of group
                                   I loans or group II HELOCs, as applicable, with relatively higher net mortgage rates, particularly during a period of increased
                                   One-Month LIBOR rates, may result in the related interest rate cap being lower than otherwise would be the case. If on any distribution date the application of the interest rate cap results in an interest payment lower than One-Month LIBOR plus the related margin on the related offered certificates during the related interest accrual period, the value of such class of certificates may be temporarily or permanently reduced.

                                   To the extent interest on the offered
                                   certificates and Class I-B-4 Certificates is limited to the related interest rate cap, the difference between such interest rate cap and One-Month LIBOR plus the related margin will create a shortfall. Some or all of this shortfall in respect of the Class I-A, Class I-M and Class I-B Certificates will be funded to the extent of payments, if any, received from the swap provider under the interest rate swap agreement. However, if payments under the interest rate swap agreement do not provide sufficient funds to cover such shortfalls, such shortfalls may remain unpaid on the final distribution date, including the group I optional termination date.

                                   In addition, although the Class I-A, Class
                                   I-M and Class I-B Certificates are entitled to payments under the interest rate swap agreement during periods of increased One-Month LIBOR rates, the swap provider will only be obligated to make such payments under certain circumstances.

                                   We refer you to "The Interest Rate Swap
                                   Agreement" in this prospectus supplement for a discussion of the swap provider's obligation to make payments under the interest rate swap agreement.

CERTAIN GROUP I LOANS              Certain group I loans were underwritten
WERE UNDERWRITTEN TO               generally in accordance with underwriting
NONCONFORMING                      standards which are primarily intended to
UNDERWRITING STANDARDS,            provide for single family "non-conforming"
WHICH MAY RESULT IN LOSSES         mortgage loans. A "non-conforming" mortgage
OR SHORTFALLS TO BE INCURRED       loan means a mortgage loan which is
ON THE GROUP I OFFERED             ineligible for purchase by Fannie Mae or
CERTIFICATES                       Freddie Mac due to either credit
                                   characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie
                                   Mac underwriting guidelines for "A" credit mortgagors. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan.
                                   Accordingly, mortgage loans underwritten under such non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the group I offered certificates.


DEFAULTS COULD CAUSE               There could be substantial delays in the
PAYMENT DELAYS                     liquidation of defaulted group I loans and
AND LOSSES                         group II HELOCs and corresponding delays in
                                   receiving your portion of the proceeds of liquidation. These delays could last up to several years. Furthermore, an action to obtain a deficiency judgment is regulated by statutes and rules, and the amount of a deficiency judgment may be limited by law. In the event of a default by a borrower, these restrictions may impede the ability of the related servicer to foreclose on or to sell the mortgaged property or to obtain a deficiency judgment. In addition, liquidation expenses such as legal and appraisal fees, real estate taxes and maintenance and preservation expenses, will reduce the amount of security for the group I loans and group
                                   II HELOCs and, in turn, reduce the proceeds payable to related certificateholders.

                                   In the event that:

                                   o the mortgaged properties fail to provide adequate security for the related group I loans and group II HELOCs, and

                                   o  the protection provided by the
                                      subordination of certain classes and the availability of overcollateralization are insufficient to cover any shortfall,

                                   you could lose all or a portion of the money you paid for your certificates.

YOUR YIELD COULD BE                No one can accurately predict the level of
ADVERSELY AFFECTED BY              prepayments that each group of the trust will
THE UNPREDICTABILITY OF            experience. The trust's prepayment experience
PREPAYMENTS                        may be affected by many factors, including:

                                   o  general economic conditions,

                                   o  the level of prevailing interest rates,

                                   o the availability of alternative financing, and

                                   o  homeowner mobility.

                                   Certain of the group I loans and group II
                                   HELOCs contain due-on-sale provisions, and the related servicer is obligated to enforce those provisions unless doing so is not permitted by applicable law or the related servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the related group I loan or group II HELOC. In addition, approximately 33.04% of the group I loans by aggregate principal balance as of the related cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to five years after origination, which prepayment charges may discourage prepayments during the applicable period.

                                    The weighted average lives of the
                                    certificates will be sensitive to the rate and timing of principal payments, including prepayments, on the group I loans and group II HELOCs, as applicable, which may fluctuate significantly from time to time. You should note that:

                                   o  if you purchase your certificates at a
                                      discount and principal is repaid on the
                                      related group I loans or group II HELOCs, as applicable, slower than you anticipate, then your yield may be lower than you anticipate;

                                   o  if you purchase your certificates at a
                                      premium and principal is repaid on the
                                      related group I loans or group II HELOCs, as applicable, faster than you anticipate, then your yield may be lower than you anticipate;

                                   o  if you purchase a certificate bearing
                                      interest at an adjustable rate, your yield will also be sensitive both to the level of One-Month LIBOR and the interest rate cap;

                                   o  since repurchases of group I loans and
                                      group II HELOCs as a result of breaches of representations and warranties and liquidations of group I loans and group II HELOCs following default have the same effect as prepayments, your yield may be lower than you expect if the rate of such repurchases and liquidations is higher than you expect;

                                   o  the overcollateralization provisions,
                                      whenever overcollateralization is at a
                                      level below the required level, are
                                      intended to result in an accelerated rate of principal distributions to holders of the classes of Class I-A, Class I-M and Class I-B Certificates and group II offered certificates, as applicable, then entitled to distributions of principal. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the group I loans or group II HELOCs, as applicable, will influence the yield on the offered certificates; and

                                   o you bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected.

                                   EMC Mortgage Corporation, in its capacity as seller, may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, EMC Mortgage Corporation, in its capacity as seller may encourage assumptions of group I loans, including defaulted group I loans, under which creditworthy borrowers assume the outstanding indebtedness of the group I loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

                                   We refer you to "The Mortgage Pool" and
                                   "Yield, Prepayment and Maturity
                                   Considerations" in this prospectus supplement and "Material Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in the prospectus for a description of certain provisions of the mortgage loans that may affect the prepayment experience on the mortgage loans.

MORTGAGE LOAN MODIFICATIONS        Modifications of group I loans agreed to by
MAY AFFECT THE INTEREST RATE       the related servicer in order to maximize
CAP                                ultimate proceeds of such group I loans may
                                   extend the period over which principal is received on the related certificates or, if such modifications downwardly adjust interest rates, may lower the related interest rate cap.

A REDUCTION IN CERTIFICATE         The ratings of each class of offered
RATING COULD HAVE AN ADVERSE       certificates will depend primarily on an
EFFECT ON THE VALUE OF YOUR        assessment by the rating agencies of the
CERTIFICATES                       mortgage loans or HELOCs, as applicable, the
                                   amount of related overcollateralization and the subordination afforded by certain classes of related certificates. The ratings by each of the rating agencies of the offered certificates are not recommendations to purchase, hold or sell the offered certificates because such ratings do not address the market prices of the certificates or suitability for a particular investor.

                                   The rating agencies may suspend, reduce or withdraw the ratings on the offered certificates at any time. Any reduction in, or suspension or withdrawal of, the rating assigned to a class of offered certificates would probably reduce the market value of such class of offered certificates and may affect your ability to sell them.

YOUR DISTRIBUTIONS COULD BE        Each seller will treat the transfer of its
ADVERSELY AFFECTED BY THE          respective group I loans and group II HELOCs
BANKRUPTCY OR INSOLVENCY OF        to the depositor as a sale of the group I
CERTAIN PARTIES                    loans and group II HELOCs, respectively.
                                   However, if a seller becomes bankrupt, the trustee in bankruptcy may argue that the related group I loans or group II HELOCs were not sold but were only pledged to secure a loan to such seller. If that argument is made, you could experience delays or reductions in payments on the certificates.
                                   If that argument is successful, the
                                   bankruptcy trustee could elect to sell the group I loans or group II HELOCs and pay down the certificates early. Thus, you could lose the right to future payments of interest, and might suffer reinvestment loss in a lower interest rate environment.

                                   In addition, if the related servicer or
                                   master servicer becomes bankrupt or
                                   insolvent, a bankruptcy trustee or receiver may have the power to prevent the appointment of a successor servicer or master servicer, as applicable. Any related delays in servicing could result in increased delinquencies or losses on the group I loans or group II HELOCs, as applicable.

DEVELOPMENTS IN SPECIFIED          Approximately 22.30% of the group I loans, by
REGIONS COULD HAVE A               aggregate principal balance as of the related
DISPROPORTIONATE EFFECT ON         cut-off date, are secured by mortgaged
THE MORTGAGE LOANS DUE TO          properties that are located in the state of
GEOGRAPHIC CONCENTRATION           California. Approximately 29.33% and 18.18%
OF MORTGAGED PROPERTIES            of the group II HELOCs, by aggregate
                                   principal balance as of the related cut-off date are secured by mortgaged properties that are located in the states of California and Michigan, respectively. Property in certain of those states or in any other region having a significant concentration of properties underlying the group I loans and group II
                                   HELOCs, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition,

                                   o  economic conditions in the specified
                                      regions, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time;

                                   o  declines in the residential real estate
                                      market in the specified regions may reduce the values of properties located in those regions, which would result in an increase in the loan-to-value ratios; and

                                   o  any increase in the market value of
                                      properties located in the specified
                                      regions would reduce the loan-to-value
                                      ratios and could, therefore, make
                                      alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the group I loans and group II HELOCs.

VIOLATION OF CONSUMER              Applicable state laws generally regulate
PROTECTION LAWS MAY RESULT         interest rates and other charges, require
IN LOSSES ON THE GROUP I           certain disclosure, and require licensing of
LOANS, GROUP II HELOCS             the originators. In addition, other state
AND THE OFFERED CERTIFICATES       laws, public policy and general principles of
                                   equity relating to the protection of
                                   consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans and HELOCs.

                                   Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan or HELOC. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan or HELOC does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan or HELOC does not meet the test will result in a violation of the state anti-predatory lending law, in which case EMC Mortgage Corporation, in its capacity as seller, will be required to purchase that mortgage loan or HELOC from the trust fund.

                                   The group I loans and group II HELOCs are also subject to federal laws, including:

                                   o  the Federal Truth-in-Lending Act and
                                      Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

                                   o  the Equal Credit Opportunity Act and
                                      Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

                                   o the Depository Institutions Deregulation and Monetary Control Act of 1980, which preempts certain state usury laws.

                                    Violations of certain provisions of these federal and state laws may limit the ability of the related servicer to collect all or part of the principal of or interest on the group I loans or group II HELOCs, respectively, and in addition could subject the trust to damages and administrative enforcement. In particular, the failure of the originators to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject the trust to monetary penalties, and result in the mortgagors' rescinding the group I loans and group II HELOCs against the trust. In addition to federal law, some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans and HELOCs that have interest rates or origination costs in excess of prescribed levels, and require that mortgagors be given certain disclosures prior to the consummation of the mortgage loans or HELOCs and restrict the ability of the related servicer to foreclose in response to the mortgagor's default. The failure of the originators to comply with these laws could subject the trust to significant monetary penalties, could result in the mortgagors rescinding the group I loans and HELOCs against the trust and/or limit the related servicer's ability to foreclose upon the related mortgaged property in the event of a mortgagor's default.

                                   EMC Mortgage Corporation, in its capacity as seller, will represent that, as of the closing date, each group I loan and group II HELOC is in compliance with applicable federal and state laws and regulations. In the event of a breach of such representation, EMC Mortgage Corporation, in its capacity as seller, will be obligated to cure such breach or repurchase or replace the affected group I loan or group II HELOC in the manner described in this prospectus supplement. If EMC Mortgage Corporation, in its capacity as seller, is unable or otherwise fails to satisfy such obligations, the yield on the offered certificates may be materially and adversely affected.

YOU MAY HAVE DIFFICULTY            The underwriter intends to make a secondary
SELLING YOUR CERTIFICATES          market in the offered certificates, but the
                                   underwriter has no obligation to do so. We cannot assure you that a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate, and such fluctuations may be significant and could result in significant losses to you.

                                   The secondary markets for asset-backed
                                   securities have experienced periods of
                                   illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of certificates that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

THE RETURN ON YOUR                 The Servicemembers Civil Relief Act, or the
CERTIFICATES COULD BE              Relief Act, and similar state laws provide
REDUCED BY SHORTFALLS              relief to mortgagors who enter active
DUE TO THE APPLICATION             military service and to mortgagors in reserve
OF THE SERVICEMEMBERS CIVIL        status who are called to active military
RELIEF ACT AND SIMILAR             service after the origination of their
STATE LAWS                         mortgage loans or HELOCs. The ongoing
                                   military operations of the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan or HELOC for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because neither the related servicer nor the master servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto.
                                   This shortfall will not be paid by the
                                   mortgagor on future due dates and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state laws.

THE INTEREST RATE SWAP             Net swap payments payable to the swap
AGREEMENT AND THE SWAP             administrator by the swap provider under the
PROVIDER                           interest rate swap agreement will be
                                   available as described in this prospectus supplement to pay certain interest shortfalls and basis risk shortfalls and to build or maintain overcollateralization with respect to the Class I-A, Class I-M and Class I-B
                                   Certificates. However, no net amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a distribution date exceeds the fixed amount owed to the swap provider on such distribution date. This will not occur except in periods when One-Month LIBOR (as determined pursuant to the interest rate swap agreement) generally exceeds 4.225% per annum. No assurance can be made that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to maintain required group I overcollateralization or to cover certain interest shortfalls or basis risk shortfalls with respect to the Class I-A, Class I-M and Class I-B Certificates. Any net swap payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to the holders of the Class I-A, Class I-M and Class I-B Certificates, and may reduce the pass-through rates of the Class I-A, Class
                                   I-M and Class I-B Certificates. If the rate of prepayments on the group I loans is substantially faster than anticipated, the schedule on which payments due under the interest rate swap agreement are calculated may exceed the total principal balance of such group I loans, thereby increasing the relative proportion of interest collections on those group I loans that must be applied to make net swap payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Class I-A, Class I-M and Class I-B
                                   Certificates. In addition, any swap
                                   termination payment payable to the swap
                                   provider in the event of early termination of the interest rate swap agreement (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider, as described in this prospectus supplement) will reduce amounts available for distribution to the holders of the Class I-A, Class I-M and Class I-B Certificates.

                                   Upon early termination of the interest rate swap agreement, the swap administrator or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the swap administrator is required under the swap administration agreement to make a swap termination payment to the swap provider, the trust will be required to make a payment to the swap administrator in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to the Class I-A, Class I-M and Class I-B certificateholders (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this prospectus supplement, which swap termination payments will be subordinated to distributions to the Class I-A, Class I-M and Class I-B certificateholders). This feature may result in losses on the Class I-A, Class I-M and Class I-B Certificates. Due to the priority of the applications of the related available funds, the Class I-B Certificates and Class I-M Certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the trust before such effects are borne by the Class I-A Certificates, and one or more classes of Class I-B Certificates and Class I-M Certificates may suffer a loss as a result of such payment.

                                   Net swap payments payable to the swap
                                   administrator by the swap provider under the interest rate swap agreement will be used to cover certain interest shortfalls and basis risk shortfalls and to build or maintain overcollateralization with respect to the Class I-A, Class I-M and Class I-B Certificates as described in this prospectus supplement. However, if the swap provider defaults on its obligations under the interest rate swap agreement, then there may be insufficient funds to cover such amounts, and the amount of related net monthly excess cashflow may be reduced. To the extent that distributions on the group I offered certificates depend in part on payments to be received by the trust under the interest rate swap agreement, the ability of the securities administrator to make such distributions on such certificates will be subject to the credit risk of the swap provider to the interest rate swap agreement.


ADDITIONAL RISKS ARE               All of the group I loans are junior lien
POSED BY JUNIOR LIEN               mortgage loans. Mortgage loans secured by
MORTGAGE LOANS                     junior liens are entitled to net proceeds
                                   that remain from the sale of the related mortgaged property after any related senior lien has been satisfied. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the junior lien. The claims of the holders of the senior lien will be satisfied in full out of proceeds of the liquidation of the mortgage loan before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the related servicer were to foreclose on any junior lien mortgage loan, it would do so subject to the rights of the holder of the related senior lien. In order for the debt related to the mortgage loan to be paid in full upon a foreclosure sale, a bidder at the foreclosure sale of the related mortgaged property would have to bid an amount sufficient to pay off all sums due under the junior lien mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. Liquidation expenses with respect to defaulted junior lien mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. A decline in the value of the mortgaged property securing a mortgage loan with a junior lien may increase the likelihood that, in the event of a default by the related mortgagor, liquidation or other proceeds will be insufficient to satisfy the junior lien mortgage loan after satisfaction of any senior liens and the payment of any liquidation expenses. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy the senior lien and the junior lien mortgage loan in the aggregate, the trust fund, as the holder of the junior lien mortgage loan, will bear:

                                   o  the risk of delay in payments while a
                                      deficiency judgment against the mortgagor is obtained;

                                   o  the risk of loss if the deficiency
                                      judgment is not realized upon; and

                                   o the risk that deficiency judgments may not be available the applicable jurisdiction.

                                   Following any default on a junior lien
                                   mortgage loan, unless foreclosure proceeds are expected to at least satisfy the related senior lien in full and to pay foreclosure costs and liquidation expenses, it is likely that such junior lien mortgage loan will be written off as bad debt with no foreclosure proceeding.

                                   Other factors may affect the prepayment rate of a junior lien mortgage loan, such as the amounts of, and interest on, the related senior lien mortgage loan and the use of a senior lien mortgage loan as long-term financing for home purchases and a junior lien mortgage loan as shorter-term financing for a variety of purposes, such as home improvement, educational expenses and purchases of consumer durables such as automobiles. Accordingly, junior lien mortgage loans may experience a higher rate of prepayments than traditional senior lien mortgage loans. In addition, any future limitations on the rights of mortgagors to deduct interest payments on junior lien mortgage loans for federal income tax purposes may further increase the rate of prepayments on junior lien mortgage loans.

SOME OF THE GROUP I                Approximately 73.95% and 7.15% of the group I
LOANS AND GROUP II                 loans and group II HELOCs, respectively, by
HELOCS PROVIDE FOR                 aggregate stated principal balance as of the
BALLOON PAYMENTS AT                related cut-off date are balloon loans. These
MATURITY                           group I loans and group II HELOCs will
                                   require a substantial payment of principal, or a balloon payment, at their stated maturity in addition to their scheduled monthly payment. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon the mortgagor's ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related mortgaged property, the financial condition of the mortgagor, tax laws and prevailing general economic conditions.

JUNIOR LIEN POSITIONS              Approximately 96.28% of the aggregate
MAY CAUSE A PAYMENT                principal balance of the group II HELOCs as
DELAY OR A LOSS ON                 of the related cut-off date are secured by
THE GROUP II OFFERED               second mortgages or deeds of trust. The
CERTIFICATES                       proceeds from any liquidation, insurance or
                                   condemnation proceedings will be available to satisfy the outstanding balance of the HELOCs in a junior lien position only to the extent that the claims of any senior mortgages have been satisfied in full. If it is uneconomical to foreclose on a mortgaged property, the related servicer may write off the entire outstanding balance of the related HELOC as a bad debt. These risks are greater if a HELOC has a high combined loan-to-value ratio or low junior lien ratio because it is more likely that the related servicer would determine foreclosure to be uneconomical. If the proceeds remaining from a sale of a mortgaged property are insufficient to satisfy the related HELOCs in group II and the other forms of credit enhancement are insufficient to cover the loss, then (i) there will be a delay in payments to holders of the group II offered certificates while a deficiency judgment against the borrower is sought and (ii) the group II certificateholders may incur a loss if a deficiency judgment cannot be obtained or is not realized upon.

PAYMENTS ON THE HELOCS             Credit enhancement will be provided for the
ARE THE SOLE SOURCE OF             group II offered certificates in the form of
PAYMENTS ON THE GROUP II            excess interest collections allocable to the
OFFERED CERTIFICATES               investors, as required and as described in
                                   this prospectus supplement and any group II overcollateralization that may be created.
                                   None of the seller, the depositor, the
                                   underwriter, the trustee, the securities administrator, the master servicer, the related servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain any rating of the group II offered certificates. To the extent that the investor's portion of any charge-offs incurred on any of the group II
                                   HELOCs are not covered by the foregoing, the holders of the group II offered certificates will bear all risk of such losses resulting from default by mortgagors.

THE RATE OF PREPAYMENTS            The yield to maturity of the group II offered
ON THE HELOCS WILL BE              certificates will depend on a variety of
AFFECTED BY VARIOUS FACTORS        factors, including:

                                   o the rate and timing of principal payments on the group II HELOCs (including payments in excess of required installments, prepayments in full, liquidations and repurchases due to breaches of representations or warranties);

                                   o  the majority holder of the Class II-E
                                      Certificate's option to exercise its
                                      optional termination rights;

                                   o  the rate and timing of new draws on the
                                      group II HELOCs;

                                   o  the availability of excess interest to
                                      cover any basis risk shortfall on the
                                      group II offered certificates; and

                                   o  the purchase price.

                                   Neither the related servicer nor the master servicer will advance delinquent payments of principal or interest on the group I loans or group II HELOCs.

THE RATE OF PREPAYMENT             Since mortgagors can generally prepay their
ON THE GROUP II HELOCS             group II HELOCs at any time, the rate and
WILL BE AFFECTED BY VARIOUS        timing of principal payments on the group II
FACTORS                            offered certificates will be highly
                                   uncertain. The interest rates on the group II
                                   HELOCs are subject to adjustment based on changes in the prime rate, and are subject to certain limitations. Any increase in the interest rate on a group II HELOC may encourage a mortgagor to prepay the loan. The deductibility of interest payments for federal tax purposes, however, may act as a disincentive to prepayment, despite an increase in the interest rate. In addition, due to the revolving feature of the loans, the rate of principal payments may be unrelated to changes in market rates of interest. Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their group II
                                   HELOCs, may increase the rate of prepayments on the group II HELOCs.

THE DEPOSITOR HAS LIMITED          All of the group II HELOCs may be prepaid in
INFORMATION REGARDING              whole or in part at any time. Neither the
PREPAYMENT HISTORY OF THE          seller nor the depositor is aware of any
GROUP II HELOCS                    publicly available studies or statistics on
                                   the rate of prepayment of home equity lines of credit. HELOCs usually are not viewed by borrowers as permanent financing and may experience a higher rate of prepayment than traditional home equity lines of credit. The trust's prepayment experience may be affected by a wide variety of factors, including:

                                      o  general economic conditions,

                                      o  interest rates,

                                      o  the availability of alternative
                                         financing,

                                      o  homeowner mobility, and

                                      o  changes affecting the ability to deduct
                                         interest payments on home equity lines
                                         of credit for federal income tax
                                         purposes.

CASH FLOW IS LIMITED IN            Each group II HELOC has a draw period that
EARLY YEARS OF HELOCS              lasts up to fifteen years, and a repayment
                                   term following the draw period of twenty years. No principal or a minimal amount of principal is due during the draw period although a borrower may voluntarily make a principal payment. Following the draw period, monthly principal payments during the repayment period are required in amounts that will amortize the amount outstanding at the commencement of the repayment period over the remaining term of the group II HELOC.
                                   Collections on the group II HELOCs may also vary due to seasonal purchasing and payment habits of borrowers. As a result there may be limited collections available to make payments to holders of the group II offered certificates and investors in those certificates may receive payments of principal more slowly than anticipated.

THERE IS AN INCREASED             The group II HELOCs require no principal
RISK OF LOSS TO GROUP II          payments or minimal principal payments during
CERTIFICATEHOLDERS AS             the first five, ten or fifteen years
MONTHLY PAYMENTS INCREASE         following origination. The group II HELOCs
AT THE END OF THE DRAW            require repayment of the principal amount
PERIOD                            outstanding at the commencement of the
                                  repayment period over the remaining term in equal monthly installments. The group II
                                  HELOCs pose a special payment risk because the borrower must start making substantially higher monthly payments at the start of the repayment period. If the borrower is unable to make such increased payments, the borrower may default. Investors in the group II offered certificates may suffer a loss if the collateral for such loan, and the other forms of credit enhancement, are insufficient or unavailable to cover the loss.

THE INCURRENCE OF DEBT            With respect to group II HELOCs that were
BY BORROWERS COULD INCREASE       used for debt consolidation, there can be no
THE RISK TO INVESTORS IN          assurance that the borrower will not incur
THE GROUP II OFFERED              further debt. This reloading of debt could
CERTIFICATES                      impair the ability of borrowers to service
                                  their debts, which in turn could result in higher rates of delinquency and loss on the group II HELOCs.

                                THE MORTGAGE POOL

GENERAL

         We have provided below and in Schedule A to this prospectus supplement information with respect to the conventional mortgage loans (the "Group I Loans") and home equity lines of credit (the "Group II HELOCs") that we expect to include in loan group I and loan group II, respectively, of the trust fund. Prior to the closing date of July 29, 2005, we may remove Group I Loans and/or Group II HELOCs from the pool and we may substitute other mortgage loans and HELOCs for the Group I Loans and Group II HELOCs, respectively, we remove. The Depositor believes that the information set forth in this prospectus supplement with respect to the pool as presently constituted is representative of the characteristics of the pool as it will be constituted at the closing date, although certain characteristics of the Group I Loans and Group II HELOCs in the pool may vary. Unless we have otherwise indicated, the information we present below and in Schedule A is expressed as of the related cut-off date.

         Group I Loans

         Each Group I Loan in the trust fund will bear interest at a fixed rate, is a conventional, closed-end sub-prime mortgage loan and will be secured by a junior lien on the related mortgaged property. All of the Group I Loans we will include in the trust fund will be fully amortizing or have a balloon payment.

         Approximately 5.32% of the Group I Loans will receive interest only for the initial period set forth in the related mortgage note, ranging from five to ten years.

         Approximately 0.45% of the Group I Loans provide for simple interest.

         Scheduled monthly payments made by the mortgagors on the Group I Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. The mortgage notes generally provide for a grace period for monthly payments. Any Group I Loan may be prepaid in full or in part at any time. However, approximately 33.04% of the Group I Loans by aggregate principal balance as of the related cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to five years after origination, which prepayment charges may discourage prepayments during the applicable period. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the Group I Loans. As of July 1, 2003, the Alternative Mortgage Parity Act of 1982 (the "Parity Act"), which regulates the ability of originators to impose prepayment charges, was amended, and as a result, the originators will be required to comply with state and local laws in originating Group I Loans with prepayment charge provisions with respect to loans originated on or after July 1, 2003. The Depositor makes no representations as to the effect that the prepayment charges and the recent amendment of the Parity Act may have on the prepayment performance of the Group I Loans. The recent amendment of the Parity Act does not retroactively affect loans originated before July 1, 2003. See "Material Legal Aspects of the Loans-Enforceability of Prepayment and Late Payment Fees" in the prospectus.

         The cut-off date pool principal balance is approximately $565,680,964, which is equal to the aggregate Stated Principal Balance of the Group I Loans as of the related cut-off date. The Group I Loans to be transferred by the Depositor to the trust fund on the closing date will consist of 12,744 Group I Loans. As of the related cut-off date, no scheduled monthly payment on any Group I Loan is more than 30 days past due.

         Combined Loan-to-Value Ratio. With respect to any Group I Loan, the combined loan-to-value ratio is equal to the principal balance of the Group I Loan plus the principal balance of any related senior Group I Loan at the date of origination, divided by the collateral value of the related mortgaged property.

         The "collateral value" of a mortgaged property is the lesser of

         o the appraised value based on an appraisal made by an independent fee appraiser at the time of the origination of the related Group I Loan, and

         o the sales price of that mortgaged property at the time of origination.

         With respect to a Group I Loan the proceeds of which were used to refinance an existing Group I Loan, the collateral value is the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing. No assurance can be given that the values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related Group I Loans.

         Credit scores. Many lenders obtain credit scores in connection with mortgage loan applications to help them assess a borrower's creditworthiness. They obtain credit scores from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, level of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 500 to approximately 817, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, that is, a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally or the specific characteristics of the related mortgage loan including, for example, the loan-to-value ratio, the collateral for the mortgage loan, or the debt to income ratio. We cannot assure you that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related Group I Loans.

MORTGAGE LOAN STATISTICAL DATA

         Schedule A to this prospectus supplement sets forth in tabular format certain information, as of the related cut-off date, about the Group I Loans. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal balance of all of the Group I Loans. The sum of the respective columns may not equal the total indicated due to rounding.

ASSIGNMENT OF THE GROUP I LOANS; REPURCHASE

         At the time of issuance of the Certificates, the Depositor will cause the Group I Loans, together with all principal and interest due with respect to such Group I Loans after the related cut-off date to be sold to the trust. The Group I Loans will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement (referred to in this prospectus supplement as the Pooling and Servicing Agreement). Such schedule will include information as to the principal balance of each Group I Loan as of the related cut-off date, as well as information including, among other things, the mortgage rate, the borrower's monthly payment and the maturity date of each mortgage note.

         In addition, the Depositor will deposit with LaSalle Bank National Association, as custodian and agent for the Trustee, for the benefit of the Certificateholders, the following documents with respect to each Group I Loan:

                  (a) the original mortgage note, endorsed without recourse in the following form: "Pay to the order of Citibank, N.A., as Trustee for Certificateholders of Bear Stearns Asset Backed Securities I LLC, Mortgage Pass-Through Certificates, Series 2005-5," or endorsed in blank, with all intervening endorsements that show a complete chain of endorsement from the originator to the related seller or, if the original mortgage note is unavailable to the Depositor, a photocopy thereof, if available, together with a lost note affidavit;

                  (b) the original recorded mortgage or a photocopy thereof;

                  (c) a duly executed assignment of the mortgage to "Citibank, N.A., as Trustee for Certificateholders of Bear Stearns Asset Backed Securities I LLC, Mortgage Pass-Through Certificates, Series 2005-5"; in recordable form or, for each Group I Loan subject to the Mortgage Electronic Registration Systems, Inc. (the "MERS(R) System"), evidence that the mortgage is held for the Trustee as described in the Pooling and Servicing Agreement;

                  (d) all interim recorded assignments of such mortgage, if any and if available to the Depositor; and

                  (e) the original or duplicate original lender's title policy or, in the event such original title policy has not been received from the title insurer, such original or duplicate original lender's title policy shall be delivered within one year of the closing date or, in the event such original lender's title policy is unavailable, a photocopy of such title policy or, in lieu thereof, a current lien search on the related property.

         With respect to each Group I Loan subject to the MERS(R) System, in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. ("MERS"), the assignment of the mortgage related to each such Group I Loan shall be registered electronically through the MERS(R) System and MERS shall serve as mortgagee of record solely as nominee in an administrative capacity on behalf of the Trustee and shall not have any interest in such Group I Loans.

         Assignments of the Group I Loans provided to the custodian on behalf of the Trustee will be recorded in the appropriate public office for real property records, except (i) in states for which an opinion of counsel is delivered to the Trustee, to the effect that such recording is not required to protect the Trustee's interests in the Group I Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the related seller, or (ii) with respect to any Group I Loan electronically registered through the MERS(R) System. EMC, in its capacity as seller, shall be responsible for the recordation of such assignments and the costs incurred in connection therewith.

         The custodian on behalf of the Trustee will perform a limited review of the mortgage loan documents on or prior to the closing date or in the case of any document permitted to be delivered after the closing date, promptly after the custodian's receipt of such documents and will hold such documents in trust for the benefit of the Certificateholders.

         In addition, EMC, in its capacity as seller, will make representations and warranties in the mortgage loan purchase agreement as of the related cut-off date in respect of the Group I Loans. The


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Depositor will file the mortgage loan purchase agreement as an exhibit to the
Pooling and Servicing Agreement containing such representations and warranties with the Securities and Exchange Commission in a report on Form 8-K within 15 days of the closing date, except if the 15th day falls on a Saturday, a Sunday or a Holiday, such report can be filed on the following business day.

         After the closing date, if any document is found to be missing or defective in any material respect, or if a representation or warranty with respect to any Group I Loan is breached and such breach materially and adversely affects the interests of the holders of the Certificates in such Group I Loan, the Trustee or the custodian, as agent for the Trustee, is required to notify EMC, in its capacity as seller, in writing. If EMC, in its capacity as seller, cannot or does not cure such omission, defect or breach within 60 days of its receipt of notice from the Trustee or the custodian, EMC, in its capacity as seller, is required to repurchase the related Group I Loan from the trust fund at a price equal to 100% of the Stated Principal Balance thereof as of the date of repurchase plus accrued and unpaid interest thereon at the Mortgage Rate to the first day of the month following the month of repurchase, plus any costs and damages incurred by the trust in connection with any violation of such Group I Loan of any anti-predatory lending laws, and reduced by any portion of the servicing fee payable to the purchaser of the Group I Loan. Rather than repurchase the Group I Loan as provided above, EMC, in its capacity as seller, may remove such Group I Loan from the trust fund and substitute in its place another Group I Loan of like characteristics; however, such substitution is only permitted within two years after the closing date.

         With respect to any repurchase or substitution of a Group I Loan that is not in default or as to which a default is not imminent, the Trustee must have received a satisfactory opinion of counsel that such repurchase or substitution will not cause the trust fund to lose the status of its REMIC elections or otherwise subject the trust to a prohibited transaction tax. The obligation to cure, repurchase or substitute as described above constitutes the sole remedy available to the Certificateholders, the Trustee or the Depositor for omission of, or a material defect in, a Group I Loan document or for a breach of representation or warranty by the EMC, in its capacity as seller, with respect to a Group I Loan.

MORTGAGE LOAN ORIGINATORS

         The principal originators of the Group I Loans are: SouthStar Funding, LLC ("SouthStar"), with respect to approximately 15.67% of the Group I Loans; and Finance America, LLC ("Finance America"), with respect to approximately 13.11% of the Group I Loans. Bear Stearns Residential Mortgage Corporation, an affiliate of the Sellers, the Depositor, the Swap Provider and the underwriter, originated approximately 0.90% of the Group I Loans in the aggregate by aggregate principal balance as of the related cut-off date; subsequently, these Group I Loans were transferred to EMC. The remainder of the Group I Loans were originated by various originators, none of which have originated more than 10% of the Group I Loans.

         SouthStar Funding, LLC and Opteum Financial Services, LLC

         Approximately 15.67% of the Group I Loans by aggregate Stated Principal Balance as of the related cut-off date were originated or acquired by SouthStar. The information set forth in the following paragraphs regarding the guidelines pursuant to which the Group I Loans were generally underwritten by SouthStar was based on information provided by SouthStar. None of the Depositor, the Trustee, the Master Servicer, the related Servicers, the Securities Administrator, the Seller, the underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

         Opteum Financial Services, LLC ("Opteum") owns approximately 51% of SouthStar. Opteum is a retail originator and SouthStar generally is a wholesale originator. Opteum was founded in 1998 as a privately held Delaware limited liability company. Opteum is headquartered in Paramus, New Jersey, and

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has retail, wholesale and conduit divisions. Opteum originates mortgage loans nationwide and has offices throughout the United States. Opteum is a full service lender who originates and acquires a wide variety of mortgage loan types, including conventional, FHA, jumbo, alt-A, interest only and subprime mortgage loans.

         SouthStar's and Opteum's executive offices are at 400 Northridge Road, Suite 1120, Atlanta, GA 30350.

         SouthStar's Underwriting Guidelines are applied to evaluate an applicant's credit standing, financial condition, and repayment ability, as well as the value and adequacy of the mortgaged property as collateral for any loan made by SouthStar. As part of the loan application process, the applicant is required to provide information concerning his or her assets, liabilities, income and expenses, along with an authorization permitting SouthStar to obtain any necessary third party verifications, including a credit report summarizing the applicant's credit history.

         In evaluating the applicant's ability and willingness to repay the proposed loan, SouthStar reviews the applicant's credit history and outstanding debts, as reported on the credit report. If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, SouthStar may request a written or oral verification of the balance and payment history of such debt from the servicer of such debt.

         SouthStar verifies the applicant's liquid assets to ensure that the client has adequate liquid assets to apply toward any required down payment, closing costs, prepaid interest and at least two months' worth of cash reserves.

         SouthStar also evaluates the applicant's income to determine its stability, probability of continuation, and adequacy to service the proposed SouthStar debt payment. SouthStar's guidelines for verifying an applicant's income and employment are generally as follows. For salaried applicants, SouthStar typically requires a written verification of employment from the applicant's employer, or a copy of the applicant's two most recent IRS form 1040 or W-2, a current pay stub with year-to-date earnings, and a verbal verification of employment. For non-salaried applicants, including self-employed applicants, SouthStar requires copies of the applicant's two most recent federal tax returns, along with all supporting schedules. A self-employed applicant is generally required to submit a signed year-to-date profit and loss statement.

         In determining adequacy of the property as collateral for the loan, a Fannie Mae/Freddie Mac URAR appraisal of the property is performed by an independent appraiser approved by SouthStar. The appraiser is required to inspect the property and verify that it is in good condition and that any construction or renovation, if new, has been completed. The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements, and the condition of the property.

         Once sufficient employment, credit and property information is obtained, the decision as to whether to approve the loan is based on the applicant's income and credit history, the status of time to the mortgaged property and the appraised value of the property. SouthStar also reviews the level of an applicant's liquid assets as an indication of creditworthiness. The approval process generally requires that the applicant have good credit history and a total debt-to-income ("DTI") that generally does not exceed 38%; however, this limit may be raised if the borrower demonstrates satisfactory disposable income and/or other mitigating factors are present. The DTI ratio is calculated as the ratio of the borrower's total monthly debt obligations, divided by the borrower's total verified monthly income. In general, it is SouthStar's belief that the DTI ratio is only one of several factors, such as loan-to-value ("LTV"), credit history and reserves, that should be considered in making a determination of an applicant's ability to repay the proposed loan.

         As part of the underwriting process, SouthStar typically reviews an applicant's credit score. Credit scores are obtained by mortgage lenders in connection with mortgage loan applications to help assess a borrower's credit-worthiness. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. The credit score is designed to assess a borrower's credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 500 to approximately 817, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assesses only the borrower's past credit history. Therefore, a credit score does not take into consideration the differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, for example, the LTV ratio, the collateral for the mortgage loan, or the DTI ratio. SouthStar generally requires a minimum credit score of 650. It is not SouthStar's practice to accept or reject an application based solely on the basis of the applicant's credit score.

         SouthStar's Underwriting Guidelines generally allow an LTV at origination of up to 95% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $400,000, up to 90% for mortgage loans with original principal balances of up to $500,000, up to 85% for mortgage loans with original principal balances up to $700,000, up to 80% for mortgage loans with original principal balances up to $800,000, up to 75% for mortgage loans with original principal balances up to $1,250,000, and up to 70% for mortgage loans with original principal balances up to $1,750,000. For cash-out refinance mortgage loans with original principal balances of up to $800,000, SouthStar generally allows LTV ratios at origination of up to 80%, up to 75% for mortgage loans with original principal balances up to $1,250,000, and up to 70% for mortgage loans with principal balances up to $1,750,000. In addition, SouthStar will allow secondary financing with a Combined Loan-to-Value Ratio of up to 100% for mortgage loans secured by primary residences and up to 95% for mortgage loans secured by second/vacation homes. SouthStar's practice is to continuously review LTV limits and to adjust such limits where economic conditions dictate that such adjustment are appropriate. Any negative comments concerning the quality, condition and current market conditions as noted in the appraisal report may result in a reduction of the maximum LTV permitted for the loan.

         SouthStar requires that each mortgage loan with an LTV ratio at origination in excess of 80% be insured by a primary mortgage insurance policy covering at least 30% of the principal balance of the mortgage loan at origination if the LTV is between 95.00% and 90.01%, at least 25% of the balance if the LTV ratio is between 90.00% and 85.01%, and at least 12% if the LTV ratio is between 85.00% and 80.01%.

         Finance America, LLC

         Finance America, LLC, is a Delaware limited liability company ("Finance America"). The principal executive office of Finance America is located at 16802 Aston Street, Irvine, California 92606, and its telephone number is 949-440-1000.

         General

         The information set forth in the following paragraphs has been provided by Finance America and none of the Depositor, the Master Servicer, the Securities Administrator, the underwriter, the Servicers, the Trustee, or any other person makes any representation as to the accuracy or completeness of such information.

         Finance America is a Delaware limited liability company and is a wholly owned subsidiary of Finance America Holdings, LLC, also a Delaware limited liability company. Finance America Holdings, LLC, is owned by two affiliates of Lehman Brothers Inc. Finance America commenced operations on January 1, 2000, and is headquartered in Irvine, California. Finance America originates first and second lien, nonconforming residential mortgage loans.

         Finance America originates and acquires loans nationwide through two channels: 1) the Wholesale Division, through which a nationwide network of remote Account Executives operating out of eight Regional Branches (located in Irvine, CA (2); Portland, OR; Denver, CO; Dallas, TX; Chicago, IL; Pittsburgh, PA and Sunrise, FL ) service Mortgage Brokers located in their territories, and
2) Broker Direct, servicing mortgage brokers in less densely populated areas through centralized Broker Direct centers located in Irvine, Chicago and Sunrise.

         Finance America's Wholesale Division has funded approximately $4.7 billion in loans during the six months ended June 30, 2005 and the Broker Direct Division originated approximately $455 million in loans during the six months ended June 30, 2005. As of June 30, 2005, the Finance America employed approximately 1,207 associates.

         Finance America is a HUD-approved mortgagee and an approved seller/servicer by Freddie Mac.

         Finance America Underwriting Guidelines

         Finance America has developed a unique risk assessment model that is used to risk-score all loans originated and acquired. Finance America's risk-scoring process begins with the risk matrix and utilizes three key risk factors that drive performance to develop a base risk score. The three key loan factors are mortgage pay history, the borrower's Credit Bureau Score (defined below) and loan-to-value. Once the base score is determined, additional risk factors are identified and a total final Finance America risk score (the "Finance America's Risk Score") is calculated summing the base score and any add-ons. Additional risk factors include alternative documentation, stated income, property types other than single family residence, non-owner occupancy, CLTV greater than 95%, debt-to-income percentages greater than 45% and greater than 50%, cash out, no previous mortgage history and various bankruptcy history. The risk add-on values correspond to the amount of additional risk each factor represents. They range from 0.25 to 3.25. The final score is then used to determine the loan's price (interest rate charged to the borrower), the maximum loan amount and any related underwriting requirements. Final Finance America Risk Scores range from 0.75 up to 5.0, with the lowest score representing the lowest risk and 5.0 representing the maximum amount of risk acceptable to Finance America.. No score is permitted to exceed 5.0. Statistically, all loans with the same Finance America Risk Score should perform the same. In other words, a loan with a 4.5 score will generally have the same risk of delinquency as all other loans with a risk score of 4.5, regardless of the differing characteristics that determine how the score was calculated.

         The risk-scoring matrix assists in identifying and pricing the inherent risk underlying each loan and is based on extensive analysis of historical performance data on sub-prime loans originated by various sub-prime lenders over several years. This analysis yielded the key predictors of potential loan default. It is a risk assessment methodology similar to those used by the rating agencies. The risk scoring matrix has become a key business driver for Finance America, used in conjunction with its underwriting guidelines, that defines the risk and appropriately grades and prices each loan in accordance with its risk level. The result is a reduction in the uncertainty and inconsistency of final credit decisions commonly present in the origination of sub-prime loans.

         Additionally, Finance America's Risk Scoring program does not allow any upgrades for compensating factors or exceptions to the risk scoring or credit guidelines. Because the program is model-driven, results and performance are tracked, evaluated and used to validate and re-validate the risk matrix. Allowing exceptions to the guidelines or scoring would dilute the risk assessment and could blur performance results. In limited circumstances, minor documentation exceptions are permitted. Increases to the maximum loan amount limit for each Finance America Risk Score are also permitted.

         Because the credit risk decision is determined solely by the Finance America's Risk Scoring matrix, Finance America uses its underwriters primarily to evaluate the documentation required to substantiate the loan decision, to ensure all underwriting guidelines are followed, to ensure the loan file documentation complies with Federal and State regulations and to evaluate the strength of the appraisal. While loan pricing and grading are model-driven, no two applications are the same. All loan applications are individually underwritten with professional judgment. The applicant's past and present payment history, employment and income, assets, liabilities and property value are all factors considered during the underwriting review process. All loans are reviewed for accuracy, credit discrepancies, income contradictions and misrepresentations during the underwriting process. The loan application package must be documented as required for the loan program and must contain sufficient information to render the final lending decision.

         In addition to the Finance America's Risk Score, Finance America also employs the traditional use of credit grades typically used in the origination of subprime loans. Their use, however, is limited to the definition of the borrower's mortgage (or rental) payment history (the "MPH") for the previous 12-month period preceding the application. Finance America's "A" is a MPH of 0x30 or 1x30. An "A-" represents a MPH where the borrower may have had unlimited rolling 30's. A "B" is 1x60. A "C" is 1x90 and the loan-to-value is limited to 85%. A "D" is 1x120, where the loan-to-value to limited to 75% and cannot be a foreclosure in process. "D's" are also not allowed to provide the borrower with any cash at the loan funding.

         The mortgage loans generally bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, and may experience rates of delinquency and foreclosure that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. Unless prohibited by state law or waived by Finance America upon the payment by the related mortgagor of buyout fees or acceptance of a higher Mortgage Rate, a majority of the mortgage loans provide for the payment by the mortgagor of a prepayment charge on certain full or partial prepayments made within one to three years from the date of origination of the related mortgage loan as described under "Description of the Mortgage Pools -- General" above.

         A majority of the mortgage loans originated by Finance America are based on loan application packages submitted through mortgage brokerage companies. These brokers must meet minimum standards set by Finance America based on an analysis of the following information submitted with an application for approval: applicable state lending license (in good standing) which is independently verified by the Finance America's broker approval staff, federal tax identification number and a signed broker agreement. Additionally, both the broker principal and the organization are investigated through a review of the MARI database and LexisNexis. Once approved, mortgage brokerage companies are eligible to fund loan application packages in compliance with the terms of the signed broker agreement. Approved brokers' submission and funding activity are closely monitored for potential fraud, licenses are monitored for validity and expiration, and all brokers are entered and monitored through an industry-accepted, nationally recognized database for potential integrity issues, misrepresentations or identified business risks.

         All loans are processed and underwritten at the branch level by dedicated, experienced, full-time staff that undergoes approximately 40 hours of specialized training that includes compliance, fraud detection, appraisal valuation, underwriting, title and collateral processing. Finance America utilizes a "modular" concept approach to training. Each underwriter is granted a level of authority commensurate with his or her proven judgment, successfully completed training modules and credit skills.

         Finance America offers three loan origination programs that make up the population of the mortgage loans. The programs are called Mach 1, Mach 2 and Mach 3. All three programs utilize the risk-scoring matrix to generate Finance America Risk Scores on all mortgage loans. The loan programs also make use of credit bureau scores (the "Credit Bureau Score"). The Credit Bureau Score is available from the three national credit repositories and are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300's to the 900's. Although the Credit Bureau Scores are based solely on the information at the particular credit repository, such Credit Bureau Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. Finance America generally uses the middle of three, or the lower of two score for the primary income borrower. The Credit Bureau Score is the credit score component that is used in the Finance America's Risk Scoring matrix to develop the Risk Score.

         Mach 1 is a traditional sub-prime lending program with minimum Credit Bureau Scores of 500+ and an upper loan-to-value of 90%. The Mach 1 program allows for both owner-occupied and non-owner occupied borrowers, mortgage pay histories from 0x30 up to 1x120, 1-4 family properties, and documentation which includes full, alternative and stated income. The typical average Credit Bureau Score for the Mach 1 program is generally around 600. Mach 1 loan amounts range from $40,000 up to $750,000.

         The Mach 1 program also provides for loan amounts from $750,001 to $1million ("Mach 1 Jumbo Loans"). Mach 1 Jumbo Loans generally require higher Credit Bureau Scores, typically a minimum 600 Credit Bureau Score for full documentation and 620 for less than full documentation loans. They also require lower loan-to-values and combined loan-to-values, typically maximum 80%/90% LTV/CLTV for full documentation loans and 70%/90% LTV/CLTV for less than full documentation loans. Purchase money transactions under this program requires six months' verified assets for reserves and a minimum down payment of 10% of sales price.

         The Mach 2 program is generally for a better credit quality borrower, with credit characteristics that are typically better than for a Mach 1 borrower. Mach 2 loans require a minimum Credit Bureau Score of 580 and allow for loan-to-values and combined loan-to-values up to 95%. With superior credit, a Mach 2 borrower may qualify for an 80/20 combination loan or a 100% first mortgage loan. Mach 2 loans cannot exceed a 0x30 or a 1x30 mortgage pay history and are only made on owner-occupied properties. Mach 2 debt-to-income ratios cannot exceed 50% and property types are limited to single-family residences, condominiums, PUD's and 2 units. The typical average Credit Bureau Score for the Mach 2 program is generally around 650. Mach 2 loan amounts range from $40,000 up to $750,000. The Mach 2 program also allows for documentation that includes full, alternative and stated income. Finance America's 80/20 Combo loans are all originated under the Mach 2 program guidelines.

         The Mach 3 program is for the highest credit quality borrower, with characteristics that are typically better than for a Mach 2 borrower. Mach 3 loans require a minimum Credit Bureau Score of 660 and allow for loan-to-values up to 100%. Mach 3 loans require less documentation commensurate with the higher credit profile of the borrower. Property types are limited to single-family residences, condominiums, and PUD's. Mach 3 loans are made on owner-occupied properties only and the loan amounts range from $40,000 up to $750,000.

         Each prospective borrower completes an application that includes information with respect to the applicant's liabilities, income and employment history, as well as certain other personal information. Finance America requires a credit report for each applicant from a credit reporting company. Finance America's underwriters verify the income of each borrower under various documentation programs as follows: under the Full Income Documentation Programs, applicants are generally required to submit verification of stable income for the periods of six months to two years preceding the application dependent on the Finance America's Risk Score; under the Alternative Income Documentation Program, the borrower is qualified based on the income set forth on the application and the applicants are generally required to submit verification of adequate cash flow to meet credit obligations for a 6 to 12 month period preceding the application; and under the Stated Income Program, applicants are qualified based on monthly income as stated on the mortgage application. All Stated Income loans are required to qualify for the Finance America's payment shock test which limits the increase in the borrowers new payment (PITI) to 75% if the loan has a Finance America Risk Score of less than 3.0. The increase limited to 50% if the Finance America's Risk Score is greater than 3.0. In all cases, the income stated must be reasonable and customary for the applicant's line of work. A pre-closing audit to confirm the borrower's employment is conducted by phone on all wage earner borrowers. A self-employed borrower's business is verified to have been in existence for a minimum of two years preceding the mortgage application. The verification may be made through independent validation of the business by using Dun and Bradstreet Information Services or LexisNexis, or can be made by obtaining a valid business license, or a CPA/Enrolled Agent letter.

         Finance America's guidelines are applied in accordance with a procedure that generally requires an appraisal of the Mortgaged Property that conforms to Fannie Mae and Freddie Mac standards. Qualified independent appraisers must meet minimum standards of licensing. Each Uniform Residential Appraisal Report includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. The appraisal review process is initially conducted by the underwriter and may be elevated to further review audits. These secondary audits may consist of an enhanced desk review conducted by a Finance America staff appraiser or representative, a field review or an automated valuation report that confirms or supports the original appraiser's value of the mortgage property. Loans with specific geographic location or specific loan parameters require a mandatory staff appraisal review. A property value in excess of $750,000 also requires a mandatory staff appraisal review and may require an additional independent full appraisal.

         Finance America requires title insurance on all mortgage loans. Finance America also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related residential loan or the replacement cost of the property, whichever is less.

         Finance America conducts a number of quality control procedures including a post-funding credit and appraisal compliance audit program that provides for a re-underwriting of the mortgage loans and AVM validation. Additionally, Finance America also conducts a more traditional random quality control audit that is based on the error rate from the previous month's audit to ensure that the asset quality is consistent with the Finance America's guidelines. The quality control review confirms the existence and accuracy of legal documents, credit documentation, appraisal analysis and underwriting decision. A report detailing audit findings and level of error is sent monthly to each branch for response. Finance America's Senior Management reviews the audit findings and branch responses. This post-funding review procedure allows Finance America to assess programs for potential guideline changes, program enhancements, appraisal policies, areas of risk to be reduced or eliminated and the need for additional training or additional system edits.

         Group II HELOCs

         Group II HELOCs will consist of a pool of first and second lien, adjustable-rate home equity lines of credit or the Group II HELOCs.

         The Group II HELOCs had an aggregate principal balance as of the related Cut-off Date of approximately $163,413,106. Approximately 96.28% and 3.72% of the Group II HELOCs by aggregate principal balance as of the related Cut-off Date are secured by second liens and first liens, respectively.

         The average drawn balance of the Group II HELOCs as of the related Cut-off Date will be approximately $49,806. No Group II HELOC had a principal balance as of the related Cut-off Date of greater than approximately $499,988.

         As of the related Cut-off Date, the Group II HELOCs had HELOC rates ranging from approximately 4.500% per annum to approximately 13.250% per annum and the weighted-average HELOC rate will be approximately 7.677% per annum. The weighted average remaining term to stated maturity of the Group II HELOCs will be approximately 307 months as of the related Cut-off Date. None of the Group II HELOCs will have a first Due Date prior to October 1999, or after July 2005, or will have a remaining term to maturity of less than 110 months or greater than 357 months as of the related Cut-off Date. The latest maturity date of any Group II HELOC is April 2035.

         None of the Group II HELOCs provide for prepayment charges.

         The Group II HELOCs will have the following characteristics as of the related Cut-off Date, unless otherwise indicated below:

         o The average credit limit of the Group II HELOCs is approximately $57,474 o The weighted average margin of the Group II HELOCs is approximately 1.712%.
         o    The weighted average seasoning of the Group II HELOCs is 5 months.
         o The weighted average remaining term of the Group II HELOCs is 307 months.
         o The weighted average remaining draw term of the Group II HELOCs is 110 months.
         o The weighted average credit score of the Group II HELOCs as of the related Cut-off date is approximately 718.
         o    The average credit limit utilization rate based on the credit limits of the Group II HELOCs is approximately 89.52%.
         o    The weighted average junior lien ratio of the Group II HELOCs based on the related credit limit is approximately 23.38%.
         o    With respect to 29.33%, 18.18% and 6.65% of the Group II HELOCs, the related mortgaged properties are located in California,
              Michigan and Florida, respectively, and no other state or geographic location had a concentration of Group II HELOCs in excess of 5% as of the related Cut-off Date.
         o The weighted average original term to maturity of the Group II HELOCs as of the related Cut-off date will be approximately 312 months.
         o Approximately 95.70% of the Group II HELOCs will be secured by owner occupied property and 4.30% of the Group II HELOCs will be secured by non-owner occupied property.
         o No Group II HELOCs will provide for introductory or "teaser" rates.

         o Approximately 57.15% of the Group II HELOCs were originated under full/alternative documentation programs. The remainder of the Group II HELOCs were originated under limited or no documentation programs.
         o No Group II HELOC provides for deferred interest or negative amortization.
         o As of the related Cut-off date, none of the Group II HELOCs will be 60 or more days delinquent in payment of principal and interest.

         With respect to each first lien Group II HELOC, the combined loan-to-value ratio is equal to the ratio, expressed as a percentage, of the credit limit to the lesser of the appraised value and the purchase price. With respect to each second lien Group II HELOC, the combined loan-to-value ratio is equal to the ratio, expressed as a percentage, of (A) the sum of (i) the credit limit and (ii) any outstanding principal balance, at the time of origination of such Group II HELOC, of all other mortgage loans, if any, secured by senior liens on the related mortgaged property, to (B) (i) with respect to those second lien Group II HELOCs for which the proceeds were used to purchase the related mortgaged property, the lesser of the appraised value and the purchase price, and (ii) with respect to all other second lien Group II HELOCs, the appraised value.

         HELOC Terms

         Interest on each Group II HELOC is calculated based on the average daily balance outstanding during the billing cycle. With respect to each Group II HELOC, the billing cycle is the calendar month preceding the related due date.

         Each Group II HELOC has a loan rate that is subject to adjustments on each adjustment date to equal the sum of (a) the index and (b) the gross margin specified in the related credit line agreement; provided, however, that the loan rate will in no event be greater than the maximum loan rate set forth in the related credit line agreement and subject to the maximum rate permitted by applicable law. The adjustment date is the first day of each related billing cycle beginning on the date specified in the applicable credit line agreement. The index for any adjustment date will be the prime rate for corporate loans at United States commercial banks, as published in The Wall Street Journal on the first business day of the month in which the relevant billing cycle begins. If, on any day, more than one prime rate or a range of prime rates for corporate loans at United States commercial banks is published in The Wall Street Journal, the index on such day will be the highest of the prime rates.

         Each Group II HELOC had a term to maturity from the date of origination of not more than 360 months. The borrower for each Group II HELOC may make a draw under the related credit line agreement at any time during the draw period. The draw period begins on the related origination date and will be 5, 10 or 15 years. The maximum amount of each draw under any Group II HELOC is equal to the excess, if any, of the credit limit over the outstanding principal balance under such credit line agreement at the time of such draw. Each Group II HELOC may be prepaid in full or in part at any time and without penalty, but with respect to each Group II HELOC, the related borrower will have the right during the related draw period to make a draw in the amount of any prepayment previously made with respect to such Group II HELOC, up to the credit limit. Each borrower generally will have access to make draws with either checks or a credit card, subject to applicable law. The credit line agreement or mortgage related to each Group II HELOC generally will contain a customary "due-on-sale" clause.

         A borrower's rights to receive draws during the related draw period may be suspended, or the credit limit may be reduced for cause under a number of circumstances, including, but not limited to:

         o a materially adverse change in the borrower's financial circumstances;
         o a decline in the value of the mortgaged property significantly below its appraised value at origination; or
         o    a payment default by the borrower.

         However, a suspension or reduction generally will not affect the payment terms for previously drawn balances. The related Group II Servicer will have no obligation to investigate as to whether any of those circumstances have occurred and may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower's ability to receive draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a revolving credit loan, the Group II HELOC may be terminated and declared immediately due and payable in full. For this purpose, a default includes, but is not limited to:

         o    the borrower's failure to make any payment as required;
         o    any action or inaction by the borrower that adversely affects the mortgaged property or the rights in the mortgaged property; or
         o    fraud or material misrepresentation by the borrower in connection with the home equity line of credit.

         Prior to the end of the related draw period, the borrower for each Group II HELOC will be obligated to make monthly payments in a minimum amount that generally will be equal to the finance charge for each billing cycle. In addition, except as described below, after the related draw period, the borrower will be obligated to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

         The finance charge for each Group II HELOC for any billing cycle will be an amount equal to the aggregate, as calculated for each day in the billing cycle, of the then-applicable loan rate divided by 360 multiplied by that day's principal balance. The account balance on any day generally will equal:

         o    the principal balance on that date, plus
         o additional charges, if any, consisting of unpaid fees, insurance premiums and other charges, plus
         o    unpaid finance charges, plus
         o    draws funded on that day, minus
         o all payments and credits applied to the repayment of the principal balance on that day.

         Payments made by or on behalf of the borrower for each Group II HELOC will be applied to any unpaid finance charges that are due thereon prior to application to any unpaid principal outstanding.

         The principal balance of any Group II HELOC, other than a Liquidated HELOC, on any day will be the cut-off date balance, plus (x) any additional balances relating to that Group II HELOC conveyed to the trust minus (y) all collections credited against the principal balance of that Group II HELOC in accordance with the related credit line agreement prior to that day, and (z) all prior related Charge-Off Amounts. The principal balance of a Liquidated HELOC after final recovery of substantially all of the related liquidation proceeds which the related Group II Servicer reasonably expects to receive shall be zero.

         The related Group II Servicer will have the option to allow an increase in the credit limit applicable to any Group II HELOC under limited circumstances described in the applicable servicing agreement.

HELOC ORIGINATORS

         The principal originators of the Group II HELOCs are: Quicken Loans Inc., with respect to approximately 61.37% of the Group II HELOCs, Impac Funding Corporation, with respect to approximately 12.40% of the Group II HELOCs, Plaza Home Mortgage Inc., with respect to approximately 12.19% of the Group II HELOCs, and GreenPoint Mortgage Funding, Inc., with respect to approximately 10.91% of the Group II HELOCs. The remainder of the Group II HELOCs were originated by various originators, none of which has originated more than 10% of the Group II HELOCs.

         Quicken Loans Inc.

         Quicken Loans Inc. ("Quicken"), a Michigan corporation, is a wholly owned subsidiary of Rock Holdings Inc. Quicken is engaged primarily in the mortgage banking business, and as such, originates and sells mortgage loans. Quicken markets conventional, government-insured, sub-prime mortgage loans and home equity lines of credit to consumers through the Internet, a call center, and four retail branches. Quicken's mortgage loans are principally first-lien, conforming and non-conforming, fixed or adjustable rate mortgage loans.

         Quicken's principal office is located at 20555 Victor Parkway, Livonia, Michigan 48152.

         Impac Funding Corporation

         Impac Funding Corporation ("Impac Funding") is a mortgage banking conduit that acquires primarily one- to four-family residential mortgage loans nationwide and has, from time to time, acquired condominium conversion loans. Impac Funding is a wholly-owned subsidiary of Impac Mortgage Holdings, Inc., a publicly traded Real Estate Investment Trust company. Impac Funding primarily acquires mortgage loans from approved correspondents.

         Impac Funding's executive offices are located at 1401 Dove Street, Newport Beach, California 92660.

         Plaza Home Mortgage, Inc.

         Plaza Home Mortgage, Inc. ("Plaza Mortgage"), a California corporation, was incorporated in December 2000 and is engaged in the business of originating ALT-A, conforming, government, jumbo (fixed and adjustable rate), second-lien and HELOC mortgage loans.

         Plaza Mortgage's executive offices are located at 5090 Shoreham Place, San Diego, California 92122.

         GreenPoint Mortgage Funding, Inc.

         GreenPoint Mortgage Funding, Inc. ("GreenPoint") is engaged in the mortgage banking business, which consists of the origination, acquisition, sale and servicing of residential mortgage loans secured primarily by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights. GreenPoint originates loans through a nationwide network of production branches. Loans are originated primarily through GreenPoint's wholesale division, through a network of independent mortgage loan brokers approved by GreenPoint, and also through its retail lending division and correspondent lending division.

         GreenPoint is an indirect wholly-owned subsidiary of North Fork Bancorporation, Inc., a bank holding company. North Fork Bancorporation's other subsidiaries include North Fork Bank, a New York State charted commercial bank. North Fork Bancorporation is listed on the New York Stock Exchange under the symbol "NFB."

         GreenPoint's executive offices are located at 100 Wood Hollow Drive, Novato, California 94945.

         Underwriting Guidelines

         The Group II HELOCs were purchased by the Seller from the originators listed above and were originated generally in accordance with the underwriting criteria described herein. The Seller believes that the Group II HELOCs were underwritten in accordance with standards consistent with those utilized by mortgage lenders generally during the period of origination.

         Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriter pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities, employment information and payment information, as well as an authorization to acquire a credit report which summarizes the borrower's credit history with merchants and lenders and record of bankruptcy or other public records. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer) which verification reports the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

         All of the Group II HELOCs were manually underwritten. All of the Group II HELOCs were originated with a minimum balance equal to the lesser of $10,000 or the minimum amount permitted under applicable state law. Ownership must be fee simple or leasehold only. Properties may be owner-occupied, second homes or investment properties. Condo hotels and cooperative loans are not permitted.

         In determining the adequacy of the mortgaged property as collateral, an appraisal is sometimes obtained. The appraiser is required to inspect the property and verify that it is in good condition and that construction, if new, has been completed. With respect to single family loans, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to a loan on a two- to four-unit property, the appraisal must specify whether an income analysis, a market analysis or a cost analysis, was used. An appraisal employing the income approach to value analyzes a two- to four-unit project's cash flow, expenses, capitalization and other operational information in determining the property's value. The market approach suggested in valuing property focuses its analysis on the prices paid for the purchase of similar properties in the two- to four-unit project's area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

         In the case of single family loans, once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available
(a) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property (such as property taxes and hazard insurance) and (b) to meet monthly housing expenses and other financial obligations and monthly living expenses. The underwriting standards applied by the originators may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable credit exist. However, maximum combined loan-to-value ratios and maximum loan amounts are generally limited by credit score and total debt-to-income ratios.

         A lender may originate mortgage loans under a reduced documentation program. These reduced documentation programs include programs where there is no verification of stated income, programs where there is no verification of employment or income, and programs where there is no stated income, thus eliminating ratio calculations. A reduced documentation program is designed to streamline the loan approval process and thereby improve the lender's competitive position among other loan originators. Under a reduced documentation program, relatively more emphasis is placed on credit score and property underwriting than on certain credit underwriting documentation concerning income and employment verification, which is waived. Exceptions to documentation requirements are reviewed on a case-by-case basis, provided that sound and prudent underwriting practices are followed.

       MASTER SERVICING AND SERVICING OF GROUP I LOANS AND GROUP II HELOCS

GENERAL

         LaSalle Bank National Association will act as the Master Servicer of the Group I Loans and Group II HELOCs pursuant to the Pooling and Servicing Agreement. LaSalle Bank National Association is a national banking association, with its master servicing offices located at 135 S. LaSalle Street, Suite 1625, Chicago, IL 60603. Among other things, LaSalle Bank National Association is in the business of master servicing single family residential mortgage loans secured by properties located throughout the country.

         EMC Mortgage Corporation ("EMC"), a Delaware corporation having its principal executive office at 909 Hidden Ridge Drive, Irving, Texas 75038, will act as Group I Servicer and Group II Servicer with respect to approximately 99.52% and 89.09% of the Group I Loans and Group II HELOCs, respectively, pursuant to the Pooling and Servicing Agreement.

         Union Federal Bank of Indianapolis ("Union Federal") will act as Group I Servicer with respect to approximately 0.48% of the Group I Loans (the "Union Federal Loans") pursuant to the Mortgage Loan Purchase Agreement, as modified by the Union Federal Assignment Agreement (as modified, the "Union Federal Servicing Agreement"), dated as of dated as of June 7, 2001, between EMC and Union Federal. The Union Federal Servicing Agreement will be assigned to the trust pursuant to an Assignment, Assumption and Recognition Agreement (the "Union Federal Assignment Agreement"), dated as of July 29, 2005, among Union Federal, EMC and the Trustee on behalf of the Certificateholders, except for the right to enforce the representations and warranties with respect to the Union Federal Loans, which will be retained by EMC in its capacity as seller of the Union Federal Loans to the trust.

         GreenPoint will act as Group II Servicer with respect to approximately 10.91% of the Group II HELOCs (the "GreenPoint HELOCs") pursuant to the Seller's Purchase, Warranties and Servicing Agreement, as modified by the GreenPoint Assignment Agreement (as modified, the "GreenPoint Servicing Agreement"), dated as of dated as of October 18, 2004, between EMC and GreenPoint. The GreenPoint Servicing Agreement will be assigned to the trust pursuant to an Assignment, Assumption and Recognition Agreement (the "GreenPoint Assignment Agreement"), dated as of July 29, 2005, among

GreenPoint, EMC and the Trustee on behalf of the Certificateholders, except for the right to enforce the representations and warranties with respect to the GreenPoint HELOCs, which will be retained by EMC in its capacity as seller of the GreenPoint HELOCs to the trust.

         Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be required to monitor the related Servicer's performance of its servicing obligations as set forth in the Pooling and Servicing Agreement, the Union Federal Servicing Agreement and the GreenPoint Servicing Agreement, as applicable. In the event of a default by EMC under the Pooling and Servicing Agreement, Union Federal under the Union Federal Servicing Agreement or GreenPoint under the GreenPoint Servicing Agreement, the Master Servicer will be required to enforce any remedies against the related Servicer and shall either find a successor servicer or shall assume the primary servicing obligations for the related Group I Loans or Group II HELOCs, as applicable, itself.

         The delinquency and foreclosure experience of EMC has been included in this prospectus supplement because EMC is servicing over 10% of each of the Group I Loans and Group II HELOCs included in the pool.

EMC

         EMC, a wholly-owned subsidiary of The Bear Stearns Companies Inc., was established as a full-line mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from "investment grade" to varying degrees of "non-investment grade" up to and including mortgaged properties acquired through foreclosure or deed-in-lieu of foreclosure. EMC was incorporated in the State of Delaware on September 26, 1990 and commenced operation in Texas on October 9, 1990.

         The principal business of EMC has been the resolution of non-performing residential mortgage loan portfolios acquired from Resolution Trust Corporation, from private investors and from the Department of Housing and Urban Development through its auctions of defaulted Federal Housing Authority mortgage loans. EMC's servicing portfolio consists primarily of two categories:

         o performing investment-quality loans serviced for EMC's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and

         o non-investment grade, sub-performing loans, non-performing loans and REO Properties serviced for EMC's own account and for the account of investors in securitized performing and non-performing collateral transactions.

         EMC's operations resemble those of most mortgage banking companies, except that significant emphasis is placed on the collection and due diligence areas, due to the nature of the mortgage portfolios purchased. As of May 31, 2005, EMC was servicing approximately $35.9 billion of mortgage loans and REO property.

DELINQUENCY AND FORECLOSURE EXPERIENCE OF EMC

         The following table sets forth the delinquency and foreclosure experience of mortgage loans serviced by EMC as of the dates indicated. EMC's portfolio of mortgage loans may differ significantly from the mortgage loans backing the certificates in terms of underwriting standards, interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans backing the certificates will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual delinquency experience on the mortgage loans will depend, among other things, upon the value of the real estate securing such mortgage loans and the ability of borrowers to make required payments.

                    DELINQUENCY AND FORECLOSURE EXPERIENCE(1)

                                        AS OF NOVEMBER 30, 2002                      AS OF NOVEMBER 30, 2003
                             ---------------------------------------------------------------------------------------
                                                                % BY                                         % BY
                                             PRINCIPAL        PRINCIPAL      NO. OF       PRINCIPAL        PRINCIPAL
                             NO. OF LOANS    BALANCE(2)        BALANCE        LOANS       BALANCE(2)        BALANCE
                             ------------  ----------------   ----------     --------   ----------------   ----------
 Current Loans..............    107,444    $  6,863,380,896       62.44%      116,121   $  8,638,124,015       68.08%
 Period of Delinquency(3)
   30-59 Days...............     17,455       1,044,663,778        9.50        17,011      1,092,638,661        8.61
   60-89 Days...............      6,524         401,534,696        3.65         6,194        405,096,220        3.19
   90 Days or more..........     13,797         686,521,557        6.25        15,417        760,682,618        5.99
 Foreclosure/bankruptcies(4)     24,299       1,663,845,463       15.14        20,652      1,497,106,926       11.80
 Real Estate Owned..........      5,014         331,882,863        3.02         3,553        295,106,372        2.33
                               --------   -----------------     -------      --------   ----------------      ------
 Total Portfolio............    174,533    $ 10,991,829,253      100.00%      168,948   $ 12,688,754,812      100.00%
                               ========    ================     =======      ========   ================      ======

                                         AS OF NOVEMBER 30, 2004                          AS OF MAY 31, 2005
                             -------------------------------------------------------------------------------------------
                                              PRINCIPAL      % BY PRINCIPAL   NO. OF       PRINCIPAL      % BY PRINCIPAL
                             NO. OF LOANS     BALANCE(2)         BALANCE       LOANS      BALANCE(2)         BALANCE
                             ------------   ---------------- --------------- ---------  ----------------  ---------------
Current Loans...............   172,765      $ 21,265,918,459        80.60%     227,366  $ 30,083,777,421        83.78%
Period of Delinquency(3)
  30-59 Days................    20,148         1,952,489,108         7.40       22,485     2,293,190,253         6.39
  60-89 Days................     7,545           667,524,136         2.53        7,459       720,008,877         2.01
  90 Days or more...........    14,641           793,465,947         3.01       15,312       979,938,413         2.73
Foreclosure/bankruptcies(4).    20,012         1,497,214,813         5.67       20,044     1,616,730,266         4.50
Real Estate Owned...........     2,298           208,206,521         0.79        2,315       215,174,059         0.60
                              --------      ----------------   ----------     --------  ----------------   ----------
Total Portfolio.............   237,409      $ 26,384,818,984       100.00%     294,981  $ 35,908,819,290       100.00%
                              ========      ================   ==========     ========  ================   ==========

----------------

(1) The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.
(2) For the REO properties, the principal balance is at the time of foreclosure.
(3) No mortgage loan is included in this table as delinquent until it is 30 days past due.
(4) Exclusive of the number of loans and principal balance shown in the period of delinquency.

         The delinquency and foreclosure experience of GreenPoint has been included in this prospectus supplement because GreenPoint is servicing over 10% of the Group II HELOCs included in the pool.

GREENPOINT

         The information set forth in the following paragraphs has been provided by GreenPoint, and none of the Depositor, the Master Servicer, the Seller, the Trustee, the Securities Administrator, the underwriter, any of their respective affiliates or any other party has made or will make any representation as to the accuracy or completeness of such information.

         As of March 31, 2005, GreenPoint's mortgage loan servicing portfolio consisted of approximately 296,000 one- to four- family residential mortgage loans with an aggregate principal balance of approximately $43.8 billion. GreenPoint's primary source of mortgage servicing rights is from mortgage loans it has originated.

         Delinquency, Foreclosure and Loss Experience of GreenPoint

         The table below summarizes the delinquency, foreclosure and loss experience on GreenPoint's home equity line of credit servicing portfolio. This portfolio consists of second-lien and home equity lines of credit mortgage loans originated or acquired by GreenPoint. GreenPoint's portfolio may differ significantly from the mortgage loans serviced by GreenPoint in the mortgage pool in terms of interest rates, principal balances, geographic distribution, loan-to-value ratios and other possibly relevant characteristics. There can be no assurances and no representation is made that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage pool will be similar to that reflected in the tables below, nor is any representation made as to the rate at which losses may be experienced on liquidation and defaulted mortgage loans. The actual loss and delinquency experience on the mortgage loans in the mortgage pool will depend, among other things, on the value of the real estate securing the mortgage loans and the ability of borrowers to make required payments.

     GREENPOINT MORTGAGE FUNDING, INC. HOME EQUITY LINE OF CREDIT AND SECOND
                      LIEN MORTGAGE PORTFOLIO DELINQUENCY,
                        FORECLOSURE AND LOSS EXPERIENCE

                            As of and for the     As of and for the 12    As of and for the 12   As of and for the 6
                             12 Months Ended          Months Ended            Months Ended           Months Ended
                            December 31, 2002      December 31, 2003       December 31, 2004        June 30, 2005
                           --------------------  ---------------------- -----------------------  ---------------------
                                      Percent                 Percent                 Percent                Percent
                                      of                      of                      of                     of
                           Number     Servicing   Number of   Servicing   Number of   Servicing  Number of   Servicing
                           of Loans   Portfolio     Loans     Portfolio     Loans     Portfolio    Loans     Portfolio
                           ---------  ---------   ---------   ---------   ----------  ---------- ----------  ---------
Total Number(1)             31,912      100%       51,259       100%       99,991       100%      113,131      100%
Period of Delinquency:
  30-59 days                  677       2.12%        697        1.36%        537        0.54%       691       0.61%
  60-89 days                  189       0.59%        219        0.43%        174        0.17%       252       0.22%
  90 days or more             527       1.65%        649        1.27%        739        0.74%       633       0.56%
Total Delinquencies
   (excluding
Foreclosures)(2)             1,393      4.37%       1,565       3.05%       1,450       1.45%      1,576      1.39%
Foreclosures Pending          96        0.30%        208        0.41%        54         0.05%        74       0.07%
Losses Sustained for the
Period Ended on Such
Date                      $19,808,851            $11,946,379             $9,222,342              $8,250,117

-----------
(1) The total portfolio has been reduced by the number of loans that have been foreclosed or for which a servicing released sale is pending.
(2) Percentages may not total properly due to rounding.


         Since the Group I Loans and Group II HELOCs were originated by various Originators at different times, it is unlikely that the delinquency and foreclosure experience set forth above will be representative of the actual delinquency and foreclosure experience on the Group I Loans and Group II HELOCs in the trust fund or even representative of the Group I Loans and Group II HELOCs in the trust fund being serviced by EMC. There can be no assurance that factors beyond EMC's control, such as national or local economic conditions or a downturn in the real estate markets in which the mortgaged properties are located, will not result in increased rates of delinquencies and foreclosure losses in the future.

COLLECTION AND OTHER SERVICING PROCEDURES

         Each of the Servicers will use reasonable efforts to ensure that all payments required under the terms and provisions of the Group I Loans and Group II HELOCs, as applicable, are collected, and shall follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans and HELOCs for their own account, to the extent such procedures shall be consistent with the Pooling and Servicing Agreement or the related servicing agreement as applicable. Consistent with the foregoing, the Servicers may in their discretion waive, modify or vary or permit to be waived, modified or varied, any term of any Group I Loan or Group II HELOC including, in certain instances, changing the mortgage interest rate or extending the final maturity.

         If a mortgaged property has been or is about to be conveyed by the mortgagor and the related Servicer has knowledge thereof, the related Servicer will accelerate the maturity of the Group I Loan or Group II HELOC, to the extent permitted by the terms of the related mortgage note and applicable law. If it reasonably believes that the due-on-sale clause cannot be enforced under applicable law, or would otherwise potentially impair any recovery under a primary mortgage insurance policy, if applicable, the related Servicer may enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note and the mortgagor, to the extent permitted by applicable law, remains liable thereon. The related Servicer will retain any fee collected for entering into assumption agreements as additional servicing compensation. In connection with any such assumption, the interest rate borne by the related mortgage note may not be changed.

         The related Servicer will establish and maintain, with respect to the Group I Loans and Group II HELOCs serviced by it, in addition to the protected accounts described below under "--Protected Accounts" one or more servicing accounts in a depository institution the deposits of which are insured by the FDIC to the maximum extent permitted by law. The related Servicer will deposit and retain therein all collections from the mortgagors for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the mortgagors as provided in the Pooling and Servicing Agreement or the related servicing agreement, as applicable; provided, however, that EMC will only be required to establish a servicing account for the payment of taxes, assessments, insurance premiums, or comparable items with respect to any first lien Group II HELOC if EMC is aware of such first lien position, and EMC will not be required to establish a servicing account for the payment of taxes, assessments, insurance, premiums, or comparable items with respect to any second lien Group II HELOCs. Each servicing account and the investment of deposits therein will comply with the requirements of the Pooling and Servicing Agreement or the related servicing agreement, as applicable, and will meet the requirements of the rating agencies. Withdrawals of amounts from the servicing accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to reimburse the related Servicer for any advances made with respect to such items, to refund to any mortgagors any sums as may be determined to be overages, to pay interest, if required, to mortgagors on balances in the servicing accounts, to pay earnings not required to be paid to mortgagors to the related Servicer, or to clear and terminate the servicing accounts at or at any time after the termination of the Pooling and Servicing Agreement or the related servicing agreement, as applicable.

         The related Servicer will maintain errors and omissions insurance and a fidelity bond in certain specified amounts to the extent required under the Pooling and Servicing Agreement and the related servicing agreement, as applicable.

HAZARD INSURANCE

         The related Servicer will maintain and keep, or cause to be maintained and kept, with respect to each Group I Loan and Group II HELOC serviced by it, except with respect to any second lien Group II HELOCs serviced by EMC, in full force and effect for each mortgaged property a hazard insurance policy with extended coverage customary in the area where the mortgaged property is located in an amount equal to the amounts required in the Pooling and Servicing Agreement or the related servicing agreement, as applicable, or in general equal to at least the lesser of the outstanding principal balance of the Group I Loan or the combined principal balance of the Group II HELOC, as applicable, or the maximum insurable value of the improvements securing such Group I Loan or Group II HELOC and containing a standard mortgagee clause; but no less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. EMC shall be required to maintain in full force and effect a hazard insurance policy on a first lien Group II HELOC only if EMC is aware of such first lien position. EMC shall not be required to maintain in full force and effect a hazard insurance policy on any second lien Group II HELOCs serviced by it. Any amounts collected by the related Servicer under any such hazard insurance policy, other than amounts to be applied to the restoration or repair of the mortgaged property or amounts released to the mortgagor in accordance with normal servicing procedures, shall be deposited in the related protected account. Any cost incurred in maintaining any such hazard insurance policy shall not be added to the amount owing under the Group I Loan or Group II HELOC, as applicable, for the purpose of calculating monthly distributions to related certificateholders, notwithstanding that the terms of the Group I Loan or Group II HELOC so permit. Such costs shall be recoverable by the related Servicer out of related late payments by the mortgagor or out of Insurance Proceeds or Liquidation Proceeds or any other amounts in the related protected account. The right of the related Servicer to reimbursement for such costs incurred will be prior to the right of the Master Servicer to receive any related Insurance Proceeds or Liquidation Proceeds or any other amounts in the related protected account.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

         Hazard insurance policies covering properties similar to the mortgaged properties typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage generally at least 80% of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the greater of (i) the replacement cost of the improvements less physical depreciation, or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

         Since the amount of hazard insurance to be maintained on the improvements securing the Group I Loans and Group II HELOCs may decline as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss, hazard Insurance Proceeds may be insufficient to restore fully the damaged property.

         Where the property securing a Group I Loan or Group II HELOC serviced by the related Servicer is located at the time of origination in a federally designated flood area, the related Servicer will cause with respect to such Group I Loan or Group II HELOC, except with respect to any second lien Group II HELOCs serviced by EMC, flood insurance to the extent available and in accordance with industry practices to be maintained. EMC shall be required to maintain in full force and effect a flood insurance policy on a first lien Group II HELOC only if EMC is aware of such first lien position. EMC shall not be required to maintain in full force and effect a flood insurance policy on any second lien Group II HELOC serviced by it. Such flood insurance will generally be in an amount equal to the lesser of (i) the outstanding principal balance of the related Group I Loan or Group II HELOC, as applicable, (ii) either (a) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, or (b) the maximum insurable value of the improvements securing such Group I Loan or Group II HELOC and (iii) the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program, assuming that the area in which such mortgaged property is located is participating in such program.

         The Servicers, on behalf of the Trustee and related Certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the mortgagor in accordance with normal servicing procedures are to be deposited in the related protected account. The related Servicer is required to deposit in the related protected account the amount of any deductible under a blanket hazard insurance policy, if applicable.

REALIZATION UPON DEFAULTED GROUP I LOANS AND GROUP II HELOCS

         The Servicers will take such action either as each such Servicer deems to be in the best interest of the trust, or as is consistent with accepted servicing practices or in accordance with established practices for other mortgage loans or HELOCs serviced by the Servicers with respect to defaulted Group I Loans and Group II HELOCs and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted Group I Loans and Group II HELOCs as to which no satisfactory collection arrangements can be made. To the extent set forth in the related servicing agreement and the Pooling and Servicing Agreement, the related Servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that the related Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions.

         Since Insurance Proceeds received in connection with a Group I Loan or Group II HELOC cannot exceed deficiency claims and certain expenses incurred by the related Servicer, no insurance payments will result in a recovery to related Certificateholders which exceeds the principal balance of the defaulted Group I Loan or Group II HELOC together with accrued interest thereon at its applicable net mortgage rate.

MASTER SERVICING AND SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicer will be entitled to receive a fee as compensation for its activities under the Pooling and Servicing Agreement equal to 0.017% multiplied by the Stated Principal Balance of each Group I Loan and Group II HELOC as of the due date in the month preceding the month in which such distribution date occurs. Each Servicer will be entitled to the servicing fee rate multiplied by, with respect to each Group I Loan or Group II HELOC serviced by such Servicer, the Stated Principal Balance of each such Group I Loan or Group II HELOC, as of the due date in the month preceding the month in which such distribution date occurs. The servicing fee rate will be 0.500% per annum with respect to the Group I Loans serviced by EMC and by Union Federal. The servicing fee rate will be 0.500% per annum with respect to the Group II HELOCs serviced by EMC and by GreenPoint.

         In addition to the primary compensation described above, the related Servicer will retain all assumption fees, tax service fees, fees for statements of account payoff and late payment charges, all to the extent collected from mortgagors.

         The related Servicer will pay all related expenses incurred in connection with its servicing responsibilities, subject to limited reimbursement as described herein.

PROTECTED ACCOUNTS

         The Servicers will establish and maintain one or more custodial accounts (referred to herein as protected accounts) into which they will deposit daily or at such other time as specified in the related servicing agreement or the Pooling and Servicing Agreement, as applicable, all collections of principal and interest on any Group I Loans and Group II HELOCs, including principal prepayments, Insurance Proceeds, Liquidation Proceeds, Recoveries, Subsequent Recoveries and the repurchase price for any mortgage loans repurchased, less the applicable servicing fee. All protected accounts and amounts at any time credited thereto shall comply with the requirements of the Pooling and Servicing Agreement and the related servicing agreement and shall meet the requirements of the rating agencies.

         On the date specified in the Pooling and Servicing Agreement or the related servicing agreement, as the case may be, the related Servicer will withdraw from its protected account amounts on deposit therein and will remit them to Master Servicer for deposit in the related Master Servicer Collection Account.

THE MASTER SERVICER COLLECTION ACCOUNTS

         The Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the Group I Certificateholders, an account (the "Group I Master Servicer Collection Account") into which it will deposit amounts received from each related Servicer (less the Master Servicer's expenses and the related portion of the master servicing fee, as provided in the Pooling and Servicing Agreement) with respect to the Group I Loans. The Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the Group II Certificateholders, an account (the "Group II Master Servicer Collection Account") into which it will deposit amounts received from each related Servicer (less the Master Servicer's expenses and the related portion of the master servicing fee, as provided in the Pooling and Servicing Agreement) with respect to the Group II HELOCs. The Group I Master Servicer Collection Account and the Group II Master Servicer Collection Account and amounts at any time credited thereto shall comply with the requirements of the Pooling and Servicing Agreement and shall meet the requirements of the rating agencies. Each of the Group I Master Servicer Collection Account and the Group II Master Servicer Collection Account may be a sub-account of the related Distribution Account for so long as LaSalle Bank National Association is the Master Servicer and LaSalle Bank National Association is the Securities Administrator. The amount at any time credited to the related Master Servicer Collection Account may be invested in the name of the Trustee for the benefit of the Securities Administrator in permitted investments selected by the Securities Administrator as set forth in the Pooling and Servicing Agreement. The Securities Administrator shall be entitled to any amounts earned and will be liable for any losses on permitted investments in the related Master Servicer Collection Account. The Master Servicer will deposit in the related Master Servicer Collection Account, as received, the following amounts:

                  (i) Any amounts received from a Servicer;

                  (ii) Any Insurance Proceeds, Liquidation Proceeds, Recoveries or Subsequent Recoveries received by the Master Servicer which were not deposited in a protected account, collection account or other permitted account, as applicable;

                  (iii) The repurchase price with respect to any Group I Loans or Group II HELOCs repurchased and all proceeds of any Group I Loans, Group II HELOCs or property acquired in connection with the optional termination of the related portion of the trust;

                  (iv) Any amounts required to be deposited with respect to losses on permitted investments; and

                  (v) Any other amounts received by or on behalf of the Master Servicer or the Trustee and required to be deposited in the related Master Servicer Collection Account pursuant to the Pooling and Servicing Agreement.

DISTRIBUTION ACCOUNT

         The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the related Certificateholders, an account for each of loan group I and loan group II (each, a "Distribution Account"), into which on the Business Day prior to each distribution date it will deposit all amounts transferred to it by the Master Servicer from the related Master Servicer Collection Account and all proceeds of any Group I Loans or Group II HELOCs, as applicable, and related REO Properties transferred in connection with the optional termination of the related portion of the Trust. All amounts deposited to the related Distribution Account shall be held in the name of the Trustee in trust for the benefit of the related Certificateholders in accordance with the terms and provisions of the Pooling and Servicing Agreement. The amount at any time credited to the related Distribution Account may be invested in the name of the Trustee for the benefit of the Securities Administrator, in permitted investments selected by the Securities Administrator, as set forth in the Pooling and Servicing Agreement.

         On each distribution date, the Securities Administrator will withdraw the related Available Distribution Amount from the related Distribution Account and make payments to the related Certificateholders in accordance with the provisions set forth under "Description of the Certificates--Distributions on the Certificates." Each of the Trustee and the Custodians will be entitled to compensation for its services under the Pooling and Servicing Agreement and the Custodial Agreements which shall be paid by the Master Servicer. The Securities Administrator shall be entitled to any earnings on any amounts on deposit in the related Master Servicer Collection Account and the related Distribution Account as compensation for its duties under the Pooling and Servicing Agreement. The Trustee, the Securities Administrator and the custodians will also be entitled to be reimbursed from the trust for their expenses, costs and liabilities incurred by or reimbursable to them pursuant to the Pooling and Servicing Agreement prior to the distribution of the related Available Distribution Amount.

         Each of the Trustee, the Securities Administrator and the Custodians will also be entitled to be reimbursed for their respective expenses, costs and liabilities incurred by or reimbursable to it pursuant to the Pooling and Servicing Agreement or the applicable Custodial Agreement prior to the distribution of the related Available Distribution Amount, subject to the related share of the Extraordinary Trust Fund Expenses Cap.

EVIDENCE AS TO COMPLIANCE

         The Pooling and Servicing Agreement will provide that on or before a specified date in each year, if the Master Servicer has directly serviced any of the Group I Loans or Group II HELOCs, a firm of independent public accountants will furnish a statement to the Master Servicer, Securities Administrator and the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, the servicing by the Master Servicer of the related mortgage loans, HELOCs or private asset-backed securities, or under pooling and servicing agreements substantially similar to each other, including the Pooling and Servicing Agreement and the servicing agreements, was conducted in compliance with such agreements, the Audit Program for Mortgages serviced for Freddie Mac, or the Uniform Single Attestation Program for Mortgage Bankers, except for any significant exceptions or errors in records that, in the opinion of the firm it is required to report.

         The Pooling and Servicing Agreement will also provide for delivery to the rating agencies, Securities Administrator and the Trustee, on or before a specified date in each year, of an annual statement signed by officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year.

         The related Servicers will be required to provide to the Master Servicer a similar "Uniform Single Attestation Program" report and annual compliance statement under their respective servicing agreements.

         Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Certificateholders without charge upon written request to the Master Servicer at the address set forth above.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The Pooling and Servicing Agreement will provide that the Master Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except (a) upon a determination that its duties thereunder are no longer permissible under applicable law or (b) upon compliance with the requirements below. At any time the Master Servicer resigns or is removed under the Pooling and Servicing Agreement, the Securities Administrator shall likewise be terminated as securities administrator thereunder.

         o the Master Servicer has proposed a successor Master Servicer, who shall also have agreed to serve as Securities Administrator, to the Trustee and the Trustee has consented to the appointment of such successor Master Servicer, with such consent not to be withheld unreasonably;

         o the proposed successor is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac; and

         o the Trustee has received written confirmation from each rating agency that the appointment of such successor will not cause that rating agency to reduce, qualify or withdraw its then-current ratings assigned to any class of Offered Certificates.

         In addition, the Master Servicer may be removed from its obligations and duties as set forth in the Pooling and Servicing Agreement. No such resignation or removal will become effective until the Trustee or a successor Master Servicer has assumed the Master Servicer's and Securities Administrator's obligations and duties under the Pooling and Servicing Agreement.

         The Pooling and Servicing Agreement will further provide that none of the Master Servicer, the Depositor, the Securities Administrator, the Trustee, the Custodians or any director, officer, employee, or agent of the Master Servicer, the Depositor, the Securities Administrator, the Custodians or the Trustee will be under any liability to the trust fund or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that none of the Master Servicer, the Depositor, the Custodians, the Securities Administrator, the Trustee or any such person will be protected against any breach of its representations and warranties in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the Master Servicer, the Depositor, the Custodians, the Securities Administrator, the Trustee and any director, officer, employee or agent of the Master Servicer, the Depositor, the Custodians, the Securities Administrator or the Trustee will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred, arising out of, or in connection with the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense related to the failure to perform their respective duties in compliance with the Pooling and Servicing Agreement and any specific mortgage loan or mortgage loans or any specific HELOC or HELOCs and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its respective duties thereunder or by reason of reckless disregard of its respective obligations and duties thereunder.

         In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Depositor, the Custodians, the Securities Administrator or the Trustee will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. Each of the Master Servicer, the Depositor, the Custodians, the Securities Administrator and the

Trustee may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the trust fund, and the Master Servicer, the Depositor, the Custodians, the Securities Administrator or the Trustee, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

         Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under the Pooling and Servicing Agreement, provided that such person is qualified to service mortgage loans or HELOCs, as applicable, on behalf of Fannie Mae or Freddie Mac and further provided that such merger, consolidation or succession does not adversely affect the then-current ratings of any class of Offered Certificates.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The trust will issue two groups of Certificates pursuant to the Pooling and Servicing Agreement. No collections or recoveries from the Group I Loans will be used to support the Group II Certificates. No collections or recoveries from the Group II HELOCs will be used to support the Group I Certificates.

         The Group I Certificates consist of the classes of Group I Certificates reflected on the cover of this prospectus supplement, which we refer to collectively in this prospectus supplement as the Group I Offered Certificates, and the Class I-B-4, Class I-R-1, Class I-R-2, Class I-R-3, Class I-RX and Class I-C Certificates, which we are not offering by this prospectus supplement. We refer to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class I-M-5 Certificates collectively in this prospectus supplement as the Class I-M Certificates; and we refer to the Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates collectively in this prospectus supplement as the Class I-B Certificates. We refer to the Class I-R-1, Class I-R-2, Class I-R-3 and Class I-RX Certificates collectively in this prospectus supplement as the Class I-R Certificates.

         The Group II Certificates consist of the classes of Group II Certificates reflected on the cover of this prospectus supplement, which we refer to collectively in this prospectus supplement as the Group II Offered Certificates, and the Class II-S Certificates and Class II-E Certificates, which we are not offering by this prospectus supplement. We refer to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates collectively in this prospectus supplement as the Class II-M Certificates; and we refer to the Class II-B-1 Certificates and Class II-B-2 Certificates together in this prospectus supplement as the Class II-B Certificates.

         We refer to the Group I Offered Certificates and Group II Offered Certificates collectively in this prospectus supplement as the Offered Certificates. We refer to the Class I-R-1, Class I-R-2, Class I-R-3, Class I-RX and Class II-S Certificates collectively in this prospectus supplement as the Residual Certificates.

         The Residual Certificates will not have Certificate Principal Balances and will not be entitled to distributions of interest.

         The trust will issue the Offered Certificates in book-entry form as described below, in minimum dollar denominations of $25,000 and integral multiples of $1.00 in excess thereof, except that one Certificate of each class may be issued in the remainder of the class.

BOOK-ENTRY REGISTRATION

         The Offered Certificates will be issued in book-entry form. Persons acquiring beneficial ownership interests in the book-entry securities will hold their securities through The Depository Trust Company in the United States and through Clearstream, Luxembourg or the Euroclear System in Europe, if they are participants of any of such systems, or indirectly through organizations which are participants. The Depository Trust Company is referred to as "DTC". Clearstream, Luxembourg is referred to as "Clearstream". The Euroclear System is referred to as "Euroclear". The book-entry securities will be issued in one or more Certificates that equal the aggregate principal balance of the applicable class or classes of securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries that in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. LaSalle Bank National Association will act as the relevant depositary for Clearstream and Euroclear. Except as described below, no person acquiring a book-entry security will be entitled to receive a physical certificate representing such security. Unless and until physical securities are issued, it is anticipated that the only "securityholder" with respect to a book-entry security will be Cede & Co., as nominee of DTC. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

         An Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry security will be recorded on the records of DTC (or of a DTC participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate).

         Beneficial owners will receive all distributions allocable to principal and interest with respect to the book-entry securities from the Securities Administrator through DTC and DTC participants. While the book-entry securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating, governing and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities. DTC is required to receive and transmit distributions allocable to principal and interest with respect to the securities. Participants and Financial Intermediaries with whom beneficial owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the Rules provide a mechanism by which beneficial owners will receive distributions and will be able to transfer their beneficial ownership interests in the securities.

         Beneficial owners will not receive or be entitled to receive definitive securities, except under the limited circumstances described below. Unless and until definitive securities are issued, beneficial owners who are not participants may transfer ownership of securities only through participants and Financial Intermediaries by instructing such participants and Financial Intermediaries to transfer beneficial ownership interests in the securities by book-entry transfer through DTC for the account of the purchasers of such securities, which account is maintained with their respective participants or Financial Intermediaries. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and Financial Intermediaries will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

         Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositaries.

         DTC is a New York-chartered limited purpose trust company that performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry securities will be subject to the Rules as in effect from time to time.

         Clearstream has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional Depository. Clearstream holds securities for its participating organizations or participants. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in account of Clearstream participants, eliminating the need for physical movement of securities.

         Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional Depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

         Distributions, to the extent received by the relevant Depository for Clearstream, with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for movement of physical securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./NV under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear Bank S.A./NV conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./NV, not Euroclear Clearance Systems S.C. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

         Securities clearance accounts and cash accounts with Euroclear Bank S.A./NV are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions, operating procedures and laws govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. Euroclear Bank S.A./NV acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         The Securities Administrator will make distributions on the book-entry securities on each distribution date to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners that it represents.

         Under a book-entry format, beneficial owners may experience some delay in their receipt of payments, since the Securities Administrator will forward such payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants that in turn can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry securities, may be limited due to the lack of physical certificates for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         Monthly and annual reports of the trust fund will be provided to Cede & Co., as nominee of DTC, and Cede & Co. may make such reports available to beneficial owners upon request, in accordance with the Rules, and to the DTC participants to whose DTC accounts the book-entry securities of such beneficial owners are credited directly or are credited indirectly through Financial Intermediaries.

         DTC has advised the Securities Administrator that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the Pooling and Servicing Agreement only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited, to the extent that such actions are taken on behalf of such participants whose holdings include such book-entry securities. Clearstream or Euroclear Bank S.A./NV, as the case may be, will take any other action permitted to be taken by a holder under the Pooling and Servicing Agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Except with respect to the Residual Certificates, physical certificates representing a security will be issued to beneficial owners only upon the events specified in the Pooling and Servicing Agreement. Such events may include the following:

         o we advise the Securities Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the securities, and that we or the Securities Administrator is unable to locate a qualified successor, or

         o we elect to terminate the book-entry system through DTC with the consent of DTC participants.

         Additionally, after the occurrence of an event of default under the Pooling and Servicing Agreement, any certificate owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Pooling and Servicing Agreement, receive a definitive certificate evidencing such certificate owner's percentage interest in the related class of certificates. Upon the occurrence of any of the events specified in the Pooling and Servicing Agreement, DTC will be required to notify all participants of the availability through DTC of physical certificates. Upon surrender by DTC of the certificates representing the book-entry securities and instruction for re-registration, the Securities Administrator will issue the securities in the form of physical certificates, and thereafter the Securities Administrator will recognize the holders of such physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the Securities Administrator directly to securityholders in accordance with the procedures listed in this prospectus supplement and in the Pooling and Servicing Agreement. The final distribution of any security (whether physical certificates or securities registered in the name of Cede & Co.), however, will be made only upon presentation and surrender of such securities on the final distribution date at such office or agency as is specified in the notice of final payment to securityholders.

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

        Neither the trust nor the Trustee or the Securities Administrator will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

GLOSSARY

         "Applied Realized Loss Amount" with respect to any distribution date and any class of the Class I-A, Class I-M and Class I-B Certificates is equal to any Realized Losses with respect to the Group I Loans which have been applied in reduction of the Certificate Principal Balance of such class, minus any Subsequent Recoveries applied to such Applied Realized Loss Amount.

         "Available Distribution Amount" with respect to Group I Certificates and any distribution date is an amount equal to the sum, without duplication, of
(i) interest and principal collections on the Group I Loans received during the related Collection Period, (ii) principal prepayments, liquidation proceeds, subsequent recoveries and insurance proceeds received in respect of the Group I Loans received during the related Collection Period, and (iii) with respect to the first distribution date, the Special Deposit, minus (iv) the sum of (a) amounts reimbursable or payable to the Depositor, the Sellers, the Master Servicer, the Securities Administrator, any originator or the Trustee pursuant to the Pooling and Servicing Agreement, or the Custodians, pursuant to the Custodial Agreements, including without limitation share of Extraordinary Trust Fund Expenses (subject to the Extraordinary Trust Fund Expenses Cap), (b) Master Servicing Fees payable to the Master Servicer, (c) amounts deposited in the Group I Master Servicer Collection Account or the related Distribution Account in error, (d) Prepayment Charges received in respect of the Group I Loans and
(e) any Net Swap Payments or Swap Termination Payments not due to a Swap Provider Trigger Event owed to the Swap Administrator for payment to the Swap Provider.

         "Available Principal Payment Amount" means, with respect to the Class II-A, Class II-M and Class II-B Certificates and any distribution date, the sum of:

         (i) the greater of (A) zero and (B)

                  (1) with respect to any distribution date during the Managed Amortization Period and if the Seller's Pro Rata Test is not met, the Principal Collection Amount less (a) the aggregate Draws for such distribution date and (b) the aggregate Certificate Principal Balance of the Class II-S Certificates immediately prior to that distribution date;
                  (2) with respect to any distribution date during the Managed Amortization Period and if the Seller's Certificate Pro Rata Test is met, the Floating Allocation Percentage of the Principal Collection Amount less the aggregate Draws for the related distribution date; and

                  (3) with respect to any distribution date during the Rapid Amortization Period, the Floating Allocation Percentage of the Principal Collection Amount; and

         (ii) the related Overcollateralization Increase Amount for that distribution date,

         minus

         (iii) the Group II Overcollateralization Reduction Amount for that distribution date.

         "Certificateholders" means Group I Certificateholders or Group II Certificateholders, as applicable.

         "Certificate Principal Balance" with respect to any class of Class I-A, Class I-M, Class I-B (other than the Class I-B-4 Certificates), Class II-A, Class II-M and Class II-B Certificates and any distribution date is the original certificate principal balance of such class as set forth on the cover page of this prospectus supplement or with respect to the Class I-B-4 Certificates approximately $13,294,000, less the sum of (i) all amounts in respect of principal distributed to such class on previous distribution dates and (ii) any Applied Realized Loss Amounts or Charge-Off Amounts, as applicable, allocated to such class on previous distribution dates; provided that, the Certificate Principal Balance of any class of Class I-A, Class I-M or Class I-B Certificates with the highest payment priority to which Realized Losses have been allocated shall be increased by the amount of any Subsequent Recoveries on the Group I Loans not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Balance of that Certificate. See "-- Allocation of Losses" in this prospectus supplement. With respect to the Class II-S Certificates, the Certificate Principal Balance shall equal the amount by which on any distribution date Draws exceed the Principal Collection Amount, minus (i) all amounts in respect of principal distributed to such on previous distribution dates and (ii) any Charge-Off Amounts allocated to such class on previous distribution dates

         "Certificates" means Group I Certificates or Group II Certificates, as applicable.

         "Charge-Off Amount" with respect to any Charged-Off HELOC, the amount of the Stated Principal Balance of such Group II HELOC that has been written down.

         "Charged-Off HELOC" means any Group II HELOC that is more than 180 days (or, earlier, in accordance with the related Servicer's servicing practices) past due.

         "Class I-A Principal Distribution Amount" with respect to any distribution date is the lesser of (I) the Principal Distribution Amount for such distribution date and (II) an amount equal to the excess (if any) of (A) the Certificate Principal Balance of the Class I-A Certificates immediately prior to such distribution date over (B) the lesser of (x) the product of (1) the aggregate Stated Principal Balance of the Group I Loans as of the end of the related Collection Period multiplied by (2) approximately 38.40% and (y) (1) the aggregate Stated Principal Balance of the Group I Loans as of the end of the related Collection Period, less (2) the related Overcollateralization Floor.

         "Class I-B Certificates" means any of the Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates.

         "Class I-B-1 Principal Distribution Amount" with respect to any distribution date is the lesser of (I) the Principal Distribution Amount remaining after distribution of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class I-M-5 Principal Distribution Amount on such distribution date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class I-M-5 Certificates (after taking into account the payment of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class I-M-5 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class I-B-1 Certificates immediately prior to such distribution date over (B) the lesser of (x) the product of (1) the aggregate Stated Principal Balance of the Group I Loans as of the end of the related Collection Period multiplied by (2) approximately 78.00% and (y) (1) the aggregate Stated Principal Balance of the Group I Loans as of the end of the related Collection Period, less (2) the related Overcollateralization Floor.

         "Class I-B-2 Principal Distribution Amount" with respect to any distribution date is the lesser of (I) the Principal Distribution Amount remaining after distribution of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-B-1 Principal Distribution Amount on such distribution date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate

Principal Balances of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-B-1 Certificates (after taking into account the payment of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-B-1 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class I-B-2 Certificates immediately prior to such distribution date over (B) the lesser of
(x) the product of (1) the aggregate Stated Principal Balance of the Group I Loans as of the end of the related Collection Period multiplied by (2) approximately 81.00% and (y) (1) the aggregate Stated Principal Balance of the Group I Loans as of the end of the related Collection Period, less (2) the related Overcollateralization Floor.

         "Class I-B-3 Principal Distribution Amount" with respect to any distribution date is the lesser of (I) the Principal Distribution Amount remaining after distribution of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-B-1 and Class I-B-2 Principal Distribution Amount on such distribution date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-B-1 and Class I-B-2 Certificates (after taking into account the payment of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-B-1 and Class I-B-2 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class I-B-3 Certificates immediately prior to such distribution date over (B) the lesser of
(x) the product of (1) the aggregate Stated Principal Balance of the Group I Loans as of the end of the related Collection Period multiplied by (2) approximately 83.50% and (y) (1) the aggregate Stated Principal Balance of the Group I Loans as of the end of the related Collection Period, less (2) the related Overcollateralization Floor.

         "Class I-B-4 Principal Distribution Amount" with respect to any distribution date is the lesser of (I) the Principal Distribution Amount remaining after distribution of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-B-1, Class I-B-2 and Class I-B-3 Principal Distribution Amount on such distribution date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-B-1, Class I-B-2 and Class I-B-3 Certificates (after taking into account the payment of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-B-1, Class I-B-2 and Class I-B-3 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class I-B-4 Certificates immediately prior to such distribution date over (B) the lesser of (x) the product of (1) the aggregate Stated Principal Balance of the Group I Loans as of the end of the related Collection Period multiplied by (2) approximately 88.20% and (y) (1) the aggregate Stated Principal Balance of the Group I Loans as of the end of the related Collection Period, less (2) the related Overcollateralization Floor.

         "Class I-M Certificates" means any of the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class I-M-5 Certificates.

         "Class I-M-1 Principal Distribution Amount" with respect to any distribution date is the lesser of (I) the Principal Distribution Amount remaining after distribution of the Class I-A Principal Distribution Amount on such distribution date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balance of the Class I-A Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class I-M-1 Certificates immediately prior to such distribution date over
(B) the lesser of (x) the product of (1) the aggregate Stated Principal Balance of the Group I Loans as of the end of the related Collection Period multiplied by (2) approximately 58.40% and (y) (1) the aggregate Stated Principal Balance of the Group I Loans as of the end of the related Collection Period, less (2) the related Overcollateralization Floor.

         "Class I-M-2 Principal Distribution Amount" with respect to any distribution date is the lesser of (I) the Principal Distribution

Amount remaining after distribution of the Class I-A Principal Distribution Amount and the Class I-M-1 Principal Distribution Amount on such distribution date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class I-A Certificates and Class I-M-1 Certificates (after taking into account the payment of the Class I-A Principal Distribution Amount and the Class I-M-1 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class I-M-2 Certificates immediately prior to such distribution date over (B) the lesser of
(x) the product of (1) the aggregate Stated Principal Balance of the Group I Loans as of the end of the related Collection Period multiplied by (2) approximately 62.80% and (y) (1) the aggregate Stated Principal Balance of the Group I Loans as of the end of the related Collection Period, less (2) the related Overcollateralization Floor.

         "Class I-M-3 Principal Distribution Amount" with respect to any distribution date is the lesser of (I) the Principal Distribution Amount remaining after distribution of the Class I-A, Class I-M-1 and Class I-M-2 Principal Distribution Amount on such distribution date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class I-A, Class I-M-1 and Class I-M-2 Certificates (after taking into account the payment of the Class I-A, Class I-M-1 and Class I-M-2 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class I-M-3 Certificates immediately prior to such distribution date over (B) the lesser of (x) the product of (1) the aggregate Stated Principal Balance of the Group I Loans as of the end of the related Collection Period multiplied by (2) approximately 67.40% and (y) (1) the aggregate Stated Principal Balance of the Group I Loans as of the end of the related Collection Period, less (2) the related Overcollateralization Floor.

         "Class I-M-4 Principal Distribution Amount" with respect to any distribution date is the lesser of (I) the Principal Distribution Amount remaining after distribution of the Class I-A, Class I-M-1, Class I-M-2 and Class I-M-3 Principal Distribution Amount on such distribution date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class I-A, Class I-M-1, Class I-M-2 and Class I-M-3 Certificates (after taking into account the payment of the Class I-A, Class I-M-1, Class I-M-2 and Class I-M-3 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class I-M-4 Certificates immediately prior to such distribution date over (B) the lesser of
(x) the product of (1) the aggregate Stated Principal Balance of the Group I Loans as of the end of the related Collection Period multiplied by (2) approximately 71.20% and (y) (1) the aggregate Stated Principal Balance of the Group I Loans as of the end of the related Collection Period, less (2) the related Overcollateralization Floor.

         "Class I-M-5 Principal Distribution Amount" with respect to any distribution date is the lesser of (I) the Principal Distribution Amount remaining after distribution of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Principal Distribution Amount on such distribution date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Certificates (after taking into account the payment of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class I-M-5 Certificates immediately prior to such distribution date over (B) the lesser of (x) the product of (1) the aggregate Stated Principal Balance of the Group I Loans as of the end of the related Collection Period multiplied by (2) approximately 74.40% and (y) (1) the aggregate Stated Principal Balance of the Group I Loans as of the end of the related Collection Period, less (2) the related Overcollateralization Floor.

         "Class II-A Principal Distribution Amount" with respect to any distribution date is the lesser of (I) the Available Principal Payment Amount for such distribution date and (II) an amount equal to the excess (if any) of
(A) the Certificate Principal Balance of the Class II-A Certificates immediately prior to such distribution date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Collection Period multiplied by
(2) approximately 58.12% and (y) (1) the Invested Amount as of the end of the related Collection Period, less (2) the related Overcollateralization Floor.

         "Class II-B Certificates" means any of the Class II-B-1 Certificates and Class II-B-2 Certificates.

         "Class II-B-1 Principal Distribution Amount" with respect to any distribution date is the lesser of (I) the Available Principal Payment Amount remaining after distribution of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Principal Distribution Amount on such distribution date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates (after taking into account the payment of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class II-B-1 Certificates immediately prior to such distribution date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Collection Period multiplied by (2) approximately 93.62% and (y) (1) the Invested Amount as of the end of the related Collection Period, less (2) the related Overcollateralization Floor.

         "Class II-B-2 Principal Distribution Amount" with respect to any distribution date is the lesser of (I) the Available Principal Payment Amount remaining after distribution of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9 and Class II-B-1 Principal Distribution Amount on such distribution date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9 and Class II-B-1 Certificates (after taking into account the payment of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9 and Class II-B-1 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class II-B-2 Certificates immediately prior to such distribution date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Collection Period multiplied by (2) approximately 95.52% and (y) (1) the Invested Amount as of the end of the related Collection Period, less (2) the related Overcollateralization Floor.

         "Class II-M Certificates" means any of the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8 and Class II-M-9 Certificates.

         "Class II-M-1 Principal Distribution Amount" with respect to any distribution date is the lesser of (I) the Available Principal Payment Amount remaining after distribution of the Class II-A Principal Distribution Amount on such distribution date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class II-A Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class II-M-1 Certificates immediately prior to such distribution date over
(B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Collection Period multiplied by (2) approximately 65.02% and (y) (1) the Invested Amount as of the end of the related Collection Period, less (2) the related Overcollateralization Floor.

         "Class II-M-2 Principal Distribution Amount" with respect to any distribution date is the lesser of (I) the Available Principal Payment Amount remaining after distribution of the Class II-A Principal Distribution Amount and Class II-M-1 Principal Distribution Amount on such distribution date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class II-A Certificates and Class II-M-1 Certificates (after taking into account the payment of the Class II-A Principal Distribution Amount and Class II-M-1 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class II-M-2 Certificates immediately prior to such distribution date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Collection Period multiplied by (2) approximately 71.12% and (y) (1) the Invested Amount as of the end of the related Collection Period, less (2) the related Overcollateralization Floor.

         "Class II-M-3 Principal Distribution Amount" with respect to any distribution date is the lesser of (I) the Available Principal Payment Amount remaining after distribution of the Class II-A, Class II-M-1 and Class II-M-2 Principal Distribution Amount on such distribution date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class II-A, Class II-M-1 and Class II-M-2 Certificates (after taking into account the payment of the Class II-A, Class II-M-1 and Class II-M-2 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class II-M-3 Certificates immediately prior to such distribution date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Collection Period multiplied by (2) approximately 75.02% and (y) (1) the Invested Amount as of the end of the related Collection Period, less (2) the related Overcollateralization Floor.

         "Class II-M-4 Principal Distribution Amount" with respect to any distribution date is the lesser of (I) the Available Principal Payment Amount remaining after distribution of the Class II-A, Class II-M-1, Class II-M-2 and Class II-M-3 Principal Distribution Amount on such distribution date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class II-A, Class II-M-1, Class II-M-2 and Class II-M-3 Certificates (after taking into account the payment of the Class II-A, Class II-M-1, Class II-M-2 and Class II-M-3 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class II-M-4 Certificates immediately prior to such distribution date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Collection Period multiplied by (2) approximately 78.52% and (y) (1) the Invested Amount as of the end of the related Collection Period, less (2) the related Overcollateralization Floor.

         "Class II-M-5 Principal Distribution Amount" with respect to any distribution date is the lesser of (I) the Available Principal Payment Amount remaining after distribution of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3 and Class II-M-4 Principal Distribution Amount on such distribution date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3 and Class II-M-4 Certificates (after taking into account the payment of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3 and Class II-M-4 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class II-M-5 Certificates immediately prior to such distribution date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Collection Period multiplied by (2) approximately 81.72% and (y) (1) the Invested Amount as of the end of the related Collection Period, less (2) the related Overcollateralization Floor.

         "Class II-M-6 Principal Distribution Amount" with respect to any distribution date is the lesser of (I) the Available Principal Payment Amount remaining after distribution of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Principal Distribution Amount on such distribution date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Certificates (after taking into account the payment of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class II-M-6 Certificates immediately prior to such distribution date over
(B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Collection Period multiplied by (2) approximately 84.82% and (y) (1) the Invested Amount as of the end of the related Collection Period, less (2) the related Overcollateralization Floor.

         "Class II-M-7 Principal Distribution Amount" with respect to any distribution date is the lesser of (I) the Available Principal Payment Amount remaining after distribution of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-M-6 Principal Distribution Amount
 on such distribution date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-M-6 Certificates (after taking into account the payment of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5 and Class II-M-6 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class II-M-7 Certificates immediately prior to such distribution date over (B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Collection Period multiplied by (2) approximately 87.32% and (y) (1) the Invested Amount as of the end of the related Collection Period, less (2) the related Overcollateralization Floor.

         "Class II-M-8 Principal Distribution Amount" with respect to any distribution date is the lesser of (I) the Available Principal Payment Amount remaining after distribution of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6 and Class II-M-7 Principal Distribution Amount on such distribution date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6 and Class II-M-7 Certificates (after taking into account the payment of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6 and Class II-M-7 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class II-M-8 Certificates immediately prior to such distribution date over
(B) the lesser of (x) the product of (1) the Invested Amount as of the end of the related Collection Period multiplied by (2) approximately 89.72% and (y) (1) the Invested Amount as of the end of the related Collection Period, less (2) the related Overcollateralization Floor.

         "Class II-M-9 Principal Distribution Amount" with respect to any distribution date is the lesser of (I) the Available Principal Payment Amount remaining after distribution of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Principal Distribution Amount on such distribution date and (II) an amount equal to the excess (if any) of (A) the sum of (1) the Certificate Principal Balances of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Certificates (after taking into account the payment of the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7 and Class II-M-8 Principal Distribution Amount for that distribution date) and (2) the Certificate Principal Balance of the Class II-M-9 Certificates immediately prior to such distribution date over (B) the lesser of
(x) the product of (1) the Invested Amount as of the end of the related Collection Period multiplied by (2) approximately 91.72% and (y) (1) the Invested Amount as of the end of the related Collection Period, less (2) the related Overcollateralization Floor.

         "Class II-S Floating Allocation Percentage" means with respect to any distribution date 100% minus the Floating Allocation Percentage.

         "Class II-S Principal Payment Amount" means, with respect to the Class II-S Certificates, the sum of : (i) with respect to any distribution date during the Managed Amortization Period and if the Seller's Certificate Pro Rata Tests is not met, the lesser of (a) the Certificate Principal Balance of the Class II-S Certificates immediately prior to such distribution date and (b) the Principal Collection Amount less the aggregate Draws for the related distribution date, (ii) with respect to any distribution date during the Managed Amortization Period and if the Seller's Certificate Pro Rata Tests is met, the Class II-S Floating Allocation Percentage of the Principal Collection Amount less the aggregate Draws for the related Distribution Date, and (iii) with respect to any distribution date during the Rapid Amortization Period, the Class II-S Floating Allocation Percentage of the Principal Collection Amount.

         "Collection Period" with respect to any distribution date and the Group I Loans and Group II HELOCs, the calendar month preceding the month in which such distribution date occurs.

         "Constant Draw Rate" means a constant rate of additional balances drawn on the Group II HELOCs.

         "CPR" means a constant rate of prepayment on the Group I Mortgage Loans or the Group II HELOCs.

         "Cumulative Charge-Off Percentage" with respect to the Group II Certificates and any distribution date is equal to the percentage obtained by dividing (x) the aggregate Charge-Off Amounts on the Group II HELOCs incurred since the Cut-off Date through the end of the related Collection Period, minus the principal portion of any amounts received in respect of the Group II HELOCs following the charge-off, by (y) the aggregate Stated Principal Balance of the Group II HELOCs as of the Cut-off Date.

         "Cumulative Realized Loss Percentage" with respect to the Group I Certificates and any distribution date is equal to the percentage obtained by dividing (x) the aggregate Realized Losses on the Group I Loans incurred since the related Cut-off Date through the end of the related Collection Period by (y) the aggregate Stated Principal Balance of the Group I Loans as of the related Cut-off Date.

         "Current Interest" with respect to each class of Class I-A, Class I-M, Class I-B, Class II-A, Class II-M and Class II-B Certificates and each distribution date is the interest accrued at the applicable Pass-Through Rate for the applicable accrual period on the Certificate Principal Balance of such class, reduced by any shortfalls resulting from the application of the Relief Act, in each case to the extent allocated to such class of Class I-A, Class I-M, Class I-B, Class II-A, Class II-M and Class II-B Certificates described under "Description of the Certificates --Distributions on the Certificates" in this prospectus supplement.

         "Cut-off Date" means, with respect to the Group II HELOCs and $224,890,894.27 of the Group I Loans, the close of business on June 30, 2005. With respect to $340,790,069.52 of the Group I Loans, the close of business on July 17, 2005.

         "Draw" with respect to any Group II HELOC, an additional borrowing by the related mortgagor subsequent to the related Cut-off Date in accordance with the related mortgage note.

         "Draw Period" with respect to any Group II HELOC, the period during which the related mortgagor is permitted to make Draws.

         "Excess Overcollateralization Amount" with respect to Group I Loans and any distribution date is the excess, if any, of the Group I Overcollateralization Amount on that distribution date over the Group I Overcollateralization Target Amount, and, with respect to Group II HELOCs and any distribution date, the excess, if any, of the Group II Overcollateralization Amount on that distribution date over the Group II Overcollateralization Target Amount.

         "Expense Adjusted Mortgage Rate" with respect to any Group I Loan, Group II HELOC or REO Property is the then applicable interest rate thereon, less the sum of the applicable Master Servicing Fee Rate and the applicable servicing fee rate.

         "Extraordinary Trust Fund Expenses" means any amounts reimbursable to the Securities Administrator or the Trustee, or any director, officer, employee or agent of the Securities Administrator or the Trustee, from the trust fund, any amounts reimbursable, to the Depositor, the Master Servicer, the Securities Administrator, the Custodians, or any director, officer, employee or agent thereof, and any other amounts payable or reimbursable from the trust fund as Extraordinary Trust Fund Expenses pursuant to the terms of the Pooling and Servicing Agreement, including Extraordinary Trust Fund Expenses that are not reimbursed in any calendar year as a result of the Extraordinary Trust Fund Expenses Cap. Extraordinary Trust Fund Expenses for any calendar year, to the extent they may exceed the Extraordinary Trust Fund Expenses Cap, shall be paid pro rata among the parties entitled thereto from the amounts available therefor.

         "Extraordinary Trust Fund Expenses Cap" means $250,000 for each calendar year; provided, however, that such cap will not apply to any costs and expenses (i) of the Trustee incurred in connection with the termination of the Securities Administrator or the Master Servicer, the transfer of master servicing to a successor Master Servicer and any costs incurred with the replacement of either Custodian or (ii) of the Master Servicer incurred in connection with the termination of any Servicer and the transfer of servicing to a successor servicer.

         "Fiscal Quarter" with respect to any quarter is December 1 to February 29 (or the last day in such month), March 1 to May 31, June 1 to August 31, or September 1 to November 30, as applicable.

         "Floating Allocation Percentage" with respect to any distribution date, the percentage equivalent of a fraction with a numerator of the Invested Amount at the end of the previous related Collection Period (in the case of the first distribution date, the Invested Amount as of the Closing Date) and a denominator equal to the aggregate Stated Principal Balance of the Group II HELOCs at the end of the previous Collection Period (in the case of the first distribution date, the Closing Date), provided such percentage shall not be greater than 100%.

         "Formula Rate" with respect to any class of Class I-A, Class I-M and Class I-B Certificates, a per annum rate equal to the lesser of (x) the London interbank offered rate for one month United States dollar deposits, which we refer to as One-Month LIBOR, calculated as described under " -- Calculation of One-Month LIBOR," plus the applicable Margin and (y) 11.000% per annum and, with respect to the Group II Offered Certificates, a per annum rate equal to One-Month LIBOR plus the applicable Margin.

         "Group I Certificateholders" means the holders of the Group I Certificates.

         "Group I Certificates" means the Class I-A, Class I-M, Class I-B, Class I-C, Class I-R-1, Class I-R-2, Class I-R-3 and Class I-RX Certificates.

         "Group I Current Specified Enhancement Percentage" with respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class I-M Certificates and Class I-B Certificates and (ii) the Group I Overcollateralization Amount, in each case prior to the distribution of the Principal Distribution Amount on such distribution date, by (y) the aggregate Stated Principal Balance of the Group I Loans as of the end of the related Collection Period.

         "Group I Net Monthly Excess Cashflow" with respect to the Class I-A, Class I-M and Class I-B Certificates and any distribution date is the excess, if any, of (x) the Available Distribution Amount for such distribution date over
(y) the sum for such distribution date of (A) the amount required to be distributed as described in clauses (1) through (2) under "Group I Certificates--Interest Distributions" below on such distribution date and (B) the amount required to be distributed as described in clauses (A)(1) through (2) or clauses (B)(1) through (10), as applicable, under "Group I Certificates--Principal Distributions" below on such distribution date (without giving effect to any related Overcollateralization Increase Amount).

         "Group I Net WAC Cap Rate" with respect to any distribution date and any class of the Class I-A, Class I-M and Class I-B Certificates, a per annum rate equal to the excess, if any, of (A) the weighted average of the Expense Adjusted Mortgage Rates of the Group I Loans as of the first day of the calendar month preceding the calendar month of such distribution date over (B) the sum of
(i) the Net Swap Payments payable to the Swap Provider on such distribution date and (ii) any Swap Termination Payments not due to a Swap Provider Trigger Event payable to the Swap Provider on such distribution date, divided by the outstanding principal balance of the Group I Loans as of the first day of the calendar month preceding the calendar month of such Distribution Date, multiplied by 12. The Net WAC Cap Rate for each class of the Class I-A, Class I-M and Class I-B Certificates will be calculated based on a 360-day year and the actual number of days elapsed in the related accrual period.

         "Group I Offered Certificates" means the Class I-A, Class I-M and Class I-B (other than the Class I-B-4) Certificates.

         "Group I Optional Termination Date" means the first date on which the majority holder of the Class I-C Certificates may terminate the portion of the trust fund representing the Group I Certificates, as described under "--Termination; Retirement of Certificates".

         "Group I Overcollateralization Amount" with respect to any distribution date is the amount, if any, by which the aggregate Stated Principal Balance of the Group I Loans (after giving effect to scheduled payments of principal due during the related Collection Period, to the extent received, and unscheduled collections of principal received during the related Collection Period) exceeds the aggregate Certificate Principal Balance of the Class I-A, Class I-M and Class I-B Certificates as of such distribution date after giving effect to distributions to be made on such distribution date.

         "Group I Overcollateralization Increase Amount" with respect to any distribution date and the Group I Certificates is an amount equal to the lesser of (i) the related Net Monthly Excess Cashflow available for payment of the related Overcollateralization Increase Amount for that distribution date and
(ii) the excess, if any, of (x) the related Overcollateralization Target Amount for that distribution date over (y) the related Overcollateralization Amount for that distribution date.

         "Group I Overcollateralization Reduction Amount" means, with respect to Group I Certificates and any distribution date for which the related Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that distribution date, greater than zero, an amount equal to the lesser of (i) the related Excess Overcollateralization Amount for that distribution date and (ii) the Principal Remittance Amount for that distribution date.

         "Group I Overcollateralization Target Amount" with respect to any distribution date (a) prior to the Group I Stepdown Date, an amount equal to 5.90% of the aggregate Stated Principal Balance of the Group I Loans as of the related Cut-off Date, (b) on or after the Group I Stepdown Date and if a Group I Trigger Event is not in effect, the lesser of (i) an amount equal to 5.90% of the aggregate Stated Principal Balance of the Group I Loans as of the related Cut-off Date and (ii) the greater of (x) approximately 11.80% of the then current aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Collection Period (after giving effect to scheduled payments of principal due during the related Collection Period, to the extent received, and unscheduled collections of principal received during the related Collection Period, and after reduction for Realized Losses incurred during the related Collection Period) and (y) the related Overcollateralization Floor or (c) on or after the Group I Stepdown Date and if a Group I Trigger Event is in effect, the Group I Overcollateralization Target Amount for the immediately preceding distribution date.

         "Group I Prepayment Assumption" means a specified CPR.

         "Group I Servicer" means EMC Mortgage Corporation or Union Federal Bank of Indianapolis, as applicable.

         "Group I Stepdown Date" means the later to occur of

         (x)      the distribution date occurring in August 2008 and

        (y) the first distribution date for which the Group I Current Specified Enhancement Percentage is greater than or equal to approximately 61.60%.

         "Group I Trigger Event" with respect to any distribution date is if any of the following tests is not satisfied: (i) the 60 Day Plus Delinquency Percentage is less than 7.00%, or (ii)(A) for any distribution date from and including the distribution date in August 2008 to and including the distribution date in July 2009, the Cumulative Realized Loss Percentage for such distribution date is less than 5.40%, (B) for any distribution date from and including the distribution date in August 2009 to and including the distribution date in July 2010, the Cumulative Realized Loss Percentage for such distribution date is less than 8.40%, (C) for any distribution date from and including the distribution date in August 2010 to and including the distribution date in July 2011, the Cumulative Realized Loss Percentage for such distribution date is less than 10.80%, and (D) for any distribution date thereafter, the Cumulative Realized Loss Percentage for such distribution date is less than 12.00%.

         "Group II Certificateholders" means the holders of the Group II Certificates.

         "Group II Certificates" means the Class II-A, Class II-M, Class II-B, Class II-E and Class II-S Certificates.

         "Group II Current Specified Enhancement Percentage" with respect to any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Class II-M Certificates and Class II-B Certificates and (ii) the Group II Overcollateralization Amount, in each case prior to the distribution of the Available Principal Payment Amount on such distribution date, by (y) the Invested Amount as of the end of the related Collection Period.

         "Group II Net WAC Cap Rate" with respect to any distribution date and any class of the Class II-A, Class II-M and Class II-B Certificates, a per annum rate equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group II HELOCs as of the first day of the calendar month preceding the calendar month of such distribution date. The Group II Net WAC Cap Rate for each class of the Class II-A, Class II-M and Class II-B Certificates will be calculated based on a 360-day year and the actual number of days elapsed in the related accrual period.

         "Group II Offered Certificates" means the Class II-A, Class II-M and Class II-B Certificates.

         "Group II Optional Termination Date" means the first date on which the majority holder of the Class II-E Certificates may terminate the portion of the trust fund representing the Group II Certificates, as described under "--Termination; Retirement of Certificates".

         "Group II Overcollateralization Amount" with respect to any distribution date is the amount, if any, by which the Invested Amount exceeds the aggregate Certificate Principal Balance of the Class II-A, Class II-M and Class II-B Certificates as of such distribution date after giving effect to distributions to be made on such distribution date.

         "Group II Overcollateralization Increase Amount" with respect to any distribution date and the Group II Certificates is the amount payable to the Group II Offered Certificates as provided in clause (3) under "Distribution on the Certificates -- Group II Certificates -- Interest Distributions" below.

         "Group II Overcollateralization Reduction Amount" means, with respect to Group II Certificates and any distribution date for which the related Excess Overcollateralization Amount is, or would be, after taking into account all other distributions to be made on that distribution date, greater than zero, an amount equal to the lesser of (i) the related Excess Overcollateralization Amount for that distribution date and (ii) the Available Principal Payment Amount for that distribution date (without giving effect to the Group II Overcollateralization Reduction Amount).

         "Group II Overcollateralization Target Amount" with respect to any distribution date (a) prior to the Group II Stepdown Date, an amount equal to 2.24% of the Invested Amount as of the related Cut-off Date, (b) on or after the Group II Stepdown Date and if a Group II Trigger Event is not in effect, the lesser of (i) an amount equal to 2.24% of the Invested Amount as of the related Cut-off Date and (ii) the greater of (x) approximately 4.48% of the then current Invested Amount as of the last day of the related Collection Period and (y) the related Overcollateralization Floor or (c) on or after the Group II Stepdown Date and if a Group II Trigger Event is in effect, the Group II Overcollateralization Target Amount for the immediately preceding distribution date.

         "Group II Prepayment Assumption" means a specified CPR and a Constant Draw Rate of 15.00%.

         "Group II Servicer" means EMC Mortgage Corporation or GreenPoint Mortgage Funding, Inc., as applicable.

         "Group II Stepdown Date" means the later to occur of

         (x)      the distribution date occurring in August 2008 and

         (y) the first distribution date for which the Group II Current Specified Enhancement Percentage is greater than or equal to approximately 41.88%.

         "Group II Trigger Event" with respect to any distribution date is if any of the following tests is not satisfied: (A) for any distribution date from and including the distribution date in August 2008 to and including the distribution date in July 2009, the Cumulative Charge-off Percentage for such distribution date is less than 3.24%, (B) for any distribution date from and including the distribution date in August 2009 to and including the distribution date in July 2010, the Cumulative Charge-off Percentage for such distribution date is less than 4.34%, (C) for any distribution date from and including the distribution date in August 2010 to and including the distribution date in July 2011, the Cumulative Charge-off Percentage for such distribution date is less than 5.04%, (D) for any distribution date from and including the distribution date in August 2011 to and including the distribution date in July 2012, the Cumulative Charge-off Percentage for such distribution date is less than 5.69%, and (E) for any distribution date thereafter, the Cumulative Charge-off Percentage for such distribution date is less than 6.19%.

         "Interest Collection Amount" with respect to each distribution date, an amount equal to the amount received by the related Servicer and consisting of interest collected during the related Collection Period on the Group II HELOCs and allocated to interest in accordance with the terms of the related servicing agreement, together with the interest portion of any repurchase price relating to any repurchased Group II HELOCs and the interest portion of any substitution adjustment amount paid during the related Collection Period and any Subsequent Recoveries on Group II HELOCs that were previously Charged-Off HELOCs.

         "Interest Remittance Amount" with respect to Group I Offered Certificates and any distribution date, that portion of the Available Distribution Amount for such distribution date attributable to interest received in respect of the Group I Loans.

         "Invested Amount" with respect to any distribution date, the aggregate Stated Principal Balance of the Group II HELOCs reduced by the aggregate Certificate Principal Balance of the Class II-S Certificates, if any. The Invested Amount on the Closing Date is $163,413,106.

         "Managed Amortization Period" with respect to Group II Certificates, is the period beginning on the related Cut-off Date and ending on the occurrence of a Rapid Amortization Event.

         "Margin" with respect to any distribution date on or prior to the first possible optional termination date and (i) with respect to the Class I-A Certificates, 0.240% per annum, (ii) with respect to the Class I-M-1 Certificates, 0.500% per annum, (iii) with respect to the Class I-M-2 Certificates, 0.550% per annum, (iv) with respect to the Class I-M-3 Certificates, 0.650% per annum, (v) with respect to the Class I-M-4 Certificates, 0.700% per annum, (vi) with respect to the Class I-M-5 Certificates, 0.740% per annum, (vii) with respect to the Class I-B-1 Certificates, 1.250% per annum, (viii) with respect to the Class I-B-2 Certificates, 1.350% per annum, (ix) with respect to the Class I-B-3 Certificates, 1.800% per annum, (x) with respect to the Class I-B-4, 4.000% per annum, (xi) with respect to the Class II-A Certificates, 0.250% per annum, (xii) with respect to the Class II-M-1 Certificates, 0.550% per annum, (xiii) with respect to the Class II-M-2 Certificates, 0.600% per annum, (xiv) with respect to the Class II-M-3 Certificates, 0.650% per annum, (xv) with respect to the Class II-M-4 Certificates, 0.750% per annum, (xvi) with respect to the Class II-M-5 Certificates, 0.850% per annum, (xvii) with respect to the Class II-M-6 Certificates, 0.900% per annum, (xviii) with respect to the Class II-M-7 Certificates, 1.400% per annum, (xix) with respect to the Class II-M-8 Certificates, 1.700% per annum, (xx) with respect to the Class II-M-9 Certificates, 2.400% per annum, (xxi) with respect to the Class II-B-1 Certificates, 3.000% per annum, and (xxii) with respect to the Class II-B-2 Certificates, 3.000% per annum; and with respect to any distribution date after the first possible related Optional Termination Date, the Margin will increase to (i) with respect to the Class I-A Certificates, 0.480% per annum, (ii) with respect to the Class I-M-1 Certificates, 0.750% per annum, (iii) with respect to the Class I-M-2 Certificates, 0.825% per annum, (iv) with respect to the Class I-M-3 Certificates, 0.975% per annum, (v) with respect to the Class I-M-4 Certificates, 1.050% per annum, (vi) with respect to the Class I-M-5 Certificates, 1.110% per annum, (vii) with respect to the Class I-B-1 Certificates, 1.875% per annum, (viii) with respect to the Class I-B-2 Certificates, 2.025% per annum, (ix) with respect to the Class I-B-3 Certificates, 2.700% per annum, (x) with respect to the Class I-B-4 Certificates, 6.000% per annum, (xi) with respect to the Class II-A Certificates, 0.500% per annum, (xii) with respect to the Class II-M-1 Certificates, 0.825% per annum, (xiii) with respect to the Class II-M-2 Certificates, 0.900% per annum, (xiv) with respect to the Class II-M-3 Certificates, 0.975% per annum, (xv) with respect to the Class II-M-4 Certificates, 1.125% per annum, (xvi) with respect to the Class II-M-5 Certificates, 1.275% per annum, (xvii) with respect to the Class II-M-6 Certificates, 1.350% per annum, (xviii) with respect to the Class II-M-7 Certificates, 2.100% per annum, (xix) with respect to the Class II-M-8 Certificates, 2.550% per annum, (xx) with respect to the Class II-M-9 Certificates, 3.600% per annum, (xxi) with respect to the Class II-B-1 Certificates, 4.500% per annum, and (xxii) with respect to the Class II-B-2 Certificates, 4.500% per annum.

         "Master Servicer Collection Account" means the Group I Master Servicer Collection Account or Group II Master Servicer Collection Account.

         "Net Monthly Excess Cashflow" means the Group I Net Monthly Excess Cashflow or Group II Net Monthly Excess Cashflow, as applicable.

         "Net WAC Cap Rate" means the Group I Net WAC Cap Rate or Group II Net WAC Cap Rate, as applicable.

         "Net WAC Cap Rate Carryover Amount" with respect to any class of the Class I-A, Class I-M, Class I-B, Class II-A, Class II-M and Class II-B Certificates and any distribution date, the sum of (A) the positive excess of
(i) the amount of interest that would have been payable to such class of Certificates on such distribution date if the Pass-Through Rate for such class for such distribution date were calculated at the related Formula Rate, over
(ii) the amount of interest payable on such class of Certificates at the related Net WAC Cap Rate for such distribution date (such excess being the "Basis Risk Shortfall" for such distribution date) and (B) the related Net WAC Cap Rate Carryover Amount for any previous distribution dates not previously paid, together with interest thereon at a rate equal to the related Formula Rate for such class of Certificates for such distribution date.

         "Offered Certificates" means the Group I Offered Certificates and Group II Offered Certificates.

         "Optional Termination Date" means the Group I Optional Termination Date or Group II Optional Termination Date, as applicable.

         "Overcollateralization Amount" means the Group I Overcollateralization Amount or Group II Overcollateralization Amount, as applicable.

         "Overcollateralization Floor" means, with respect to the Group I Certificates, an amount equal to 0.50% of the aggregate Stated Principal Balance of the Group I Loans as of the related Cut-Off Date and, with respect to the Group II Certificates, 0.50% of the Invested Amount as of the related Cut-Off Date.

         "Overcollateralization Increase Amount" means Group I
Overcollateralization Increase Amount or Group II Overcollateralization Increase Amount, as applicable.

         "Overcollateralization Reduction Amount" means Group I
Overcollateralization Reduction Amount or Group II Overcollateralization Reduction Amount, as applicable.

         "Overcollateralization Target Amount" means Group I
Overcollateralization Target Amount or Group II Overcollateralization Target Amount, as applicable.

         "Pass-Through Rate" with respect to each class of Class I-A, Class I-M, Class I-B, Class II-A, Class II-M and Class II-B Certificates will be the related Formula Rate, subject to the related Net WAC Cap Rate.

         "Prepayment Charges" with respect to any Group I Loan, are charges incurred by the related mortgagor pursuant to the related Group I Loan documents under certain circumstances and in connection with a prepayment of the Group I Loan during periods ranging from four months to five years after the Group I Loan was originated. Prepayment Charges collected with respect to any Group I Loan will be distributed to holders of the Class I-C Certificates and will not be available to make distributions on the Class I-A, Class I-M and Class I-B Certificates.

         "Principal Collection Amount" with respect to each distribution date, an amount equal to the amount received by the related Servicer and consisting of amounts collected during the related Collection Period on the Group II HELOCs and allocated to principal in accordance with the terms of the related servicing agreement, together with the principal portion of any repurchase price relating to any repurchased Group II HELOCs and substitution adjustment amount paid during the related Collection Period.

         "Principal Distribution Amount" means, with respect to each distribution date and the Class I-A, Class I-M and Class I-B Certificates, (x) the sum of:

         (1) the Principal Remittance Amount for such distribution date; and

         (2) any related Overcollateralization Increase Amount for such distribution date minus (y) the amount of any related Overcollateralization Reduction Amount for such distribution date.

         "Principal Remittance Amount" with respect to any distribution date and the Group I Certificates, that portion of the net Available Distribution Amount for such distribution date attributable to principal received in respect of the Group I Loans.

         "Rapid Amortization Event" means any of the events described in "Description of the Certificates -- Distributions on the Certificates -- Group II Certificates" in this prospectus supplement.

         "Rapid Amortization Period" means the period beginning upon the occurrence of the Rapid Amortization Event.

         "Rapid Amortization Trigger Event" is in effect with respect to Group II Offered Certificates and any distribution date if the cumulative amount of Charge-Off Amounts (net of Subsequent Recoveries) incurred on the Group II HELOCs from the related Cut-off Date through the end of the calendar month immediately preceding such distribution date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the Group II HELOCs as of the related Cut-off Date:


                  August 2008 to July 2009...............  3.94%
                  August 2009 to July 2010...............  5.34%
                  August 2010 to July 2011...............  6.39%
                  August 2011 to July 2012...............  7.09%
                  August 2012 and thereafter.............  7.79%


         "Realized Loss" is the excess of the unpaid Stated Principal Balance of a defaulted Group I Loan plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation over the net Liquidation Proceeds with respect thereto. To the extent that the related Servicer receives Subsequent Recoveries with respect to any Group I Loan, the amount of the Realized Loss with respect to that Group I Loan will be reduced to the extent that such recoveries are applied to reduce the Certificate Principal Balance of any class of Group I Certificates on any distribution date.

         "Recoveries" means, with respect to a Charged-Off HELOC, the proceeds received by the related Servicer in connection with such Charged-Off HELOC minus related servicing advances.

         "Relief Act" means the Servicemembers Civil Relief Act, as amended, or any similar state law.

         "Relief Act Shortfall" with respect to any distribution date and any Group I Loan or Group II HELOC is any reduction in the amount of interest collectible on such Group I Loan or Group II HELOC for the most recently ended calendar month as a result of the application of the Relief Act.

         "REO Property" means a mortgaged property acquired by the related Servicer on behalf of the trust fund through foreclosure or deed-in-lieu of foreclosure.

         "Residual Certificates" means the Class I-R-1, Class I-R-2, Class I-R-3, Class I-RX and Class II-S Certificates.

         "Seller's Certificate Pro Rata Test" is met with respect to any distribution date during the Managed Amortization Period if the Certificate Principal Balance of the Class II-S Certificates is greater than 3.00% of the aggregate Stated Principal Balance of the Group II HELOCs.

         "Servicer" means any Group I Servicer or Group II Servicer, as applicable.

         "Special Deposit" means, with respect to the first Collection Period, an amount to be deposited by EMC as Seller in respect of interest shortfalls as a result of a portion of the Group I Loans having a Cut-off Date of July 17, 2005.

         "Stated Principal Balance" with respect to any Group I Loan and any distribution date, the cut-off date principal balance thereof minus the sum of

         (i) the principal portion of the monthly payments received from mortgagors with respect to such Group I Loan during the related Collection Period;

         (ii) all prepayments of principal with respect to such Group I Loan received prior to or during the related Collection Period, and all Liquidation Proceeds to the extent applied by the related Servicer as recoveries of principal in accordance with the related servicing agreement or the Pooling and Servicing Agreement, as applicable, that were received by the related Servicer as of the close of business on the last day of the Collection Period related to such distribution date, and

         (iii) any Realized Loss thereon incurred during the related Collection Period.

         With respect to any Group II HELOC and any distribution date, the principal balance of the Group II HELOC as of the cut-off date, plus the aggregate amount of all Draws conveyed to the trust in respect of such Group II HELOC minus all collections credited against the principal balance of such Group II HELOC in accordance with the related mortgage note and minus all prior related Charge-Off Amounts.

         The Stated Principal Balance of any liquidated Group I Loan or Charged-Off HELOC is zero.

         "Subsequent Recoveries" means subsequent recoveries, net of reimbursable expenses, with respect to Group I Loans and Group II HELOCs that have been previously liquidated and that resulted in a Realized Loss and Charge-Off Amount, respectively.

         "Trigger Event" means Group I Trigger Event or Group II Trigger Event, as applicable.

         "Unpaid Interest Shortfall Amount" means with respect to any class of Class I-A, Class I-M, Class I-B, Class II-A, Class II-M and Class II-B Certificates and (i) the first distribution date, zero, and (ii) any distribution date after the first distribution date, the amount, if any, by which (A) the sum of (1) the Current Interest for such class of Class I-A, Class I-M, Class I-B, Class II-A, Class II-M and Class II-B Certificates for the immediately preceding distribution date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class of Class I-A, Class I-M, Class I-B, Class II-A, Class II-M and Class II-B Certificates for such preceding distribution date exceeds (B) the aggregate amount distributed on such class of Class I-A, Class I-M, Class I-B, Class II-A, Class II-M and Class II-B Certificates in respect of interest pursuant to clause (A) above on such preceding distribution date, plus interest on the amount of the interest due but not paid on such class of Class I-A, Class I-M, Class I-B, Class II-A, Class II-M and Class II-B Certificates on such preceding distribution date, to the extent permitted by law, at the Pass-Through Rate for such class for the related accrual period.

         "60 Day Plus Delinquency Percentage" with respect to any distribution date is the arithmetic average for each of the three successive distribution dates ending with the applicable distribution date of the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Group I Loans that are 60 or more days delinquent in the payment of principal or interest for the relevant distribution date, including Group I Loans in foreclosure, REO Property and Group I Loans with a related mortgagor subject to bankruptcy procedures, and the denominator of which is the aggregate Stated Principal Balance of all of the Group I Loans immediately preceding the relevant distribution date.

                  CALCULATION OF ONE-MONTH LIBOR

         On the second LIBOR business day preceding the commencement of each accrual period, for the Class I-A, Class I-M and Class I-B Certificates and Group II Offered Certificates bearing interest at an adjustable rate, which date we refer to as an interest determination date, the Securities Administrator will determine One-Month LIBOR for such accrual period on the basis of such rate as it appears on Telerate Screen Page 3750, as of 11:00 a.m. London time on such interest determination date. If such rate does not appear on such page, or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Securities Administrator, One-Month LIBOR for the applicable accrual period will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding accrual period.

         The Reference Bank Rate with respect to any accrual period, means the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks, as described below, as of 11:00 a.m., New York City time, on the related interest determination date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of Class I-A, Class I-M and Class I-B Certificates and Group II Offered Certificates bearing interest at an adjustable rate for such accrual period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards, if necessary, to the nearest whole multiple of 0.03125%, of the rates quoted by one or more major banks in New York City, selected by the Securities Administrator, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all classes of Class I-A, Class I-M and Class I-B Certificates and Group II Offered Certificates bearing interest at an adjustable rate for such accrual period. As used in this section, "LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and "Reference Banks" means leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market

         o        with an established place of business in London,

         o        which have been designated as such by the Securities
                  Administrator and

         o which are not controlling, controlled by, or under common control with, the Depositor, the sellers or the Master Servicer.

         The establishment of One-Month LIBOR on each interest determination date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the classes of Class I-A, Class I-M and Class I-B Certificates and Group II Offered Certificates bearing interest at an adjustable rate for the related accrual period shall, in the absence of manifest error, be final and binding.

                  DISTRIBUTIONS ON THE CERTIFICATES

         General. On each distribution date, the Securities Administrator will make distributions on the Certificates to the persons in whose names such Certificates are registered at the related record date.

         The Securities Administrator will make distributions on each distribution date by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other Depository institution having appropriate wire transfer facilities as instructed by a Certificateholder in writing in accordance with the Pooling and Servicing Agreement. If no such instructions are given to the Securities Administrator, then the Securities Administrator will make such distributions by check mailed to the address of the person entitled thereto as it appears on the Certificate register; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of such Certificates at the offices of the Securities Administrator designated for such purposes. As of the closing date, the Securities Administrator designates its offices located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603 for purposes of surrender, transfer and exchange. On each distribution date, a holder of a Certificate will receive such holder's percentage interest of the amounts required to be distributed with respect to the applicable class of Certificates. The percentage interest evidenced by a Certificate will equal the percentage derived by dividing the denomination of such Certificate by the aggregate denominations of all Certificates of the applicable class.

         Group I Certificates

         Interest Distributions. Interest on the Certificate Principal Balance of each class of Class I-A, Class I-M and Class I-B Certificates entitled thereto will accrue during each accrual period at the applicable Pass-Through Rate and will be payable to holders of such Certificates on each distribution date, commencing in August 2005. The Securities Administrator will calculate interest for the Class I-A, Class I-M and Class I-B Certificates based on a 360-day year and the actual number of days elapsed in the related accrual period. On any distribution date, any Relief Act Shortfalls will be allocated to the Class I-A, Class I-M and Class I-B Certificates on a pro rata basis.

         On each distribution date, the Interest Remittance Amount for such distribution date will be distributed in the following order of priority:

     1. to the Class I-A Certificates, the Current Interest and any Unpaid Interest Shortfall Amount for such distribution date and such class; and

     2. to the Class I-M-1, the Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates, in that order, the related Current Interest for such class and distribution date.

         Principal Distributions. On each distribution date, the Available Distribution Amount remaining after distribution of the Interest Remittance Amount as described above for such distribution date will be distributed as principal funds, including any related Overcollateralization Increase Amount for such distribution date, in the following order of priority:

         (A) For each distribution date prior to the Group I Stepdown Date or on which a Group I Trigger Event is in effect:

          1. to the Class I-A Certificates, the Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

          2. to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates, in that order, the remaining Principal Distribution Amount for such distribution date, in each case until the related Certificate Principal Balance thereof is reduced to zero.

         (B) For each distribution date on or after the Group I Stepdown Date, so long as a Group I Trigger Event is not in effect:

          1. to the Class I-A Certificates, the Class I-A Principal Distribution Amount, for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

          2. to the Class I-M-1 Certificates, the Class I-M-1 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

          3. to the Class I-M-2 Certificates, the Class I-M-2 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

          4. to the Class I-M-3 Certificates, the Class I-M-3 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

          5. to the Class I-M-4 Certificates, the Class I-M-4 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

          6. to the Class I-M-5 Certificates, the Class I-M-5 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

          7. to the Class I-B-1 Certificates, the Class I-B-1 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

          8. to the Class I-B-2 Certificates, the Class I-B-2 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

          9. to the Class I-B-3 Certificates, the Class I-B-3 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

          10. to the Class I-B-4 Certificates, the Class I-B-4 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero.

         Notwithstanding the foregoing clauses (A) and (B), to the extent a Net Swap Payment or Swap Termination Payment is payable from principal collections, the Principal Distribution Amount will be deemed paid to the most subordinate class of Group I Certificates (other than the Class I-R Certificates), until the Certificate Principal Balance thereof has been reduced to zero.

         Excess Spread and Overcollateralization Provisions. Credit enhancement with respect to each class of the Class I-A, Class I-M and Class I-B Certificates will be provided in part by overcollateralization. The acceleration of the principal amortization of the class or classes of Class I-A, Class I-M and Class I-B Certificates then entitled to receive principal distributions relative to the principal amortization of the Group I Loans has been designed to increase or maintain the Overcollateralization Amount over time by making additional payments of principal to the holders of the Class I-A, Class I-M and Class I-B Certificates from related Net Monthly Excess Cashflow remaining, if any, after certain payments described below. This increase is intended to be accomplished by the application of related Net Monthly Excess Cashflow remaining after any related Realized Losses are allocated thereto.

         The application of related Net Monthly Excess Cashflow to reduce the aggregate Certificate Principal Balance of any class of Class I-A, Class I-M and Class I-B Certificates on any distribution date will have the effect of accelerating the amortization of such class of Certificates relative to the amortization of the Group I Loans, thereby creating, maintaining and increasing the related

Overcollateralization Amount. The related Net Monthly Excess Cashflow will be applied as described below.

         If on any distribution date, after giving effect to any payments on such distribution date, the sum of the aggregate Certificate Principal Balance of the Class I-A, Class I-M and Class I-B Certificates exceeds the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Collection Period, the aggregate Certificate Principal Balance of the Class I-M Certificates and Class I-B Certificates will be reduced, in inverse order of seniority (beginning with the Class I-B-4 Certificates) by an amount equal to such excess, and then to the Class I-A Certificates. Any such reduction is an Applied Realized Loss Amount.

         If the Certificate Principal Balance of any of the Class I-A, Class I-M and Class I-B Certificates is reduced, that class thereafter will be entitled to distributions of interest and principal only with respect to its Certificate Principal Balance as so reduced.

         On each distribution date, the related Net Monthly Excess Cashflow for such distribution date remaining after any related Realized Losses are allocated thereto will be distributed in the following order of priority:

          1. to the class or classes of Class I-A, Class I-M and Class I-B Certificates then entitled to receive distributions in respect of principal, in an amount equal to any related Overcollateralization Increase Amount, payable to such holders as part of the Principal Distribution Amount as described under "Group I Certificates--Principal Distributions" above;

          2. sequentially, to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates, in that order, in an amount equal to the related Unpaid Interest Shortfall Amount, if any, for the such class of Certificates;

          3. sequentially, to the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates, in that order, any related Net WAC Cap Rate Carryover Amount for such distribution date and such class, to the extent not covered by Net Swap Payments;

          4. to pay the holders of the Class I-A, Class I-M and Class I-B Certificates, on a pro rata basis, based on accrued Certificate interest otherwise due thereon, the amount of any Relief Act Shortfalls allocated thereto for that distribution date;

          5. to pay to the holders of the Class I-A, Class I-M and Class I-B Certificates, on a pro rata basis, based on unpaid Relief Act Shortfalls previously allocated thereto, any Relief Act Shortfalls remaining unpaid from prior distribution dates, together with interest thereon at the related Pass-Through Rates;

          6. to pay to the Swap Administrator for payment to the Swap Provider, the amount of any Swap Termination Payment resulting from a Swap Provider Trigger Event not previously paid; and

          7. any remaining related Net Monthly Excess Cashflow, to the holders of the Class I-C Certificates.

          Group II Certificates

         Interest Distributions. Interest on the Certificate Principal Balance of each class of the Group II Offered Certificates entitled thereto will accrue during each accrual period at the applicable Pass-Through Rate and will be payable to Group II Offered Certificates on each distribution date, commencing in August 2005. The Securities Administrator will calculate interest for the Group II Offered Certificates based on a 360-day year and the actual number of days elapsed in the related accrual period. On any distribution date, any Relief Act Shortfalls will be allocated, first, to the Class II-E Certificates and, thereafter, to the Class II-A, Class II-M, Class II-B and Class II-S Certificates on a pro rata basis.

         On each distribution date, the Floating Allocation Percentage of the Interest Collection Amount for such distribution date, reduced by the related master servicing and servicing fees, will be distributed in the following order of priority:

          1. to the Class II-A Certificates, the Current Interest and any Unpaid Interest Shortfall Amount for such distribution date and such class; and

          2. to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9, Class II-B-1 and Class II-B-2 Certificates, in that order, the related Current Interest for such class and distribution date;

          3. to the classes of Group II Offered Certificates, as a payment of principal, the amount necessary to build the related Overcollateralization Amount to the related Overcollateralization Target Amount, including covering the Floating Allocation Percentage of the Charge-Off Amounts during the related Collection Period;

          4. To cover any Applied Realized Loss Amounts allocated to the Class II-A Certificates;

          5. To the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9, Class II-B-1 and Class II-B-2 Certificates, in that order, any related Unpaid Interest Shortfall Amount for such distribution date and such class;

          6. To the Class II-A, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9, Class II-B-1 and Class II-B-2 Certificates, in that order, any related Net WAC Cap Rate Carryover Amount for such distribution date and such class; and

          7. to the Class II-E Certificates, any remaining amounts.

         Principal Distributions. On each distribution date, the Class II-S Principal Payment Amount shall be distributed to the holders of the Class II-S Certificates, until their Certificate Principal Balance has been reduced to zero. On each distribution date, the Available Principal Payment Amount will be distributed as principal funds in the following order of priority:

         (A) For each distribution date prior to the Group II Stepdown Date or on which a Group II Trigger Event is in effect:

          1. to the Class II-A Certificates, the Available Principal Payment Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

          2. sequentially, to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class II-M-6, Class II-M-7, Class II-M-8, Class II-M-9, Class II-B-1 and Class II-B-2

     Certificates, in that order, the Available Principal Payment Amount, in each case until the Certificate Principal Balance of each such class has been reduced to zero.


          (B) For each distribution date on or after the Group II Stepdown Date, so long as a Group II Trigger Event is not in effect:

          1. to the Class II-A Certificates, the Class II-A Principal Distribution Amount, for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

          2. to the Class II-M-1 Certificates, the Class II-M-1 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

          3. to the Class II-M-2 Certificates, the Class II-M-2 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

          4. to the Class II-M-3 Certificates, the Class II-M-3 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

          5. to the Class II-M-4 Certificates, the Class II-M-4 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

          6. to the Class II-M-5 Certificates, the Class II-M-5 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

          7. to the Class II-M-6 Certificates, the Class II-M-6 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

          8. to the Class II-M-7 Certificates, the Class II-M-7 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

          9. to the Class II-M-8 Certificates, the Class II-M-8 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

          10. to the Class II-M-9 Certificates, the Class II-M-9 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

          11. to the Class II-B-1 Certificates, the Class II-B-1 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero;

          12. to the Class II-B-2 Certificates, the Class II-B-2 Principal Distribution Amount for such distribution date, until the Certificate Principal Balance thereof is reduced to zero; and

          13. to the Class II-E Certificates, any remaining amounts.

     Rapid Amortization Events. A Rapid Amortization Event is any of the following events:

          1. a breach of any representations, warranties or covenants of the Seller in a material manner, with such breach continuing unremedied for a specified period of time following the submission of the applicable written notice(s);

          2. a declaration of bankruptcy or insolvency by any of the Trust, the Depositor or the related Servicer;

          3. the trust becomes subject to the Investment Company Act of 1940; or

          4. the occurrence of a Rapid Amortization Trigger Event.

         If any event described in clause (1) or (4) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, either the Securities Administrator, or the Securities Administrator acting at the direction of the Group II Certificates holding certificates evidencing more than 51% in Certificate Principal Balance of Group II Certificates then outstanding, by written notice to the holder of the Class II-E Certificates, the Depositor, EMC and the Group II Servicers (and to the Securities Administrator, if given by the Group II certificateholders) declare that a Rapid Amortization Event has occurred. If any event described in clauses (2) or (3) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the Securities Administrator or the Group II certificateholders immediately on the occurrence of such event.

ALLOCATION OF LOSSES

         Group I Certificates

         Any Realized Losses on the Group I Loans will be applied on any distribution date as follows: first, to related Net Monthly Excess Cashflow through payment of the related Overcollateralization Increase Amount, second, in reduction of the related Overcollateralization Amount until reduced to zero, third, to the Class I-B-4 Certificates, fourth, to the Class I-B-3 Certificates, fifth, to the Class I-B-2 Certificates, sixth, to the Class I-B-1 Certificates, seventh, to the Class I-M-5 Certificates, eighth, to the Class I-M-4 Certificates, ninth, to the Class I-M-3 Certificates, tenth, to the Class I-M-2 Certificates, eleventh, to the Class I-M-1 Certificates, and twelfth, to the Class I-A Certificates. Any reduction to the Certificate Principal Balance of a Certificate is an Applied Realized Loss Amount.

         Once Realized Losses have been allocated to a class of Class I-A, Class I-M or Class I-B Certificates, such amounts with respect to such Certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter.

         No reduction of the Certificate Principal Balance of any class of Class I-A, Class I-M and Class I-B Certificates shall be made on any distribution date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Certificate Principal Balance of all of the classes of Class I-A, Class I-M and Class I-B Certificates as of such distribution date to an amount less than the Stated Principal Balances of the Group I Loans as of the related Due Date.

         Any allocation of a Realized Loss to a Class I-A, Class I-M or Class I-B Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Certificate Principal Balance of any Class I-A, Class I-M or Class I-B Certificate be reduced more than once in respect of any particular amount both (i) allocable to such Certificate in respect of Realized Losses and (ii) payable as principal to the holder of such Class I-A, Class I-M or Class I-B Certificate from remaining related Net Monthly Excess Cashflow.

         In the event that the related Servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be remitted to the Master Servicer and then distributed by the Securities Administrator in accordance with the priorities described under "Group I Certificates--Principal Distributions" and

"Group I Certificates--Interest Distributions," in this prospectus supplement and the Certificate Principal Balance of each class of Class I-A, Class I-M and Class I-B Certificates that has been reduced by the allocation of a Realized Loss to such Class I-A, Class I-M or Class I-B Certificate will be increased, in order of seniority, by the amount of such Subsequent Recoveries. Holders of such Class I-A, Class I-M or Class I-B Certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for any accrual period preceding the distribution date on which such increase occurs. Any Subsequent Recoveries that are received during a Collection Period will be included as a part of the Available Distribution Amount for the related distribution date.

         Group II Certificates

         The Floating Allocation Percentage of Charge-Off Amounts on the Group II HELOCs will be applied on any distribution date as follows: first, to any available Interest Collection Amount through an increase in the Group II Overcollateralization Amount as provided in clause (3) under "Distribution on the Certificates -- Group II Certificates -- Interest Distributions" above, and second, in reduction of the Overcollateralization Amount until reduced to zero. If on any distribution date, as a result of the Charge-Off Amounts, the sum of the aggregate Certificate Principal Balances of the Group II Offered Certificates exceeds the Invested Amount as of the last day of the related Collection Period, such excess will be allocated to the Group II Offered Certificates in the following order: first, to the Class II-B-2 Certificates, second, to the Class II-B-1 Certificates, third, to the Class II-M-9 Certificates, fourth, to the Class II-M-8 Certificates, fifth, to the Class II-M-7 Certificates, sixth, to the Class II-M-6 Certificates, seventh, to the Class II-M-5 Certificates, eighth, to the Class II-M-4 Certificates, ninth, to the Class II-M-3 Certificates, tenth, to the Class II-M-2 Certificates, eleventh, to the Class II-M-1 Certificates, and twelfth, to the Class II-A Certificates. The Class II-S Floating Allocation Percentage of Charge-Off Amounts on the Group II HELOCs will be applied on any distribution date to the Class II-S Certificates.

         Once Charge-Off Amounts have been allocated to a class of Group II Offered Certificates, such amounts with respect to such Certificates will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter.

         In the event that the related Servicer receives any Subsequent Recoveries, such Subsequent Recoveries will be remitted to the Master Servicer and then distributed by the Securities Administrator in accordance with the priorities described under "Group II Certificates--Interest Distributions," in this prospectus supplement. Any Subsequent Recoveries that are received during a Collection Period will be included as a part of the Interest Collection Amount for the related distribution date.

THE PREPAYMENT CHARGES AND THE CLASS I-C CERTIFICATES

         The terms of certain of the Group I Loans provide for payment by the related Mortgagor of a Prepayment Charge in limited circumstances on certain prepayments. Any Prepayment Charges paid in respect of the Group I Loans will be distributed to the holders of the Class I-C Certificates, and will not be included in the amounts available to be distributed to the holders of any other Group I Certificates, including any other Group I Offered Certificates. No assurance is given as to the effect, if any, of such Prepayment Charges on the rate of prepayments on the related Group I Loans.

TERMINATION; RETIREMENT OF CERTIFICATES

         Group I Certificates

         The majority holder of the Class I-C Certificates will have the right to purchase all remaining Group I Loans and REO properties when the aggregate Stated Principal Balance of the Group I Loans (and such properties) as of the last day of the related Collection Period (after giving effect to scheduled payments of principal due during the related Collection Period, to the extent received, and unscheduled collections of principal received during the related Collection Period, and after reduction for Realized Losses incurred during the related Collection Period) is equal to or less than 20% of the aggregate Stated Principal Balance of the Group I Loans as of the related Cut-off Date, thereby effecting early retirement of the Group I Certificates (other than the Class I-R-3 Certificates to the extent any Group II Certificates remain outstanding as described below), including the Group I Offered Certificates. We refer to such date as the Group I Optional Termination Date. In the event that the majority holder of the Class I-C Certificates exercises such option it will effect such repurchase at a price equal to the sum of:

     o 100% of the Stated Principal Balance of each Group I Loan, other than in respect of REO Property, plus accrued interest thereon at the applicable mortgage rate,

     o the appraised value of any REO property, up to the Stated Principal Balance of the related Group I Loan, and

     o any unreimbursed out-of-pocket costs and expenses of the Trustee, the Securities Administrator, the related Servicer or the Master Servicer, as the case may be, in the performance of their obligations, respectively.

         Proceeds from such purchase will be distributed to the holders of the Class I-A, Class I-M and Class I-B Certificates in the priority described above in "Group I Certificates--Principal Distributions" and "Group I Certificates--Interest Distributions". In the event that the purchase price to be paid by the majority holder of the Class I-C Certificates is based in part on the appraised value of any REO property and such appraised value is less than the Stated Principal Balance of the related Group I Loan, the proceeds may not be sufficient to distribute the full amount to which each class of Group I Certificates is entitled. In such event, the amount of the difference between the appraised value of such REO property and the Stated Principal Balance of the related Group I Loan will constitute a Realized Loss which will be allocated to the Class I-A, Class I-M and Class I-B Certificates as described under "Description of the Certificates--Allocation of Losses". Any purchase of the Group I Loans and REO properties will result in an early retirement of the Group I Certificates.

         Group II Certificates

         The Group II HELOCs will be subject to optional purchase by the holder of the Class II-E Certificates, or, if there is no single holder, the majority holder of the Class II-E Certificates, on any distribution date after the sum of the certificate principal balances of the Class II-A, Class II-M and Class II-B Certificates is reduced to an amount less than or equal to 10% of the sum of the original certificate principal balances of the Class II-A, Class II-M and Class II-B Certificates.

         The optional purchase price payable upon optional termination will be equal to the lesser of (i) the fair market value of the Group II HELOCs and (ii) the sum of the outstanding principal balance of the Group II HELOCs, and accrued and unpaid interest thereon at the weighted average of the mortgage rates through the day preceding the final distribution date; provided that the option may only be exercised if the purchase price is sufficient to repay all outstanding principal and accrued and unpaid interest on the Group II Offered Certificates.

         Class I-R-3 Certificates

         The Class I-R-3 Certificates will not be retired until the later of (i) the retirement of all Group I Certificates (other than the Class I-R-3 Certificates) and (ii) the retirement of all the Group II Certificates.

REPORTS TO CERTIFICATEHOLDERS

         On each distribution date, the Securities Administrator will make available to each Certificateholder, the Master Servicer, the Trustee and the Depositor a statement generally setting forth, among other information:

               1. the amount of the related distribution to Certificateholders allocable to principal, separately identifying (A) the aggregate amount of any principal prepayments included therein and (B) the aggregate of all scheduled payments of principal included therein;

               2. the amount of such distribution to Certificateholders allocable to interest and, with respect to the Group I Certificates, the portion thereof, if any, provided by the Interest Rate Swap Agreement;

               3. Unpaid Interest Shortfall Amount and any Net WAC Cap Rate Carryover Amounts for the Class I-A, Class I-M and Class I-B Certificates and Group II Offered Certificates;

               4. the Certificate Principal Balance of the Class I-A, Class I-M and Class I-B Certificates and Group II Certificates before and after giving effect to the distribution of principal and allocation of Applied Realized Loss Amounts and Charge-Off Amounts, as applicable, on such distribution date;

               5. the Stated Principal Balance of all the Group I Loans or Group II HELOCs, as applicable, for the following distribution date;

               6. the amount of the related servicing fees and the Master Servicer fees for the related Collection Period;

               7. the Pass-Through Rate for each class of Certificates for such distribution date and whether such rate was based on the related Net WAC Cap Rate;

               8. the number and aggregate Stated Principal Balance of the Group I Loans or Group II HELOCs, as applicable, (A) delinquent, exclusive of Group I Loans in foreclosure, (1) 31-60 days, (2) 61-90 days and (3) 91 or more days, and (B) in foreclosure and delinquent (1) 31-60 days, (2) 61-90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such distribution date;

               9. with respect to any Group I Loan or Group II HELOC that was liquidated during the preceding calendar month, the loan number and Stated Principal Balance of, and Realized Loss or Charge-Off Amount, as applicable, on such Group I Loan or Group II HELOC as of the end of the related Collection Period;

               10.  whether a Trigger Event exists;

               11. the total number and principal balance of any related real estate owned, or REO, properties as of the end of the related Collection Period;

               12. the cumulative Realized Losses or Charge-Off Amounts, as applicable, through the end of the preceding month;

               13. the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of the Group I Loans or Group II HELOCs that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO properties, and the denominator of which is the Stated Principal Balances of all of the Group I Loans or Group II HELOCs, as applicable,

               14. the amount of the Prepayment Charges remitted by the related Servicer and the amount on deposit in the reserve fund; and

               15. the amount of any Net Swap Payment payable to the portion of the trust representing the Group I Certificates, any Net Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the trust and any Swap Termination Payment payable to the Swap Provider.

         The Securities Administrator will make the monthly statement and, at its option, any additional files containing the same information in an alternative format, available each month to Certificateholders via the Securities Administrator's internet website. Assistance in using the website service can be obtained by calling the Securities Administrator's customer service desk at 312-904-6299. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

         In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will prepare and deliver to each Certificateholder of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

AMENDMENT

         The Pooling and Servicing Agreement may be amended by the Depositor, the Master Servicer, EMC as Servicer, the Securities Administrator and the Trustee, without notice to or consent of the holders of the Certificates, for the following purposes:

          o    to cure any ambiguity in the Pooling and Servicing Agreement,

          o to correct any defective provisions or to correct or supplement any provision in the Pooling and Servicing Agreement,

          o to add to the duties of the Depositor, the Trustee, the Securities Administrator, EMC as Servicer or the Master Servicer,

          o to add any other provisions with respect to matters or questions arising under the agreement or related credit enhancement,

          o to add or amend any provisions of the Pooling and Servicing Agreement as required by any rating agency in order to maintain or improve the rating of the Certificates (it being understood that none of the Depositor, EMC Mortgage Corporation, in its capacity as seller, the Master Servicer, the Securities Administrator or the Trustee is obligated to maintain or improve the rating),

          o    to comply with any requirements imposed by the Code, or

          o to conform the Pooling and Servicing Agreement with this prospectus supplement.

         In no event, however, shall any such amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holder of the Certificates, as evidenced by an opinion of counsel delivered to the Trustee and the Securities Administrator. Any such amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the Trustee and the Securities Administrator receive written confirmation from the rating agency that the amendment will not cause the rating agency to reduce its then-current rating.

         The Pooling and Servicing Agreement may also be amended by the Trustee, the Securities Administrator, EMC as Servicer, the Master Servicer, if applicable, and the Depositor with the consent of holders representing not less than 66 2/3% of the total outstanding principal balance of the Certificates (or, if only one group or certain classes are affected by the amendment, 66 2/3% of the total outstanding principal balance of each such group or affected class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement, or modifying in any manner the rights of holders of the Certificates. In no event, however, shall any amendment

          o reduce the amount or delay the timing of payments on any Certificate without the consent of the holder of the Certificate,

          o reduce the percentage of the total outstanding principal balance of Certificates of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of the total outstanding principal balance of each affected class, or

          o cause any REMIC to fail to qualify as a REMIC for federal tax purposes.

VOTING RIGHTS

         As of any date of determination,

          o holders of the Class I-A, Class I-M, Class I-B, Class II-A, Class II-M and Class II-B Certificates will be allocated 95% of all voting rights, allocated among such Offered Certificates and the Class I-B-4 Certificates in proportion to their respective outstanding Certificate Principal Balances,

          o holders of the Class II-C and Class II-E Certificates will be allocated 2% of all voting rights, and

          o holders of each class of Residual Certificates will be allocated 1% of all voting rights.

         Voting rights will be allocated among the Certificates of each such class in accordance with their respective percentage interests. Matters which solely affect the Group I Certificates or Group II Certificates will be voted on solely by the related classes.

OPTIONAL PURCHASE OF CERTAIN LOANS

         As to any Group I Loan or Group II HELOC which as of the first day of a Fiscal Quarter is delinquent in payment by 91 days or more, EMC may, at its option, purchase such Group I Loan or Group II HELOC at a price equal to 100% of the Stated Principal Balance thereof plus accrued interest thereon at the applicable mortgage rate, from the date through which interest was last paid by the related mortgagor to the first day of the month in which such amount is to be distributed; provided that such Group I Loan or Group II HELOC is still delinquent in payment by 91 days or more as of the date of such purchase and provided further, that this limited purchase option, if not theretofore exercised, shall terminate on the date prior to the last day of such Fiscal Quarter. Such option, if not exercised, shall not thereafter be reinstated as to any such Group I Loan or Group II HELOC unless the delinquency is cured and the Group I Loan or Group II HELOC thereafter again becomes delinquent in payment 91 days or more. In that event, the option shall again become exercisable on the first date of the subsequent Fiscal Quarter.

         In addition, during the 90 day period following the Closing Date, EMC may, in its sole discretion, purchase any Group I Loan or Group II HELOC for which the related Originator or prior owner has breached a representation or warranty made to EMC regarding the characteristics of such Group I Loan or Group II HELOC.

EVENTS OF DEFAULT

         Events of default under the Pooling and Servicing Agreement include:

          o any failure by the Master Servicer to remit to the Securities Administrator any amount received or collected by it with respect to the Group I Loans or Group II HELOCs, which continues unremedied for one business day after written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the holders of Certificates evidencing not less than 25% of the voting rights evidenced by the Certificates;

          o any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Master Servicer in the Pooling and Servicing Agreement, which continues unremedied for 60 days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the holders of Certificates evidencing not less than 25% of the voting rights evidenced by the Certificates; or

          o insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

         So long as an event of default under the Pooling and Servicing Agreement remains unremedied, the Trustee shall, but only upon the receipt of written instructions from the holders of Certificates having not less than 25% of the voting rights evidenced by the Certificates in the case of any event of default described in the first three bullet points above, terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Group I Loans and Group II HELOCs, whereupon the Trustee shall, except as described below, automatically succeed, after a transition period not exceeding 90 days, to all of the responsibilities and duties of the Master Servicer under the Pooling and Servicing Agreement; provided, however, that the Trustee shall have no obligation whatsoever with respect to any liability incurred by the Master Servicer at or prior to the time of receipt by the Master Servicer of such notice of termination. As compensation therefor, the Trustee shall be entitled to all compensation which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act as such, except for those amounts due the Master Servicer as reimbursement for expenses previously incurred. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer as the successor to the Master Servicer under the Pooling and Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under the Pooling and Servicing Agreement. Pending appointment of a successor to the Master Servicer under the Pooling and Servicing Agreement, the Trustee shall act in such capacity as provided under the Pooling and Servicing Agreement. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Group I Loans and Group II HELOCs as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer as provided above. No assurance can be given that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement would not adversely affect the master servicing and servicing of the Group I Loans and Group II HELOCs, including the delinquency experience of the Group I Loans and Group II HELOCs. The costs and expenses of the Trustee in connection with the termination of the Master Servicer, appointment of a successor Master Servicer and the transfer of servicing, if applicable, to the extent not paid by the terminated Master Servicer, will be paid by the trust fund.

         No Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless such holder previously has given to the Trustee written notice of the continuation of an event of default and unless the holders of Certificates having not less than 25% of the voting rights evidenced by the Certificates have made written request to the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.

THE TRUSTEE

         Citibank, N.A is a national banking association. Citibank's N.A.'s corporate trust office is located at 388 Greenwich Street, 14th Floor, New York, New York 10013. Attention: Corporate Trust Services/SACO I 2005-5 or at such other address as the Trustee may designate from time to time.

         Citibank, N.A. may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove Citibank, N.A. if it ceases to be eligible to continue as such under the Pooling and Servicing Agreement, if it becomes incapable of acting, if it becomes insolvent, or if a receiver or public officer takes charge of Citibank, N.A or its property, or if the credit rating of Citibank, N.A falls below certain levels. Upon such resignation or removal of Citibank, N.A, the Depositor will be entitled to appoint a successor Trustee. Citibank, N.A may also be removed at any time by the holders of Certificates evidencing ownership of not less than 51% of the Trust. Any such resignation or removal of Citibank, N.A and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

         The compensation to the Trustee for its duties as Trustee will equal, on any distribution date, the Trustee Fee, which shall be paid by the Master Servicer pursuant to a separate fee agreement.

THE SECURITIES ADMINISTRATOR

         LaSalle Bank National Association will be the Securities Administrator under the Pooling and Servicing Agreement. The Securities Administrator's corporate trust office is located at 135 South LaSalle Street, Suite 1625, Chicago, IL 60603. Attention: Global Securities and Trust Services Group SACO I Trust 2005-5 or at such other address as the Securities Administrator may designate from time to time. The Securities Administrator shall be entitled to any earnings on any amounts on deposit in the Master Servicer Collection Account and the Distribution Account as compensation for its duties under the Pooling and Servicing Agreement.

         The Securities Administrator may resign or be removed at any time, including upon the resignation or removal of the Master Servicer. The Trustee may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Securities Administrator or its property. Upon such resignation or removal of the Securities Administrator, the Trustee will be entitled to appoint a successor Securities Administrator. The Securities Administrator may also be removed at any time by the holders of Certificates evidencing ownership of not less than 51% of the trust. In the event that the Certificateholders remove the Securities Administrator, the compensation of any successor Securities Administrator shall be paid by the Certificateholders to the extent that such compensation exceeds the amount agreed to by the Depositor and the Securities Administrator. Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator.

THE CUSTODIANS

         Pursuant to the Custodial Agreement, among Citibank, N.A., as Trustee, Wells Fargo Bank, National Association ("Wells Fargo"), as Custodian, the Sellers, the Master Servicer, and the Depositor (the "Wells Fargo Custodial Agreement") and the Custodial Agreement among, Citibank, N.A., as Trustee, LaSalle Bank National Association ("LaSalle"), as Custodian, the Sellers, the Master Servicer, and the Depositor (the "LaSalle Bank Custodial Agreement"; and together with the Wells Fargo Custodial Agreement, the "Custodial Agreements"), Wells Fargo and LaSalle will act as the custodians (each, a "Custodian") to hold a portion of the mortgage files for the related Group I Loans and Group II HELOCs on behalf of the Trustee for the benefit of all present and future related Certificateholders. The Pooling and Servicing Agreement provides that each Custodian shall, on behalf of the Trustee, conduct the review of each mortgage file in its possession with respect to the related Group I Loans and Group II HELOCs required under the Pooling and Servicing Agreement, and perform all other duties relating to the custody of such mortgage files as are delegated to the related Custodian pursuant to the terms of the Pooling and Servicing Agreement.

THE SWAP ADMINISTRATOR

         LaSalle Bank National Association in its capacity as the Securities Administrator, on behalf of the Trust, will be the Swap Administrator under the Swap Administration Agreement. The Swap Administrator will only be obligated to make payments to the trust under the Swap Administration Agreement to the extent that and after it receives the related funds from the Swap Provider, and will only be obligated to make payments to the Swap Provider under the Interest Rate Swap Agreement to the extent that and after it receives the related funds from the trust. The Swap Administrator will be entitled to reimbursement or indemnification by the trust for any loss, liability or expense arising out of or in connection with the Swap Administration Agreement as set forth in the Pooling and Servicing Agreement except any such loss, liability or expense as may arise from its negligence or intentional misconduct. Any resignation or removal of LaSalle Bank National Association as Securities Administrator will also result in the resignation or removal, as applicable, of LaSalle Bank National Association as the Swap Administrator.

                        THE INTEREST RATE SWAP AGREEMENT

         LaSalle Bank National Association (in such capacity, the "Swap Administrator") will, on behalf of the Trust, enter into an interest rate swap agreement (the "Interest Rate Swap Agreement") with Bear Stearns Financial Products Inc. (the "Swap Provider"). On each distribution date, pursuant to a swap administration agreement (the "Swap Administration Agreement"), the Swap Administrator will deposit into an account (the "Swap Account"), certain amounts, if any, received from the Swap Provider, from which distributions to the trust in respect of Unpaid Interest Shortfall Amount to the extent due to the interest portion of a Realized Loss with respect to the related Group I Loan and Group I Net WAC Cap Carryover Amounts and amounts necessary to maintain or restore the applicable Overcollateralization

Target Amount to the extent not covered by Group I Net Monthly Excess Cashflow will be made as described in this prospectus supplement. The Swap Account will not be an asset of any REMIC.

         Under the Interest Rate Swap Agreement, on or before each distribution date, the Swap Administrator will be obligated to pay to the Swap Provider a fixed amount for that distribution date, or the Fixed Swap Payment, equal to the product of (x) a fixed rate equal to 4.225% per annum, (y) the notional amount for that distribution date, multiplied by 100, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360. On or before each distribution date, the Swap Provider will be obligated to pay to the Swap Administrator a floating amount, or the Floating Swap Payment, equal to the product of (x) One-Month LIBOR as determined pursuant to the Interest Rate Swap Agreement, (y) the notional amount for that distribution date, multiplied by 100, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period as provided in the Interest Rate Swap Agreement, and the denominator of which is 360. A net payment, referred to as a Net Swap Payment, will be required to be made on or before each distribution date (a) by the Swap Administrator to the Swap Provider, to the extent that the Fixed Swap Payment for such distribution date exceeds the Floating Swap Payment payable to the trust for such distribution date, or (b) by the Swap Provider to the Swap Administrator, to the extent that the Floating Swap Payment payable to the trust exceeds the Fixed Swap Payment for such distribution date. For each distribution date in respect of which the Swap Administrator is required to make a Net Swap Payment to the Swap Provider, the trust will be required to make a payment to the Swap Administrator in the same amount.

         The notional amount with respect to the Interest Rate Swap Agreement and each distribution date will be the related notional amount set forth below. The Interest Rate Swap Agreement will terminate immediately following the distribution date in November 2008, unless terminated earlier upon the occurrence of a Swap Default, an Early Termination Event or an Additional Termination Event, each as defined below.


         MONTH OF DISTRIBUTION DATE     NOTIONAL AMOUNT OF INTEREST RATE SWAP AGREEMENT ($)
         --------------------------     ---------------------------------------------------
                August 2005                                5,656,809.64
               September 2005                              5,418,249.18
                October 2005                               5,189,724.35
               November 2005                               4,970,813.80
               December 2005                               4,761,113.84
                January 2006                               4,560,237.72
               February 2006                               4,367,814.87
                 March 2006                                4,183,490.30
                 April 2006                                4,006,923.86
                  May 2006                                 3,837,789.70
                 June 2006                                 3,675,775.62
                 July 2006                                 3,520,582.51
                August 2006                                3,371,923.81
               September 2006                              3,229,524.98
                October 2006                               3,093,122.99
               November 2006                               2,962,465.84
               December 2006                               2,837,312.11
                January 2007                               2,717,430.51
               February 2007                               2,602,599.45
                 March 2007                                2,492,606.63
                 April 2007                                2,387,248.66
                  May 2007                                 2,286,330.69
                 June 2007                                 2,189,666.05
                 July 2007                                 2,097,075.89
                August 2007                                2,008,388.89
               September 2007                              1,923,440.90
                October 2007                               1,842,074.66
               November 2007                               1,764,139.52
               December 2007                               1,689,491.16


         MONTH OF DISTRIBUTION DATE     NOTIONAL AMOUNT OF INTEREST RATE SWAP AGREEMENT ($)
         --------------------------     ---------------------------------------------------
                January 2008                               1,617,991.30
               February 2008                               1,549,507.49
                 March 2008                                1,483,917.97
                 April 2008                                1,421,095.64
                  May 2008                                 1,360,924.04
                 June 2008                                 1,303,291.63
                 July 2008                                 1,248,091.53
                August 2008                                1,195,221.36
               September 2008                              1,144,583.04
                October 2008                               1,096,082.61
               November 2008                               1,049,630.06


         The respective obligations of the Swap Provider and the Swap Administrator to pay specified amounts due under the Interest Rate Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default (as defined below) or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no "early termination date" (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

         "Events of Default" under the Interest Rate Swap Agreement (each a "Swap Default") include the following standard events of default under the ISDA Master Agreement:

          o    "Failure to Pay or Deliver,"

          o    "Bankruptcy" (as amended in the Interest Rate Swap Agreement) and

          o "Merger without Assumption" (but only with respect to the Swap Provider),

as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

         "Termination Events" under the Interest Rate Swap Agreement (each a "Termination Event") consist of the following standard events under the ISDA Master Agreement:

          o "Illegality" (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

          o "Tax Event" (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

          o "Tax Event Upon Merger" (solely with respect to the Swap Provider) (which generally relates to the Swap Provider's receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are "Additional Termination Events" (as defined in the Interest Rate Swap Agreement) including if the Swap Provider fails to comply with the Downgrade Provisions (as defined below).

         Upon the occurrence of any Swap Default under the Interest Rate Swap Agreement, the non-defaulting party will have the right to designate an early termination date (an "Early Termination Date"). With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Interest Rate Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Interest Rate Swap Agreement. In addition, the Swap Provider will have the right to designate an Early Termination Date upon (i) the delivery of notice indicating the intent of the majority holder of the Class I-C Certificates to exercise its option to terminate the portion of the trust fund representing the Group I Certificates in accordance with the Pooling and Servicing Agreement, (ii) receipt by the Group I Certificateholders or the Swap Provider of a final distribution notice or (iii) receipt by the Trustee, the Securities Administrator, the Group I Certificateholders or the Swap Provider of any other notice of early termination of the Pooling and Servicing Agreement or a final distribution. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a "Swap Early Termination."

         Upon any Swap Early Termination, the Swap Administrator or the Swap Provider may be liable to make a swap termination payment (the "Swap Termination Payment") to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Provider under the remaining scheduled term of the Interest Rate Swap Agreement. In the event that the Swap Administrator is required to first make a Swap Termination Payment to the Swap Provider, the trust will be required to make a payment to the Swap Administrator in the same amount, which payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, prior to distributions to Class I-A, Class I-M and Class I-B Certificateholders, other than in the case of a Swap Termination Payment triggered upon a Swap Provider Trigger Event. The trust's obligation to pay amounts in respect of any Swap Termination Payment due to a Swap Provider Trigger Event will be subordinated to distributions to the holders of the Class I-A, Class I-M and Class I-B Certificates. The Swap Administrator will not be required to make a Swap Termination Payment to the Swap Provider until it has received such payment in full from the Trust.

         A "Swap Provider Trigger Event" shall mean: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

         If the Swap Provider's credit ratings fall below the levels specified in the Interest Rate Swap Agreement, then, unless (x) within 30 days thereafter, each rating agency has reconfirmed the rating of each Class I-A, Class I-B and Class I-M Certificate which was in effect immediately prior to such withdrawal or downgrade, and (y) certain other conditions are met, the Swap Provider will be required to either (1) obtain a substitute Swap Provider with credit ratings at least equal to the specified levels that will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement, or (2) obtain a guaranty of, or a contingent agreement of another person to honor, the obligations of the Swap Provider under the Interest Rate Swap Agreement, in each case from a person with credit ratings at least equal to the specified levels, all as provided in the Interest Rate Swap Agreement (such provisions, the "Downgrade Provisions").

The Swap Provider

         The Swap Provider is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly-owned subsidiary of The Bear Stearns Companies Inc. The Swap Provider maintains a ratings classification of "AAA" from Standard & Poor's and "Aaa" from

Moody's. The Swap Provider will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's evidencing those respective ratings or (ii) the most recent audited annual financial statements of the Swap Provider. Requests for such information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, New York, New York 10179. The Swap Provider is an affiliate of Bear, Stearns & Co. Inc., the sellers and the Depositor.

Payments under the Interest Rate Swap Agreement

         Amounts payable by the trust to the Swap Administrator in respect of Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) will be deducted from available funds before distributions to the holders of the Class I-A, Class I-M and Class I-B Certificates. On or before each distribution date, such amounts will be distributed by the trust to the Swap Administrator, and paid by the Swap Administrator to the Swap Provider pursuant to the Swap Administration Agreement, first to make any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such distribution date, and second to make any Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement. Payments by the trust to the Swap Administrator in respect of any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Interest Rate Swap Agreement will be subordinated to distributions to the holders of the Class I-A, Class I-M and Class I-B Certificates and will be paid by the trust to the Swap Administrator as set forth in the Pooling and Servicing Agreement.

         On or before each distribution date, Net Swap Payments payable by the Swap Provider to the Swap Administrator will be deposited by the Swap Administrator into the Swap Account. On each distribution date, to the extent required, the Swap Administrator will withdraw the following amounts from the Swap Account to remit to the Securities Administrator for distribution to the Class I-A, Class I-M and Class I-B Certificates in the following order of priority:

         first, to the Class I-A Certificates, to pay accrued interest and any related Unpaid Interest Shortfall Amount to the extent due to the interest portion of a Realized Loss with respect to the Group I Loans, in each case to the extent not fully paid as described under "Description of the Certificates -- Distributions on the Certificates-Group I Certificates" above;

         second, sequentially to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates, in that order, to pay accrued interest, in each case to the extent not fully paid as described under "Description of the Certificates--Distributions on the Certificates--Group I Certificates--Interest Distributions" above, and any related Unpaid Interest Shortfall Amount to the extent due to the interest portion of a Realized Loss with respect to the Group I Loans;

         third, sequentially to the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-B-1, Class I-B-2, Class I-B-3 and Class I-B-4 Certificates, in that order, any related Net WAC Cap Rate Carryover Amount for such distribution date; and

         fourth, to pay as principal to the Class I-A, Class I-M and Class I-B Certificates to be applied as part of the Excess Overcollateralization Amount to the extent that the related Overcollateralization Amount is reduced below the related Overcollateralization Target Amount as a result of Realized Losses and to the extent not covered by related Net Monthly Excess Cashflow distributed in the same manner and priority as the Principal Distribution Amount; and as described under "Description of the Certificates--Distributions on the Certificates-Group I Certificates-Excess Spread and Overcollateralization Provisions" above.

         Any amounts remaining in the Swap Account after the distributions described in clauses first through fourth above will be distributed by the Swap Administrator as set forth in the Swap Administration Agreement.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

         The yields to maturity of the Offered Certificates will be sensitive in varying degrees to defaults on the Group I Loans or Group II HELOCs, as applicable. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the Group I Loans.

         The rate of defaults on the Group I Loans and Group II HELOCs will also affect the rate and timing of principal payments on the Group I Loans and Group II HELOCs, respectively. In general, defaults on Group I Loans and Group II HELOCs are expected to occur with greater frequency in their early years. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Group I Loans and Group II HELOCs will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. Also, because borrowers of balloon loans are required to make a relatively large single payment upon maturity, it is possible that the default risk associated with balloon loans is greater than that associated with fully-amortizing mortgage loans. In addition, in the event of a refinancing of a Group I Loan, the new loan would not be included in the trust fund and therefore, the refinancing would have the same effect as a prepayment in full of the related Group I Loan.

         The weighted average life of, and the yield to maturity on, each class of Offered Certificates and Class I-B-4 Certificates generally will be directly related to the rate of payment of principal, including prepayments, of the Group I Loans and Group II HELOCs, as applicable. The actual rate of principal prepayments on pools of Group I Loans and Group II HELOCs is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of Group I Loans and Group II HELOCs at any time because of specific factors relating to the Group I Loans and Group II HELOCs in the particular pool, including, among other things, the age of the Group I Loans and Group II HELOCs, the geographic locations of the properties securing the loans, the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and employment status. The rate of principal prepayments may also be affected by whether the Group I Loans impose prepayment penalties. Approximately 33.04% of the Group I Loans by aggregate principal balance as of the cut-off date, imposed a prepayment charge in connection with voluntary prepayments made within up to five years after origination, which prepayment charges may discourage prepayments during the applicable period.

         These penalties, if still applicable and if enforced by the related Servicer would typically discourage prepayments on the Group I Loans. However, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the Group I Loans. Investors should conduct their own analysis of the effect, if any, that the prepayment charges may have on the prepayment performance of the Group I Loans.

         The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the Group I Loans and Group II HELOCs the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments.

         Certain of the Group I Loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family "non-conforming" mortgage loans. A "non-conforming" mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for "A" credit mortgagors. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the originator's non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Offered Certificates.

         The weighted average life and yield to maturity of each class of Offered Certificates will also be influenced by the amount of Net Monthly Excess Cashflow generated by the Group I Loans and Group II HELOCs and applied in reduction of the Certificate Principal Balances of the related Certificates. The level of Net Monthly Excess Cashflow available on any distribution date to be applied in reduction of the Certificate Principal Balances of the Offered Certificates will be influenced by, among other factors,

          o the overcollateralization level of the assets in the mortgage pool at such time, i.e., the extent to which interest on the Group I Loans or Group II HELOCs, as applicable, is accruing on a higher Stated Principal Balance than the Certificate Principal Balance of the related Offered Certificates;

          o the delinquency and default experience of the Group I Loans or Group II HELOCs, as applicable; and

          o the provisions of the Pooling and Servicing Agreement that permit principal collections to be distributed to the Class I-C Certificates and Class II-E Certificates, as applicable, and the related Residual Certificates in each case as provided in the Pooling and Servicing Agreement when required overcollateralization levels have been met.

         To the extent that greater amounts of Net Monthly Excess Cashflow are distributed in reduction of the Certificate Principal Balance of a class of related Offered Certificates, the weighted average life thereof can be expected to shorten. No assurance, however, can be given as to the amount of Net Monthly Excess Cashflow to be distributed at any time or in the aggregate.

         We refer you to "Description of the Certificates -- Distributions on the Certificates" in this prospectus supplement.

         The yields to maturity of the Offered Certificates and, in particular the subordinated Certificates, in the order of payment priority, will be progressively more sensitive to the rate, timing and severity of Realized Losses on the Group I Loans and Charge-Off Amounts on the Group II HELOCs. If an Applied

Realized Loss Amount or Charge-Off Amount, as applicable, is allocated to a class of the related Offered Certificates, that class will thereafter accrue interest on a reduced Certificate Principal Balance.

PREPAYMENTS AND YIELDS OF GROUP I OFFERED CERTIFICATES

         The extent to which the yield to maturity of the Group I Offered Certificates may vary from the anticipated yield will depend upon the degree to which it is purchased at a discount or premium and, correspondingly, the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Group I Loans. In particular, in the case of the Group I Offered Certificates purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments, liquidations and purchases of the Group I Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of a Group I Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments, liquidations and purchases of such Group I Loans could result in an actual yield to such investor that is lower than the anticipated yield.

         All of the Group I Loans bear interest at fixed rates. In general, if prevailing interest rates fall significantly below the interest rates on the Group I Loans, the Group I Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Group I Loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on the Group I Loans, the Group I Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such Group I Loans.

         Group I Loans with higher mortgage rates may prepay faster than Group I Loans with relatively lower mortgage rates in response to a given change in market interest rates. Any such disproportionate prepayment of Group I Loans may reduce the Net WAC Cap Rate applicable to a class or classes of Class I-A, Class I-M or Class I-B Certificates. If the Pass-Through Rate on a class of Class I-A, Class I-M or Class I-B Certificates is limited by its Net WAC Cap Rate no amounts will be distributable on the applicable distribution date or on any future distribution date in respect of the foregone interest amounts, except to the extent that amounts under the Interest Rate Swap Agreement and any related Net Monthly Excess Cashflow is available on future distribution dates to pay related Net WAC Cap Rate Carryover Amounts. See "Description of the Certificates -- Distributions on the Certificates -- Group I Certificates -- Excess Spread and Overcollateralization Provisions" and "The Interest Rate Swap Agreement".

         To the extent that the Pass-Through Rate on the Class I-A, Class I-M and Class I-B Certificates is limited by the related Net WAC Cap Rate, the difference between (x) the interest amount payable to such Class I-A, Class I-M or Class I-B Certificate at the applicable Pass-Through Rate without regard to the related Net WAC Cap Rate, and (y) the Current Interest payable to such class on an applicable distribution date will create a Basis Risk Shortfall. The Interest Rate Swap Agreement will provide some protection against such Basis Risk Shortfalls. However, the Interest Rate Swap Agreement may not provide sufficient funds to cover all such Basis Risk Shortfalls. In addition, payments under the Interest Rate Swap Agreement are limited to a specified rate in effect from time to time. To the extent that net amounts payable under the Interest Rate Swap Agreement are insufficient to cover all such Basis Risk Shortfalls, some or all of the related Net Monthly Excess Cashflow may be used. However, there can be no assurance that the related Net Monthly Excess Cashflow will be sufficient to cover these Basis Risk Shortfalls, particularly because on any distribution date where the Pass-Through Rate is limited to the related Net WAC Cap Rate, there will be little or no excess interest. In the event of a decrease in One-Month LIBOR, the amount of related Net Monthly Excess Cashflow available to the Class I-A, Class I-M and Class I-B Certificates will be reduced by any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event) paid to the Swap Provider as described in this prospectus supplement. In addition, the related Net WAC Cap Rate and therefore the Pass-Through Rate on the Class I-A, Class I-M and Class I-B Certificates may be reduced by the requirement of the trust to pay any Net Swap Payments and Swap Termination Payments (to the extent not due to a Swap Provider Trigger Event) to the Swap Provider as described in this prospectus supplement.

         The prepayment model used in this prospectus supplement for the Group I Loans is the Group I Prepayment Assumption. The "last scheduled distribution date" for each class of Group I Offered Certificates is the distribution date in August 2035, which is the distribution date in the month following the latest maturing Group I Loan. The actual final distribution date with respect to each class of Group I Offered Certificates could occur significantly earlier than its last scheduled distribution date because

          o prepayments on the Group I Loans are likely to occur which will be applied to the payment of the Certificate Principal Balances thereof,

          o related Net Monthly Excess Cashflow to the extent available will be applied as an accelerated payment of principal on the Group I Offered Certificates to the extent described in this prospectus supplement, and

          o the majority holder of the Class I-C Certificates may purchase all the Group I Loans when the outstanding Stated Principal Balances thereof and REO properties have declined to 20% or less of the cut-off date principal balance of the Group I Loans and may purchase Group I Loans in certain other circumstances as described in this prospectus supplement.

         EMC, in its capacity as seller, may from time to time implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, EMC, in its capacity as seller may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

         Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. A constant prepayment rate ("CPR") represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of Group I Loans. A 35% CPR assumes a constant prepayment rate of 35% per annum of the then outstanding principal balance of the related Group I Loans. The CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Group I Loans in this mortgage pool.

         There is no assurance, however, that prepayments on the Group I Loans will conform to any level of the prepayment model, and no representation is made that the Group I Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors, housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

         The following tables have been prepared on the basis of the following assumptions, which we refer to, collectively, as modeling assumptions:

          o the Group I Loans prepay at the indicated percentages of Group I Prepayment Assumption;

          o distributions on the Class I-A, Class I-M and Class I-B Certificates are received, in cash, on the 25th day of each month, commencing in August 2005, in accordance with the payment priorities defined in this prospectus supplement;

          o no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the Group I Loans occur;

          o scheduled payments are assumed to be received on the first day of each month commencing in August 2005, there are no shortfalls in the payment of interest to Group I Certificateholders, and prepayments represent payment in full of individual Group I Loans and are assumed to be received on the last day of each month, commencing in July 2005, and include 30 days interest thereon;

          o    the level of One-Month LIBOR remains constant at 3.50% per annum;

          o scheduled payments of principal and interest on the Group I Loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining amortization terms to maturity such that the Group I Loans will fully amortize by their remaining amortization terms (taking into account any remaining interest only periods);

          o scheduled payments of principal and interest on each Group I Loan will be adjusted in the month immediately following each interest adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in the bullet point above;

          o    the closing date for the Group I Certificates is July 29, 2005;

          o except as indicated with respect to the weighted average lives, the majority holder of the Class I-C Certificates does not exercise its right to purchase the assets of the trust fund on the applicable optional termination date;

          o    no Net Swap Payments or Swap Termination Payments are made; and

          o the Group I Loans have the approximate characteristics described below:


                                                           REMAINING      ORIGINAL        REMAINING       REMAINING
                                   CURRENT    AGGREGATE     TERM TO     AMORTIZATION  AMORTIZATION TERM   INTEREST
                                   MORTGAGE    EXPENSE      MATURITY        TERM         TO MATURITY      ONLY TERM
LOAN NUMBER  CURRENT BALANCES ($)  RATE (%)    RATE (%)   (IN MONTHS)   (IN MONTHS)      (IN MONTHS)     (IN MONTHS)
------------ --------------------  --------    --------   -----------   -----------      -----------     -----------
     1           1,221,786.49        10.865     0.517          67           119              67              N/A
     2          11,226,534.86         9.687     0.517         171           180              171             N/A
     3             198,185.13         9.538     0.517         178           180              178             118
     4           1,123,950.00        10.948     0.517         179           180              179             119
     5              99,085.87        11.135     0.517         177           180              177             57
     6             312,550.00        10.789     0.517         178           180              178             58
     7             479,900.00        11.024     0.517         179           180              179             59
     8              92,350.00        11.753     0.517         180           180              180             60
     9              95,800.00         9.886     0.517         180           180              180             N/A
    10              74,800.00        11.477     0.517         179           180              179             119
    11              36,500.00        11.625     0.517         178           180              178             58
    12           3,066,411.74        10.855     0.517         179           180              179             N/A
    13              83,150.00        11.332     0.517         178           180              178             118
    14             496,600.00        11.058     0.517         179           180              179             119
    15              40,615.00        10.750     0.517         178           180              178             58
    16             253,600.00        11.180     0.517         179           180              179             59


    17                  63,714.84      10.625   0.517         178           180              178             N/A
    18               1,544,484.96      10.754   0.517         178           180              178             N/A
    19                  33,400.00       8.625   0.517         178           180              178             118
    20                 814,800.00      10.523   0.517         179           180              179             119
    21                  35,850.00      11.875   0.517         178           180              178             58
    22                 549,840.00      11.036   0.517         179           180              179             59
    23             266,800,865.83      10.573   0.517         178           360              357             N/A
    24                 106,172.39      10.181   0.517         178           360              358             118
    25               1,497,200.00      10.798   0.517         179           360              359             119
    26               1,354,039.59      10.196   0.517         178           360              358             58
    27                 539,309.29      10.075   0.517         179           360              359             59
    28              17,180,668.88      11.024   0.517         177           360              357             N/A
    29                  37,000.00      10.875   0.517         178           360              358             118
    30                  30,424.12       9.375   0.517         178           360              358             58
    31                  56,350.00      11.688   0.517         179           360              359             59
    32              83,711,344.65      10.449   0.517         178           360              358             N/A
    33               1,795,452.25      10.176   0.517         178           360              355             N/A
    34                  45,000.00       7.125   0.517         178           360              358             58
    35              44,998,081.43      10.405   0.517         178           360              358             N/A
    36                  20,250.00      13.000   0.517         179           360              359             119
    37                 130,000.00       9.750   0.517         179           360              359             59
    38              28,018,765.70      11.128   0.518         236           240              236             N/A
    39                  35,000.00      12.750   0.517         238           240              238             58
    40                  38,625.00      10.750   0.517         239           240              239             59
    41                 390,643.36      10.191   0.517         240           240              240             N/A
    42                 978,838.71      10.513   0.517         239           240              239             N/A
    43                 119,912.89      10.065   0.517         239           240              239             N/A
    44               3,691,273.49      10.319   0.517         240           240              240             N/A
    45                  69,300.00      11.378   0.517         239           240              239             119
    46                  34,800.00      11.500   0.517         239           360              360             N/A
    47                 355,643.59       9.909   0.517         284           293              284             N/A
    48                  80,992.19       8.705   0.517         299           300              299             N/A
    49                  34,534.08       8.625   0.517         298           300              298             N/A
    50              53,105,636.48      10.446   0.517         357           360              357             N/A
    51               2,958,526.17      10.176   0.517         358           360              358             118
    52               5,198,484.10      10.568   0.517         359           360              359             119
    53               2,394,485.00      10.567   0.517         360           360              360             120
    54                 409,763.65      10.353   0.517         358           360              358             58
    55               1,158,450.00      10.877   0.517         359           360              359             59
    56               1,838,045.94      10.120   0.517         358           360              358             N/A
    57               1,487,302.03      10.218   0.517         358           360              358             118
    58               1,343,233.32       9.990   0.517         359           360              359             119
    59                  31,500.00      10.875   0.517         358           360              358             58
    60                  66,000.00      12.750   0.517         359           360              359             59
    61               4,082,943.20      10.379   0.517         359           360              359             N/A
    62                 139,970.00      10.900   0.517         358           360              358             118
    63                 682,260.00      10.898   0.517         359           360              359             119
    64                 104,140.00      10.764   0.517         360           360              360             120
    65                  65,150.00      11.203   0.517         358           360              358             58
    66                 889,005.00      10.908   0.517         359           360              359             59
    67                 497,922.14       9.512   0.517         357           360              357             N/A
    68              10,611,010.36       9.839   0.517         359           360              359             N/A
    69               1,069,951.15      10.444   0.517         358           360              358             118
    70               2,236,235.90      10.268   0.517         359           360              359             119
    71                 359,877.00       9.839   0.517         360           360              360             120
    72                 806,150.00      10.873   0.517         359           360              359             59
    73                  50,526.02      10.857   0.517          30            60              30              N/A

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
       AT THE RESPECTIVE PERCENTAGES OF THE GROUP I PREPAYMENT ASSUMPTION


                                                                        CLASS I-A CERTIFICATES
                                                ------------------------------------------------------------------------
DISTRIBUTION DATE                               0%           15%         25%         35%       45%        55%        65%
-----------------                               --           ---         ---         ---       ---        ---        ---

Initial Percentage.....................        100%         100%         100%       100%       100%      100%       100%
July 25, 2006..........................         99           78           63         49         34        20          6
July 25, 2007..........................         98           58           36         16         0          0          0
July 25, 2008..........................         97           42           15          0         0          0          0
July 25, 2009..........................         96           29           15          0         0          0          0
July 25, 2010..........................         94           24           13          0         0          0          0
July 25, 2011..........................         93           20           9           0         0          0          0
July 25, 2012..........................         91           17           7           0         0          0          0
July 25, 2013..........................         89           14           5           0         0          0          0
July 25, 2014..........................         87           12           4           0         0          0          0
July 25, 2015..........................         84           10           3           0         0          0          0
July 25, 2016..........................         82            8           2           0         0          0          0
July 25, 2017..........................         78            7           1           0         0          0          0
July 25, 2018..........................         75            6           1           0         0          0          0
July 25, 2019..........................         71            5           1           0         0          0          0
July 25, 2020..........................          9            1           0           0         0          0          0
July 25, 2021..........................          9            1           0           0         0          0          0
July 25, 2022..........................          8            1           0           0         0          0          0
July 25, 2023..........................          7            *           0           0         0          0          0
July 25, 2024..........................          7            *           0           0         0          0          0
July 25, 2025..........................          6            0           0           0         0          0          0
July 25, 2026..........................          6            0           0           0         0          0          0
July 25, 2027..........................          5            0           0           0         0          0          0
July 25, 2028..........................          5            0           0           0         0          0          0
July 25, 2029..........................          4            0           0           0         0          0          0
July 25, 2030..........................          4            0           0           0         0          0          0
July 25, 2031..........................          3            0           0           0         0          0          0
July 25, 2032..........................          2            0           0           0         0          0          0
July 25, 2033..........................          2            0           0           0         0          0          0
July 25, 2034..........................          1            0           0           0         0          0          0
July 25, 2035..........................          0            0           0           0         0          0          0
Weighted Average Life (in years)(1)....        13.81        3.82         2.26       1.12       0.82      0.62       0.48
Weighted Average Life (in years)(1)(2).        13.06        3.42         1.92       1.12       0.82      0.62       0.48

-----------------
*    Indicates a number that is greater than zero but less than 0.5%

(1) The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.

(2)  To the first possible optional termination date.

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
       AT THE RESPECTIVE PERCENTAGES OF THE GROUP I PREPAYMENT ASSUMPTION


                                                                       CLASS I-M-1 CERTIFICATES
                                                ------------------------------------------------------------------------
DISTRIBUTION DATE                               0%           15%         25%        35%       45%        55%        65%
-----------------                               --           ---         ---        ---       ---        ---        ---
Initial Percentage.....................        100%         100%        100%        100%      100%       100%       100%
July 25, 2006..........................        100          100         100         100       100        100        100
July 25, 2007..........................        100          100         100         100        90          0          0
July 25, 2008..........................        100          100         100          61         0          0          0
July 25, 2009..........................        100          100          74          61         0          0          0
July 25, 2010..........................        100           85          46          61         0          0          0
July 25, 2011..........................        100           72          34          42         0          0          0
July 25, 2012..........................        100           60          25          27         0          0          0
July 25, 2013..........................        100           50          18          17         0          0          0
July 25, 2014..........................        100           42          14          11         0          0          0
July 25, 2015..........................        100           35          10           7         0          0          0
July 25, 2016..........................        100           29           7           3         0          0          0
July 25, 2017..........................        100           24           5           0         0          0          0
July 25, 2018..........................        100           20           4           0         0          0          0
July 25, 2019..........................        100           16           3           0         0          0          0
July 25, 2020..........................         33            3           0           0         0          0          0
July 25, 2021..........................         31            2           0           0         0          0          0
July 25, 2022..........................         29            1           0           0         0          0          0
July 25, 2023..........................         27            0           0           0         0          0          0
July 25, 2024..........................         24            0           0           0         0          0          0
July 25, 2025..........................         22            0           0           0         0          0          0
July 25, 2026..........................         21            0           0           0         0          0          0
July 25, 2027..........................         19            0           0           0         0          0          0
July 25, 2028..........................         17            0           0           0         0          0          0
July 25, 2029..........................         16            0           0           0         0          0          0
July 25, 2030..........................         14            0           0           0         0          0          0
July 25, 2031..........................         11            0           0           0         0          0          0
July 25, 2032..........................          9            0           0           0         0          0          0
July 25, 2033..........................          6            0           0           0         0          0          0
July 25, 2034..........................          3            0           0           0         0          0          0
July 25, 2035..........................          0            0           0           0         0          0          0
Weighted Average Life (in years)(1)....        17.53        8.95         5.95       5.54       2.28      1.72       1.32
Weighted Average Life (in years)(1)(2).        14.82        7.53         4.72       3.40       2.28      1.72       1.32

-------------------
(1)The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.
(2)To the first possible optional termination date.

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
       AT THE RESPECTIVE PERCENTAGES OF THE GROUP I PREPAYMENT ASSUMPTION


                                                                       CLASS I-M-2 CERTIFICATES
                                                ------------------------------------------------------------------------
DISTRIBUTION DATE                               0%           15%         25%         35%       45%        55%        65%
-----------------                               --           ---         ---         ---       ---        ---        ---
Initial Percentage.....................        100%         100%        100%        100%      100%       100%       100%
July 25, 2006..........................        100          100         100         100       100        100        100
July 25, 2007..........................        100          100         100         100       100         62          0
July 25, 2008..........................        100          100         100         100         0          0          0
July 25, 2009..........................        100          100          61         100         0          0          0
July 25, 2010..........................        100           85          46          42         0          0          0
July 25, 2011..........................        100           72          34          14         0          0          0
July 25, 2012..........................        100           60          25           9         0          0          0
July 25, 2013..........................        100           50          18           6         0          0          0
July 25, 2014..........................        100           42          14           4         0          0          0
July 25, 2015..........................        100           35          10           0         0          0          0
July 25, 2016..........................        100           29           7           0         0          0          0
July 25, 2017..........................        100           24           5           0         0          0          0
July 25, 2018..........................        100           20           4           0         0          0          0
July 25, 2019..........................        100           16           3           0         0          0          0
July 25, 2020..........................         33            3           0           0         0          0          0
July 25, 2021..........................         31            0           0           0         0          0          0
July 25, 2022..........................         29            0           0           0         0          0          0
July 25, 2023..........................         27            0           0           0         0          0          0
July 25, 2024..........................         24            0           0           0         0          0          0
July 25, 2025..........................         22            0           0           0         0          0          0
July 25, 2026..........................         21            0           0           0         0          0          0
July 25, 2027..........................         19            0           0           0         0          0          0
July 25, 2028..........................         17            0           0           0         0          0          0
July 25, 2029..........................         16            0           0           0         0          0          0
July 25, 2030..........................         14            0           0           0         0          0          0
July 25, 2031..........................         11            0           0           0         0          0          0
July 25, 2032..........................          9            0           0           0         0          0          0
July 25, 2033..........................          6            0           0           0         0          0          0
July 25, 2034..........................          3            0           0           0         0          0          0
July 25, 2035..........................          0            0           0           0         0          0          0
Weighted Average Life (in years)(1)....        17.52        8.92         5.81       5.38       2.72      2.04       1.57
Weighted Average Life (in years)(1)(2).        14.82        7.53         4.59       3.74       2.66      1.99       1.56

-----------------
(1) The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.
(2)  To the first possible optional termination date.

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE

       AT THE RESPECTIVE PERCENTAGES OF THE GROUP I PREPAYMENT ASSUMPTION


                                                                       CLASS I-M-3 CERTIFICATES
                                                ------------------------------------------------------------------------
DISTRIBUTION DATE                               0%           15%         25%         35%       45%        55%        65%
-----------------                               --           ---         ---         ---       ---        ---        ---
Initial Percentage.....................        100%         100%         100%       100%      100%       100%       100%
July 25, 2006..........................        100          100          100        100       100        100        100
July 25, 2007..........................        100          100          100        100       100        100          0
July 25, 2008..........................        100          100          100        100         0          0          0
July 25, 2009..........................        100          100           61        100         0          0          0
July 25, 2010..........................        100           85           46         22         0          0          0
July 25, 2011..........................        100           72           34         14         0          0          0
July 25, 2012..........................        100           60           25          9         0          0          0
July 25, 2013..........................        100           50           18          6         0          0          0
July 25, 2014..........................        100           42           14          4         0          0          0
July 25, 2015..........................        100           35           10          0         0          0          0
July 25, 2016..........................        100           29           7           0         0          0          0
July 25, 2017..........................        100           24           5           0         0          0          0
July 25, 2018..........................        100           20           4           0         0          0          0
July 25, 2019..........................        100           16           1           0         0          0          0
July 25, 2020..........................         33            1           0           0         0          0          0
July 25, 2021..........................         31            0           0           0         0          0          0
July 25, 2022..........................         29            0           0           0         0          0          0
July 25, 2023..........................         27            0           0           0         0          0          0
July 25, 2024..........................         24            0           0           0         0          0          0
July 25, 2025..........................         22            0           0           0         0          0          0
July 25, 2026..........................         21            0           0           0         0          0          0
July 25, 2027..........................         19            0           0           0         0          0          0
July 25, 2028..........................         17            0           0           0         0          0          0
July 25, 2029..........................         16            0           0           0         0          0          0
July 25, 2030..........................         14            0           0           0         0          0          0
July 25, 2031..........................         11            0           0           0         0          0          0
July 25, 2032..........................          9            0           0           0         0          0          0
July 25, 2033..........................          6            0           0           0         0          0          0
July 25, 2034..........................          1            0           0           0         0          0          0
July 25, 2035..........................          0            0           0           0         0          0          0
Weighted Average Life (in years)(1)....        17.52        8.91         5.77       5.03       2.91      2.20       1.69
Weighted Average Life (in years)(1)(2).        14.82        7.53         4.56       3.74       2.66      1.99       1.57

----------------
(1) The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.
(2)  To the first possible optional termination date.

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
       AT THE RESPECTIVE PERCENTAGES OF THE GROUP I PREPAYMENT ASSUMPTION

                                                                       CLASS I-M-4 CERTIFICATES
                                                ------------------------------------------------------------------------
DISTRIBUTION DATE                               0%           15%         25%         35%       45%        55%        65%
-----------------                               --           ---         ---         ---       ---        ---        ---
Initial Percentage.....................        100%         100%         100%        100%      100%      100%       100%
July 25, 2006..........................        100          100          100         100       100       100        100
July 25, 2007..........................        100          100          100         100       100       100          0
July 25, 2008..........................        100          100          100         100        99         0          0
July 25, 2009..........................        100          100           61          92        99         0          0
July 25, 2010..........................        100           85           46          22        99         0          0
July 25, 2011..........................        100           72           34          14        98         0          0
July 25, 2012..........................        100           60           25          9         49         0          0
July 25, 2013..........................        100           50           18          6         14         0          0
July 25, 2014..........................        100           42           14          4         0          0          0
July 25, 2015..........................        100           35           10          0         0          0          0
July 25, 2016..........................        100           29           7           0         0          0          0
July 25, 2017..........................        100           24           5           0         0          0          0
July 25, 2018..........................        100           20           4           0         0          0          0
July 25, 2019..........................        100           16           0           0         0          0          0
July 25, 2020..........................         33            0           0           0         0          0          0
July 25, 2021..........................         31            0           0           0         0          0          0
July 25, 2022..........................         29            0           0           0         0          0          0
July 25, 2023..........................         27            0           0           0         0          0          0
July 25, 2024..........................         24            0           0           0         0          0          0
July 25, 2025..........................         22            0           0           0         0          0          0
July 25, 2026..........................         21            0           0           0         0          0          0
July 25, 2027..........................         19            0           0           0         0          0          0
July 25, 2028..........................         17            0           0           0         0          0          0
July 25, 2029..........................         16            0           0           0         0          0          0
July 25, 2030..........................         14            0           0           0         0          0          0
July 25, 2031..........................         11            0           0           0         0          0          0
July 25, 2032..........................          9            0           0           0         0          0          0
July 25, 2033..........................          6            0           0           0         0          0          0
July 25, 2034..........................          0            0           0           0         0          0          0
July 25, 2035..........................          0            0           0           0         0          0          0
Weighted Average Life (in years)(1)....        17.52        8.90         5.74       4.80       7.06      2.36       1.80
Weighted Average Life (in years)(1)(2).        14.82        7.53         4.54       3.74       2.66      1.99       1.57

--------------------
(1) The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.

(2)  To the first possible optional termination date.

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
       AT THE RESPECTIVE PERCENTAGES OF THE GROUP I PREPAYMENT ASSUMPTION

                                                                       CLASS I-M-5 CERTIFICATES
                                                ------------------------------------------------------------------------
DISTRIBUTION DATE                               0%           15%         25%         35%       45%        55%        65%
-----------------                               --           ---         ---         ---       ---        ---        ---
Initial Percentage.....................        100%         100%        100%        100%      100%       100%       100%
July 25, 2006..........................        100          100         100         100       100        100        100
July 25, 2007..........................        100          100         100         100       100        100          0
July 25, 2008..........................        100          100         100         100       100          0          0
July 25, 2009..........................        100          100          61          35       100          0          0
July 25, 2010..........................        100           85          46          22       100          0          0
July 25, 2011..........................        100           72          34          14         5          0          0
July 25, 2012..........................        100           60          25           9         0          0          0
July 25, 2013..........................        100           50          18           6         0          0          0
July 25, 2014..........................        100           42          14           3         0          0          0
July 25, 2015..........................        100           35          10           0         0          0          0
July 25, 2016..........................        100           29           7           0         0          0          0
July 25, 2017..........................        100           24           5           0         0          0          0
July 25, 2018..........................        100           20           4           0         0          0          0
July 25, 2019..........................        100           16           0           0         0          0          0
July 25, 2020..........................         33            0           0           0         0          0          0
July 25, 2021..........................         31            0           0           0         0          0          0
July 25, 2022..........................         29            0           0           0         0          0          0
July 25, 2023..........................         27            0           0           0         0          0          0
July 25, 2024..........................         24            0           0           0         0          0          0
July 25, 2025..........................         22            0           0           0         0          0          0
July 25, 2026..........................         21            0           0           0         0          0          0
July 25, 2027..........................         19            0           0           0         0          0          0
July 25, 2028..........................         17            0           0           0         0          0          0
July 25, 2029..........................         16            0           0           0         0          0          0
July 25, 2030..........................         14            0           0           0         0          0          0
July 25, 2031..........................         11            0           0           0         0          0          0
July 25, 2032..........................          9            0           0           0         0          0          0
July 25, 2033..........................          6            0           0           0         0          0          0
July 25, 2034..........................          0            0           0           0         0          0          0
July 25, 2035..........................          0            0           0           0         0          0          0
Weighted Average Life (in years)(1)....        17.51        8.90         5.72       4.65       5.56      2.51       1.93
Weighted Average Life (in years)(1)(2).        14.82        7.53         4.53       3.74       2.66      1.99       1.57

------------------
(1) The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.

(2) To the first possible optional termination date.

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
       AT THE RESPECTIVE PERCENTAGES OF THE GROUP I PREPAYMENT ASSUMPTION


                                                                       CLASS I-B-1 CERTIFICATES
                                               -------------------------------------------------------------------------
DISTRIBUTION DATE                               0%           15%         25%         35%       45%        55%        65%
-----------------                              ----         ----         ----       ----       ----      ----       ----
Initial Percentage.....................         100%         100%        100%        100%      100%       100%       100%
July 25, 2006..........................         100          100         100         100       100        100        100
July 25, 2007..........................         100          100         100         100       100        100         60
July 25, 2008..........................         100          100         100         100       100          0          0
July 25, 2009..........................         100          100          61          35       100          0          0
July 25, 2010..........................         100           85          46          22        16          0          0
July 25, 2011..........................         100           72          34          14         5          0          0
July 25, 2012..........................         100           60          25           9         0          0          0
July 25, 2013..........................         100           50          18           6         0          0          0
July 25, 2014..........................         100           42          14           0         0          0          0
July 25, 2015..........................         100           35          10           0         0          0          0
July 25, 2016..........................         100           29           7           0         0          0          0
July 25, 2017..........................         100           24           5           0         0          0          0
July 25, 2018..........................         100           20           *           0         0          0          0
July 25, 2019..........................         100           16           0           0         0          0          0
July 25, 2020..........................          33            0           0           0         0          0          0
July 25, 2021..........................          31            0           0           0         0          0          0
July 25, 2022..........................          29            0           0           0         0          0          0
July 25, 2023..........................          27            0           0           0         0          0          0
July 25, 2024..........................          24            0           0           0         0          0          0
July 25, 2025..........................          22            0           0           0         0          0          0
July 25, 2026..........................          21            0           0           0         0          0          0
July 25, 2027..........................          19            0           0           0         0          0          0
July 25, 2028..........................          17            0           0           0         0          0          0
July 25, 2029..........................          16            0           0           0         0          0          0
July 25, 2030..........................          14            0           0           0         0          0          0
July 25, 2031..........................          11            0           0           0         0          0          0
July 25, 2032..........................           9            0           0           0         0          0          0
July 25, 2033..........................           6            0           0           0         0          0          0
July 25, 2034..........................           0            0           0           0         0          0          0
July 25, 2035..........................           0            0           0           0         0          0          0
Weighted Average Life (in years)(1)....        17.51        8.90         5.68       4.54       4.88      2.67       2.04
Weighted Average Life (in years)(1)(2).        14.82        7.53         4.51       3.73       2.66      1.99       1.57


---------------------
*    Indicates a number that is greater than zero but less than 0.5%
(1) The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.
(2)  To the first possible optional termination date.

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
       AT THE RESPECTIVE PERCENTAGES OF THE GROUP I PREPAYMENT ASSUMPTION


                                                                       CLASS I-B-2 CERTIFICATES
                                               --------------------------------------------------------------------------
DISTRIBUTION DATE                               0%           15%         25%         35%       45%        55%        65%
-----------------                              ----         ----         ----        ----      ---        ---        ---
Initial Percentage.....................         100%         100%        100%        100%      100%       100%       100%
July 25, 2006..........................         100          100         100         100       100        100        100
July 25, 2007..........................         100          100         100         100       100        100        100
July 25, 2008..........................         100          100         100         100       100          0          0
July 25, 2009..........................         100          100          61          35       100          0          0
July 25, 2010..........................         100           85          46          22        10          0          0
July 25, 2011..........................         100           72          34          14         5          0          0
July 25, 2012..........................         100           60          25           9         0          0          0
July 25, 2013..........................         100           50          18           6         0          0          0
July 25, 2014..........................         100           42          14           0         0          0          0
July 25, 2015..........................         100           35          10           0         0          0          0
July 25, 2016..........................         100           29           7           0         0          0          0
July 25, 2017..........................         100           24           5           0         0          0          0
July 25, 2018..........................         100           20           0           0         0          0          0
July 25, 2019..........................         100           16           0           0         0          0          0
July 25, 2020..........................          33            0           0           0         0          0          0
July 25, 2021..........................          31            0           0           0         0          0          0
July 25, 2022..........................          29            0           0           0         0          0          0
July 25, 2023..........................          27            0           0           0         0          0          0
July 25, 2024..........................          24            0           0           0         0          0          0
July 25, 2025..........................          22            0           0           0         0          0          0
July 25, 2026..........................          21            0           0           0         0          0          0
July 25, 2027..........................          19            0           0           0         0          0          0
July 25, 2028..........................          17            0           0           0         0          0          0
July 25, 2029..........................          16            0           0           0         0          0          0
July 25, 2030..........................          14            0           0           0         0          0          0
July 25, 2031..........................          11            0           0           0         0          0          0
July 25, 2032..........................           9            0           0           0         0          0          0
July 25, 2033..........................           6            0           0           0         0          0          0
July 25, 2034..........................           0            0           0           0         0          0          0
July 25, 2035..........................           0            0           0           0         0          0          0
Weighted Average Life (in years)(1)....        17.50        8.90         5.66       4.44       4.46      2.86       2.19
Weighted Average Life (in years)(1)(2).        14.82        7.53         4.51       3.66       2.66      1.99       1.57


---------------
(1) The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.
(2)  To the first possible optional termination date.

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
       AT THE RESPECTIVE PERCENTAGES OF THE GROUP I PREPAYMENT ASSUMPTION


                                                                       CLASS I-B-3 CERTIFICATES
                                                -------------------------------------------------------------------------
DISTRIBUTION DATE                                0%           15%         25%         35%       45%        55%        65%
-----------------                               ----         ----        ----        ----      ----       ----       ----
Initial Percentage.....................         100%         100%        100%        100%      100%       100%       100%
July 25, 2006..........................         100          100         100         100       100        100        100
July 25, 2007..........................         100          100         100         100       100        100        100
July 25, 2008..........................         100          100         100         100       100         53          0
July 25, 2009..........................         100          100          61          35        51         53          0
July 25, 2010..........................         100           85          46          22        10         53          0
July 25, 2011..........................         100           72          34          14         0         23          0
July 25, 2012..........................         100           60          25           9         0          0          0
July 25, 2013..........................         100           50          18           5         0          0          0
July 25, 2014..........................         100           42          14           0         0          0          0
July 25, 2015..........................         100           35          10           0         0          0          0
July 25, 2016..........................         100           29           7           0         0          0          0
July 25, 2017..........................         100           24           1           0         0          0          0
July 25, 2018..........................         100           20           0           0         0          0          0
July 25, 2019..........................         100           16           0           0         0          0          0
July 25, 2020..........................          33            0           0           0         0          0          0
July 25, 2021..........................          31            0           0           0         0          0          0
July 25, 2022..........................          29            0           0           0         0          0          0
July 25, 2023..........................          27            0           0           0         0          0          0
July 25, 2024..........................          24            0           0           0         0          0          0
July 25, 2025..........................          22            0           0           0         0          0          0
July 25, 2026..........................          21            0           0           0         0          0          0
July 25, 2027..........................          19            0           0           0         0          0          0
July 25, 2028..........................          17            0           0           0         0          0          0
July 25, 2029..........................          16            0           0           0         0          0          0
July 25, 2030..........................          14            0           0           0         0          0          0
July 25, 2031..........................          11            0           0           0         0          0          0
July 25, 2032..........................           9            0           0           0         0          0          0
July 25, 2033..........................           5            0           0           0         0          0          0
July 25, 2034..........................           0            0           0           0         0          0          0
July 25, 2035..........................           0            0           0           0         0          0          0
Weighted Average Life (in years)(1)....        17.48        8.90         5.62       4.36       4.21      4.59       2.32
Weighted Average Life (in years)(1)(2).        14.82        7.53         4.50       3.60       2.66      1.99       1.57



--------------
(1) The weighted average life of the Group I Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group I Offered Certificates.
(2)  To the first possible optional termination date.

         HELOCS

         Prepayments and Defaults

         The rate and timing of defaults on the Group II HELOCs will affect the rate and timing of principal payments on the Group II HELOCs and thus the yield on the Group II Offered Certificates. There can be no assurance as to the rate of losses or delinquencies on any of the Group II HELOCs. However, the rate of such losses and delinquencies are likely to be higher than those of traditional first lien mortgage loans, particularly in the case of Group II HELOCs with high combined loan-to-value ratios or low junior lien ratios. See "Risk Factors" in this prospectus supplement. To the extent that any losses are incurred on any of the Group II HELOCs that are not covered by excess interest allocable to Group II Certificateholders, Group II Certificateholders will bear all risk of such losses resulting from default by mortgagors. The effect of losses may be to increase prepayment rates on the Group II HELOCs, thus reducing the weighted average life and affecting the yield to maturity. In addition, the rate of prepayments of the Group II HELOCs and the yield to investors on the Group II Certificates may be affected by certain refinancing programs, which may include general or targeted solicitations.

         It is highly unlikely that the Group II HELOCs will prepay at any constant rate until maturity or that all of the Group II HELOCs will prepay at the same rate. Moreover, the timing of prepayments on the Group II HELOCs may significantly affect the actual yield to maturity on the Group II Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

         The rate of payments (including prepayments) on pools of HELOCs is influenced by a variety of economic, geographic, social and other factors. Because prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Group II Offered Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Group II Offered Certificates. Yields on any such reinvestment may be lower, and may even be significantly lower, than yields on the Group II Offered Certificates. If prevailing mortgage rates fall significantly below the mortgage rates on the Group II HELOCs, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the Group II HELOCs, the rate of prepayment on the Group II HELOCs would be expected to decrease. Other factors affecting prepayment of Group II HELOCs include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, servicing decisions, seasonal purchasing and payment habits of borrowers. In addition, the existence of the applicable maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. Amounts received by virtue of liquidations of Group II HELOCs, repurchases of Group II HELOCs upon breach of representations or warranties and the optional termination of the trust also affect the receipt of principal on the Group II HELOCs. In addition, the rates of prepayments will be affected by the rate and timing of the sale of mortgaged properties. There can be no certainty as to the rate of prepayments on the Group II HELOCs during any period or over the life of the Group II Certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the accompanying prospectus.

         Although all of the loan rates on the Group II HELOCs are subject to adjustment, the loan rates on the Group II HELOCs adjust based on the Prime Rate, while the Group II Offered Certificates adjust based on one-month LIBOR. Changes in one-month LIBOR may not correlate with changes in the Prime Rate and may not correlate with prevailing interest rates. It is possible that an increased level of the Prime Rate could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Group II Offered Certificates. Any Net WAC Cap Rate Carryover Amount allocated to the Group II Offered Certificates will only be payable from excess interest on the Group II HELOCs to the extent available for that purpose in current and future periods. Any related Net WAC Cap Rate Carryover Amount may remain unpaid on the final distribution date for the Group II Offered Certificates.

         There can be no assurance as to the rate of principal payments and Draws on the Group II HELOCs. The rate of principal payments and the rate of Draws may fluctuate substantially from time to time.

         Generally, HELOCs are not viewed by mortgagors as permanent financing. Due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws on the Group II HELOCs may be much more volatile than for typical first lien mortgage loans. See "Risk Factors" in this prospectus supplement.

         Weighted Average Life

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the Certificateholder of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Group II Offered Certificates will be influenced by, among other things, the rate of principal payments and draws on the Group II HELOCs.

         The prepayment model used in this prospectus supplement for the Group II HELOCs is the Group II Prepayment Assumption. No representation is made that the Group II HELOCs will prepay at that or any other rate. In addition, the model assumes that the amount of additional balances on the Group II HELOCs drawn each month is drawn at a specified annual rate, referred to as the Constant Draw Rate in this prospectus supplement. This rate is converted to a constant monthly rate. To assume a 15% Constant Draw Rate is to assume the stated percentage of the outstanding principal balance of the pool is drawn on over the course of the year. No representation is made that draws will be made on the Group II HELOCs at that or any other rate.

         The table set forth below is based on the related Group II Prepayment Assumption and optional redemption assumptions as indicated in the table below. For the following table, it was assumed that the Group II HELOCs have been aggregated into eleven pools with the following characteristics:


                                                                              Original
                                                                              Term to       Remaining Term
                     Current       Gross       Aggregate    Maximum Credit     Maturity       to Maturity
 Loan Number       Balance ($)    Rate (%)      Fees (%)       Limit ($)     (in months)      (in months)
-------------     -------------   -------      ----------   ---------------  -----------     --------------
      1            5,486,330.25   6.5705        0.5295        5,910,374.00      360              356
      2              179,486.51   6.5505        0.5295          250,000.00      120              117
      3              113,861.47   6.2505        0.5295          300,000.00      180              176
      4              302,990.00   7.6835        0.5295        1,353,000.00      180              168
      5           29,987,350.45   9.6815        0.5295       31,523,477.00      300              292
      6           94,806,857.78   7.0665        0.5295      106,748,654.00      360              356
      7            7,686,671.83   7.8345        0.5295        7,952,894.00      120              117
      8            2,459,716.08   7.4165        0.5295        3,842,000.00      300              289
      9            3,709,731.77   7.2135        0.5295        3,874,546.00      180              176
     10           16,450,090.14   8.0185        0.5295       24,043,349.00      180              169
     11            2,230,019.25   7.5795        0.5295        2,774,351.00      240              237



                Remaining                                                         Months        Months to
               Draw Period     Gross Margin     Maximum Rate    Minimum Rate   between Rate     Next Rate
Loan Number    (in months)          (%)             (%)             (%)         Adjustment     Adjustment       Index
-----------    -----------     -------------    ------------    -------------  -------------   ----------       -----
     1             116             0.574           18.000          0.574             1              1           Prime
     2             116             0.017           18.000          0.017             1              1           Prime
     3             175             2.500           18.000          2.500             1              1           Prime
     4              48             1.731           15.921          1.731             1              1           Prime
     5             112             3.768           17.937          3.768             1              1           Prime
     6             116             1.074           17.987          1.074             1              1           Prime
     7             116             1.843           18.000          1.843             1              1           Prime
     8             169             1.472           18.000          1.472             1              1           Prime
     9             175             1.231           18.000          1.231             1              1           Prime
     10             49             2.107           18.000          2.107             1              1           Prime
     11             57             1.824           18.000          1.824             1              1           Prime



         In addition, in creating the tables below the following assumptions were made:

         o payments are made in accordance with the description set forth under "Description of the Certificates,"

         o payments on the Group II Offered Certificates will be made on the 25th day of each calendar month regardless of the day on which the distribution date actually occurs, commencing in August 2005,

         o no extension past the scheduled maturity date of a Group II HELOC is made,

         o   no delinquencies or defaults occur,

         o   the HELOCs pay on the basis of a 30-day month and a 360-day year,

         o   no Rapid Amortization Event occurs,

         o   the Closing Date is July 29, 2005,

         o the prime rate index with respect to the Group II HELOCs remains constant at 6.25%, and one-month LIBOR remains constant at 3.45%,

         o   there are no initial or subsequent periodic rate caps;

         o   the Constant Draw Rate is 15%; and

         o   the balance of the Class II-S Certificates is equal to zero.

         The actual characteristics and performance of the Group II HELOCs will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that all of the Group II HELOCs will prepay and that the Group II HELOCs will experience Draws at a constant rate until maturity or that all of the Group II HELOCs will prepay or that the Group II HELOCs will experience Draws at the same rate. Moreover, the diverse remaining terms to stated maturity and current loan rates of the Group II HELOCs could produce slower or faster principal distributions than indicated in the tables at the various assumptions specified, even if the weighted average remaining terms to stated maturity and current loan rates of the Group II HELOCs are as assumed. Any difference between such assumptions and the actual characteristics and performance of the Group II HELOCs, or actual prepayment experience, will affect the percentages of initial stated Principal Balance outstanding over time and the weighted average life of the Group II Offered Certificates.

         Subject to the foregoing discussion and assumptions, the following table indicates the weighted average lives of the Group II Offered Certificates and sets forth the percentages of the initial stated Principal Balances of the Group II Certificates that would be outstanding after each of the distribution dates shown at various percentages of the Group II Prepayment Assumption and Constant Draw Rates.

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
       AT THE RESPECTIVE PERCENTAGES OF THE GROUP II PREPAYMENT ASSUMPTION


                                                         CLASS II-A CERTIFICATES
                                            ------------------------------------------------
DISTRIBUTION DATE                            20%        30%         40%       50%        60%
-----------------                           ----        ----       ----       ----      ----
Initial Percentage...................       100%        100%       100%       100%      100%
July 25, 2006..........................      93          78         63         48        34
July 25, 2007..........................      86          60         37         18         2
July 25, 2008..........................      79          45         19          0         0
July 25, 2009..........................      73          34         19          0         0
July 25, 2010..........................      65          28         13          0         0
July 25, 2011..........................      58          22          9          0         0
July 25, 2012..........................      52          18          6          0         0
July 25, 2013..........................      46          15          4          0         0
July 25, 2014..........................      41          12          3          0         0
July 25, 2015..........................      32           9          2          0         0
July 25, 2016..........................      25           6          1          0         0
July 25, 2017..........................      20           4          *          0         0
July 25, 2018..........................      15           3          *          0         0
July 25, 2019..........................      12           2          0          0         0
July 25, 2020..........................       9           1          0          0         0
July 25, 2021..........................       7           1          0          0         0
July 25, 2022..........................       5           *          0          0         0
July 25, 2023..........................       4           0          0          0         0
July 25, 2024..........................       3           0          0          0         0
July 25, 2025..........................       2           0          0          0         0
July 25, 2026..........................       1           0          0          0         0
July 25, 2027..........................       1           0          0          0         0
July 25, 2028..........................       1           0          0          0         0
July 25, 2029..........................       *           0          0          0         0
July 25, 2030..........................       0           0          0          0         0
Weighted Average Life (in years)(1)....     7.84        3.88       2.27       1.15      0.82
Weighted Average Life (in years)(1)(2).     7.61        3.70       2.09       1.15      0.82


-----------------
*    Indicates a number that is greater than zero but less than 0.5%.
(1) The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date,
     (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.
(2)  To the first possible optional termination date.

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
       AT THE RESPECTIVE PERCENTAGES OF THE GROUP II PREPAYMENT ASSUMPTION


                                                        CLASS II-M-1 CERTIFICATES
                                            ------------------------------------------------
DISTRIBUTION DATE                            20%        30%         40%       50%        60%
-----------------                           ----        ----       ----       ----      ----
Initial Percentage...................        100%       100%       100%       100%       100%
July 25, 2006..........................      100        100         100       100        100
July 25, 2007..........................      100        100         100       100        100
July 25, 2008..........................      100        100         100        96          0
July 25, 2009..........................      100         93          51        96          0
July 25, 2010..........................      100         75          35        96          0
July 25, 2011..........................      100         61          24        78          0
July 25, 2012..........................      100         49          17        46          0
July 25, 2013..........................      100         40          12        26          0
July 25, 2014..........................      100         33           8         9          0
July 25, 2015..........................       88         24           5         0          0
July 25, 2016..........................       69         16           3         0          0
July 25, 2017..........................       54         11           0         0          0
July 25, 2018..........................       42          8           0         0          0
July 25, 2019..........................       33          5           0         0          0
July 25, 2020..........................       24          3           0         0          0
July 25, 2021..........................       18          0           0         0          0
July 25, 2022..........................       14          0           0         0          0
July 25, 2023..........................       10          0           0         0          0
July 25, 2024..........................        8          0           0         0          0
July 25, 2025..........................        6          0           0         0          0
July 25, 2026..........................        4          0           0         0          0
July 25, 2027..........................        3          0           0         0          0
July 25, 2028..........................        0          0           0         0          0
July 25, 2029..........................        0          0           0         0          0
July 25, 2030..........................        0          0           0         0          0
Weighted Average Life (in years)(1)....     13.26       7.72       5.24       7.04      2.25
Weighted Average Life (in years)(1)(2).     12.65       7.26       4.78       4.35      2.25


----------
(1) The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date,
     (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.
(2)  To the first possible optional termination date.

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
       AT THE RESPECTIVE PERCENTAGES OF THE GROUP II PREPAYMENT ASSUMPTION


                                                        CLASS II-M-2 CERTIFICATES
                                            ------------------------------------------------
DISTRIBUTION DATE                            20%        30%         40%       50%        60%
-----------------                           ----        ----       ----       ----      ----
Initial Percentage...................       100%        100%       100%       100%       100%
July 25, 2006..........................      100        100         100       100        100
July 25, 2007..........................      100        100         100       100        100
July 25, 2008..........................      100        100         100       100          0
July 25, 2009..........................      100         93          51       100          0
July 25, 2010..........................      100         75          35        58          0
July 25, 2011..........................      100         61          24         8          0
July 25, 2012..........................      100         49          17         5          0
July 25, 2013..........................      100         40          12         0          0
July 25, 2014..........................      100         33           8         0          0
July 25, 2015..........................       88         24           5         0          0
July 25, 2016..........................       69         16           1         0          0
July 25, 2017..........................       54         11           0         0          0
July 25, 2018..........................       42          8           0         0          0
July 25, 2019..........................       33          5           0         0          0
July 25, 2020..........................       24          2           0         0          0
July 25, 2021..........................       18          0           0         0          0
July 25, 2022..........................       14          0           0         0          0
July 25, 2023..........................       10          0           0         0          0
July 25, 2024..........................        8          0           0         0          0
July 25, 2025..........................        6          0           0         0          0
July 25, 2026..........................        4          0           0         0          0
July 25, 2027..........................        0          0           0         0          0
July 25, 2028..........................        0          0           0         0          0
July 25, 2029..........................        0          0           0         0          0
July 25, 2030..........................        0          0           0         0          0
Weighted Average Life (in years)(1)....     13.24       7.71       5.13       5.28      2.50
Weighted Average Life (in years)(1)(2).     12.65       7.26       4.67       4.41      2.50


----------------
(1) The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date,
     (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.

(2)  To the first possible optional termination date.

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
       AT THE RESPECTIVE PERCENTAGES OF THE GROUP II PREPAYMENT ASSUMPTION


                                                        CLASS II-M-3 CERTIFICATES
                                            ------------------------------------------------
DISTRIBUTION DATE                            20%        30%         40%       50%        60%
-----------------                           ----        ----       ----       ----      ----
Initial Percentage...................       100%        100%       100%       100%       100%
July 25, 2006..........................      100        100         100       100        100
July 25, 2007..........................      100        100         100       100        100
July 25, 2008..........................      100        100         100       100          0
July 25, 2009..........................      100         93          51       100          0
July 25, 2010..........................      100         75          35        14          0
July 25, 2011..........................      100         61          24         8          0
July 25, 2012..........................      100         49          17         5          0
July 25, 2013..........................      100         40          12         0          0
July 25, 2014..........................      100         33           8         0          0
July 25, 2015..........................       88         24           5         0          0
July 25, 2016..........................       69         16           0         0          0
July 25, 2017..........................       54         11           0         0          0
July 25, 2018..........................       42          8           0         0          0
July 25, 2019..........................       33          5           0         0          0
July 25, 2020..........................       24          0           0         0          0
July 25, 2021..........................       18          0           0         0          0
July 25, 2022..........................       14          0           0         0          0
July 25, 2023..........................       10          0           0         0          0
July 25, 2024..........................        8          0           0         0          0
July 25, 2025..........................        6          0           0         0          0
July 25, 2026..........................        4          0           0         0          0
July 25, 2027..........................        0          0           0         0          0
July 25, 2028..........................        0          0           0         0          0
July 25, 2029..........................        0          0           0         0          0
July 25, 2030..........................        0          0           0         0          0
Weighted Average Life (in years)(1)....     13.23       7.69       5.06       4.71      2.73
Weighted Average Life (in years)(1)(2).     12.65       7.26       4.62       4.37      2.73


-------------
(1) The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date,
     (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.

(2)  To the first possible optional termination date.

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
       AT THE RESPECTIVE PERCENTAGES OF THE GROUP II PREPAYMENT ASSUMPTION


                                                        CLASS II-M-4 CERTIFICATES
DISTRIBUTION DATE                            20%        30%         40%       50%        60%
-----------------                           ----        ----       ----       ----      ----
Initial Percentage...................       100%        100%       100%       100%       100%
July 25, 2006..........................      100        100         100       100        100
July 25, 2007..........................      100        100         100       100        100
July 25, 2008..........................      100        100         100       100          1
July 25, 2009..........................      100         93          51        78          1
July 25, 2010..........................      100         75          35        14          1
July 25, 2011..........................      100         61          24         8          1
July 25, 2012..........................      100         49          17         5          1
July 25, 2013..........................      100         40          12         0          0
July 25, 2014..........................      100         33           8         0          0
July 25, 2015..........................       88         24           5         0          0
July 25, 2016..........................       69         16           0         0          0
July 25, 2017..........................       54         11           0         0          0
July 25, 2018..........................       42          8           0         0          0
July 25, 2019..........................       33          5           0         0          0
July 25, 2020..........................       24          0           0         0          0
July 25, 2021..........................       18          0           0         0          0
July 25, 2022..........................       14          0           0         0          0
July 25, 2023..........................       10          0           0         0          0
July 25, 2024..........................        8          0           0         0          0
July 25, 2025..........................        6          0           0         0          0
July 25, 2026..........................        *          0           0         0          0
July 25, 2027..........................        0          0           0         0          0
July 25, 2028..........................        0          0           0         0          0
July 25, 2029..........................        0          0           0         0          0
July 25, 2030..........................        0          0           0         0          0
Weighted Average Life (in years)(1)....     13.21       7.68       5.01       4.45      2.96
Weighted Average Life (in years)(1)(2).     12.65       7.26       4.58       4.16      2.89


----------------
*    Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date,
     (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.

(2)  To the first possible optional termination date.

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
       AT THE RESPECTIVE PERCENTAGES OF THE GROUP II PREPAYMENT ASSUMPTION


                                                        CLASS II-M-5 CERTIFICATES
                                             ------------------------------------------------
DISTRIBUTION DATE                            20%        30%         40%       50%        60%
-----------------                            ----       ----        ----      ----       ----
Initial Percentage.....................      100%       100%        100%      100%       100%
July 25, 2006..........................      100        100         100       100        100
July 25, 2007..........................      100        100         100       100        100
July 25, 2008..........................      100        100         100       100        100
July 25, 2009..........................      100         93          51        25        100
July 25, 2010..........................      100         75          35        14        100
July 25, 2011..........................      100         61          24         8         37
July 25, 2012..........................      100         49          17         1          *
July 25, 2013..........................      100         40          12         0          0
July 25, 2014..........................      100         33           8         0          0
July 25, 2015..........................       88         24           3         0          0
July 25, 2016..........................       69         16           0         0          0
July 25, 2017..........................       54         11           0         0          0
July 25, 2018..........................       42          8           0         0          0
July 25, 2019..........................       33          3           0         0          0
July 25, 2020..........................       24          0           0         0          0
July 25, 2021..........................       18          0           0         0          0
July 25, 2022..........................       14          0           0         0          0
July 25, 2023..........................       10          0           0         0          0
July 25, 2024..........................        8          0           0         0          0
July 25, 2025..........................        6          0           0         0          0
July 25, 2026..........................        0          0           0         0          0
July 25, 2027..........................        0          0           0         0          0
July 25, 2028..........................        0          0           0         0          0
July 25, 2029..........................        0          0           0         0          0
July 25, 2030..........................        0          0           0         0          0
Weighted Average Life (in years)(1)....     13.19       7.67       4.97       4.26      5.90
Weighted Average Life (in years)(1)(2).     12.65       7.26       4.55       3.98      2.91


-----------
*    Indicates a number that is greater than zero but less than 0.5%.

(1) The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date,
     (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.

(2) To the first possible optional termination date.

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
       AT THE RESPECTIVE PERCENTAGES OF THE GROUP II PREPAYMENT ASSUMPTION


                                                        CLASS II-M-6 CERTIFICATES
                                            ------------------------------------------------
DISTRIBUTION DATE                            20%        30%         40%       50%        60%
-----------------                           ----        ----       ----       ----      ----
Initial Percentage...................       100%        100%        100%      100%       100%
July 25, 2006..........................      100        100         100       100        100
July 25, 2007..........................      100        100         100       100        100
July 25, 2008..........................      100        100         100       100        100
July 25, 2009..........................      100         93          51        25        100
July 25, 2010..........................      100         75          35        14         17
July 25, 2011..........................      100         61          24         8          0
July 25, 2012..........................      100         49          17         0          0
July 25, 2013..........................      100         40          12         0          0
July 25, 2014..........................      100         33           8         0          0
July 25, 2015..........................       88         24           0         0          0
July 25, 2016..........................       69         16           0         0          0
July 25, 2017..........................       54         11           0         0          0
July 25, 2018..........................       42          8           0         0          0
July 25, 2019..........................       33          0           0         0          0
July 25, 2020..........................       24          0           0         0          0
July 25, 2021..........................       18          0           0         0          0
July 25, 2022..........................       14          0           0         0          0
July 25, 2023..........................       10          0           0         0          0
July 25, 2024..........................        8          0           0         0          0
July 25, 2025..........................        1          0           0         0          0
July 25, 2026..........................        0          0           0         0          0
July 25, 2027..........................        0          0           0         0          0
July 25, 2028..........................        0          0           0         0          0
July 25, 2029..........................        0          0           0         0          0
July 25, 2030..........................        0          0           0         0          0
Weighted Average Life (in years)(1)....     13.16       7.64       4.93       4.11      4.79
Weighted Average Life (in years)(1)(2).     12.65       7.26       4.53       3.85      2.91


-------------
(1) The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date,
     (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.

(2)  To the first possible optional termination date.

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
       AT THE RESPECTIVE PERCENTAGES OF THE GROUP II PREPAYMENT ASSUMPTION


                                                        CLASS II-M-7 CERTIFICATES
DISTRIBUTION DATE                            20%        30%         40%       50%        60%
-----------------                           ----        ----       ----       ----      -----
Initial Percentage.....................      100%       100%        100%      100%       100%
July 25, 2006..........................      100        100         100       100        100
July 25, 2007..........................      100        100         100       100        100
July 25, 2008..........................      100        100         100       100        100
July 25, 2009..........................      100         93          51        25        100
July 25, 2010..........................      100         75          35        14          0
July 25, 2011..........................      100         61          24         8          0
July 25, 2012..........................      100         49          17         0          0
July 25, 2013..........................      100         40          12         0          0
July 25, 2014..........................      100         33           8         0          0
July 25, 2015..........................       88         24           0         0          0
July 25, 2016..........................       69         16           0         0          0
July 25, 2017..........................       54         11           0         0          0
July 25, 2018..........................       42          6           0         0          0
July 25, 2019..........................       33          0           0         0          0
July 25, 2020..........................       24          0           0         0          0
July 25, 2021..........................       18          0           0         0          0
July 25, 2022..........................       14          0           0         0          0
July 25, 2023..........................       10          0           0         0          0
July 25, 2024..........................        6          0           0         0          0
July 25, 2025..........................        0          0           0         0          0
July 25, 2026..........................        0          0           0         0          0
July 25, 2027..........................        0          0           0         0          0
July 25, 2028..........................        0          0           0         0          0
July 25, 2029..........................        0          0           0         0          0
July 25, 2030..........................        0          0           0         0          0
Weighted Average Life (in years)(1)....     13.12       7.61       4.90       3.99      4.25
Weighted Average Life (in years)(1)(2).     12.65       7.26       4.52       3.75      2.91


--------------
(1) The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date,
     (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.

(2)  To the first possible optional termination date.

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
       AT THE RESPECTIVE PERCENTAGES OF THE GROUP II PREPAYMENT ASSUMPTION


                                                        CLASS II-M-8 CERTIFICATES
                                            ------------------------------------------------
DISTRIBUTION DATE                            20%        30%         40%       50%        60%
-----------------                           ----        ----       ----       ----      ----
Initial Percentage.....................      100%       100%        100%      100%       100%
July 25, 2006..........................      100        100         100       100        100
July 25, 2007..........................      100        100         100       100        100
July 25, 2008..........................      100        100         100       100        100
July 25, 2009..........................      100         93          51        25         15
July 25, 2010..........................      100         75          35        14          0
July 25, 2011..........................      100         61          24         2          0
July 25, 2012..........................      100         49          17         0          0
July 25, 2013..........................      100         40          12         0          0
July 25, 2014..........................      100         33           2         0          0
July 25, 2015..........................       88         24           0         0          0
July 25, 2016..........................       69         16           0         0          0
July 25, 2017..........................       54         11           0         0          0
July 25, 2018..........................       42          0           0         0          0
July 25, 2019..........................       33          0           0         0          0
July 25, 2020..........................       24          0           0         0          0
July 25, 2021..........................       18          0           0         0          0
July 25, 2022..........................       14          0           0         0          0
July 25, 2023..........................       10          0           0         0          0
July 25, 2024..........................        0          0           0         0          0
July 25, 2025..........................        0          0           0         0          0
July 25, 2026..........................        0          0           0         0          0
July 25, 2027..........................        0          0           0         0          0
July 25, 2028..........................        0          0           0         0          0
July 25, 2029..........................        0          0           0         0          0
July 25, 2030..........................        0          0           0         0          0
Weighted Average Life (in years)(1)....     13.07       7.57       4.83       3.89      3.93
Weighted Average Life (in years)(1)(2).     12.65       7.26       4.50       3.68      2.91


-----------
(1) The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date,
     (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.

(2)  To the first possible optional termination date.

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
       AT THE RESPECTIVE PERCENTAGES OF THE GROUP II PREPAYMENT ASSUMPTION


                                                        CLASS II-M-9 CERTIFICATES
                                            ------------------------------------------------
DISTRIBUTION DATE                            20%        30%         40%       50%        60%
-----------------                           ----        ----       ----       ----      ----
Initial Percentage.....................      100%       100%        100%      100%       100%
July 25, 2006..........................      100        100         100       100        100
July 25, 2007..........................      100        100         100       100        100
July 25, 2008..........................      100        100         100       100        100
July 25, 2009..........................      100         93          51        25          3
July 25, 2010..........................      100         75          35        14          0
July 25, 2011..........................      100         61          24         0          0
July 25, 2012..........................      100         49          17         0          0
July 25, 2013..........................      100         40          11         0          0
July 25, 2014..........................      100         33           0         0          0
July 25, 2015..........................       88         24           0         0          0
July 25, 2016..........................       69         16           0         0          0
July 25, 2017..........................       54          7           0         0          0
July 25, 2018..........................       42          0           0         0          0
July 25, 2019..........................       33          0           0         0          0
July 25, 2020..........................       24          0           0         0          0
July 25, 2021..........................       18          0           0         0          0
July 25, 2022..........................       14          0           0         0          0
July 25, 2023..........................        3          0           0         0          0
July 25, 2024..........................        0          0           0         0          0
July 25, 2025..........................        0          0           0         0          0
July 25, 2026..........................        0          0           0         0          0
July 25, 2027..........................        0          0           0         0          0
July 25, 2028..........................        0          0           0         0          0
July 25, 2029..........................        0          0           0         0          0
July 25, 2030..........................        0          0           0         0          0
Weighted Average Life (in years)(1)....     13.00       7.51       4.77       3.79      3.70
Weighted Average Life (in years)(1)(2).     12.65       7.26       4.49       3.62      2.91



---------------
(1) The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date,
     (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.

(2)  To the first possible optional termination date.

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
       AT THE RESPECTIVE PERCENTAGES OF THE GROUP II PREPAYMENT ASSUMPTION


                                                        CLASS II-B-1 CERTIFICATES
                                            ------------------------------------------------
DISTRIBUTION DATE                            20%        30%         40%       50%        60%
-----------------                           ----        ----       ----       ----      ----
Initial Percentage.....................      100%       100%        100%      100%       100%
July 25, 2006..........................      100        100         100       100        100
July 25, 2007..........................      100        100         100       100        100
July 25, 2008..........................      100        100         100       100        100
July 25, 2009..........................      100         93          51        25          0
July 25, 2010..........................      100         75          35        10          0
July 25, 2011..........................      100         61          24         0          0
July 25, 2012..........................      100         49          17         0          0
July 25, 2013..........................      100         40           0         0          0
July 25, 2014..........................      100         33           0         0          0
July 25, 2015..........................       88         24           0         0          0
July 25, 2016..........................       69         16           0         0          0
July 25, 2017..........................       54          0           0         0          0
July 25, 2018..........................       42          0           0         0          0
July 25, 2019..........................       33          0           0         0          0
July 25, 2020..........................       24          0           0         0          0
July 25, 2021..........................       18          0           0         0          0
July 25, 2022..........................        7          0           0         0          0
July 25, 2023..........................        0          0           0         0          0
July 25, 2024..........................        0          0           0         0          0
July 25, 2025..........................        0          0           0         0          0
July 25, 2026..........................        0          0           0         0          0
July 25, 2027..........................        0          0           0         0          0
July 25, 2028..........................        0          0           0         0          0
July 25, 2029..........................        0          0           0         0          0
July 25, 2030..........................        0          0           0         0          0
Weighted Average Life (in years)(1)....     12.89       7.44       4.69       3.69      3.51
Weighted Average Life (in years)(1)(2).     12.65       7.26       4.49       3.57      2.91


----------------
(1) The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date,
     (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.

(2)  To the first possible optional termination date.

           PERCENT OF THE INITIAL CLASS CERTIFICATE PRINCIPAL BALANCE
       AT THE RESPECTIVE PERCENTAGES OF THE GROUP II PREPAYMENT ASSUMPTION


                                                        CLASS II-B-2 CERTIFICATES
                                             ------------------------------------------------
DISTRIBUTION DATE                            20%        30%         40%       50%        60%
-----------------                            ----       ----        ----      ----       ----
Initial Percentage.....................      100%       100%        100       100%       100%
July 25, 2006..........................      100        100         100       100        100
July 25, 2007..........................      100        100         100       100        100
July 25, 2008..........................      100        100         100       100        100
July 25, 2009..........................      100         93          51        25          0
July 25, 2010..........................      100         75          35         0          0
July 25, 2011..........................      100         61          24         0          0
July 25, 2012..........................      100         49           4         0          0
July 25, 2013..........................      100         40           0         0          0
July 25, 2014..........................      100         33           0         0          0
July 25, 2015..........................       88         24           0         0          0
July 25, 2016..........................       69          2           0         0          0
July 25, 2017..........................       54          0           0         0          0
July 25, 2018..........................       42          0           0         0          0
July 25, 2019..........................       33          0           0         0          0
July 25, 2020..........................       24          0           0         0          0
July 25, 2021..........................        8          0           0         0          0
July 25, 2022..........................        0          0           0         0          0
July 25, 2023..........................        0          0           0         0          0
July 25, 2024..........................        0          0           0         0          0
July 25, 2025..........................        0          0           0         0          0
July 25, 2026..........................        0          0           0         0          0
July 25, 2027..........................        0          0           0         0          0
July 25, 2028..........................        0          0           0         0          0
July 25, 2029..........................        0          0           0         0          0
July 25, 2030..........................        0          0           0         0          0
Weighted Average Life (in years)(1)....     12.72       7.31       4.53       3.56      3.34
Weighted Average Life (in years)(1)(2).     12.64       7.25       4.46       3.53      2.91



-------------
(1) The weighted average life of the Group II Offered Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related distribution date,
     (ii) adding the results, and (iii) dividing the sum by the initial respective Certificate Principal Balance for such class of Group II Offered Certificates.

(2)  To the first possible optional termination date.

ADDITIONAL INFORMATION

         The Depositor intends to file certain additional yield tables and other computational materials with respect to the Certificates with the Securities and Exchange Commission in a report on Form 8-K. Such tables and materials were prepared by the underwriter at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors. Such tables and assumptions may be based on assumptions that differ from the modeling assumptions. Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

                                 USE OF PROCEEDS

         The Depositor will apply the net proceeds of the sale of the Offered Certificates against the purchase price of the Group I Loans and Group II HELOCs.

                         FEDERAL INCOME TAX CONSEQUENCES

         The Pooling and Servicing Agreement provides that multiple REMIC elections will be made with respect to certain assets in the trust fund, creating a tiered REMIC structure.

         Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood LLP ("Tax Counsel") will deliver its opinion generally to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes each REMIC comprising the trust fund (exclusive of the reserve funds, and, for the avoidance of doubt, the Swap Account, the Swap Administration Agreement and the Interest Rate Swap Agreement) will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"). The Residual Certificates will represent the REMIC residual interest in each REMIC comprising the trust fund.

TAX TREATMENT OF THE GROUP I OFFERED CERTIFICATES

         For federal income tax purposes, a beneficial owner of a Group I Offered Certificate will be treated as owning an undivided interest in a REMIC regular interest corresponding to that Certificate (a "REMIC regular interest component"). In addition, the Trustee will treat the beneficial owner of each Group I Offered Certificate as having entered into a limited recourse notional principal contract (a "notional principal contract component"). Each REMIC regular interest component will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Certificate to which it corresponds, except that (i) the maximum interest rate of each REMIC regular interest component for each distribution date will be equal to the weighted average of the Expense Adjusted Mortgage Rates of the Group I Loans as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), minus a per annum rate equal to (x) the Net Swap Payment, if any, which would be payable to the Swap Provider pursuant to the Interest Rate Swap Agreement on such distribution date, assuming for this purpose that the notional amount of the Interest Rate Swap Agreement is not greater than the aggregate Stated Principal Balance of the Group I Loans as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), multiplied by 12, divided by (y) the aggregate Stated Principal Balance of the Group I Loans as of the related due date (prior to giving effect to any reduction in the Stated Principal Balances of such mortgage loans on such due date), and (ii) any Swap Termination Payment will be treated as being payable solely from the related Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest component corresponding to a Group I Offered Certificate may differ from the actual amount of distributions on such Group I Offered Certificate.

         Any amount payable on a Group I Offered Certificate in excess of the amount payable on the corresponding REMIC regular interest component will be deemed to have been paid to the holder of that Group I Offered Certificate pursuant to the corresponding notional principal contract component. Alternatively, any amount payable on the REMIC regular interest component corresponding to a Group I Offered Certificate in excess of the amount payable on the Group I Offered Certificate will be treated as having been received by the holder of that Group I Offered Certificate in respect of such REMIC regular interest component and then as having been paid by such holder pursuant to the notional principal contract component. Consequently, each beneficial owner of a Group I Offered Certificate will be required to report income accruing with respect to the related REMIC regular interest component, as discussed under "Material Federal Income Tax Considerations--Taxation of Debt Securities" in the prospectus, and will be required to report net income, and will be permitted to recognize net deductions, with respect to the related notional principal contract component, subject to the discussion below relating to the notional principal contract components.

         It is possible that the right to receive payments in respect of the notional principal contract components could be treated as a partnership among the holders of the Group I Offered Certificates and the Class I-C Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of payments in respect of the notional principal contract component. Holders of Group I Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of the Group I Offered Certificates and the consequences to them in light of their own particular circumstances of the separate taxation of the two components comprising each Group I Offered Certificate.

         A beneficial owner of a Group I Offered Certificate must allocate its purchase price for the Certificate between its components--the related REMIC regular interest component and the related notional principal contract component--in accordance with the relative fair market values thereof. For information reporting purposes the Securities Administrator will assume that the notional principal contract component of each Group I Offered Certificate will have nominal value. The notional principal contract components are difficult to value, and the Internal Revenue Service ("IRS") could assert that the value of a notional principal contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the notional principal contract component.

         The Securities Administrator will treat payments made in respect of each notional principal contract component as income or expense or loss, as the case may be, based on Treasury regulations relating to notional principal contracts (the "Notional Principal Contract Regulations"). The balance of this discussion assumes that each notional principal contract component will be treated as a notional principal contract for federal income tax purposes.

         The portion of the overall purchase price of a Group I Offered Certificate attributable to the related notional principal contract component must be amortized over the life of such Certificate, taking into account the declining balance of the related REMIC regular interest component. The Notional Principal Contract Regulations provide alternative methods for amortizing the purchase price of a notional principal contract. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the notional principal contract component of a Group I Offered Certificate.

         Any payments made to a beneficial owner of a Group I Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest component will be treated as having been received in respect of the notional principal contract component, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year's amortization of the cost of the notional principal contract component, such excess will represent net income for that year. Conversely, to the extent that the amount of that year's amortization of such cost exceeds the sum of the periodic payments, such excess will represent a net deduction for that year. In addition, any amounts payable on a REMIC regular interest component in excess of the amount of payments on the Group I Offered Certificate to which it relates will be treated as having been received by the beneficial owner of such Certificate and then paid by such owner pursuant to the notional principal contract component, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner's net income or net deduction with respect to the notional principal contract component for such taxable year. Although not clear, net income or a net deduction with respect to a notional principal contract component should be treated as ordinary income or as an ordinary deduction.

         A beneficial owner's ability to recognize a net deduction with respect to a notional principal contract component may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a "pass-through entity" other than in connection with such individual's trade or business. Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the notional principal contract component in computing the beneficial owner's alternative minimum tax liability. Because a beneficial owner of a Group I Offered Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the related notional principal contract component but may not be able to deduct that amount from income, a beneficial owner of a Group I Offered Certificate may have income that exceeds cash distributions on the Group I Offered Certificate in any period and over the term of the Group I Offered Certificate. As a result, the Group I Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the notional principal contract component would be subject to the limitations described above.

         Upon the sale, exchange or other disposition of a Group I Offered Certificate, the beneficial owner of the Certificate must allocate the amount realized between the related REMIC regular interest component and the related notional principal contract component based on the relative fair market values of those components at the time of sale, and must treat the sale, exchange or other disposition as a sale, exchange or disposition of such REMIC regular interest component and notional principal contract component. Assuming that a Group I Offered Certificate is held as a "capital asset" within the meaning of
Section 1221 of the Code, gain or loss on the disposition of an interest in the related notional principal contract component should be capital gain or loss, and gain or loss on disposition of the related REMIC regular interest component should generally, subject to the limitation described below, be capital gain or loss. Gain on disposition of such REMIC regular interest component will be treated as ordinary income, however, to the extent such gain does not exceed the excess, if any, of (x) the amount that would have been includable in the holder's gross income with respect to the REMIC regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in Section 1274(d) of the Code determined as of the date of purchase of the REMIC regular interest component over (y) the amount actually included in such holder's income with respect to the REMIC regular interest component.

TAX TREATMENT OF THE GROUP II OFFERED CERTIFICATES

         For federal income tax purposes, a beneficial owner of a Group II Offered Certificate will be treated as owning both an undivided interest in a REMIC regular interest and the right to receive payments from the related reserve fund in respect of the related Net WAC Rate Carryover Amount. The treatment of amounts received by a holder of a Group II Offered Certificate under such holder's right to receive payments from the related reserve fund in respect of the related Net WAC Rate Carryover Amount will depend on the portion, if any, of such holder's purchase price allocable thereto. Under the REMIC regulations, each holder of a Group II Offered Certificate must allocate its purchase price for the Group II Offered Certificate between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments from the related reserve fund in respect of the related Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The trust intends to treat payments made to the holders of the Group II Offered Certificates in respect of the related Net WAC Rate Carryover Amount as includible in income based on the Notional Principal Contract Regulations. The original issue discount ("OID") regulations provide that the trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust's allocation. For tax reporting purposes, the right to receive payments from the related reserve fund in respect of Net WAC Rate Carryover Amounts may have more than a de minimis value. Under the REMIC regulations, the trust is required to account for the REMIC regular interest and the right to receive payments from the related reserve fund in respect of the related Net WAC Rate Carryover Amount as discrete property rights. It is possible that the right to receive payments from the related reserve fund in respect of the related Net WAC Rate Carryover Amounts could be treated as a partnership among the holders of the Group II Offered Certificates and the Class II-E Certificates, in which case holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Certificates could be subject to withholding in respect of payments from the related reserve fund in respect of the related Net WAC Rate Carryover Amounts. Holders of the Group II Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such Certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a "qualifying debt instrument" with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Group II Offered Certificates will be unable to use the integration method provided for under such regulations with respect to those Certificates. If the trust's treatment of payments of the Net WAC Rate Carryover Amount is respected, ownership of the right to receive payments from the related reserve fund in respect of the Net WAC Rate Carryover Amount will entitle the owner to amortize the separate price paid for such right under the Notional Principal Contract Regulations.

         Upon the sale or exchange of a Group II Offered Certificate, the amount of the sale or exchange allocated to the selling holder's right to receive payments from the related reserve fund in respect of the Net WAC Rate Carryover Amount would be considered a "termination payment" under the Notional Principal Contract Regulations. A holder of a Group II Offered Certificate will have gain or loss from such a termination of the right to receive payments from the related reserve fund in respect of the Net WAC Rate Carryover Amount equal to
(i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the holder upon entering into or acquiring its interest in the right to receive payments from the related reserve fund in respect of the Net WAC Rate Carryover Amount. Gain or loss realized upon the termination of the right to receive payments from the related reserve fund in respect of the Net WAC Rate Carryover Amount generally will be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code likely would not apply to treat such gain or loss as ordinary.

ORIGINAL ISSUE DISCOUNT WITH RESPECT TO THE OFFERED CERTIFICATES

         The Class II-B-1 Certificates and Class II-B-2 Certificates will, the REMIC regular interest components of the Group I Offered Certificates may, and the Group II Offered Certificates other than the Class II-B-1 Certificates and Class II-B-2 Certificates will not, be issued with OID. A beneficial owner of an Offered Certificate must include any OID with respect to such Certificate (or the related REMIC regular interest component) in income as it accrues using a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. We refer you to "Material Federal Income Tax Considerations--Taxation of Debt Securities" in the prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount, or bond premium, if any, will be a rate equal to the Group I Prepayment Assumption and Group II Prepayment Assumption as described in this prospectus supplement for the Group I Offered Certificates and Group II Offered Certificates, respectively. No representation is made that the Group I Loans or Group II HELOCs will prepay at such rate or at any other rate.

STATUS OF THE OFFERED CERTIFICATES

         The REMIC regular interest component of each Group I Offered Certificate, and each Group II Offered Certificate exclusive of the right to receive payments from the related reserve fund in respect of the related Net WAC Rate Carryover Amount, will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as "real estate assets" under Section 856(c)(5)(B) of the Code, generally in the same proportion that the assets of the trust fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Group I Offered Certificate, and from each Group II Offered Certificate exclusive of the right to receive payments in respect of the related Net WAC Rate Carryover Amount, will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. However, neither the notional principal contract component of each Group I Offered Certificate, nor the right of each Group II Certificate to receive payments from the related reserve fund in respect of the related Net WAC Rate Carryover Amount, will qualify as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. As a result, the Offered Certificates may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, we refer you to "Material Federal Income Tax Considerations" in the prospectus.

                              STATE AND OTHER TAXES

         None of the Depositor, the Master Servicer, the Securities Administrator or the Trustee makes any representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state or other jurisdiction. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

         All investors should consult their own tax advisors regarding the state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

                              ERISA CONSIDERATIONS

ERISA Treatment of Group I Offered Certificates (Upon Termination of The Interest Rate Swap Agreement)

         Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "disqualified persons" and employee benefit plans or other arrangements

(including, but not limited to, individual retirement accounts) described under that section (collectively with employee benefit plans subject to ERISA, "Plans"). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Offered Certificates. See "ERISA Considerations" in the prospectus.

         Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

         Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

         The U.S. Department of Labor has granted to Bear, Stearns & Co. Inc. an administrative exemption (Prohibited Transaction Exemption ("PTE") 90-30, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of Certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in "ERISA Considerations" in the prospectus. The Exemption applies to obligations such as the mortgage loans in the trust fund which have loan-to-value ratios not in excess of 100 percent (100%), provided that the Certificates issued are rated at least "BBB-" or its equivalent, as more fully described in "ERISA Considerations" in the prospectus. As noted in the Prospectus, one requirement for eligibility under the Exemption is that all of the mortgage loans must have a loan-to-value ratio of not more than 100%, based on the outstanding principal balance of the loan and the fair market value of the mortgage property as of the closing date. It is possible that, if the fair market value of any of the mortgage loans has declined substantially since origination, this requirement may not be satisfied. This possibility is greater for the seasoned loans than it is for the other mortgage loans.

         The trust is deemed to consist of two separate sub-trusts: the group I sub-trust, which holds the Group I Loans, and the group II sub-trust, which holds the Group II HELOCs.

         The Exemption also provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire Certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements,

         o in the case of an acquisition in connection with the initial issuance of Certificates, at least fifty percent (50%) of each class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group;

         o such fiduciary (or its affiliate) is an obligor with respect to five percent (5%) or less of the fair market value of the obligations contained in the trust;

         o a Plan's investment in Certificates of any class does not exceed twenty-five percent (25%) of all of the Certificates of that class outstanding at the time of the acquisition; and

         o immediately after the acquisition, no more than twenty-five percent (25%) of the assets of any Plan with respect to which such person is a fiduciary are invested in Certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

         The Exemption does not apply to Plans sponsored by the underwriter, the Trustee, the Master Servicer, the Securities Administrator, any subservicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, any insurer or any affiliate of such parties (the "Restricted Group"). As of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the trust fund by aggregate unamortized principal balance of the assets of the trust fund.

         Subsequent to the termination of the Interest Rate Swap Agreement, it is expected that the Exemption will apply to the acquisition and holding of the Group I Offered Certificates by Plans if the conditions of the Exemption are met. A fiduciary of or other investor of Plan assets contemplating purchasing a Group I Offered Certificate must make its own determination that the conditions described above will be satisfied for such Certificate.

         Each beneficial owner of a subordinated Group I Certificate or any interest therein that is acquired after the termination of the Interest Rate Swap Agreement shall be deemed to have represented, by virtue of its acquisition or holding of that Group I Certificate or interest therein, that either (i) it is not a plan investor, (ii) it has acquired and is holding such subordinated Group I Certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the subordinated Group I Certificate must be rated, at the time of purchase, not lower than "BBB-" (or its equivalent) by Standard & Poor's, Fitch Ratings or Moody's or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the Certificate or interest therein is an "insurance company general account", as such term is defined in PTE 95-60, and
(3) the conditions in Sections I and III of PTE 95-60 have been satisfied.

ERISA Treatment of Group I Offered Certificates Prior to Termination of The Interest Rate Swap Agreement and of Group II Offered Certificates

         The Exemption may not apply to the acquisition, holding or resale of any Group I Offered Certificate by a Plan prior to the termination of the Interest Rate Swap Agreement by a Plan. The right to receive payments under the Interest Rate Swap Agreement could also result in a prohibited transaction if the Swap Provider is a party in interest with respect to such Plan unless another administrative exemption is available.

         The Exemption may also not apply to the acquisition, holding or resale of the Group II Offered Certificates at any time.

         Accordingly, no Plan or other person using Plan Assets may acquire or hold (i) a Group II Offered Certificate at any time or (ii) a senior Group I Certificate or subordinated Group I Certificate otherwise eligible for the Exemption before the termination of the Interest Rate Swap Agreement, unless, in any such case, such acquisition and holding is eligible for the exemptive relief available under a Department of Labor Prohibited Transaction Class Exemption ("PTCE") including 84-14 (for transactions by independent "qualified professional asset managers"), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by "in-house asset managers") or a transferee provides an opinion of counsel which establishes to the satisfaction of the

Trustee that the purchase and holding of such Offered Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or section 4975 of the Code and will not subject the Depositor, the sellers, the Master Servicer, any servicer, the underwriter, the Securities Administrator, the Trustee or the trust fund to any obligation or liability (including obligations or liabilities under ERISA or section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement, which opinion of counsel will not be an expense of any of such persons and on which such persons may rely. Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed in this prospectus supplement in connection with the Interest Rate Swap Agreement, any Offered Certificate whose rating has fallen to below BBB-could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the Interest Rate Swap Agreement.

         If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the sellers, the Master Servicer, any servicer, the underwriter and the Securities Administrator from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

         Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                             METHOD OF DISTRIBUTION

         Subject to the terms and conditions set forth in the underwriting agreement between the Depositor and Bear, Stearns & Co. Inc., as the underwriter, the Depositor has agreed to sell the Offered Certificates to the underwriter, and the underwriter has agreed to purchase the Offered Certificates from the Depositor. Distribution of the Offered Certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Certificates, the underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts. It is expected that the proceeds to the Depositor from the sale of the Offered Certificates will be approximately $678,763,000 before deducting issuance expenses payable by the Depositor, estimated to be $975,000.

         The Depositor has been advised by the underwriter that it intends to make a market in the Offered Certificates, but the underwriter has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates, or any particular class thereof, will develop or, if it does develop, that it will continue or that such market will provide sufficient liquidity to Certificateholders.

         The Depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended. Bear, Stearns & Co. Inc. is an affiliate of the Depositor, the sellers, EMC as Servicer and the Swap Provider.

                                  LEGAL MATTERS

         The validity of the Certificates, including certain federal income tax consequences with respect hereto, will be passed upon for the Depositor by Thacher Proffitt & Wood LLP, New York, New York. Thacher Proffitt & Wood LLP, New York, New York, will also pass upon certain legal matters on behalf of the sellers, EMC as Servicer and Bear, Stearns & Co. Inc.

                                     RATINGS

         It is a condition of the issuance of the Offered Certificates that each class of Offered Certificates be assigned at least the ratings designated below by Standard & Poor's, Moody's and Fitch.

                                     RATINGS
                                     -------

        CLASS         STANDARD & POOR'S          MOODY'S             FITCH
        -----         -----------------          -------             -----
         I-A                 AAA                   Aaa                AAA
        I-M-1                 AA                   Aa2                 AA
        I-M-2                AA-                   Aa3                AA-
        I-M-3                 A+                    A1                 A+
        I-M-4                 A                     A2                 A
        I-M-5                 A-                    A3                 A-
        I-B-1                BBB+                  Baa1               BBB+
        I-B-2                BBB                   Baa2               BBB
        I-B-3                BBB-                  Baa3               BBB
         II-A                 --                   Aaa                AAA
        II-M-1                --                   Aa1                AA+
        II-M-2                --                   Aa2                AA+
        II-M-3                --                   Aa3                AA+
        II-M-4                --                    A1                 AA
        II-M-5                --                    A2                AA-
        II-M-6                --                    A3                 A+
        II-M-7                --                   Baa1                A
        II-M-8                --                   Baa2                A-
        II-M-9                --                   Baa3               BBB+
        II-B-1                --                   Ba1                BBB
        II-B-2                --                   Ba2                BBB-

         The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the respective rating agency. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the anticipated yields in light of prepayments.

         In addition, the ratings by Standard & Poor's, Moody's and Fitch do not address the likelihood of the receipt of any amounts in respect of Net WAC Cap Rate Carryover Amounts or any interest shortfalls resulting from the application of the Relief Act.

         The Depositor has not requested ratings of the Offered Certificates by any rating agency other than Standard & Poor's, Moody's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, if it does, what ratings would be assigned by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the rating agencies.

                                LEGAL INVESTMENT

         The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, or SMMEA.

         Institutions whose investment activities are subject to review by certain regulatory authorities hereafter may be or may become subject to restrictions on investment in the Certificates, and such restrictions may be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, or OTS, and the National Credit Union Administration, or NCUA, have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the Certificates.

         For example, on April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement, referred to as the 1998 Policy Statement, applicable to all Depository institutions, setting forth guidelines for investments in "high-risk mortgage securities." The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the NCUA and the OTS. The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a Depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution's overall interest rate risk. In addition, The 1998 Policy Statement eliminates former constraints on investing in certain "high-risk" mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the Certificates. The NCUA has indicated that its regulations will take precedence over the 1998 Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of Depository institutions.

         The OTS has issued Thrift Bulletin 73a, or TB 73a, entitled "Investing in Complex Securities", effective December 18, 2001 which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, or TB 13a, entitled "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", effective December 1, 1998, which is applicable to thrift institutions regulated by the OTS.

         TB 73a requires savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any "complex securities," that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, "complex security" includes, among other things, any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any "plain vanilla" mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of Offered Certificates would likely be viewed as "complex securities." With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

         TB 13a requires thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any "significant transaction" involving securities or financial derivatives, and
(ii) conduct a pre-purchase price sensitivity analysis of any "complex security" or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of "complex securities with high price sensitivity" be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

         There may be other restrictions on the ability of some investors either to purchase some classes of securities or to purchase any class of securities representing more than a specified percentage of the investors' assets. The Depositor will make no representations as to the proper characterization of any class of securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

                             INDEX OF DEFINED TERMS

                                                                                                         Page
                                                                                                         ----

1998 Policy Statement..........................S-137      Cut-off Date....................................S-70
60 Day Plus Delinquency Percentage..............S-78      Distribution Account............................S-55
Additional Termination Events...................S-95      Downgrade Provisions............................S-96
Applied Realized Loss Amount....................S-63      Draw............................................S-70
Available Distribution Amount...................S-63      Draw Period.....................................S-70
Available Principal Payment Amount..............S-63      DTC.............................................S-59
Certificate Principal Balance...................S-64      DTI.............................................S-37
Certificateholders..............................S-63      Early Termination Date..........................S-95
Certificates....................................S-64      EMC.............................................S-48
Charged-Off HELOC...............................S-64      ERISA..........................................S-132
Charge-Off Amount...............................S-64      Euroclear.......................................S-59
Citibank, N.A...................................S-92      Excess Overcollateralization Amount.............S-70
Class I-A Principal Distribution Amount.........S-64      Exemption......................................S-133
Class I-B Certificates..........................S-64      Expense Adjusted Mortgage Rate..................S-70
Class I-B-1 Principal Distribution Amount.......S-64      Extraordinary Trust Fund Expenses...............S-70
Class I-B-2 Principal Distribution Amount.......S-64      Extraordinary Trust Fund Expenses Cap...........S-71
Class I-B-3 Principal Distribution Amount.......S-65      EZ Documentation................................S-48
Class I-B-4 Principal Distribution Amount.......S-65      Finance America...........................S-36, S-38
Class II-A Principal Distribution Amount........S-66      Finance America's Risk Score....................S-39
Class II-B Certificates.........................S-67      Financial Intermediary..........................S-59
Class II-B-1 Principal Distribution Amount......S-67      Fiscal Quarter..................................S-71
Class II-B-2 Principal Distribution Amount......S-67      Fitch...........................................S-14
Class II-M Certificates.........................S-67      Floating Allocation Percentage..................S-71
Class II-M-1 Principal Distribution Amount......S-67      Formula Rate....................................S-71
Class II-M-2 Principal Distribution Amount......S-67      Global Securities................................S-1
Class II-M-3 Principal Distribution Amount......S-68      GreenPoint......................................S-46
Class II-M-4 Principal Distribution Amount......S-68      GreenPoint Assignment Agreement.................S-48
Class II-M-5 Principal Distribution Amount......S-68      GreenPoint HELOCs...............................S-48
Class II-M-6 Principal Distribution Amount......S-68      GreenPoint Servicing Agreement..................S-48
Class II-M-7 Principal Distribution Amount......S-68      Group I Certificateholders......................S-71
Class II-M-8 Principal Distribution Amount......S-69      Group I Certificates............................S-71
Class II-M-9 Principal Distribution Amount......S-69      Group I Current Specified Enhancement PercentageS-71
Class II-S Floating Allocation Percentage.......S-69      Group I Loans...................................S-33
Class II-S Principal Payment Amount.............S-69      Group I Master Servicer Collection Account......S-55
Class I-M Certificates..........................S-65      Group I Net Monthly Excess Cashflow.............S-71
Class I-M-1 Principal Distribution Amount.......S-65      Group I Offered Certificates....................S-72
Class I-M-2 Principal Distribution Amount.......S-65      Group I Optional Termination Date...............S-72
Class I-M-3 Principal Distribution Amount.......S-66      Group I Overcollateralization Amount............S-72
Class I-M-4 Principal Distribution Amount.......S-66      Group I Overcollateralization Increase Amount...S-72
Class I-M-5 Principal Distribution Amount.......S-66      Group I Overcollateralization Reduction Amount..S-72
Clearstream.....................................S-59      Group I Overcollateralization Target Amount.....S-72
Code...........................................S-128      Group I Prepayment Assumption...................S-72
Collection Period...............................S-69      Group I Servicer................................S-72
Constant Draw Rate..............................S-70      Group I Stepdown Date...........................S-72
CPR......................................S-70, S-101      Group I Trigger Event...........................S-73
Credit Bureau Score.............................S-41      Group II Certificateholders.....................S-73
CSSF............................................S-60      Group II Certificates...........................S-73
Cumulative Charge-Off Percentage................S-70      Group II Current Specified Enhancement
Cumulative Realized Loss Percentage.............S-70          Percentage..................................S-73
Current Interest................................S-70
Custodial Agreements............................S-93
Custodian.......................................S-93


Group II HELOCs.................................S-33     Overcollateralization Reduction Amount....S-73, S-76
Group II Master Servicer Collection Account.....S-55     Overcollateralization Target Amount.............S-76
Group II Net WAC Cap Rate.......................S-73     Parity Act......................................S-33
Group II Offered Certificates...................S-73     Pass-Through Rate...............................S-76
Group II Optional Termination Date..............S-73     Plans..........................................S-133
Group II Overcollateralization Amount...........S-73     Plaza Mortgage..................................S-46
Group II Overcollateralization Increase Amount..S-73     Prepayment Charges..............................S-76
Group II Overcollateralization Target Amount....S-74     Principal Collection Amount.....................S-76
Group II Prepayment Assumption..................S-74     Principal Distribution Amount...................S-76
Group II Servicer...............................S-74     Principal Remittance Amount.....................S-77
Group II Stepdown Date..........................S-74     PTCE...........................................S-134
Group II Trigger Event..........................S-74     PTE............................................S-133
Illegality......................................S-95     Quicken.........................................S-46
Impac Funding...................................S-46     Rapid Amortization Event........................S-77
Interest Collection Amount......................S-74     Rapid Amortization Period.......................S-77
Interest Rate Swap Agreement....................S-93     Rapid Amortization Trigger Event................S-77
Interest Remittance Amount......................S-74     Realized Loss...................................S-77
Invested Amount.................................S-74     Recoveries......................................S-77
IRS............................................S-129     Relief Act......................................S-77
ISDA Master Agreement...........................S-95     Relief Act Shortfall............................S-77
LaSalle.........................................S-93     REO Property....................................S-77
LaSalle Bank Custodial Agreement................S-93     Residual Certificates...........................S-77
LTV.............................................S-37     Restricted Group...............................S-134
Mach 1 Jumbo Loans..............................S-41     Rules...........................................S-59
Managed Amortization Period.....................S-75     Seller's Certificate Pro Rata Test..............S-77
Margin..........................................S-75     Servicer........................................S-77
Master Servicer Collection Account..............S-75     SouthStar.......................................S-36
MERS............................................S-35     Special Deposit.................................S-78
MERS(R) System..................................S-35     Standard & Poor's...............................S-14
Moody's.........................................S-14     Stated Principal Balance........................S-78
MPH.............................................S-40     Subsequent Recoveries...........................S-78
NCUA...........................................S-137     Swap Account....................................S-93
Net Monthly Excess Cashflow.....................S-75     Swap Administration Agreement...................S-93
Net WAC Cap Rate..........................S-71, S-75     Swap Administrator..............................S-93
Net WAC Cap Rate Carryover Amount...............S-75     Swap Default....................................S-95
NFB.............................................S-47     Swap Provider...................................S-93
No Employment/Income Documentation..............S-48     Swap Provider Trigger Event.....................S-96
No Ratio Documentation..........................S-48     Swap Termination Payment........................S-96
Notional Principal Contract....................S-128     Tax Counsel....................................S-128
Notional Principal Contract Regulations.S-129, S-131     Tax Event.......................................S-95
Offered Certificates............................S-76     Tax Event Upon Merger...........................S-95
OID............................................S-131     Termination Event...............................S-95
Opteum..........................................S-36     Trigger Event...................................S-78
Optional Termination Date.......................S-76     Union Federal...................................S-48
OTS............................................S-137     Union Federal Assignment Agreement..............S-48
Overcollateralization Amount....................S-76     Union Federal Loans.............................S-48
Overcollateralization Floor.....................S-76     Union Federal Servicing Agreement...............S-48
Overcollateralization Increase Amount...........S-76     Unpaid Interest Shortfall Amount................S-78
                                                         Wells Fargo.....................................S-93
                                                         Wells Fargo Custodial Agreement.................S-93

                                                                         ANNEX I


                      GLOBAL CLEARANCE, SETTLEMENT, AND TAX
                            DOCUMENTATION PROCEDURES

         Except under limited circumstances, the globally offered Bear Stearns Asset Backed Securities I LLC, Mortgage Pass-Through Certificates, Series 2005-5 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Mortgage Pass-Through Certificates issues.

         Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream and as DTC participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet established requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold the positions in accounts as DTC participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Mortgage Pass-Through Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior Mortgage Pass-Through Certificates issues in same day funds.

         Trading between Euroclear and/or Clearstream Participants. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Euroclear or Clearstream Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year consisting of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant's or Clearstream participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debt will be valued instead as of the actual settlement date.

         Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

         As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Euroclear participant's or Clearstream participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, a trade between DTC participants in a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Euroclear or Clearstream seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases Euroclear or Clearstream will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year consisting of 12 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem

         (a) borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system's customary procedures;

         (b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

         (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest on registered debt issued by U.S. persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate

         Exemption for non-U.S. persons (Form W-8 BEN). Beneficial owners of Global Securities that are non-U.S. persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8

BEN. If the information shown on Form W-8 BEN changes, a new Form W-8 BEN must be filed within 30 days of the change.

         Exemption for non-U.S. persons with effectively connected income (Form W-8ECI). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI.

         Exemption or reduced rate for non-U.S. persons resident in treaty countries (Form W-8 BEN). Non-U.S. persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8 BEN.

         Exemption for U.S. persons (Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9.

         U.S. Federal Income Tax Reporting Procedure. The Global Securities holder files by submitting the appropriate form to the person through whom he holds (e.g., the clearing agency, in the case of persons holding directly on the books of the clearing agency). Forms W-8 BEN and W-8ECI are generally effective for three calendar years.

         U.S. Person. As used in this prospectus supplement the term "U.S. person" means a beneficial owner of a Certificate that is for United States federal income tax purposes

               o    a citizen or resident of the United States,

               o a corporation or partnership created or organized in or under the laws of the United States or of any State thereof or the District of Columbia,

               o an estate the income of which is subject to United States federal income taxation regardless of its source, or

               o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. Person.

         As used in this prospectus supplement, the term "non-U.S. person" means a beneficial owner of a Certificate that is not a U.S. person.

         This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of the extensive withholding regulations that are generally effective with respect to payments made after December 31, 2000 which have detailed rules regarding the determination of beneficial ownership. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                   SCHEDULE A

                         MORTGAGE LOAN STATISTICAL DATA

The following information sets forth in tabular format certain information, as of the cut-off date, about the Group I Loans and Group II HELOCs, as applicable, in the aggregate. Other than with respect to rates of interest, percentages are approximate and are stated by cut-off date principal.


                       MORTGAGE RATES OF THE GROUP I LOANS

                                            AGGREGATE STATED PRINCIPAL
                      NUMBER OF GROUP        BALANCE OUTSTANDING AS OF
  MORTGAGE RATE          I LOANS                CUT-OFF DATE                % OF MORTGAGE POOL
------------------------------------------------------------------------------------------------
  4.500 -  4.749              1            $           84,891                       0.02  %
  4.750 -  4.999              3                        69,044                       0.01
  5.000 -  5.249              4                       165,368                       0.03
  5.250 -  5.499              9                       438,511                       0.08
  5.500 -  5.749              2                        47,825                       0.01
  5.750 -  5.999              14                      592,927                       0.10
  6.000 -  6.249              12                      448,256                       0.08
  6.250 -  6.499              20                     1,054,726                      0.19
  6.500 -  6.749              46                     2,139,492                      0.38
  6.750 -  6.999              51                     2,463,511                      0.44
  7.000 -  7.249              54                     2,118,468                      0.37
  7.250 -  7.499              52                     2,437,587                      0.43
  7.500 -  7.749              89                     4,168,580                      0.74
  7.750 -  7.999              67                     3,065,843                      0.54
  8.000 -  8.999             997                     42,942,385                     7.59
  9.000 -  9.999            2,818                   135,652,564                     23.98
 10.000 - 10.999            3,426                   165,352,031                     29.23
 11.000 - 11.999            3,570                   144,250,555                     25.50
 12.000 - 12.999            1,278                    49,005,299                     8.66
 13.000 - 13.999             188                     7,763,706                      1.37
 14.000 - 14.999              31                     1,021,730                      0.18
 15.000 +                     12                      397,667                       0.07
 -----------------------------------------   ---------------------------------------------------
 TOTAL                      12,744           $      565,680,964                    100.00 %
 =========================================   ===================================================

    As of the cut-off date, the weighted average mortgage rate of the Group I Loans was approximately 10.532% per annum.

           ORIGINAL COMBINED LOAN-TO-VALUE RATIO OF THE GROUP I LOANS


                                                     AGGREGATE STATED PRINCIPAL
    ORIGINAL COMBINED            NUMBER OF GROUP      BALANCE OUTSTANDING AS OF
COMBINED LOAN-TO-RATIOS(%)         I LOANS                 CUT-OFF DATE                % OF MORTGAGE POOL
---------------------------------------------------------------------------------------------------------
   0.00 -   30.00                     7            $        475,933                            0.08  %
  30.01 -   40.00                     7                     165,256                            0.03
  40.01 -   45.00                     2                      54,726                            0.01
  45.01 -   50.00                     4                      79,494                            0.01
  50.01 -   55.00                     5                     187,792                            0.03
  55.01 -   60.00                     7                     469,397                            0.08
  60.01 -   65.00                     8                     188,143                            0.03
  65.01 -   70.00                     16                    676,203                            0.12
  70.01 -   75.00                     36                   2,463,813                           0.44
  75.01 -   80.00                     91                   4,900,241                           0.87
  80.01 -   85.00                    122                   3,980,460                           0.70
  85.01 -   90.00                    992                   39,257,284                          6.94
  90.01 -   95.00                   1,395                  58,687,508                          10.37
  95.01 -  100.00                   10,052                454,094,714                          80.27
--------------------------------------------------   -----------------------------------------------------
TOTAL                               12,744           $      565,680,964                       100.00 %
==================================================   =====================================================

As of the cut-off date, the weighted average original combined loan-to-value ratio of the Group I Loans was approximately 97.95%.

                       JUNIOR RATIOS OF THE GROUP I LOANS


                                          AGGREGATE STATED PRINCIPAL
                      NUMBER OF GROUP       BALANCE OUTSTANDING AS OF
 JUNIOR RATIOS           I LOANS                CUT-OFF DATE                % OF MORTGAGE POOL
------------------------------------------------------------------------------------------------
 0.00 - 30.00              11,933           $     512,476,267                    90.59%
30.01 - 40.00               446                    26,510,402                    4.69
40.01 - 45.00               164                    16,733,768                    2.96
45.01 - 50.00                76                    3,720,549                     0.66
50.01 - 55.00                36                    2,113,089                     0.37
55.01 - 60.00                21                     757,921                      0.13
60.01 +                      68                    3,368,967                     0.60
-----------------------------------------   ---------------------------------------------------
TOTAL                      12,744           $     565,680,964                   100.00%
=========================================   ===================================================

As of the cut-off date, the average Stated Principal Balance of the Group I Loans was approximately 25.99%.

             ORIGINAL STATED PRINCIPAL BALANCE OF THE GROUP I LOANS

                                                     AGGREGATE STATED PRINCIPAL
    ORIGINAL STATED              NUMBER OF GROUP      BALANCE OUTSTANDING AS OF
   PRINCIPAL BALANCE                I LOANS                 CUT-OFF DATE               % OF MORTGAGE POOL
---------------------------------------------------------------------------------------------------------
       0 -    9,999                   80           $       471,258                            0.08 %
  10,000 -   19,999                 1,587                 24,272,786                          4.29
  20,000 -   29,999                 3,356                 83,732,199                          14.80
  30,000 -   39,999                 2,555                 87,700,426                          15.50
  40,000 -   49,999                 1,479                 65,725,137                          11.62
  50,000 -   59,999                 1,059                 57,390,901                          10.15
  60,000 -   69,999                  717                  46,018,031                          8.13
  70,000 -   79,999                  551                  40,866,926                          7.22
  80,000 -   89,999                  355                  29,891,835                          5.28
  90,000 -   99,999                  255                  24,117,845                          4.26
 100,000 -  109,999                  192                  19,934,762                          3.52
 110,000 -  119,999                  150                  17,042,505                          3.01
 120,000 -  129,999                   98                  12,072,632                          2.13
 130,000 -  139,999                   70                  9,386,282                           1.66
 140,000 -  149,999                   58                  8,359,875                           1.48
 150,000 -  159,999                   44                  6,699,139                           1.18
 160,000 -  169,999                   24                  3,875,752                           0.69
 170,000 -  179,999                   10                  1,722,133                           0.30
 180,000 -  189,999                   16                  2,942,251                           0.52
 190,000 -  199,999                   13                  2,527,463                           0.45
 200,000 -  209,999                   11                  2,221,350                           0.39
 210,000 -  219,999                   5                   1,057,819                           0.19
 220,000 -  229,999                   7                   1,559,689                           0.28
 230,000 -  239,999                   4                    931,767                            0.16
 240,000 -  249,999                   3                    732,894                            0.13
 250,000 -  259,999                   9                   2,255,756                           0.40
 260,000 -  269,999                   2                    524,737                            0.09
 270,000 -  279,999                   1                    274,616                            0.05
 280,000 -  289,999                   4                   1,138,050                           0.20
 290,000 -  299,999                   1                    289,632                            0.05
 300,000 -  309,999                   9                   2,695,319                           0.48
 310,000 -  319,999                   1                    318,586                            0.06
 320,000 -  329,999                   1                    319,684                            0.06
 330,000 -  339,999                   2                    664,561                            0.12
 340,000 -  349,999                   3                   1,029,157                           0.18
 350,000 -  359,999                   2                    716,461                            0.13
 360,000 -  369,999                   1                    364,800                            0.06
 370,000 -  379,999                   1                    374,796                            0.07
 380,000 -  389,999                   1                    383,618                            0.07
 390,000 -  399,999                   2                    794,726                            0.14
 400,000 +                            5                   2,282,809                           0.40
--------------------------------------------------   ----------------------------------------------------
TOTAL                               12,744           $   565,680,964                         100.00 %
==================================================   ========================-----=======================

As of the cut-off date, the weighted average original original stated principal balance of the Group I Loans was approximately $44,576.

      STATED PRINCIPAL BALANCES OF THE GROUP I LOANS AS OF THE CUT-OFF DATE


                                                  AGGREGATE STATED PRINCIPAL
    STATED PRINCIPAL          NUMBER OF GROUP      BALANCE OUTSTANDING AS OF
         BALANCE                  I LOANS                CUT-OFF DATE               % OF MORTGAGE POOL
---------------------------------------------------------------------------------------------------------
       0 -    9,999                  253           $      1,947,806                           0.34%
  10,000 -   19,999                 1,565                 25,564,483                          4.52
  20,000 -   29,999                 3,314                 83,925,493                          14.84
  30,000 -   39,999                 2,518                 87,367,672                          15.44
  40,000 -   49,999                 1,477                 66,338,908                          11.73
  50,000 -   59,999                 1,039                 56,994,844                          10.08
  60,000 -   69,999                  701                  45,436,975                          8.03
  70,000 -   79,999                  538                  40,226,895                          7.11
  80,000 -   89,999                  356                  30,181,804                          5.34
  90,000 -   99,999                  268                  25,607,402                          4.53
 100,000 -  109,999                  175                  18,389,707                          3.25
 110,000 -  119,999                  151                  17,403,423                          3.08
 120,000 -  129,999                   89                  11,113,531                          1.96
 130,000 -  139,999                   68                  9,191,350                           1.62
 140,000 -  149,999                   66                  9,633,687                           1.70
 150,000 -  159,999                   33                  5,089,014                           0.90
 160,000 -  169,999                   21                  3,484,721                           0.62
 170,000 -  179,999                   12                  2,101,904                           0.37
 180,000 -  189,999                   13                  2,412,969                           0.43
 190,000 -  199,999                   17                  3,336,424                           0.59
 200,000 -  209,999                   6                   1,222,475                           0.22
 210,000 -  219,999                   8                   1,717,364                           0.30
 220,000 -  229,999                   4                    900,145                            0.16
 230,000 -  239,999                   5                   1,171,486                           0.21
 240,000 -  249,999                   7                   1,741,904                           0.31
 250,000 -  259,999                   5                   1,266,640                           0.22
 260,000 -  269,999                   1                    265,124                            0.05
 270,000 -  279,999                   2                    554,293                            0.10
 280,000 -  289,999                   4                   1,148,006                           0.20
 290,000 -  299,999                   8                   2,395,319                           0.42
 300,000 -  309,999                   1                    300,000                            0.05
 310,000 -  319,999                   2                    638,270                            0.11
 320,000 -  329,999                   1                    329,900                            0.06
 330,000 -  339,999                   1                    334,660                            0.06
 340,000 -  349,999                   3                   1,029,157                           0.18
 350,000 -  359,999                   2                    716,461                            0.13
 360,000 -  369,999                   1                    364,800                            0.06
 370,000 -  379,999                   1                    374,796                            0.07
 380,000 -  389,999                   1                    383,618                            0.07
 390,000 -  399,999                   2                    794,726                            0.14
 400,000 +                            5                   2,282,809                           0.40
--------------------------------------------------   ----------------------------------------------------
TOTAL                               12,744            $  565,680,964                         100.00%
==================================================   ====================================================

As of the cut-off date, the average Stated Principal Balance of the Group I Loans was approximately $44,388.

                       CREDIT SCORE FOR THE GROUP I LOANS


                                                  AGGREGATE STATED PRINCIPAL
       CREDIT SCORE          NUMBER OF GROUP      BALANCE OUTSTANDING AS OF
          RANGE                  I LOANS                CUT-OFF DATE               % OF MORTGAGE POOL
---------------------------------------------------------------------------------------------------------
Undefined                          9               $      409,566                         0.07  %
 500 -  519                        9                      230,885                         0.04
 520 -  539                        12                     298,499                         0.05
 540 -  559                        36                     912,360                         0.16
 560 -  579                       310                    6,968,885                        1.23
 580 -  599                      1,392                   44,464,227                       7.86
 600 -  619                      1,564                   58,432,359                       10.33
 620 -  639                      1,696                   70,261,201                       12.42
 640 -  659                      1,604                   73,128,455                       12.93
 660 -  679                      1,444                   74,044,228                       13.09
 680 -  699                      1,331                   70,967,290                       12.55
 700 -  719                      1,076                   56,788,156                       10.04
 720 -  739                       896                    42,832,232                       7.57
 740 -  779                      1,071                   52,066,187                       9.20
 780 -  799                       244                    11,718,864                       2.07
 800 +                             50                    2,157,571                        0.38
-----------------------------------------------   -----------------------------------------------------
TOTAL                            12,744            $    565,680,964                      100.00 %
===============================================   =====================================================

As of the cut-off date, the weighted average credit score of the Group I Loans is approximately 670.

           DEBT-TO-INCOME OF THE MORTGAGED PROPERTIES IN LOAN GROUP I


                                                   AGGREGATE STATED PRINCIPAL
                               NUMBER OF GROUP      BALANCE OUTSTANDING AS OF
   DEBT-TO-INCOME                  I LOANS                CUT-OFF DATE               % OF MORTGAGE POOL
---------------------------------------------------------------------------------------------------------
                           0        1,519            $      74,350,761                     13.14 %
 0.001 - 19.999                      395                    18,078,994                     3.20
20.000 - 39.999                     4,535                  192,831,766                     34.09
40.000 - 49.999                     5,853                  262,703,059                     46.44
50.000 - 59.999                      442                    17,716,384                     3.13
--------------------------------------------------   ---------------------------------------------------
TOTAL                               12,744           $     565,680,964                    100.00 %
==================================================   ===================================================

As of the cut-off date, the weighted average debt-to-income of the Group I Loans is approximately 39.57%.

       GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN LOAN GROUP I


                                                   AGGREGATE STATED PRINCIPAL
                               NUMBER OF GROUP      BALANCE OUTSTANDING AS OF
         STATE                     I LOANS                CUT-OFF DATE               % OF MORTGAGE POOL
---------------------------------------------------------------------------------------------------------
California                          1,483            $    126,124,313                      22.30 %
Florida                             1,215                  54,092,393                      9.56
Georgia                             1,376                  47,527,930                      8.40
Arizona                             1,050                  45,690,923                      8.08
Texas                               1,114                  32,682,129                      5.78
Virginia                             432                   25,966,260                      4.59
Colorado                             487                   21,700,526                      3.84
Maryland                             319                   18,195,813                      3.22
Illinois                             383                   17,564,875                      3.11
Michigan                             538                   16,309,350                      2.88
Minnesota                            334                   15,185,225                      2.68
Nevada                               259                   14,721,180                      2.60
Ohio                                 436                   11,836,524                      2.09
Other (37 states)                   3,318                 118,083,523                      20.87
--------------------------------------------------   ----------------------------------------------------
TOTAL                               12,744           $    565,680,964                     100.00 %
==================================================   ===================================================

             PROPERTY TYPES OF MORTGAGED PROPERTIES IN LOAN GROUP I


                                                   AGGREGATE STATED PRINCIPAL
                               NUMBER OF GROUP      BALANCE OUTSTANDING AS OF
    PROPERTY TYPE                  I LOANS                CUT-OFF DATE               % OF MORTGAGE POOL
---------------------------------------------------------------------------------------------------------
2-4 Family                           560             $     33,612,032                      5.94  %
Condominium                          809                   34,468,315                      6.09
Hi-Rise Condo                         46                   2,661,174                       0.47
PUD                                 2,995                 144,476,018                      25.54
Single Family                       8,133                 346,155,535                      61.19
Townhouse                             46                   1,755,955                       0.31
Unknown                              155                   2,551,935                       0.45
--------------------------------------------------   ----------------------------------------------------
TOTAL                               12,744           $    565,680,964                     100.00 %
==================================================   ====================================================


            OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN LOAN GROUP I


                                                   AGGREGATE STATED PRINCIPAL
                               NUMBER OF GROUP      BALANCE OUTSTANDING AS OF
    OCCUPANCY STATUS               I LOANS                CUT-OFF DATE               % OF MORTGAGE POOL
---------------------------------------------------------------------------------------------------------
Investor                            1,445             $    52,902,175                       9.35 %
Owner Occupied                      10,882                494,557,565                       87.43
Second Home                          417                   18,221,224                       3.22
--------------------------------------------------   ----------------------------------------------------
TOTAL                               12,744            $   565,680,964                      100.00%
==================================================   ====================================================

                       ORIGINAL TERM OF THE GROUP I LOANS


                                                   AGGREGATE STATED PRINCIPAL
                               NUMBER OF GROUP      BALANCE OUTSTANDING AS OF
    ORIGINAL TERM                  I LOANS                CUT-OFF DATE               % OF MORTGAGE POOL
---------------------------------------------------------------------------------------------------------
  60 -  119                           30             $       73,847                        0.01  %
 120 -  179                          117                   1,461,528                       0.26
 180 -  239                         9,284                 438,840,776                      77.58
 240 -  299                         1,092                  33,338,278                      5.89
 300 -  359                           12                    430,493                        0.08
 360 +                              2,209                  91,536,041                      16.18
--------------------------------------------------   ----------------------------------------------------
TOTAL                               12,744           $    565,680,964                     100.00 %
==================================================   ====================================================

As of the cut-off date, the weighted average stated original term to scheduled maturity of the Group I Loans was approximately 213 months.

             REMAINING TERM TO STATED MATURITY FOR THE GROUP I LOANS


                                                   AGGREGATE STATED PRINCIPAL
  REMAINING TERM TO            NUMBER OF GROUP      BALANCE OUTSTANDING AS OF
  STATED MATURITY                  I LOANS                CUT-OFF DATE               % OF MORTGAGE POOL
---------------------------------------------------------------------------------------------------------
   0 -   59                           79             $      779,544                        0.14 %
  60 -  119                           91                   1,073,778                       0.19
 120 -  179                         9,184                 434,909,251                      76.88
 180 -  239                         1,147                  36,201,544                      6.40
 240 -  299                           34                   1,180,806                       0.21
 300 -  359                         2,143                  87,939,879                      15.55
 360 +                                66                   3,596,162                       0.64
--------------------------------------------------   ----------------------------------------------------
TOTAL                               12,744           $    565,680,964                     100.00%
==================================================   ====================================================

As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the Group I Loans was approximately 210 months.

                       LOAN PURPOSE FOR THE GROUP I LOANS


                                                   AGGREGATE STATED PRINCIPAL
                               NUMBER OF GROUP      BALANCE OUTSTANDING AS OF
    LOAN PURPOSE                   I LOANS                CUT-OFF DATE               % OF MORTGAGE POOL
---------------------------------------------------------------------------------------------------------
Cash Out Refinance                  1,561            $     69,862,535                      12.35%
Purchase                            10,705                478,988,913                      84.67
Rate/Term Refinance                  465                   16,515,665                      2.92
Other                                 13                    313,850                        0.06
--------------------------------------------------   ---------------------------------------------------
TOTAL                               12,744           $    565,680,964                     100.00%
==================================================   ===================================================

                     DOCUMENTATION TYPE OF THE GROUP I LOANS


                                                   AGGREGATE STATED PRINCIPAL
                               NUMBER OF GROUP      BALANCE OUTSTANDING AS OF
    DOCUMENTATION TYPE            I LOANS                CUT-OFF DATE               % OF MORTGAGE POOL
---------------------------------------------------------------------------------------------------------
Full/Alternative                    6,140             $   238,023,200                      42.08%
No Documentation                     360                   17,859,173                      3.16
No Income/No Asset                   232                   9,264,363                       1.64
No Ratio                             751                   43,842,779                      7.75
No Ratio/Ver Employ                   8                     262,109                        0.05
Stated Income                       4,583                 230,190,358                      40.69
Stated/Stated                        504                   23,514,397                      4.16
Unknown                              166                   2,724,584                       0.48
--------------------------------------------------   ----------------------------------------------------
TOTAL                               12,744            $   565,680,964                       100 %
==================================================   ====================================================


                      MORTGAGE RATES OF THE GROUP II HELOCS


                                                   AGGREGATE STATED PRINCIPAL
                               NUMBER OF GROUP      BALANCE OUTSTANDING AS OF
    MORTGAGE RATE                 II HELOCs               CUT-OFF DATE               % OF MORTGAGE POOL
---------------------------------------------------------------------------------------------------------
0.000 -  5.249                        20             $    1,039,071                       0.64 %
5.250 -  5.499                        2                     78,300                        0.05
5.500 -  5.749                        20                  1,025,577                       0.63
5.750 -  5.999                        43                  3,814,486                       2.33
6.000 -  6.249                       138                  10,537,339                      6.45
6.250 -  6.499                       250                  13,760,228                      8.42
6.500 -  6.749                       282                  13,293,812                      8.14
6.750 -  6.999                       345                  15,407,343                      9.43
7.000 -  7.249                       354                  18,825,506                      11.52
7.250 -  7.499                       290                  13,821,346                      8.46
7.500 -  7.749                       319                  13,767,843                      8.43
7.750 -  7.999                       207                  8,402,650                       5.14
8.000 -  8.999                       433                  21,820,881                      13.35
9.000 -  9.999                       260                  9,216,635                       5.64
10.000 -  10.999                     168                  9,105,296                       5.57
11.000 -  11.999                     138                  8,857,643                       5.42
12.000 -  12.999                      11                   539,899                        0.33
13.000 -  13.999                      1                     99,250                        0.06
--------------------------------------------------   -----------------------------------------------------
TOTAL                               3,281            $   163,413,106                     100.00 %
==================================================   =====================================================

As of the cut-off date, the weighted average mortgage rate of the Group II HELOCs was approximately 7.677% per annum.

          ORIGINAL COMBINED LOAN-TO-VALUE RATIO OF THE GROUP II HELOCS


                                                     AGGREGATE STATED PRINCIPAL
    ORIGINAL COMBINED            NUMBER OF GROUP      BALANCE OUTSTANDING AS OF
  LOAN-TO-VALUE RATIOS             II HELOCs               CUT-OFF DATE               % OF MORTGAGE POOL
---------------------------------------------------------------------------------------------------------
  10.000 -   19.999                   4              $            195,900                   0.12%
  20.000 -   29.999                   6                           360,190                   0.22
  30.000 -   39.999                   9                           476,029                   0.29
  40.000 -   49.999                   21                         1,003,979                  0.61
  50.000 -   59.999                   52                         3,259,660                  1.99
  60.000 -   69.999                   75                         4,934,656                  3.02
  70.000 -   79.999                  220                         11,730,451                 7.18
  80.000 -   84.999                  203                         11,517,623                 7.05
  85.000 -   89.999                  525                         22,958,687                 14.05
  90.000 -   94.999                  711                         31,813,655                 19.47
  95.000 -   99.999                  692                         34,386,040                 21.04
 100.000 and Greater                 763                         40,776,235                 24.95
--------------------------------------------------   -------------------------------------------------------
TOTAL                               3,281            $          163,413,106                100.00%
==================================================   =======================================================

As of the cut-off date, the weighted average original combined loan-to-value ratio of the Group II HELOCs was approximately 90.58%.

            ORIGINAL STATED PRINCIPAL BALANCE OF THE GROUP II HELOCS


                                                     AGGREGATE STATED PRINCIPAL
    ORIGINAL STATED             NUMBER OF GROUP      BALANCE OUTSTANDING AS OF
   PRINCIPAL BALANCE                II HELOCs               CUT-OFF DATE               % OF MORTGAGE POOL
---------------------------------------------------------------------------------------------------------
         0 -      9,999               1              $               0                        0.00 %
    10,000 -     19,999              259                         3,396,377                    2.08
    20,000 -     29,999              554                         12,743,894                   7.80
    30,000 -     39,999              521                         16,526,855                   10.11
    40,000 -     49,999              365                         14,858,914                   9.09
    50,000 -     59,999              442                         20,755,598                   12.70
    60,000 -     69,999              241                         14,045,854                   8.60
    70,000 -     79,999              218                         14,592,018                   8.93
    80,000 -     89,999              130                         10,158,876                   6.22
    90,000 -     99,999              103                         8,659,537                    5.30
   100,000 -    109,999              201                         16,435,027                   10.06
   110,000 -    119,999               39                         3,956,622                    2.42
   120,000 -    129,999               30                         3,322,614                    2.03
   130,000 -    139,999               34                         4,421,528                    2.71
   140,000 -    149,999               18                         2,498,972                    1.53
   150,000 -    159,999               36                         3,741,234                    2.29
   160,000 -    169,999               9                          1,227,280                    0.75
   170,000 -    179,999               11                         1,419,888                    0.87
   180,000 -    189,999               8                          1,391,025                    0.85
   190,000 -    199,999               8                          1,495,750                    0.92
   200,000 -    209,999               22                         2,185,023                    1.34
   210,000 -    219,999               2                           421,686                     0.26
   240,000 -    249,999               2                           306,343                     0.19
   250,000 -    259,999               12                         2,035,180                    1.25
   260,000 -    269,999               1                           254,464                     0.16
   270,000 -    279,999               1                           270,000                     0.17
   290,000 -    299,999               1                           214,815                     0.13
   300,000 and Greater                12                         2,077,732                    1.27
--------------------------------------------------------------------------------------------------------------
TOTAL                               3,281            $          163,413,106                  100.00 %
==================================================   =========================================================

As of the cut-off date, the average Original Stated Principal Balance of the Group II HELOCs was approximately $57,474.

           STATED PRINCIPAL BALANCES OF THE GROUP II HELOCS AS OF THE
                                  CUT-OFF DATE


                                                     AGGREGATE STATED PRINCIPAL
    STATED PRINCIPAL            NUMBER OF GROUP      BALANCE OUTSTANDING AS OF
        BALANCE                    II HELOCs               CUT-OFF DATE               % OF MORTGAGE POOL
---------------------------------------------------------------------------------------------------------
          0 -     9,999               194             $      572,153                        0.35 %
     10,000 -    19,999               329                   5,206,098                       3.19
     20,000 -    29,999               599                   15,402,915                      9.43
     30,000 -    39,999               498                   17,341,049                      10.61
     40,000 -    49,999               388                   17,430,889                      10.67
     50,000 -    59,999               334                   18,190,982                      11.13
     60,000 -    69,999               220                   14,257,858                      8.73
     70,000 -    79,999               187                   14,047,193                      8.60
     80,000 -    89,999               125                   10,622,507                      6.50
     90,000 -    99,999               151                   14,611,371                      8.94
    100,000 -   109,999                72                   7,395,700                       4.53
    110,000 -   119,999                34                   3,839,071                       2.35
    120,000 -   129,999                23                   2,874,445                       1.76
    130,000 -   139,999                36                   4,854,443                       2.97
    140,000 -   149,999                24                   3,502,067                       2.14
    150,000 -   159,999                11                   1,676,509                       1.03
    160,000 -   169,999                9                    1,468,428                       0.90
    170,000 -   179,999                8                    1,395,862                       0.85
    180,000 -   189,999                5                     917,675                        0.56
    190,000 -   199,999                13                   2,562,145                       1.57
    200,000 -   209,999                5                    1,012,912                       0.62
    210,000 -   219,999                3                     642,390                        0.39
    220,000 -   229,999                2                     451,219                        0.28
    230,000 -   239,999                2                     473,419                        0.29
    240,000 -   249,999                1                     249,901                        0.15
    250,000 -   259,999                4                    1,004,464                       0.61
    270,000 -   279,999                1                     270,000                        0.17
    300,000 and Greater                3                    1,139,442                       0.70
  --------------------------------------------------   ------------------------------------------------------
 TOTAL                               3,281            $    163,413,106                     100.00 %
  ==================================================   ======================================================

As of the cut-off date, the average Stated Principal Balance of the Group II HELOCs was approximately $49,806.

                      CREDIT SCORE FOR THE GROUP II HELOCS


                                                     AGGREGATE STATED PRINCIPAL
                                 NUMBER OF GROUP      BALANCE OUTSTANDING AS OF
CREDIT SCORE RANGE                  II HELOCs               CUT-OFF DATE               % OF MORTGAGE POOL
---------------------------------------------------------------------------------------------------------
 560 -  579                           1              $       41,600                            0.03 %
 580 -  599                           2                     196,986                            0.12
 600 -  619                           2                     109,730                            0.07
 620 -  639                           25                   1,580,360                           0.97
 640 -  659                          109                   5,707,619                           3.49
 660 -  679                          424                   18,913,641                          11.57
 680 -  699                          604                   28,895,060                          17.68
 700 -  719                          599                   30,941,120                          18.93
 720 -  739                          525                   28,603,221                          17.50
 740 -  759                          445                   22,289,037                          13.64
 760 -  779                          316                   15,261,809                          9.34
 780 -  799                          185                   8,764,933                           5.36
 800 and Greater                      44                   2,107,991                           1.29
--------------------------------------------------   ----------------------------------------------------------
TOTAL                               3,281            $    163,413,106                         100.00 %
==================================================   ==========================================================

As of the cut-off date, the weighted average credit score of the Group II HELOCs is approximately 718.

           DEBT-TO-INCOME OF THE MORTGAGED PROPERTIES IN LOAN GROUP II


                                                     AGGREGATE STATED PRINCIPAL
                                 NUMBER OF GROUP      BALANCE OUTSTANDING AS OF
DEBT-TO-INCOME                      II HELOCs               CUT-OFF DATE               % OF MORTGAGE POOL
---------------------------------------------------------------------------------------------------------
0.00 - 9.99                           52             $     3,019,264                           1.85 %
10.00 - 19.99                        141                   5,863,201                           3.59
20.00 - 29.99                        609                   27,243,494                          16.67
30.00 - 39.99                       1,187                  59,489,320                          36.40
40.00 - 44.99                        692                   35,368,745                          21.64
45.00 - 49.99                        588                   31,821,920                          19.47
50.00 - 54.99                         12                    607,162                            0.37
---------------------------------------------------------------------------------------------------------------
TOTAL                               3,281            $    163,413,106                         100.00 %
==================================================   ==========================================================

As of the cut-off date, the weighted average debt-to-income of the Group II HELOCs is approximately 37.07%.

      GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES IN LOAN GROUP II


                                                     AGGREGATE STATED PRINCIPAL
                                 NUMBER OF GROUP      BALANCE OUTSTANDING AS OF
          STATE                     II HELOCs               CUT-OFF DATE               % OF MORTGAGE POOL
---------------------------------------------------------------------------------------------------------
California                           687             $     47,929,759                          29.33 %
Michigan                             771                   29,714,388                          18.18
Florida                              220                   10,868,497                          6.65
Virginia                             125                   7,471,694                           4.57
Maryland                             115                   5,946,134                           3.64
Washington                           102                   5,016,311                           3.07
New Jersey                            84                   4,675,907                           2.86
New York                              86                   4,614,350                           2.82
Illinois                             100                   4,443,759                           2.72
Georgia                              100                   3,848,572                           2.36
Nevada                                69                   3,650,602                           2.23
Pennsylvania                          68                   3,474,867                           2.13
Arizona                               95                   3,414,805                           2.09
Other (Less than 2%)                 659                   28,343,459                          17.34
--------------------------------------------------   ----------------------------------------------------------
TOTAL                               3,281            $    163,413,106                         100.00 %
==================================================   ==========================================================


             PROPERTY TYPES OF MORTGAGED PROPERTIES IN LOAN GROUP II


                                                     AGGREGATE STATED PRINCIPAL
                                 NUMBER OF GROUP      BALANCE OUTSTANDING AS OF
    PROPERTY TYPE                   II HELOCs               CUT-OFF DATE               % OF MORTGAGE POOL
---------------------------------------------------------------------------------------------------------
2-4 Family                            64             $      3,617,304                         2.21 %
Condominium                          332                    15,275,260                        9.35
Manufactured Home                     3                       32,583                          0.02
PUD                                  451                    23,946,845                        14.65
Single Family                       2,410                  119,763,118                        73.29
Townhouse                             21                     777,995                          0.48
--------------------------------------------------   ---------------------------------------------------------
TOTAL                               3,281            $     163,413,106                       100.00%
==================================================   =========================================================


            OCCUPANCY STATUS OF MORTGAGED PROPERTIES IN LOAN GROUP II


                                                     AGGREGATE STATED PRINCIPAL
                                 NUMBER OF GROUP      BALANCE OUTSTANDING AS OF
    OCCUPANCY STATUS                II HELOCs               CUT-OFF DATE               % OF MORTGAGE POOL
---------------------------------------------------------------------------------------------------------
Investor                             183             $       5,676,580                         3.47 %
Owner Occupied                      3,070                   156,383,247                        95.70
Second Home                           28                     1,353,279                         0.83
--------------------------------------------------   ----------------------------------------------------------
TOTAL                               3,281            $      163,413,106                       100.00 %
--------------------------------------------------   ----------------------------------------------------------

                      ORIGINAL TERM OF THE GROUP II HELOCS


                                                     AGGREGATE STATED PRINCIPAL
                                 NUMBER OF GROUP      BALANCE OUTSTANDING AS OF
    ORIGINAL TERM                   II HELOCs               CUT-OFF DATE               % OF MORTGAGE POOL
---------------------------------------------------------------------------------------------------------
   0 -  179                          106             $      7,866,158                         4.81 %
 180 -  239                          429                    20,576,673                        12.59
 240 -  299                           39                    2,230,019                         1.36
 300 -  359                          532                    32,447,067                        19.86
 360                                2,175                  100,293,188                        61.37
--------------------------------------------------   ----------------------------------------------------
TOTAL                               3,281            $     163,413,106                       100.00 %
==================================================   ====================================================

As of the cut-off date, the weighted average stated original term to scheduled maturity of the Group II HELOCs was approximately 312 months.


            REMAINING TERM TO STATED MATURITY FOR THE GROUP II HELOCS


                                                      AGGREGATE STATED PRINCIPAL
   REMAINING TERM TO              NUMBER OF GROUP      BALANCE OUTSTANDING AS OF
    STATED MATURITY                  II HELOCs               CUT-OFF DATE               % OF MORTGAGE POOL
------------------------------------------------------------------------------------------------------------
   0 -  179                          535             $       28,442,832                        17.41 %
 180 -  239                           39                     2,230,019                         1.36
 240 -  299                          532                     32,447,067                        19.86
 300 -  359                         2,175                   100,293,188                        61.37
---------------------------------------------------  --------------------------------------------------------
TOTAL                               3,281            $      163,413,106                       100.00%
==================================================   ========================================================

As of the cut-off date, the weighted average stated remaining months to scheduled maturity of the Group II HELOCs was approximately 307 months.


                   ORIGINAL DRAW TERM FOR THE GROUP II HELOCS


                                                     AGGREGATE STATED PRINCIPAL
                                 NUMBER OF GROUP      BALANCE OUTSTANDING AS OF
    ORIGINAL DRAW TERM              II HELOCs               CUT-OFF DATE               % OF MORTGAGE POOL
---------------------------------------------------------------------------------------------------------
  60 -  119                          407           $        18,983,099                          11.62 %
 120 -  179                         2,770                  138,146,697                          84.54
 180 -  239                          104                    6,283,309                           3.85
----------------------------------------------------------------------------------------------------------
TOTAL                               3,281          $       163,413,106                         100.00 %
==========================================================================================================


                   REMAINING DRAW TERM FOR THE GROUP II HELOCS


                                                     AGGREGATE STATED PRINCIPAL
                                 NUMBER OF GROUP      BALANCE OUTSTANDING AS OF
    REMAINING DRAW TERM              II HELOCs               CUT-OFF DATE               % OF MORTGAGE POOL
-----------------------------------------------------------------------------------------------------------
   0 -  59                           407               $     18,983,099                       11.62 %
  60 -  119                         2,770                   138,146,697                       84.54
 120 -  179                          104                     6,283,309                        3.85
----------------------------------------------------------------------------------------------------------
TOTAL                               3,281              $    163,413,106                      100.00 %
==========================================================================================================

                    UTILIZATION RATE FOR THE GROUP II HELOCS


                                                     AGGREGATE STATED PRINCIPAL
                                 NUMBER OF GROUP      BALANCE OUTSTANDING AS OF
    UTILIZATION RATE               II HELOCs               CUT-OFF DATE               % OF MORTGAGE POOL
-----------------------------------------------------------------------------------------------------------
    0.00 -    9.99                   134           $          85,420                          0.05 %
  10.00 -   19.99                     26                     362,652                          0.22
  20.00 -   29.99                     32                     659,258                          0.40
  30.00 -   39.99                     42                    1,331,757                         0.81
  40.00 -   49.99                     45                    1,387,185                         0.85
  50.00 -   59.99                     60                    2,216,269                         1.36
  60.00 -   69.99                     68                    2,751,090                         1.68
  70.00 -   79.99                    106                    4,447,639                         2.72
  80.00 -   84.99                     56                    2,609,879                         1.60
  85.00 -   89.99                     67                    3,967,155                         2.43
  90.00 -   94.99                    104                    5,190,875                         3.18
  95.00 -   99.99                   1,570                   81,805,254                        50.06
 100.00 and Greater                  971                    56,598,672                        34.64
----------------------------------------------------------------------------------------------------------
TOTAL                               3,281          $       163,413,106                       100.00 %
==========================================================================================================

As of the cut-off date, the average credit utilization rate of the Group II HELOCs was approximately 89.52%.


                      LOAN PURPOSE FOR THE GROUP II HELOCS


                                                     AGGREGATE STATED PRINCIPAL
                                 NUMBER OF GROUP      BALANCE OUTSTANDING AS OF
    LOAN PURPOSE                    II HELOCs               CUT-OFF DATE               % OF MORTGAGE POOL
-----------------------------------------------------------------------------------------------------------

Cash Out Refinance                  1,013              $      55,483,235                     33.95 %
Purchase                             997                      51,389,517                     31.45
Rate/Term Refinance                 1,271                     56,540,354                     34.60
------------------------------------------------------------------------------------------------------------
TOTAL                               3,281              $     163,413,106                    100.00%
============================================================================================================

                    DOCUMENTATION TYPE OF THE GROUP II HELOCS


                                                     AGGREGATE STATED PRINCIPAL
                                 NUMBER OF GROUP      BALANCE OUTSTANDING AS OF
    DOCUMENTATION TYPE             II HELOCs               CUT-OFF DATE               % OF MORTGAGE POOL
-----------------------------------------------------------------------------------------------------------
Full/Alternative                    2,025               $    93,394,148                     57.15 %
No Documentation                      2                       190,284                       0.12
No Ratio                              3                       242,840                       0.15
Stated Income                       1,168                    64,899,583                     39.72
Stated/Stated                         83                     4,686,250                      2.87
-----------------------------------------------------------------------------------------------------------
TOTAL                               3,281               $   163,413,106                    100.00 %
===========================================================================================================


             MAXIMUM LIFETIME MORTGAGE RATES OF THE GROUP II HELOCS


                                                     AGGREGATE STATED PRINCIPAL
                                 NUMBER OF GROUP      BALANCE OUTSTANDING AS OF
    MAXIMUM MORTGAGE RATE            II HELOCs               CUT-OFF DATE               % OF MORTGAGE POOL
-----------------------------------------------------------------------------------------------------------
12.000 -    12.999                    3                  $        105,000                     0.06 %
15.000 -    15.999                    1                            72,700                     0.04
16.000 -    16.999                    18                          534,538                     0.33
17.000 -    17.999                    42                         1,900,672                    1.16
18.000 -    18.999                  3,216                       160,770,696                   98.38
19.000 -    19.999                    1                            29,500                     0.02
-----------------------------------------------------------------------------------------------------------
TOTAL                               3,281                $      163,413,106                  100.00 %
===========================================================================================================

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate Group II HELOCs was approximately 17.977%

                       GROSS MARGIN OF THE GROUP II HELOCS


                                                     AGGREGATE STATED PRINCIPAL
                                 NUMBER OF GROUP      BALANCE OUTSTANDING AS OF
    GROSS MARGIN                    II HELOCs               CUT-OFF DATE               % OF MORTGAGE POOL
-----------------------------------------------------------------------------------------------------------
 -0.500 -   -0.251                    19              $      825,673                         0.51 %
 -0.250 -   -0.001                    41                    3,636,231                        2.23
  0.000 -    0.249                   142                    11,127,992                       6.81
  0.250 -    0.499                   236                    12,942,959                       7.92
  0.500 -    0.749                   285                    13,088,571                       8.01
  0.750 -    0.999                   342                    15,141,711                       9.27
  1.000 -    1.249                   359                    18,977,204                       11.61
  1.250 -    1.499                   286                    14,236,799                       8.71
  1.500 -    1.749                   334                    14,451,165                       8.84
  1.750 -    1.999                   205                    8,262,833                        5.06
  2.000 -    2.249                   142                    6,920,902                        4.24
  2.250 -    2.499                   105                    4,500,210                        2.75
  2.500 -    2.749                    77                    5,455,613                        3.34
  2.750 -    2.999                   119                    5,506,648                        3.37
  3.000 -    3.249                   132                    4,600,525                        2.82
  3.250 -    3.499                    49                    1,835,306                        1.12
  3.500 -    3.749                    60                    1,996,250                        1.22
  3.750 -    3.999                    28                    1,177,820                        0.72
  4.000 -    4.249                    36                    1,889,200                        1.16
  4.250 -    4.499                    44                    2,391,890                        1.46
  4.500 -    4.749                    45                    1,999,535                        1.22
  4.750 -    4.999                    45                    2,897,360                        1.77
  5.000 -    5.249                    41                    2,489,956                        1.52
  5.250 -    5.499                    44                    2,865,836                        1.75
  5.500 -    5.749                    37                    2,547,782                        1.56
  5.750 -    5.999                    15                     927,887                         0.57
  6.000 -    6.249                    8                      327,228                         0.20
  6.250 -    6.499                    3                      203,021                         0.12
  6.500 -    6.749                    1                       89,750                         0.05
  7.250 -    7.499                    1                       99,250                         0.06
-----------------------------------------------------------------------------------------------------------
TOTAL                               3,281             $    163,413,106                      100.00 %
===========================================================================================================

As of the cut-off date, the weighted average gross margin of the adjustable rate Group II HELOCs was approximately 1.712%.

                  JUNIOR MORTGAGE RATIO OF THE GROUP II HELOCS


                                                     AGGREGATE STATED PRINCIPAL
                                 NUMBER OF GROUP      BALANCE OUTSTANDING AS OF
JUNIOR MORTGAGE RATIO (%)           II HELOCs               CUT-OFF DATE               % OF MORTGAGE POOL
-----------------------------------------------------------------------------------------------------------
               N/A                    64              $       6,082,668                       3.72  %
         0.01 -   10.00              133                      3,154,503                       1.93
        10.01 -   20.00             1,817                     77,601,280                      47.49
        20.01 -   30.00              896                      48,857,736                      29.90
        30.01 -   40.00              251                      17,807,437                      10.90
        40.01 -   50.00               81                      6,317,659                       3.87
        50.01 -   60.00               21                      1,881,044                       1.15
        60.01 -   70.00               14                      1,374,147                       0.84
        70.01 -   80.00               2                        140,236                        0.09
        80.01 -   90.00               1                         98,994                        0.06
        90.01 -  100.00               1                         97,401                        0.06
----------------------------------------------------------------------------------------------------------
TOTAL                               3,281             $      163,413,106                     100.00 %
==========================================================================================================

As of the cut-off date, the weighted average junior mortgage rate of Group II HELOCs was approximately 23.38%.

PROSPECTUS

          MORTGAGE-BACKED/ASSET-BACKED SECURITIES (ISSUABLE IN SERIES)
                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR
THE SECURITIES

-----------------------   Each issue of securities will have its own series
|  CONSIDER CAREFULLY  |  designation and will evidence either the ownership
|  THE RISK FACTORS    |  of assets in the related trust fund or debt
|  BEGINNING ON PAGE 4 |  obligations secured by assets of the related trust
|  THISPROSPECTUS. OF  |  fund.
|                      |
|  The securities      |  o    Each series of securities will consist of one
|  represent           |  or more classes of mortgage-backed or asset-backed
|  obligations of the  |  certificates or notes.
|  trust only and do   |
|  not represent an    |  o    Each class of securities will represent the
|  interest in or      |  entitlement to a specified portion of interest
|  obligation of the   |  payments and a specified portion of principal
|  depositor, the      |  payments on the trust assets.
|  seller, the master  |
|  servicer or any of  |  o    A series may include classes of securities that
|  their affiliates.   |  are senior in right of payment to other classes.
|                      |  Classes of securities may be entitled to receive
|  This prospectus may |  distributions of principal, interest or both prior
|  be used to offer and|  to other classes or before or after specified
|  sell the securities |  events.
|  only if accompanied |
|  by a prospectus     |  o    No market will exist for the securities of any
|  supplement.         |  series before they are issued. In addition, even
-----------------------   after the securities of a series have been issued
                          and sold, there can be no assurance that a resale market for them will develop.

                          Offers of the securities will be made through Bear, Stearns & Co. Inc. and the other underwriters listed in the related prospectus supplement.

THE TRUST FUND AND ITS ASSETS

As specified in the related prospectus supplement, each trust fund will consist primarily of assets from one of the following categories: o mortgage loans secured by senior or junior liens on one- to four-family residential properties;

      o closed-end and/or revolving home equity loans secured by senior or junior liens on one- to four-family residential or mixed-use properties;

      o home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements;

      o installment sales contracts and installment loan agreements secured by senior or junior liens on manufactured homes or by mortgages on the related real estate;

      o mortgage-backed securities issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae; and

      o     private label mortgage-backed or asset-backed securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            BEAR, STEARNS & CO. INC.
                                  JUNE 24, 2005

              IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents:

      o this prospectus, which provides general information, some of which may not apply to a particular series; and

      o the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

      Although the accompanying prospectus supplement cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about a particular series of securities that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

      You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

      Each prospectus supplement generally will include the following information with respect to the related series of securities:

      o the principal amount, interest rate and authorized denominations of each class of securities;

      o information concerning the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities in the related trust fund;

      o information concerning the seller or sellers of the mortgage loans, home equity loans, home improvement contracts, manufactured housing contracts, mortgage backed securities and/or private securities and information concerning any servicer;

      o the terms of any credit enhancement with respect to particular classes of the securities;

      o information concerning other trust fund assets, including any reserve fund;

      o     the final scheduled distribution date for each class of securities;

      o the method for calculating the amount of principal to be paid to each class of securities, and the timing and order of priority of principal payments;

      o information about any REMIC tax elections for some or all of the trust fund assets; and

      o     particulars of the plan of distribution for the securities.

      We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents included in the accompanying prospectus supplement lists the pages on which these captions are located.

      There is also a Glossary of Terms where you will find definitions of certain capitalized terms used in this prospectus.

      If you require additional information, the mailing address of our principal executive offices is Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York, 10179 and our telephone number is (212) 272-2000. For other means of acquiring additional information about us or a series of securities, see "Incorporation of Certain Information by Reference" in this prospectus.

                                  RISK FACTORS

You should consider carefully the following information, together with the information set forth under "Risk Factors" in the accompanying prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

YOU MAY HAVE DIFFICULTY SELLING YOUR
SECURITIES OR OBTAINING YOUR DESIRED
PRICE.................................. No market will exist for the securities before they are issued. In addition, we
                                        cannot give you any assurance that a
                                        resale market will develop following the issuance and sale of any series of the securities. Even if a resale market does develop, you may not be able to sell your securities when you wish or at the price you want.

ONLY THE ASSETS OF THE RELATED TRUST
FUND ARE AVAILABLE TO PAY YOUR
SECURITIES............................. The securities of each series will be payable solely from the assets of the
                                        related trust fund, including any
                                        applicable credit enhancement, and will
                                        not have a claim against the assets of
                                        any other trust. In the case of
                                        securities that are in the form of
                                        notes, the related indenture will
                                        require that noteholders proceed only
                                        against the assets of the related trust
                                        fund. We cannot give you any assurance
                                        that the market value of the assets in
                                        any trust fund will be equal to or
                                        greater than the total principal amount
                                        of the related securities then
                                        outstanding, plus accrued interest.
                                        Moreover, if the assets of a trust fund
                                        are ever sold, the sale proceeds will be applied first to reimburse any related trustee, servicer and credit enhancement provider for their unpaid fees and expenses before any remaining amounts are distributed to securityholders.

                                        In addition, at the times specified in
                                        the related prospectus supplement,
                                        assets of the trust fund and the related security accounts may be released to the depositor, the servicer, the credit enhancement provider or other persons, if

                                             o  all payments then due on the
                                                related securities have been
                                                made, and

                                             o  any other payments specified
                                                in the related prospectus
                                                supplement have been made.

                                        Once released, such assets will no
                                        longer be available to make payments to
                                        securityholders.

                                        You will have no recourse against the
                                        depositor or any other person if any
                                        required distribution on the securities
                                        is not made or for any other default.
                                        The only obligations of the depositor
                                        with respect to a trust fund or the
                                        related securities would result from a
                                        breach of the representations and
                                        warranties that the depositor may make
                                        concerning the trust assets. However,
                                        because of the depositor's very limited
                                        assets, even if the depositor should be
                                        required to repurchase a loan from a
                                        particular trust fund because of the
                                        breach of a representation or warranty,
                                        its sole source of funds for the
                                        repurchase would be:

                                             o  funds obtained from enforcing
                                                any similar obligation of the
                                                originator of the loan, or

                                             o  monies from any reserve fund
                                                established to pay for loan
                                                repurchases.

CREDIT ENHANCEMENT MAY BE
INSUFFICIENT TO PROVIDE AGAINST
PARTICULAR RISKS....................... Although credit enhancement is intended to reduce the effect of delinquent
                                        payments or loan losses on particular
                                        classes of securities, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. In addition, the amount of credit enhancement may decline or be depleted before the related securities are paid in full. As a result, securityholders may suffer losses.

PRINCIPAL PAYMENTS ON THE LOANS MAY
ADVERSELY AFFECT THE AVERAGE LIFE OF,
AND RATE OF RETURN ON, YOUR
SECURITIES ............................ You may be unable to reinvest the principal payments on your securities at a rate of return equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

                                              o the extent of prepayments on
                                                the underlying loans in the
                                                trust fund or, if the trust fund
                                                contains underlying securities,
                                                on the loans backing the
                                                underlying securities;

                                              o how payments of principal are
                                                allocated among the classes of
                                                securities of that series as
                                                specified in the related
                                                prospectus supplement;

                                              o if any party has an option to
                                                terminate the related trust
                                                early, the effect of the
                                                exercise of the option;

                                              o the rate and timing of
                                                defaults and losses on the
                                                assets in the related trust
                                                fund;

                                              o repurchases of assets in the
                                                related trust fund as a result
                                                of material breaches of
                                                representations and warranties
                                                made by the depositor or a
                                                seller; and

                                              o in the case of a trust fund
                                                that contains revolving credit
                                                line loans, any provisions for
                                                non-amortization, early
                                                amortization or scheduled
                                                amortization periods described
                                                in the related prospectus
                                                supplement.

                                        All the above factors may affect the
                                        yield to maturity of the securities.

THE INTEREST ACCRUAL PERIOD MAY
REDUCE THE EFFECTIVE YIELD ON YOUR
SECURITIES............................. Interest payable on the securities on any given distribution date will include all interest accrued during the related interest accrual period. Each prospectus supplement will specify the interest accrual period for the related securities. If interest accrues during the calendar month before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par may be less than the indicated coupon rate.

LOANS WITH BALLOON PAYMENTS MAY
INCREASE YOUR RISK OF LOSS............. Certain underlying loans may not be fully amortizing over their terms to
                                        maturity and may require a substantial
                                        principal payment (a "balloon" payment)
                                        at their stated maturity. Loans of this
                                        type involve greater risk than fully
                                        amortizing loans since the borrower
                                        generally must be able to refinance the
                                        loan or sell the related property prior
                                        to the loan's maturity date. The
                                        borrower's ability to do so will depend
                                        on such factors as the level of
                                        available mortgage rates at the time of
                                        sale or refinancing, the relative
                                        strength of the local housing market,
                                        the borrower's equity in the property,
                                        the borrower's general financial
                                        condition and tax laws.

ADJUSTABLE RATE OR INTEREST ONLY
LOANS MAY BE UNDERWRITTEN TO LESS
STRINGENT STANDARDS THAN FIXED RATE
LOANS. .................................A trust fund may include adjustable rate or interest-only loans that were
                                        underwritten on the assumption that the
                                        borrowers would be able to make higher
                                        monthly payments in a relatively short
                                        period of time. In fact, however, the
                                        borrowers' income may not be sufficient
                                        to meet their loan payments as payment
                                        amounts increase, thus increasing the
                                        risk of default.

JUNIOR LIEN LOANS GENERALLY ARE
RISKIER THAN SENIOR LIEN LOANS......... If the mortgage or home equity loans in a trust fund are primarily in a junior
                                        lien position, any proceeds from
                                        liquidations, insurance recoveries or
                                        condemnations must be used first to
                                        satisfy the claims of the related senior lien loans (and related foreclosure expenses) before being available to satisfy the junior lien loans. In addition, a junior mortgage lender may only foreclose subject to the related senior mortgage. As a result, the junior mortgage lender must either pay the related senior mortgage lender in full, at or before the foreclosure sale, or agree to make the regular payments on the senior mortgage. The trust will not have a source of funds to satisfy any senior mortgages or to continue making payments on them. As a result, the trust's ability, as a practical matter, to foreclose on any junior mortgage loan will be quite limited.

A DECLINE IN PROPERTY VALUES COULD
REDUCE THE AMOUNT AND DELAY THE
TIMING OF RECOVERIES ON DEFAULTED
MORTGAGE LOANS......................... The following factors, among others, could adversely affect property values
                                        in such a way that the outstanding
                                        balance of the related loans, together
                                        with any senior financing on the same
                                        properties, would equal or exceed those
                                        values:

                                              o an overall decline in the
                                                residential real estate markets
                                                where the properties are
                                                located;

                                              o failure of borrowers to
                                                maintain their properties
                                                adequately; and

                                              o natural disasters that may not
                                                be covered by hazard insurance,
                                                such as earthquakes and floods.

                                        If property values decline, actual rates of delinquencies, foreclosures and losses on the underlying loans could be higher than those currently experienced by the mortgage lending industry in general.

SOME MORTGAGED PROPERTIES MAY NOT BE
OWNER OCCUPIED........................  The mortgaged properties in the trust fund may not be owner occupied. Rates of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties may be higher than those on mortgage loans secured by the borrower's primary residence.

                                        A trust fund may include home
                                        improvement contracts that are not
                                        secured by an interest in real estate or otherwise. A trust fund may also include mortgage or home equity loans with original loan-to-value ratios (or combined loan-to-value ratios in the case of junior loans) greater than 100%. In these cases, the trust fund could be treated as a general unsecured creditor for the unsecured portion of these loans. If a loan of this type goes into default, the trust fund will have recourse only against the borrower's assets generally for the unsecured portion of the loan, along with the borrower's other general unsecured creditors. In a bankruptcy proceeding, the unsecured portion of the loan may be discharged, even if the value of the borrower's assets available to the trust fund would be insufficient to pay the remaining amounts owing on the loan.

HOME IMPROVEMENT CONTRACTS WILL NOT
BE STAMPED............................. The depositor will ensure that a UCC-1 financing statement is filed that
                                        identifies as collateral the home
                                        improvement contracts included in a
                                        trust fund. However, unless the related
                                        prospectus supplement provides
                                        otherwise, the home improvement
                                        contracts themselves will not be stamped or marked to reflect their assignment to the trust fund. Thus, if as a result of negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment to the trust fund, the interests of the related securityholders in those contracts could be defeated.

IF AMOUNTS IN ANY PRE-FUNDING
ACCOUNT ARE NOT USED TO PURCHASE
TRUST ASSETS, YOU WILL RECEIVE A
PREPAYMENT ON THE RELATED SECURITIES... The related prospectus supplement may provide that the depositor or seller
                                        will deposit a specified amount in a
                                        pre-funding account on the date the
                                        securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of that period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield to maturity on those securities.

BANKRUPTCY LAWS MAY RESULT IN ADVERSE
CLAIMS AGAINST TRUST FUND ASSETS....... The federal bankruptcy code and state debtor relief laws may adversely affect
                                        the ability of the trust fund, as a
                                        secured lender, to realize upon its
                                        security. For example, in a federal
                                        bankruptcy proceeding, a lender may not
                                        foreclose on mortgaged property without
                                        the bankruptcy court's permission.
                                        Similarly, the debtor may propose a
                                        rehabilitation plan, in the case of
                                        mortgaged property that is not his
                                        principal residence, that would reduce
                                        the amount of the lender's secured
                                        indebtedness to the value of the
                                        property as of the commencement of the
                                        bankruptcy. As a result, the lender
                                        would be treated as a general unsecured
                                        creditor for the reduced amount, the
                                        amount of the monthly payments due on
                                        the loan could be reduced, and the
                                        interest rate and loan payment schedule
                                        could be changed. Any such actions could result in delays in receiving payments on the loans underlying the securities and result in the reduction of total payments.

ENVIRONMENTAL RISKS MAY ADVERSELY
AFFECT TRUST FUND ASSETS............... Federal, state and local laws and regulations impose a wide range of
                                        requirements on activities that may
                                        affect the environment, health and
                                        safety. In certain circumstances, these
                                        laws and regulations impose obligations
                                        on owners or operators of residential
                                        properties such as those that secure the loans. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust fund as owner of the related property.

                                        In some states, a lien on the property
                                        due to contamination has priority over
                                        the lien of an existing mortgage.
                                        Further, a mortgage lender may be held
                                        liable as an "owner" or "operator" for
                                        costs associated with the release of
                                        petroleum from an underground storage
                                        tank under certain circumstances. If the trust fund is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

CONSUMER PROTECTION LAWS MAY
ADVERSELY AFFECT TRUST FUND ASSETS....  The loans and contracts in each trust fund also may be subject to federal laws relating to loan origination and underwriting. These laws

                                              o require certain disclosures to
                                                the borrowers regarding the
                                                terms of the loans;

                                              o prohibit discrimination on the
                                                basis of age, race, color, sex,
                                                religion, marital status,
                                                national origin, receipt of
                                                public assistance or the
                                                exercise of any right under the
                                                consumer credit protection act,
                                                in the extension of credit;

                                              o regulate the use and reporting
                                                of information related to the
                                                borrower's credit experience;
                                                and

                                              o require additional application
                                                disclosures, limit changes that
                                                may be made to the loan
                                                documents without the borrower's
                                                consent and restrict a lender's
                                                ability to declare a default or
                                                to suspend or reduce a
                                                borrower's credit limit to
                                                certain enumerated events.

                                        Loans may also be subject to federal,
                                        state or local laws that impose
                                        additional disclosure requirements and
                                        other restrictions on creditors with
                                        respect to mortgage loans with high
                                        interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, the trust fund, as assignee of the creditor, would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

                                        Home improvement contracts may be
                                        subject to federal or state laws that
                                        protect the borrower from defective or
                                        incomplete work by a contractor. These
                                        laws permit the borrower to withhold
                                        payment if the work does not meet the
                                        quality and durability standards agreed
                                        to between the borrower and the
                                        contractor. These laws have the effect
                                        of subjecting the trust fund, as
                                        assignee of the creditor, to all claims
                                        and defenses which the borrower in a
                                        sale transaction could assert against
                                        the seller of defective goods.

                                        If certain provisions of these laws are
                                        violated, the servicer may be unable to
                                        collect all or part of the principal or
                                        interest on the loans. The trust fund
                                        also could be subject to damages and
                                        administrative enforcement.

SUBORDINATE SECURITIES ARE SUBJECT TO
ADDITIONAL RISK........................ If you invest in any class of subordinate securities, your rights as
                                        an investor to receive payments
                                        otherwise due you will be subordinate to the rights of the servicer and the holders of the related senior securities. As a result, before investing in any subordinate securities, you must be prepared to bear the risk that payments on your securities may be delayed and that you might not recover all of your initial investment.

ANY CREDIT SUPPORT PROVIDED BY
FINANCIAL INSTRUMENTS MAY BE
INSUFFICIENT TO PROTECT AGAINST
PARTICULAR RISKS....................... As described under "Credit
                                        Enhancement--Financial Instruments" in
                                        this prospectus, a trust fund may
                                        include financial instruments to protect against certain risks or to provide certain cash flow characteristics for particular classes of the securities of a series. If you invest in one of these classes and the issuer of the financial instruments fails to perform its obligations, the yield to maturity, market price and liquidity of your securities could be materially adversely affected. In addition, if the issuer of the related financial instruments experiences a credit rating downgrade, the market price and liquidity of your securities could be reduced. Finally, if the financial instruments are intended to provide an approximate or partial hedge for certain risks or cashflow characteristics, the yield to maturity, market price and liquidity of your securities could be adversely affected to the extent that the financial instrument does not provide a perfect hedge.

REMIC RESIDUAL SECURITIES ARE SUBJECT
TO ADDITIONAL RISK..................... If you invest in any class of securities that represent the "residual interest"
                                        in a real estate mortgage investment
                                        conduit (REMIC), you will be required to report as ordinary income your pro rata share of the REMIC's taxable income, whether or not you actually received any cash. Thus, as the holder of a REMIC residual interest security, you could have taxable income and tax liabilities in a year that are in excess of your ability to deduct servicing fees and any other REMIC expenses. In addition, because of their special tax treatment, your after-tax yield on a REMIC residual interest security may be significantly less than that of a corporate bond with similar cash-flow characteristics and pre-tax yield. Transfers of REMIC residual interest securities are also restricted.

BOOK-ENTRY REGISTRATION MAY LIMIT
YOUR ABILITY TO SELL SECURITIES AND
DELAY YOUR RECEIPT OF PAYMENTS......... LIMIT ON LIQUIDITY OF SECURITIES.
                                        Securities issued in book-entry form may have only limited liquidity in the resale market, since investors may be unwilling to purchase securities for which they cannot obtain physical instruments.

                                        LIMIT ON ABILITY TO TRANSFER OR PLEDGE.
                                        Transactions in book-entry securities
                                        can be effected only through The
                                        Depository Trust Company (DTC), its
                                        participating organizations, its
                                        indirect participants and certain banks.
                                        As a result, your ability to transfer or pledge securities issued in book-entry form may be limited.

                                        DELAYS IN DISTRIBUTIONS. You may
                                        experience some delay in the receipt of
                                        distributions on book-entry securities
                                        since the distributions will be
                                        forwarded by the trustee to DTC for DTC
                                        to credit to the accounts of its
                                        participants. In turn, these
                                        participants will credit the
                                        distributions to your account either
                                        directly or indirectly through indirect
                                        participants.

RATINGS OF THE SECURITIES DO NOT
ADDRESS ALL INVESTMENT RISKS AND MUST
BE VIEWED WITH CAUTION................. Any class of securities issued under this prospectus and the accompanying
                                        prospectus supplement will be rated in
                                        one of the four highest rating
                                        categories of a nationally recognized
                                        rating agency. A rating is based on the
                                        adequacy of the value of the trust fund
                                        assets and any credit enhancement for
                                        that class and reflects the rating
                                        agency's assessment of the likelihood
                                        that holders of the class of securities
                                        will receive the payments to which they
                                        are entitled. A rating is not an
                                        assessment of the likelihood that
                                        principal prepayments on the underlying
                                        loans will be made, the degree to which
                                        the rate of prepayments might differ
                                        from that originally
                                        anticipated or the likelihood of an
                                        early termination of the securities. You should not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor. There is no assurance that any rating will remain in effect for any given period or that the rating agency will not lower or withdraw the rating in the future. The rating agency could lower or withdraw its rating due to:

                                              o any decrease in the adequacy
                                                of the value of the trust fund
                                                assets or any related credit
                                                enhancement, or

                                              o an adverse change in the
                                                financial or other condition of
                                                a credit enhancement provider.

                          DESCRIPTION OF THE SECURITIES
GENERAL

      Bear Stearns Asset Backed Securities I LLC, as depositor, will establish a trust fund for each series of its securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes or other types of securities as described in the related prospectus supplement.

      Each series of certificates will be issued under a pooling and servicing agreement or a trust agreement among the depositor, the trustee and, if the trust fund includes loans, the master servicer. A form of pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

      Each series of notes will be issued under an indenture between the related trust fund and the trustee named in the prospectus supplement for that series. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If the trust fund includes loans, the trust fund and the master servicer of the loans will also enter into a servicing agreement.

      Each seller named in the related prospectus supplement, from which the depositor will have purchased assets to be included in the trust fund, may agree to reimburse the depositor for certain fees and expenses that the depositor incurs in connection with the offering of the securities.

      The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and of the indenture and servicing agreement, in the case of a series of notes, which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the prospectus supplement and the governing agreements for that series.

      Each series of securities will consist of one or more classes which may be compound interest securities, variable interest securities, planned balance
(PAC) securities, zero coupon securities, principal only securities, interest only securities or participating securities. A series may also include one or more classes of subordinated securities. The securities of each series will be issued only in fully registered form, without coupons, in the authorized denominations for each class specified in the related prospectus supplement. Upon satisfaction of any conditions applicable to a particular class as described in the related prospectus supplement, the transfer of the securities may be registered, and the securities may be exchanged, at the office of the trustee without the payment of any service charge, other than any tax or governmental charge payable in connection with the registration of transfer or exchange. If specified in the related prospectus supplement, one or more classes of a series may be available in book-entry form only.

      Unless otherwise provided in the related prospectus supplement, payments of principal of and interest on a series of securities will be made on each distribution date specified in the prospectus supplement by check mailed to holders of that series, registered as such at the close of business on the record date specified in the prospectus supplement that is applicable to that distribution date, at their addresses appearing on the security register. However, payments may be made by wire transfer (at the expense of the holder requesting payment by wire transfer) in circumstances described in the prospectus supplement. However, final payments of principal in retirement of each security will be made only upon presentation and surrender of the security at the office of the related trustee. Notice of the final payment on a security will be mailed to each holder before the distribution date on which the final principal payment is expected to be made.

      Payments of principal and interest on the securities will be made by the trustee, or a paying agent on behalf of the trustee, as specified in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the following amounts will be deposited directly into the collection account established for a particular series of securities with the trustee (or with the master servicer in the name of the trustee):

      o all payments with respect to the primary assets for that series (see, "--The Primary Assets and Their Valuation" below), together with reinvestment income thereon;

      o amounts withdrawn from any cash, letters of credit, short-term investments or other instruments acceptable to the rating agencies identified in the prospectus supplement as rating that series and deposited in each reserve fund for the series established in the name of the trustee; and

      o amounts available pursuant to any other credit enhancement for the series.

      If provided in the related prospectus supplement, the deposits may be net of certain amounts payable to the servicer and any other person specified in the prospectus supplement. These amounts thereafter will be deposited into the separate distribution account established for the series and will be available to make payments on the related securities on the next distribution date. See "The Trust Funds--Collection and Distribution Accounts" in this prospectus.

THE PRIMARY ASSETS AND THEIR VALUATION

      The primary assets of each trust fund may include one or more pools of the following:

      o     Residential Loans,

      o     Home Equity Loans,

      o     Home Improvement Contracts,

      o     Manufactured Housing Contracts,

      o     Agency Securities, and

      o     Private Label Securities.

      When we use the term "loans" in this prospectus, we include Residential Loans, Home Equity Loans, Home Improvement Contracts and Manufactured Housing Contracts. The residential or mixed-use properties that secure the loans are collectively referred to in this prospectus as the "mortgaged properties."

      If specified in the related prospectus supplement for a series of notes, each primary asset included in the related trust fund will be assigned an initial Asset Value. Unless otherwise specified in the related prospectus supplement, the initial Asset Value of the primary assets of the trust fund will be at least equal to the principal amount of the related notes on the date of issuance.

EXCHANGEABLE SECURITIES

      GENERALLY. As the relevant prospectus supplement will discuss, certain series will provide for the issuance of one or more classes of exchangeable securities (each such class, an "ES Class"). In any such series, the holders of one or more of the specified classes of exchangeable securities will be entitled, upon notice and payment to the trustee of an administrative fee, to exchange all or a portion of such classes for proportionate interests in one or more of the other specified classes of exchangeable securities. The classes of exchangeable securities that are exchangeable for one another will be referred to as being "related" to one another, and related classes of exchangeable securities will be referred to as "combinations." The combinations for the exchangeable securities in a series, if any, will be described in the prospectus supplement for that series.

      In each series that includes exchangeable securities, all of the classes of exchangeable securities listed on the cover page of the related prospectus supplement will be issued. The classes that are to be the basis for the exchange arrangements will be deposited in a separate trust fund, referred to herein as, the exchangeable securities trust fund or ES Pool, which will be established pursuant to a trust agreement between a trustee and the depositor. The trustee for the trust fund which issues the securities may serve as trustee of the exchangeable securities trust fund. The exchangeable securities trust fund initially will issue classes of exchangeable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after their issuance, including immediately after issuance, these classes of exchangeable securities may be exchanged, in whole or in part, for other related classes of exchangeable securities that are part of the same combination, as specified in the related prospectus supplement. When an exchange is effected, the exchangeable securities trust fund will cancel the relevant portion or portions of the class or classes of exchangeable securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related exchangeable securities into which such class or classes of securities are exchangeable. Exchangeable securities received in an exchange may subsequently be exchanged for other exchangeable securities that are part of the same combination. This process may be repeated again and again. Each exchangeable security issued by an exchangeable securities trust fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

      In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of exchangeable securities of that series, except where the context requires otherwise. For example, the classes of exchangeable securities of a series are entitled to receive payments of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in prescribed denominations, may be provided with credit enhancements, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under "ERISA Considerations" and "Legal Matters" apply to exchangeable securities as well as securities.

      EXCHANGES. The ability of a holder to exchange exchangeable securities for other exchangeable securities within a combination will be subject to three constraints, as follows:

      o The aggregate principal amount (rounded to whole dollars) of the exchangeable securities received in the exchange, immediately after the exchange, must equal that of the exchangeable securities surrendered for exchange immediately before the exchange (for this purpose, the principal amount of any interest only class will always equal $0).

      o The aggregate amount of annual interest (rounded to whole dollars) payable with respect to the exchangeable securities received in the exchange must equal that of the exchangeable securities surrendered for exchange.

      o Such classes must be exchanged in the applicable exchange proportions, if any, shown in the related prospectus supplement, which, as described below, are based at all times on the original principal amounts (or original notional amounts, if applicable) of such classes.

      Within any particular series, more than one type of combination may exist. For example, a class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies inversely with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. Under another combination, a class of exchangeable securities that is a principal only class and a class of exchangeable securities that is an interest only class may be exchangeable for a class of exchangeable securities that pays both principal and interest. Further, a class of exchangeable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of exchangeable securities that receives principal payments from such accretions may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired. Under another combination, a class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule derived by assuming two constant prepayment rates for the underlying mortgage loans or a planned amortization class and a class of exchangeable securities that receives principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives principal until it is retired and that also receives a coupon. The foregoing examples describe only some of the types of combinations that are possible.

      Set forth below are additional examples that illustrate in simple mathematical terms how certain combinations might operate. The first example shows a combination in which exchangeable securities, which are referred to in the examples below with the abbreviation, ES, of a principal only class and exchangeable securities of an interest bearing class are exchangeable for exchangeable securities of a class that has the aggregate characteristics of the two original classes of exchangeable securities:


                                                                                       MAXIMUM
                                                                                       ORIGINAL
                                 ORIGINAL              INTEREST                       PRINCIPAL        INTEREST
CLASS                        PRINCIPAL AMOUNT            RATES           CLASS          AMOUNT           RATE
--------------                ----------------            -----           -----          ------           ----
ES-1                            $20,000,000              10%               ES-2       $40,000,000        5%
ES-P*                           $20,000,000               0%

-------------
* Class ES-P is a principal only class and will receive no interest.

      The following example illustrates a Combination of a floating rate exchangeable security and an inverse floating rate exchangeable security which are exchangeable for a single class of exchangeable securities with a fixed interest rate:

                                                                                          MAXIMUM
                                                                                          ORIGINAL
                                ORIGINAL                  INTEREST                       PRINCIPAL        INTEREST
CLASS                       PRINCIPAL AMOUNT               RATES             CLASS         AMOUNT           RATE
--------------               ----------------             -------            ------        ------           ----
ES-3                           $9,333,330               LIBOR+ 0.75%          ES-5        $11,333,330         7%

                                                          36.16666-
                                                          (LIBOR X
ES-4*                          $2,000,000                 4.666667)


      In the following Combination, a exchangeable security that pays both principal and interest is exchangeable for two exchangeable securities, one of which pays only interest and the other pays only principal:


                                                                                      MAXIMUM
                                                                                      ORIGINAL
                               ORIGINAL                INTEREST                      PRINCIPAL                    INTEREST
CLASS                      PRINCIPAL AMOUNT             RATES             CLASS        AMOUNT                       RATE
-------------              ----------------             -----             -----       --------                      ----
ES-5                         $20,000,000                10%               ES-P*        $20,000,000
                                                                          EX-X**       20,000,000 (notional)***       10%

------------
*   Class ES-P is a principal only class and will receive no interest.

**  Class ES-X is an interest only class and will receive no principal.

*** Notional principal amount of ES-X Class being exchanged equals principal amount of ES-P Class being exchanged.

      In some series, a combination may include a number of classes of exchangeable securities that are exchangeable for one another and that will enable a holder of one of the classes of exchangeable securities to exchange it for another class of exchangeable securities with a higher or lower coupon. As discussed below, any such exchange also will require the issuance of a third class of exchangeable securities that will pay only principal or interest, respectively. The following table illustrates such a Combination:


                                                                                         MAXIMUM
                                                                                         ORIGINAL
                                ORIGINAL                 INTEREST                       PRINCIPAL        INTEREST
CLASS                       PRINCIPAL AMOUNT              RATES             CLASS          AMOUNT          RATE
-------------               ----------------              -----             -----          ------          ----
ES-6                           $20,000,000                7.00%              ES-X*        $20,000,000       7.00%
                                                                             ES-7          20,000,000       6.00
                                                                             ES-8          20,000,000       6.25
                                                                             ES-9          20,000,000       6.50
                                                                             ES-10         20,000,000       6.75
                                                                             ES-11         19,310,344       7.25
                                                                             ES-12         18,666,666       7.50
                                                                             ES-13         18,064,516       7.75
                                                                             ES-14         17,500,000       8.00
                                                                             ES-P**        20,000,000       0.00

* Class ES-X is an interest only class and will receive no principal.

** Class ES-P is a principal only class and will receive no interest.

      The foregoing table shows the maximum amount of each other ES Class that can be created from the related Class ES-6 exchangeable security. Such amounts could not exist concurrently, as any combination is limited to the amount of principal and interest distributable on the related exchangeable security to be exchanged. One method of calculating the maximum amount that can be created in a specific combination is to determine the aggregate amount of annual interest (rounded to whole dollars) applicable to the exchangeable security to be exchanged, and divide such interest amount by the coupon of the desired exchangeable security. The resulting principal amount can in no case be greater than the principal amount of exchangeable securities to be exchanged. For example, using the foregoing table, if Class ES-12 is desired, the maximum original principal amount of the Class ES-12 exchangeable securities that could be created would be $18,666,666, an amount arrived at by dividing the aggregate amount of annual interest (rounded to whole dollars) payable with respect to the Class ES-6 Securities ($1,400,000) by the interest rate of the Class ES-12 exchangeable securities (7.50%). Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities would be used to create the Class ES-12 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-6 principal in the amount of $1,333,334 (calculated by subtracting the Class ES-12 exchangeable securities original principal amount from the Class ES-6 exchangeable securities original principal amount).

      Similarly, if Class ES-9 exchangeable securities are desired, dividing the aggregate of the annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities ($1,400,000) by the interest rate of the Class ES-9 exchangeable securities (6.50%) would indicate an original principal amount of $21,538,461. However, since the Class ES-6 exchangeable securities have a principal balance of $20,000,000, only $20,000,000 of the Class ES-9 exchangeable securities could be created. The aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities would be $20,000,000 multiplied by 6.50% or $1,300,000. Since the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-6 exchangeable securities is $1,400,000, the interest only Class ES-X exchangeable securities would be created to receive the remaining $100,000 of interest. The notional amount of such securities would be calculated by dividing the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-X exchangeable securities ($100,000) by the interest rate applicable to Class ES-X exchangeable securities (7.00%) to determine the notional amount ($1,428,571).

      Under the terms of this combination, the Class ES-9 exchangeable securities described in the preceding paragraph might also be exchangeable for the Class ES-14 exchangeable securities. If the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities ($1,300,000) is divided by the interest rate on the Class ES-14 exchangeable securities (8.00%), the maximum original principal amount of the Class ES-14 exchangeable securities that can be created is $16,250,000. Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-9 exchangeable securities would be used to create the Class ES-14 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-9 principal in the amount of $3,750,000 (calculated by subtracting the Class ES-14 exchangeable securities original principal amount from the Class ES-9 exchangeable securities original principal amount).

      The foregoing examples highlight various combinations of exchangeable securities which differ in interest characteristics such as, interest only classes, principal only classes and classes which have principal amounts and bear interest. In certain series, a securityholder may also be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. For example, an exchange of two or more classes of exchangeable securities for a single class of exchangeable securities may result in an exchangeable security with the aggregate principal payment characteristics of the multiple classes of exchangeable securities for which it was exchanged. In addition, in certain series, exchangeable securities may be exchangeable for other exchangeable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

      At any given time, a number of factors will limit a securityholder's ability to exchange exchangeable securities for other exchangeable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of exchangeable securities. The securityholder of a needed class may refuse or be unable to sell at a reasonable price or at any price, or certain classes may have been purchased and placed into other financial structures. ERISA may restrict or other transfer restrictions may apply to certain of the exchangeable securities in a combination, but not to others. In addition, principal payments and prepayments will, over time, diminish the amounts available for exchange.

      PROCEDURES AND EXCHANGE PROPORTIONS. To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee's approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by wire transfer. A securityholder's notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

      An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of classes of exchangeable securities issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

      Where exchange proportions are shown in the related prospectus supplement for classes of exchangeable securities, the trustee will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its current class factor and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the class factor for each class of outstanding exchangeable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current class factor also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. A class factor for each interest only class having a notional amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. Such a class factor will reflect the remaining notional amount of the interest only class in an analogous manner.

      The first payment on an exchangeable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

PAYMENTS OF INTEREST

      The securities of each class that by their terms are entitled to receive interest will bear interest (calculated, unless otherwise specified in the related prospectus supplement, on the basis of a 360-day year consisting of twelve 30-day months) from the date and at the rate specified in the prospectus supplement, or will be entitled to receive interest payment amounts calculated in the method described in the prospectus supplement. Interest on the interest-bearing securities of a series will be payable on the distribution date specified in the related prospectus supplement. The rate of interest on securities of a series may be variable or may change with changes in the annual interest rates of the loans (or underlying loans) included in the related trust fund and/or as prepayments occur with respect to the loans (or underlying loans). Principal only securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on zero coupon securities that is not paid on the related distribution date will accrue and be added to principal on that date.

Interest payable on the securities on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month preceding a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the securities were to accrue through the day immediately preceding that distribution date.

PAYMENTS OF PRINCIPAL

      On each distribution date for a series, principal payments will be made to the holders of the securities on which principal is then payable, to the extent set forth in the prospectus supplement. The payments will be made in a total amount determined as specified in the prospectus supplement and will be allocated among the respective classes of the series in the manner, at the times and in the priority (which may include allocation by random lot) set forth in the prospectus supplement.

FINAL SCHEDULED DISTRIBUTION DATE

      The final scheduled distribution date with respect to each class of a series of notes is the date no later the date on which the total principal balance of the class will be fully paid, and the final scheduled distribution date with respect to each class of a series of certificates is the date on which the principal balance of the class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to that series described in the related prospectus supplement. The final scheduled distribution date for each class of a series will be specified in the related prospectus supplement.

      Since payments on the primary assets of each trust fund will be used to make distributions that reduce the outstanding principal amount of the related securities, it is likely that the actual final distribution date of any class will occur earlier, and may occur substantially earlier, than its final scheduled distribution date. Furthermore, with respect to a series of certificates, unless otherwise specified in the related prospectus supplement, the actual final distribution date of any certificate may occur later than its final scheduled distribution date as a result of delinquencies, defaults and liquidations of the primary assets of the related trust fund. No assurance can be given as to the actual prepayment experience with respect to any series. See "--Weighted Average Lives of the Securities" below.

SPECIAL REDEMPTION

      If so specified in the prospectus supplement relating to a series of securities having other than monthly distribution dates, one or more classes of the securities may be subject to special redemption, in whole or in part, on the special redemption date specified in the related prospectus supplement if, as a consequence of prepayments on the loans (or underlying loans) or low yields then available for reinvestment, the entity specified in the prospectus supplement determines, based on assumptions set forth in the applicable agreement, that the available interest amount that will have accrued on the securities through the designated interest accrual date specified in the related prospectus supplement is less than the amount of interest that will have accrued on the securities to that date. In this event and as further described in the related prospectus supplement, the trustee will redeem a principal amount of outstanding securities of the series sufficient to cause the available interest amount to equal the amount of interest that will have accrued through the designated interest accrual date for the securities outstanding immediately after the redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

      The depositor or the servicer or any other entity that may be designated in the related prospectus supplement will have the option, on any distribution date, to purchase one or more classes of certificates of any series or redeem, in whole or in part, one or more classes of notes of any series under the circumstances, if any, specified in the related prospectus supplement. Alternatively, if the prospectus supplement for a series of certificates so provides, the depositor, the servicer or another entity designated in the prospectus supplement will have the option to cause an early termination of the related trust fund by repurchasing all of the primary assets from the trust fund on or after a date specified in the prospectus supplement, or on or after such time as the total outstanding principal amount of the certificates or primary assets (as specified in the prospectus supplement) is equal to or less than the amount or percentage specified in the prospectus supplement. Notice of the redemption, purchase or termination must be given by the depositor or the trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the prospectus supplement. In the event that a REMIC election has been made, the pooling and servicing agreement may require that the trustee receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Internal Revenue Code of 1986, as amended, or the Code.

      In addition, the prospectus supplement may provide other circumstances under which holders of securities of a series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related primary assets.

WEIGHTED AVERAGE LIVES OF THE SECURITIES

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. Unless otherwise specified in the related prospectus supplement, the weighted average life of the securities of a class will be influenced by the rate at which the amount financed under the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable), included in the trust fund for a series is paid, whether in the form of scheduled amortization or prepayments.

      Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The prospectus supplement for each series of securities will describe the prepayment standard or model, if any, that is used and may contain tables setting forth the projected weighted average life of each class of securities of the series and the percentage of the original principal amount of each class of securities of the series that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

      There is, however, no assurance that prepayment of the loans (or underlying loans relating to the Agency Securities or Private Label Securities, as applicable) included in the related trust fund will conform to any level of any prepayment standard or model specified in the related prospectus supplement. The rate of principal prepayments on pools of loans may be influenced by a variety of factors, including job-related factors such as transfers, layoffs or promotions and personal factors such as divorce, disability or prolonged illness. Economic conditions, either generally or within a particular geographic area or industry, also may affect the rate of principal prepayments. Demographic and social factors may influence the rate of principal prepayments in that some borrowers have greater financial flexibility to move or refinance than do others. The deductibility of mortgage interest payments, servicing decisions and other factors also can affect the rate of principal prepayments. As a result, there can be no assurance as to the rate or timing of principal prepayments of the loans (or underlying loans) either from time to time or over the lives of the loans (or underlying loans).

      The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the loans (or underlying loans) for a series, the loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by the loans. In this regard, it should be noted that the loans (or underlying loans) for a series may have different interest rates. In addition, the weighted average life of a class of securities may be affected by the varying maturities of the loans (or underlying loans). If any loans (or underlying loans) for a series have actual terms to stated maturity that are less than those that were assumed in calculating the final scheduled distribution date of the related securities, one or more classes of the series may be fully paid prior to their respective final scheduled distribution date, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate established by the rating agencies named in the related prospectus supplement.

      The seller may, from time to time, implement programs designed to encourage refinancing. These programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the seller may encourage assumptions of mortgage loans, including defaulted mortgage loans, under which creditworthy borrowers assume the outstanding indebtedness of the mortgage loans which may be removed from the related mortgage pool. As a result of these programs, with respect to the mortgage pool underlying any trust, the rate of principal prepayments of the mortgage loans in the mortgage pool may be higher than would otherwise be the case, and in some cases, the average credit or collateral quality of the mortgage loans remaining in the mortgage pool may decline.

                                 THE TRUST FUNDS

GENERAL

      The notes of each series will be secured by the pledge of the assets of the related trust fund, and the certificates of each series will represent interests in the assets of the related trust fund. Unless otherwise specified in the related prospectus supplement, the trust fund of each series will include assets purchased by the depositor from the seller composed of:

      o     the primary assets of the trust fund;

      o amounts available from the reinvestment of payments on the primary assets at any Assumed Reinvestment Rate that may be established by the rating agencies specified in the related prospectus supplement;

      o any credit enhancement in the form of an irrevocable letter of credit, surety bond, insurance policy or other form of credit support;

      o REO property consisting of any mortgaged property or home improvement that secured a loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession; and

      o the amount, if any, initially deposited into the collection account or distribution account(s) for the series as specified in the related prospectus supplement.

      The securities will be non-recourse obligations of the related trust fund. Unless the prospectus supplement indicates otherwise, the assets of the trust fund specified in the related prospectus supplement will serve as collateral only for that series of securities. Holders of a series of notes may only proceed against the collateral securing that series in the case of a default with respect to the notes and may not proceed against any assets of the depositor or the related trust fund not pledged to secure the notes.

      The primary assets for a series will be sold by the seller to the depositor or purchased by the depositor in the open market or in privately negotiated transactions (which may include transactions with affiliates) and will be transferred by the depositor to the related trust fund. Loans relating to a series will be serviced by the servicer (which may be the seller) that is specified in the related prospectus supplement. The servicer will service the loans pursuant to a pooling and servicing agreement with respect to a series of certificates, or a servicing agreement between the trust fund and servicer with respect to a series of notes.

      If the prospectus supplement so provides, a trust fund relating to a series of securities may be a business trust formed under the laws of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and the trustee.

      Each trust fund, prior to the initial offering of the related series of securities, will have no assets or liabilities. No trust fund is expected to engage in any activities other than:

      o to acquire, manage and hold the related primary assets and other assets contemplated in this prospectus and in the related prospectus supplement, and the proceeds thereof,

      o     to issue the related securities,

      o     to make payments and distributions on the securities, and

      o     to perform certain related activities.

      No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

      Primary assets included in the trust fund for a series may consist of any combination of loans, Agency Securities and Private Label Securities, as and to the extent the related prospectus supplement specifies.

THE LOANS

      GENERAL. Loans in each trust fund may consist of Residential Loans, Home Equity Loans, Home Improvement Contracts or Manufactured Housing Contracts. If specified in the related prospectus supplement, the loans in the related trust fund may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. As more fully described in the related prospectus supplement, the loans may be either "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

      In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

      o     Interest may be payable at

            -     a fixed rate,

            - a rate that adjusts from time to time in relation to an index that will be specified in the related prospectus supplement,

            - a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

            -     a rate that otherwise varies from time to time, or

            - a rate that is convertible from an adjustable rate to a fixed rate.

      Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

      o     Principal may be

            - payable on a level debt service basis to fully amortize the loan over its term,

            - calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

            -     nonamortizing during all or a portion of the original term.

      Payment of all or a substantial portion of the principal may be due on maturity in the form of a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

      o     Monthly payments of principal and interest may

            -     be fixed for the life of the loan,

            -     increase over a specified period of time or

            -     change from period to period.

           Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

      Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

      A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

      When we use the term "mortgaged property" in this prospectus, we mean the real property which secures repayment of the related loan. Home Improvement Contracts and Manufactured Housing Contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of Home Equity Loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. When we use the term "properties" in this prospectus supplement, we mean the related mortgaged properties, home improvements and manufactured homes. The properties relating to the loans will consist primarily of single-family properties, meaning detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments and other dwelling units, or mixed-use properties. Any mixed-use property will not exceed three stories and its primary use will be for one- to four-family residential occupancy, with the remainder of its space for retail, professional or other commercial uses. Any non-residential use will be in compliance with local zoning laws and regulations. Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

      Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

      HOME EQUITY LOANS. The primary assets for a series may consist, in whole or in part, of, closed-end home equity loans, revolving credit line home equity loans or certain balances forming a part of the revolving credit line loans, secured by mortgages creating senior or junior liens primarily on one- to four-family residential or mixed-use properties. The full principal amount of a closed-end loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize the loan at its stated maturity. Unless otherwise described in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Principal amounts of a revolving credit line loan may be drawn down (up to the maximum amount set forth in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the trust fund will not include any amounts borrowed under a revolving credit line loan after the cut-off date designated in the prospectus supplement. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily principal balance of that loan. Under certain circumstances, a borrower under either a revolving credit line loan or a closed-end loan may choose an interest-only payment option. In this case only the amount of interest that accrues on the loan during the billing cycle must be paid. An interest-only payment option may be available for a specified period before the borrower must begin making at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

      The rate of prepayment on Home Equity Loans cannot be predicted. Home Equity Loans have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of their prepayment. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans include the amounts of, and interest rates on, the underlying first mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, Home Equity Loans may experience a higher rate of prepayment than traditional fixed-rate first mortgage loans. On the other hand, because Home Equity Loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgage loans. Any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of the Home Equity Loans. Moreover, the enforcement of a "due-on-sale" provision (as described below) will have the same effect as a prepayment of the related Home Equity Loans. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses in Mortgage Loans" in this prospectus.

      Collections on revolving credit line loans may vary for a number of reasons, including those listed below.

      o A borrower may make a payment during a month in an amount that is as little as the minimum monthly payment for that month or, during the interest-only period for certain revolving credit line loans (and, in more limited circumstances, closed-end loans with respect to which an interest-only payment option has been selected), the interest, fees and charges for that month.

      o A borrower may make a payment that is as much as the entire principal balance plus accrued interest and related fees and charges during a month.

      o     A borrower may fail to make the required periodic payment.

      o Collections on the mortgage loans may vary due to seasonal purchasing and the payment habits of borrowers.

      Each single family property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related prospectus supplement) greater than the term of the related loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. Unless otherwise specified in the related prospectus supplement, mortgages on cooperative dwelling units consist of a lien on the shares issued by the cooperative dwelling corporation and the proprietary lease or occupancy agreement relating to the cooperative dwelling.

      The aggregate principal balance of loans secured by single family properties that are owner-occupied will be disclosed in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the loans are secured by single family property that is owner-occupied will be either

      o a representation by the borrower at origination of the loan either that the underlying mortgaged property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the mortgaged property as a primary residence, or

      o a finding that the address of the underlying mortgaged property is the borrower's mailing address as reflected in the servicer's records.


      To the extent specified in the related prospectus supplement, single family properties may include non-owner occupied investment properties and vacation and second homes.

      HOME IMPROVEMENT CONTRACTS. The primary assets for a series may consist, in whole or in part, of home improvement installment sales contracts and installment loan agreements originated by home improvement contractors in the ordinary course of business. As specified in the related prospectus supplement, the Home Improvement Contracts will be either unsecured or secured by senior or junior mortgages primarily on single family properties, or by purchase money security interests in the related home improvements. Unless otherwise specified in the applicable prospectus supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related prospectus supplement.

      Unless otherwise specified in the related prospectus supplement, the home improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

      MANUFACTURED HOUSING CONTRACTS. The trust fund assets for a series may consist, in whole or part, of conventional manufactured housing installment sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the Manufactured Housing Contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

      The manufactured homes securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Manufactured homes, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

      ADDITIONAL INFORMATION. The selection criteria applicable to the loans will be specified in the related prospectus supplement. These include, but are not limited to, the combined loan-to-value ratios or loan-to-value ratios, as applicable, original terms to maturity and delinquency information.

The loans for a series of securities may include loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms but require a balloon payment of the remaining principal balance at maturity, as specified in the related prospectus supplement. As further described in the related prospectus supplement, the loans for a series of securities may include loans that do not have a specified stated maturity.

      The loans will be either conventional contracts or contracts insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA). Loans designated in the related prospectus supplement as insured by the FHA will be insured under various FHA programs as authorized under the United States Housing Act of 1937, as amended. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series of securities may have an interest rate or original principal amount exceeding the applicable FHA limits at the time or origination of such loan.

      The insurance premiums for loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD) and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted loan to HUD. With respect to a defaulted FHA-insured loan, the servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the servicer or HUD, that default was caused by circumstances beyond the borrower's control, the servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the borrower to HUD) or by accepting assignment of the loan from the servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the loan and HUD must have rejected any request for relief from the borrower before the servicer may initiate foreclosure proceedings.

      HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The servicer of each FHA-insured loan will be obligated to purchase any such debenture issued in satisfaction of a loan upon default for an amount equal to the principal amount of the debenture.

The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted loan adjusted to reimburse the servicer for certain costs and expenses and to deduct certain amounts received or retained by the servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the date of foreclosure but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

      Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act permits a veteran (or in certain instances, the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration.

      The maximum guaranty that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to its guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

      With respect to a defaulted VA-guaranteed loan, the servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranteed amount is submitted to the VA after liquidation of the related mortgaged property.

      The amount payable under a VA guaranty will be the percentage of the VA-insured loan originally guaranteed by the VA applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

      The prospectus supplement for each series will provide information with respect to the loans that are primary assets of the related trust fund as of the cut-off date, including, among other things, and to the extent relevant:

      o     the aggregate unpaid principal balance of the loans;

      o the range and weighted average interest rates on the loans and, in the case of adjustable rate loans, the range and weighted average of the current interest rates and the lifetime interest rate caps, if any; o the range and average principal balance of the loans;

      o the weighted average original and remaining terms to stated maturity of the loans and the range of original and remaining terms to stated maturity, if applicable;

      o the range and weighted average of combined loan-to-value ratios or loan-to-value ratios for the loans, as applicable;

      o the percentage (by principal balance as of the cut-off date) of loans that accrue interest at adjustable or fixed interest rates;

      o any special hazard insurance policy or bankruptcy bond or other enhancement relating to the loans;

      o the percentage (by principal balance as of the cut-off date) of loans that are secured by mortgaged properties or home improvements or that are unsecured;

      o the geographic distribution of any mortgaged properties securing the loans;

      o for loans that are secured by single family properties, the percentage (by principal balance as of the cut-off date) secured by shares relating to cooperative dwelling units, condominium units, investment property and vacation or second homes;

      o     the lien priority of the loans;

      o     the delinquency status and year of origination of the loans;

      o whether the loans are closed-end loans and/or revolving credit line loans; and

      o in the case of revolving credit line loans, the general payments and credit line terms of those loans and other pertinent features.

      The prospectus supplement will also specify any other limitations on the types or characteristics of the loans in the trust fund for the related series of securities.

      If information of the nature described above respecting the loans is not known to the depositor at the time the securities are initially offered, more general or approximate information of the nature described above will be provided in the prospectus supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the Securities and Exchange Commission, or the SEC, within 15 days after the initial issuance of the securities.

PRIVATE LABEL SECURITIES

      GENERAL. Primary assets for a series may consist, in whole or in part, of Private Label Securities or PLS (I.E., private mortgage-backed asset-backed securities) that include:

      o pass-through certificates representing beneficial interests in underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund, or

      o collateralized obligations secured by underlying loans of a type that would otherwise be eligible to be loans held directly by the trust fund.

           The Private Label Securities will previously have been

      o offered and distributed to the public pursuant to an effective registration statement, or

      o purchased in a transaction not involving any public offering from a person that is not an affiliate of the Private Label Securities at the time of sale (nor its affiliate at any time during the three preceding months) and a period of two years has elapsed since the date the Private Label Securities were acquired from the issuer or its affiliate, whichever is later.

      Although individual underlying loans may be insured or guaranteed by the United States or one of its agencies or instrumentalities, they need not be, and the Private Label Securities themselves may be, but need not be, insured or guaranteed.

      The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS agreement with the PLS trustee. The PLS trustee, its agent or a custodian will take possession of the underlying loans. The underlying loans will be serviced by the PLS servicer directly or by one or more sub-servicers subject to the supervision of the PLS servicer.

           The issuer of Private Label Securities will be

      o a financial institution or other entity engaged generally in the business of lending,

      o a public agency or instrumentality of a state, local or federal government, or

      o a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in trusts.

      If specified in the prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer generally will be limited to certain representations and warranties that it makes with respect to the assets it conveys to the related trust. Unless otherwise specified in the related prospectus supplement, the PLS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Label Securities issued under the PLS agreement.

      Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase the underlying loans after a certain date or under other circumstances specified in the related prospectus supplement.

      The loans underlying the Private Label Securities may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. The underlying loans will be secured by mortgages on mortgaged properties.

      CREDIT SUPPORT RELATING TO PRIVATE LABEL SECURITIES. Credit support in the form of reserve funds, subordination of other private securities issued under the PLS agreement, guarantees, cash collateral accounts, security policies or other types of credit support may be provided with respect to the underlying loans or with respect to the Private Label Securities themselves. The type, characteristics and amount of credit support will be a function of the characteristics of the underlying loans and other factors and will be based on the requirements of the nationally recognized statistical rating organization that rated the Private Label Securities.

      ADDITIONAL INFORMATION. If the primary assets of a trust fund include Private Label Securities, the related prospectus supplement will specify the items listed below, to the extent relevant and to the extent information is reasonably available to the depositor and the depositor reasonably believes the information to be reliable:

      o the total approximate principal amount and type of the Private Label Securities to be included in the trust fund,

      o the maximum original term to stated maturity of the Private Label Securities,

      o the weighted average term to stated maturity of the Private Label Securities,

      o the pass-through or certificate rate or range of rates of the Private Label Securities,

      o the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

      o certain characteristics of any credit support such as reserve funds, security policies or guarantees relating to the underlying loans or to the Private Label Securities themselves;

      o the terms on which underlying loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Label Securities, and

      o the terms on which underlying loans may be substituted for those originally underlying the Private Label Securities.

      In addition, the related prospectus supplement will provide information about the loans underlying the Private Label Securities, including

      o the payment features of the underlying loans (I.E., whether closed-end loans or revolving credit line loans, whether fixed rate or adjustable rate, whether level payment or balloon payment loans),

      o the approximate aggregate principal balance, if known, of the underlying loans insured guaranteed by a governmental entity,

      o the servicing fee or range of servicing fees with respect to the underlying loans,

      o the minimum and maximum stated maturities of the underlying loans at origination,

      o     the lien priority of the underlying loans, and

      o the delinquency status and year of origination of the underlying loans.

      The above disclosure may be on an approximate basis and will be as of the date specified in the related prospectus supplement. If information of the nature described above for the Private Label Securities is not known to the depositor at the time the securities are initially offered, more general or approximate information of a similar nature will be provided in the prospectus supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series of securities and to be filed with the SEC within 15 days of the initial issuance of the securities.

AGENCY SECURITIES

      GINNIE MAE. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

      Section 306 (g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306 (g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

      GINNIE MAE CERTIFICATES. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans and/or VA loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA loans or VA loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

      The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA loans or VA loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA loans or VA loans.

      If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

      Except for pools of mortgage loans secured by manufactured homes, all mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per year of the unpaid principal balance of the mortgage loans.

      Mortgage loans underlying a particular GNMA II certificate may have annual interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

      Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate, are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of the Ginnie Mae certificate.

      Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of those mortgage loans. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

      FANNIE MAE. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

      Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

      FANNIE MAE CERTIFICATES. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate to be included in the trust fund for a series of securities will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

      o     fixed-rate level installment conventional mortgage loans,

      o fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA,

      o     adjustable rate conventional mortgage loans, or

      o adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

      Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program and will be secured by a first lien on a one- to four-family residential property.

      Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either eight to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

      Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed security is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

      Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

      Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

      Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

      FREDDIE MAC. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, United States government-sponsored enterprise created pursuant to the Federal Home loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA loans, VA loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

      FREDDIE MAC CERTIFICATES. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

      Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share. However, Freddie Mac does not guarantee, except if and to the extent specified in the prospectus supplement for a series, the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (x) 30 days following foreclosure sale, (y) 30 days following payment of the claim by any mortgage insurer, or (z) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

      Freddie Mac certificates are not guaranteed by the United States or by any Federal Home loan Bank and do not constitute debts or obligations of the United States or any Federal Home loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

      Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

      Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases group of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

      Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate group formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

      Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

      STRIPPED MORTGAGE-BACKED SECURITIES. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped Agency Security, unless otherwise specified in the related prospectus supplement.

      OTHER AGENCY SECURITIES. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of Agency Securities may be held in a trust fund.

      COLLECTION AND DISTRIBUTION ACCOUNTS A separate collection account will be established by the trustee, or by the servicer in the name of the trustee, for each series of securities for receipt of

      o the amount of any cash specified in the related prospectus supplement to be initially deposited by the depositor in the collection account,

      o all amounts received with respect to the primary assets of the related trust fund, and

      o unless otherwise specified in the related prospectus supplement, income earned on the foregoing amounts.

      As provided in the related prospectus supplement, certain amounts on deposit in the collection account and certain amounts available under any credit enhancement for the securities of that series will be deposited into the applicable distribution account for distribution to the holders of the related securities. The trustee will establish a separate distribution account for each series of securities. Unless otherwise specified in the related prospectus supplement, the trustee will invest the funds in the collection account and the distribution account in eligible investments including, among other investments, obligations of the United States and certain of its agencies, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case acceptable to the rating agencies named in the prospectus supplement. With certain exceptions, all such eligible investments must mature, in the case of funds in the collection account, not later than the day preceding the date when the funds are due to be deposited into the distribution account or otherwise distributed and, in the case of funds in the distribution account, not later than the day preceding the next distribution date for the related series of securities.

      Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any deposit agreement or minimum principal payment agreement that may be specified in the related prospectus supplement.

      If specified in the related prospectus supplement, a trust fund will include one or more pre-funding accounts that are segregated trust accounts established and maintained with the trustee for the related series. If specified in the prospectus supplement, a portion of the proceeds of the sale of the securities equal to the pre-funded amount will be deposited into the pre-funding account on the closing date and may be used to purchase additional primary assets during the pre-funding period specified in the prospectus supplement. In no case will the pre-funded amount exceed 50% of the total principal amount of the related securities, and in no case will the pre-funding period exceed one year. Additional restrictions may be imposed on pre-funding by ERISA or the REMIC provisions under the Code, which require, among other things, that the pre-funding period end no later than 90 days after the closing date. See "Material Federal Income Tax Considerations--Taxation of the REMIC" and "ERISA Considerations" in this prospectus. The primary assets to be purchased generally will be selected on the basis of the same criteria as those used to select the initial primary assets of the trust fund, and the same representations and warranties will be made with respect to them. If any pre-funded amount remains on deposit in the pre-funding account at the end of the pre-funding period, the remaining amount will be applied in the manner specified in the related prospectus supplement to prepay the notes and/or the certificates of that series.

      If a pre-funding account is established, one or more capitalized interest accounts that are segregated trust accounts may be established and maintained with the trustee for the related series. On the closing date for the series, a portion of the proceeds of the sale of the related securities will be deposited into the capitalized interest account and used to fund the excess, if any, of

      o     the sum of

            o the amount of interest accrued on the securities of the series, and

            o if specified in the related prospectus supplement, certain fees or expenses during the pre-funding period,

over

      o the amount of interest available from the primary assets in the trust fund.

      Any amounts on deposit in the capitalized interest account at the end of the pre-funding period that are not necessary for these purposes will be distributed to the person specified in the related prospectus supplement.

                               CREDIT ENHANCEMENT

      If so provided in the prospectus supplement relating to a series of securities, simultaneously with the depositor's assignment of the primary assets to the trustee, the depositor will obtain from an institution or by other means acceptable to the rating agencies named in the prospectus supplement one or more types of credit enhancement in favor of the trustee on behalf of the holders of the related series or designated classes of the series. The credit enhancement will support the payment of principal of and interest on the securities, and may be applied for certain other purposes to the extent and under the conditions set forth in the prospectus supplement. Credit enhancement for a series may include one or more of the forms described below or any other form as may be specified in the related prospectus supplement. If so specified in the related prospectus supplement, the credit enhancement may be structured so as to protect against losses relating to more than one trust fund.

SUBORDINATED SECURITIES

      If specified in the related prospectus supplement, credit enhancement for a series may consist of one or more classes of subordinated securities. The rights of the holders of subordinated securities to receive distributions on any distribution date will be subordinate in right and priority to the rights of holders of senior securities of the same series, but only to the extent described in the related prospectus supplement.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

      If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

      o maintaining timely payments or providing additional protection against losses on the trust fund assets;

      o     paying administrative expenses; or

      o establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

      Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC following issuance of the securities of the related series.

OVER-COLLATERALIZATION

      If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

OTHER INSURANCE POLICIES

      If specified in the related prospectus supplement, credit enhancement for a series may consist of pool insurance policies, special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the primary assets, as described below and in the related prospectus supplement.

      POOL INSURANCE POLICY. If so specified in the related prospectus supplement, the depositor will obtain a pool insurance policy for the loans in the related trust fund. The pool insurance policy will cover any loss (subject to the limitations described in the prospectus supplement) by reason of default, but will not cover the portion of the principal balance of any loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any pool insurance coverage will be set forth in the related prospectus supplement.

      SPECIAL HAZARD INSURANCE POLICY. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed loan (title to which has been acquired by the insured) and to the extent the damage is not covered by a standard hazard insurance policy (or any flood insurance policy, if applicable) required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of

      o     the cost of repair or replacement of the property, and

      o upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the servicer with respect to the property.

      If the unpaid principal balance of the loan plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the related property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

      Restoration of the property with the proceeds described in the first bullet of the second previous paragraph is expected to satisfy the condition under any pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted loan secured by the property. The payment described in the second bullet of the second previous paragraph will render unnecessary presentation of a claim in respect of the loan under any pool insurance policy. Therefore, so long as a pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related loan plus accrued interest and certain expenses will not affect the total amount in respect of insurance proceeds paid to holders of the securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

      BANKRUPTCY BOND. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related loan at an amount less than the then-outstanding principal balance of the loan. The amount of the secured debt could be reduced to that value, and the holder of the loan thus would become an unsecured creditor to the extent the principal balance of the loan exceeds the value assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a loan can result from a bankruptcy proceeding. See "Material Legal Aspects of the Loans" in this prospectus. If the related prospectus supplement so provides, the depositor or other entity specified in the prospectus supplement will obtain a bankruptcy bond or similar insurance contract covering losses resulting from proceedings with respect to borrowers under the Federal Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of any principal reduction from the date of the filing of a bankruptcy petition.

      The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all loans in the trust fund for the related series. The amount will be reduced by payments made under the bankruptcy bond in respect of the loans, unless otherwise specified in the related prospectus supplement, and will not be restored.

RESERVE FUNDS

      If the prospectus supplement relating to a series of securities so specifies, the depositor will deposit into one or more reserve funds cash, a letter or letters of credit, cash collateral accounts, eligible investments, or other instruments meeting the criteria of the rating agencies in the amount specified in the prospectus supplement. Each reserve fund will be established by the trustee as part of the trust fund for that series or for the benefit of the credit enhancement provider for that series. In the alternative or in addition to the initial deposit by the depositor, a reserve fund for a series may be funded over time through application of all or a portion of the excess cash flow from the primary assets for the series, to the extent described in the related prospectus supplement. If applicable, the initial amount of the reserve fund and the reserve fund maintenance requirements for a series of securities will be described in the related prospectus supplement.

      Amounts withdrawn from any reserve fund will be applied by the trustee to make payments on the securities of the related series, to pay expenses, to reimburse any credit enhancement provider for the series or for any other purpose, in the manner and to the extent specified in the related prospectus supplement.

      Amounts deposited into a reserve fund will be invested by the trustee in eligible investments maturing no later than the day specified in the related prospectus supplement.

CROSS-COLLATERALIZATION

      If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by

      o the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund, or

      o the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund.

      Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

      If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

      If provided in the prospectus supplement relating to a series of securities, the depositor will enter into a minimum principal payment agreement with an entity meeting the criteria of the rating agencies named in the prospectus supplement under which the entity will provide certain payments on the securities of the series in the event that aggregate scheduled principal payments and/or prepayments on the primary assets for the series are not sufficient to make payments on the securities of the series as provided in the prospectus supplement.

DEPOSIT AGREEMENT

      If specified in a prospectus supplement, the depositor and the trustee for a series of securities will enter into a deposit agreement with the entity specified in the prospectus supplement on or before the sale of the related series of securities. The deposit agreement is intended to accumulate available cash for investment so that the cash, together with income thereon, can be applied to future distributions on one or more classes of securities. The related prospectus supplement will describe the terms of any deposit agreement.

FINANCIAL INSTRUMENTS

      If provided in the related prospectus supplement, the trust fund may include one or more financial instruments that are intended to meet the following goals:

      o to convert the payments on some or all of the loans and Private Label Securities from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index;

      o to provide payments if any index rises above or falls below specified levels; or

      o to provide protection against interest rate changes, certain types of losses or other payment shortfalls to one or more classes of the related series.

      If a trust fund includes financial instruments of this type, the instruments may be structured to be exempt from the registration requirements of the Securities Act of 1933, as amended.

      The related prospectus supplement will include, or incorporate by reference, material financial and other information about the provider of the financial instruments.

                               SERVICING OF LOANS
GENERAL

      Under the pooling and servicing agreement or the servicing agreement for a series of securities, the servicer will provide customary servicing functions with respect to the loans comprising the primary assets of the related trust fund.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

      The servicer will make reasonable efforts to collect all payments required to be made under the loans and will, consistent with the terms of the related governing agreement for a series and any applicable credit enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the servicer has the discretion to

      o waive any assumption fee, late payment charge, or other charge in connection with a loan, and

      o to the extent provided in the related agreement, arrange with a borrower a schedule for the liquidation of delinquencies by extending the due dates for scheduled payments on the loan.

      If the related prospectus supplement so provides, the servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts with respect to loans in which borrower payments for taxes, assessments, mortgage and hazard insurance policy premiums and other comparable items will be deposited. In the case of loans that do not require such payments under the related loan documents, the servicer will not be required to establish any escrow or impound account for those loans. The servicer will make withdrawals from the escrow accounts to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow accounts to the extent required by law, to repair or otherwise protect the related property and to clear and terminate the escrow accounts. The servicer will be responsible for the administration of the escrow accounts and generally will make advances to the escrow accounts when a deficiency exists.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

      Unless the related prospectus supplement specifies otherwise, the trustee or the servicer will establish a separate collection account in the name of the trustee. Unless the related prospectus supplement provides otherwise, the collection account will be

      o an account maintained at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit are rated by each rating agency named in the prospectus supplement at levels satisfactory to the rating agency; or

      o an account the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or an account secured in a manner meeting requirements established by each rating agency named in the prospectus supplement.

      Unless otherwise specified in the related prospectus supplement, the funds held in the collection account may be invested in eligible investments. If so specified in the related prospectus supplement, the servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the collection account.

      Unless otherwise specified in the related prospectus supplement, the servicer, the depositor, the trustee or the seller, as appropriate, will deposit into the collection account for each series, on the business day following the closing date, all scheduled payments of principal and interest on the primary assets due after the related cut-off date but received by the servicer on or before the closing date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by the servicer (other than, unless otherwise provided in the related prospectus supplement, in respect of principal of and interest on the related primary assets due on or before the cut-off date):

      o all payments in respect of principal, including prepayments, on the primary assets;

      o all payments in respect of interest on the primary assets after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn or withheld from the collection account in accordance with the related agreement), related servicing fees payable to the servicer;

      o all Liquidation Proceeds after deducting, at the discretion of the servicer (but only to the extent of the amount permitted to be withdrawn from the collection account in accordance with the related agreement), the servicing fee, if any, in respect of the related primary asset;

      o     all Insurance Proceeds;

      o all amounts required to be deposited into the collection account from any reserve fund for the series pursuant to the related agreement;

      o all advances of cash made by the servicer in respect of delinquent scheduled payments on a loan and for any other purpose as required pursuant to the related agreement; and

      o all repurchase prices of any primary assets repurchased by the depositor, the servicer or the seller pursuant to the related agreement.

      Unless otherwise specified in the related prospectus supplement, the servicer is permitted, from time to time, to make withdrawals from the collection account for each series for the following purposes:

      o to reimburse itself for advances that it made in connection with that series under the related agreement; provided that the servicer's right to reimburse itself is limited to amounts received on or in respect of particular loans (including, for this purpose, Liquidation Proceeds and proceeds of insurance policies covering the related loans and Mortgaged Properties ("Insurance Proceeds")) that represent late recoveries of scheduled payments with respect to which the Advance was made;

      o to the extent provided in the related agreement, to reimburse itself for any advances that it made in connection with the series which the servicer determines in good faith to be nonrecoverable from amounts representing late recoveries of scheduled payments respecting which the advance was made or from Liquidation Proceeds or Insurance Proceeds;

      o to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged property and, in the event deposited into the collection account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the principal balance of the related loan, together with accrued and unpaid interest thereon to the due date for the loan next succeeding the date of its receipt of the Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid servicing fee and any assumption fees, late payment charges, or other charges on the related loan;

      o in the event the servicer has elected not to pay itself the servicing fee out of the interest component of any scheduled payment, late payment or other recovery with respect to a particular loan prior to the deposit of the scheduled payment, late payment or recovery into the collection account, to pay to itself the servicing fee, as adjusted pursuant to the related agreement, from any scheduled payment, late payment or other recovery to the extent permitted by the related agreement;

      o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related agreement;

      o to pay to the applicable person with respect to each primary asset or related real property that has been repurchased or removed from the trust fund by the depositor, the servicer or the seller pursuant to the related agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

      o to make payments to the trustee of the series for deposit into the related distribution account or for remittance to the holders of the series in the amounts and in the manner provided for in the related agreement; and

      o to clear and terminate the collection account pursuant to the related agreement.

      In addition, if the servicer deposits into the collection account for a series any amount not required to be deposited therein, the servicer may, at any time, withdraw the amount from the collection account.

ADVANCES AND LIMITATIONS ON ADVANCES

      The related prospectus supplement will describe the circumstances, if any, under which the servicer will make advances with respect to delinquent payments on loans. If specified in the related prospectus supplement, the servicer will be obligated to make advances. Its obligation to make advances may be limited in amount, or may not be activated until a certain portion of a specified reserve fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related prospectus supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer out of amounts received on particular loans that represent late recoveries of scheduled payments, Insurance Proceeds or Liquidation Proceeds respecting which an advance was made. If an advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related loan, the servicer may be entitled to reimbursement from other funds in the collection account or distribution account(s), as the case may be, or from a specified reserve fund, as applicable, to the extent specified in the related prospectus supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

      STANDARD HAZARD INSURANCE; FLOOD INSURANCE. Except as otherwise specified in the related prospectus supplement, the servicer will be required to maintain (or to cause the borrower under each loan to maintain) a standard hazard insurance policy providing the standard form of fire insurance coverage with extended coverage for certain other hazards as is customary in the state in which the related property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related loans. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the related property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Because the standard hazard insurance policies relating to the loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit enhancement will adversely affect distributions to holders. When a property securing a loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

      The standard hazard insurance policies covering properties typically will contain a "coinsurance" clause, which in effect will require that the insured at all times carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the property, including any improvements on the property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the coinsurance clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of

      o the actual cash value (I.E., replacement cost less physical depreciation) of the property, including the improvements, if any, damaged or destroyed, and

      o such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the property and improvements.

      Since the amount of hazard insurance to be maintained on the improvements securing the loans declines as their principal balances decrease, and since the value of the properties will fluctuate over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected property.

      Unless otherwise specified in the related prospectus supplement, coverage will be in an amount at least equal to the greater of

      o the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy, and

      o     the outstanding principal balance of the related loan.

      Unless otherwise specified in the related prospectus supplement, the servicer will also maintain on REO property a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO property other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require the additional insurance.

      Any amounts collected by the servicer under insurance policies (other than amounts to be applied to the restoration or repair of the property, released to the borrower in accordance with normal servicing procedures or used to reimburse the servicer for amounts to which it is entitled to reimbursement) will be deposited into the collection account. In the event that the servicer obtains and maintains a blanket policy insuring against hazard losses on all of the loans, written by an insurer then acceptable to each rating agency named in the prospectus supplement, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each loan or related REO property. This blanket policy may contain a deductible clause, in which case the servicer will be required, in the event that there has been a loss that would have been covered by the policy absent the deductible clause, to deposit into the collection account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

REALIZATION UPON DEFAULTED LOANS

      The servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In this connection, the servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans that it services. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that

      o the restoration or foreclosure will increase the Liquidation Proceeds of the related loan available to the holders after reimbursement to itself for its expenses, and

      o its expenses will be recoverable either through Liquidation Proceeds or Insurance Proceeds.

However, in the case of a trust fund for which a REMIC election has been made, the servicer will be required to liquidate any REO property by the end of the third calendar year after the trust fund acquires beneficial ownership of the REO property. While the holder of an REO property can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the servicer nor the depositor will be required to do so.

      The servicer may arrange with the borrower on a defaulted loan a change in the terms of the loan to the extent provided in the related prospectus supplement. This type of modification may only be entered into if it meets the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meets the other conditions set forth in the related prospectus supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

      Unless otherwise specified in the related prospectus supplement for a series, when any property is about to be conveyed by the borrower, the servicer will, to the extent it has knowledge of the prospective conveyance and prior to the time of the consummation of the conveyance, exercise its rights to accelerate the maturity of the related loan under any applicable "due-on-sale" clause, unless it reasonably believes that the clause is not enforceable under applicable law or if enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In that event, the servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed. Under the assumption, the transferee of the property becomes liable under the loan and the original borrower is released from liability and the transferee is substituted as the borrower and becomes liable under the loan. Any fee collected in connection with an assumption will be retained by the servicer as additional servicing compensation. The terms of a loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      Except as otherwise provided in the related prospectus supplement, the servicer will be entitled to a periodic servicing fee in an amount to be determined as specified in the related prospectus supplement. The servicing fee may be fixed or variable, as specified in the related prospectus supplement. In addition, unless otherwise specified in the related prospectus supplement, the servicer will be entitled to additional servicing compensation in the form of assumption fees, late payment charges and similar items, and excess proceeds following disposition of property in connection with defaulted loans.

      Unless otherwise specified in the related prospectus supplement, the servicer will pay certain expenses incurred in connection with the servicing of the loans, including, without limitation, the payment of the fees and expenses of each trustee and independent accountants, payment of security policy and insurance policy premiums, if applicable, and the cost of any credit enhancement, and payment of expenses incurred in preparation of reports to holders.

      When a borrower makes a principal prepayment in full between due dates on the related loan, the borrower generally will be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related prospectus supplement, in order that one or more classes of the securities of a series will not be adversely affected by any resulting shortfall in interest, the amount of the servicing fee may be reduced to the extent necessary to include in the servicer's remittance to the applicable trustee for deposit into the related distribution account an amount equal to one month's interest on the related loan (less the servicing fee). If the total amount of these shortfalls in a month exceeds the servicing fee for that month, a shortfall to holders may occur.

      Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to reimbursement for certain expenses that it incurs in connection with the liquidation of defaulted loans. The related holders will suffer no loss by reason of the servicer's expenses to the extent the expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage under the policies has been exhausted, the related holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the servicer's expenses, are less than the principal balance of and unpaid interest on the related loan that would be distributable to holders. In addition, the servicer will be entitled to reimbursement of its expenses in connection with the restoration of REO property This right of reimbursement is prior to the rights of the holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other credit enhancement. The servicer generally is also entitled to reimbursement from the collection account for advances.

      Unless otherwise specified in the related prospectus supplement, the rights of the servicer to receive funds from the collection account for a series, whether as the servicing fee or other compensation, or for the reimbursement of advances, expenses or otherwise, are not subordinate to the rights of holders of securities of the series.

EVIDENCE AS TO COMPLIANCE

      If so specified in the related prospectus supplement, the applicable governing agreement will provide that, each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of the loans by the servicer and that, on the basis of the examination, the firm is of the opinion that the servicing has been conducted in compliance with the agreement, except for such exceptions as the firm believes to be immaterial and any other exceptions set forth in the statement.

      If so specified in the related prospectus supplement, the applicable agreement will also provide for delivery to the trustee of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled its obligations under the agreement throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

      The servicer for each series will be identified in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

      If an event of default occurs under either a servicing agreement or a pooling and servicing agreement, the servicer may be replaced by the trustee or a successor servicer. Unless otherwise specified in the related prospectus supplement, the events of default and the rights of a trustee upon a default under the agreement for the related series will be substantially similar to those described under "The Agreements--Events of Default; Rights upon Event of Default--Pooling and Servicing Agreement; Servicing Agreement" in this prospectus.

      Unless otherwise specified in the prospectus supplement, the servicer does not have the right to assign its rights and delegate its duties and obligations under the related agreement unless the successor servicer accepting such assignment or delegation

      o     services similar loans in the ordinary course of its business;

      o     is reasonably satisfactory to the trustee;

      o has a net worth of not less than the amount specified in the prospectus supplement;

      o would not cause the rating of the related securities by a rating agency named in the prospectus supplement, as such rating is in effect immediately prior to the assignment, sale or transfer, to be qualified, downgraded or withdrawn as a result of the assignment, sale or transfer; and

      o executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, that contains an assumption by the successor servicer of the due and punctual performance and observance of each covenant and condition required to be performed or observed by the servicer under the agreement from and after the date of the agreement.

      No assignment will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement. To the extent that the servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above. In this instance, however, the assigning servicer will remain liable for the servicing obligations under the agreement. Any entity into which the servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the servicer's obligations under the agreement provided that the successor or surviving entity meets the requirements for a successor servicer set forth above.

      Except to the extent otherwise provided, each agreement will provide that neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the related trust fund, the depositor or the holders for any action taken or for failing to take any action in good faith pursuant to the related agreement, or for errors in judgment. However, neither the servicer nor any such person will be protected against any breach of warranty or representations made under the agreement, or the failure to perform its obligations in compliance with any standard of care set forth in the agreement, or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties under the agreement. Each agreement will further provide that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of those obligations and duties. In addition, the agreement will provide that the servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the agreement that, in its opinion, may involve it in any expense or liability. The servicer may, in its discretion, undertake any such action that it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties thereto and the interests of the holders thereunder. In that event, the legal expenses and costs of the action and any resulting liability may be expenses, costs, and liabilities of the trust fund and the servicer may be entitled to be reimbursed therefor out of the collection account.

                                 THE AGREEMENTS

      The following summaries describe the material provisions of the pooling and servicing agreement or trust agreement, in the case of a series of certificates, and the indenture and servicing agreement, in the case of a series of notes. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements applicable to the particular series of securities. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.


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


ASSIGNMENT OF PRIMARY ASSETS

      GENERAL. At the time of issuance of the securities of a series, the depositor will transfer, convey and assign to the related trust fund all right, title and interest of the depositor in the primary assets and other property to be transferred to the trust fund. This assignment will include all principal and interest due on or with respect to the primary assets after the cut-off date (except for any retained interests). The trustee will, concurrently with the assignment, execute and deliver the securities.

      ASSIGNMENT OF MORTGAGE LOANS. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee (or, if specified in the prospectus supplement, a custodian on behalf of the trustee), as to each Residential Loan and Home Equity Loan, the related note endorsed without recourse to the order of the trustee or in blank, the original mortgage, deed of trust or other security instrument with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office, in which case a copy of the mortgage will be delivered, together with a certificate that the original of the mortgage was delivered to such recording office), and an assignment of the mortgage in recordable form. The trustee or, if so specified in the related prospectus supplement, the custodian will hold these documents in trust for the benefit of the holders.

      If so specified in the related prospectus supplement, at the time of issuance of the securities, the depositor will cause assignments to the trustee of the mortgages relating to the loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related loans. If specified in the prospectus supplement, the depositor will cause the assignments to be recorded within the time after issuance of the securities as is specified in the related prospectus supplement. In this event, the prospectus supplement will specify whether the agreement requires the depositor to repurchase from the trustee any loan the related mortgage of which is not recorded within that time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the holders or the trustee for the failure of a mortgage to be recorded.

      ASSIGNMENT OF HOME IMPROVEMENT CONTRACTS. Unless otherwise specified in the related prospectus supplement, the depositor will deliver to the trustee or the custodian each original Home Improvement Contract and copies of related documents and instruments and, except in the case of unsecured Home Improvement Contracts, the security interest in the related home improvements. In order to give notice of the right, title and interest of holders to the Home Improvement Contracts, the depositor will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related prospectus supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the trust fund. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of the assignment, the interest of holders in the Home Improvement Contracts could be defeated. See "Material Legal Aspects of the Loans--The Home Improvement Contracts and the Manufactured Housing Contracts" in this prospectus.

      ASSIGNMENT OF MANUFACTURED HOUSING CONTRACTS. If specified in the related prospectus supplement, the depositor or the seller will deliver to the trustee the original contract as to each Manufactured Housing Contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans--The Home Improvement Contracts and the Manufactured Housing Contracts."

      LOAN SCHEDULE. Each loan will be identified in a schedule appearing as an exhibit to the related agreement and will specify with respect to each loan:

      o     the original principal amount,

      o     its unpaid principal balance as of the cut-off date,

      o     the current interest rate,

      o     the current scheduled payment of principal and interest,

      o     the maturity date, if any, of the related note, and

      o if the loan is an adjustable rate loan, the lifetime rate cap, if any, and the current index.

      ASSIGNMENT OF AGENCY AND PRIVATE LABEL SECURITIES. The depositor will cause the Agency and Private Label Securities to be registered in the name of the trustee (or its nominee or correspondent). The trustee (or its nominee or correspondent) will take possession of any certificated Agency or Private Label Securities. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession of, or be assignee of record of, any loans underlying the Agency or Private Label Securities. See "The Trust Funds--Private Label Securities" in this prospectus. Each Agency and Private Label Security will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, principal balance as of the cut-off date, annual pass-through rate or interest rate and maturity date for each Agency and Private Label Security conveyed to the related trust fund. In the agreement, the depositor will represent and warrant to the trustee that:

      o     the information contained in the Agency or Private Label Securities schedule is true and correct in all material respects,

      o immediately prior to the conveyance of the Agency or Private Label Securities, the depositor had good title and was the sole owner of the Agency or Private Label Securities (subject to any retained interest),

      o there has been no other sale of the Agency or Private Label Securities, and

      o there is no existing lien, charge, security interest or other encumbrance on the Agency or Private Label Securities (other than any retained interest).

      REPURCHASE AND SUBSTITUTION OF NON-CONFORMING PRIMARY ASSETS. Unless otherwise provided in the related prospectus supplement, if any document in the file relating to the primary assets delivered by the depositor to the trustee (or custodian) is found by the trustee, within 90 days of the execution of the related agreement (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date), to be defective in any material respect and the depositor or seller does not cure such defect within 90 days after the discovery of such defect (or within any other period specified in the related prospectus supplement) the depositor or seller will, not later than 90 days after the discovery of such defect (or within such any period specified in the related prospectus supplement), repurchase from the trustee the related primary asset or any property acquired in respect of the asset. Unless otherwise specified in the related prospectus supplement, the repurchase shall be effected at a price equal to the SUM of:

      o     the LESSER of

            o     the principal balance of the primary asset, and

            o the trust fund's federal income tax basis in the primary asset;

plus

            o accrued and unpaid interest to the date of the next scheduled payment on the primary asset at the rate set forth in the related agreement.

      However, the purchase price shall not be limited to the trust fund's federal income tax basis in the asset, if the repurchase at a price equal to the principal balance of the repurchased primary asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

      If provided in the related prospectus supplement, the depositor or seller, as the case may be, may, rather than repurchase the primary asset as described above, remove the non-conforming primary asset from the trust fund and substitute in its place one or more other qualifying substitute primary assets. If no REMIC election is made with respect to the trust fund, the substitution must be effected within 120 days of the date of initial issuance of the securities. If a REMIC election is made with respect to the trust fund, the trustee must have received a satisfactory opinion of counsel that the substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax.

      Unless otherwise specified in the related prospectus supplement, any qualifying substitute primary asset will, on the date of substitution, meet the following criteria:

      o it has a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the deleted primary asset (the amount of any shortfall to be deposited to the collection account in the month of substitution for distribution to holders),

      o it has an interest rate not less than (and not more than 2% greater than) the interest rate of the deleted primary asset,

      o it has a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the deleted primary asset,

      o it complies with all of the representations and warranties set forth in the applicable agreement as of the date of substitution, and

      o if a REMIC election is made with respect to the trust fund, the qualifying substitute primary asset is a qualified replacement mortgage under Section 860G(a) of the Code.

      Unless otherwise provided in the related prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the holders or the trustee for a material defect in the documentation for a primary asset.

      The depositor or another entity will make representations and warranties with respect to primary assets for each series. If the depositor or the other entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related prospectus supplement after notification by the trustee of such breach, and if the breach is of a nature that materially and adversely affects the value of the primary asset, the depositor or the other entity will be obligated to repurchase the affected primary asset or, if provided in the prospectus supplement, provide a qualifying substitute primary asset, subject to the same conditions and limitations on purchases and substitutions as described above.

      The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations, if any, of the responsible originator or seller of the non-conforming primary assets. See "Risk Factors--Only the assets of the related trust fund are available to pay your certificates" in this prospectus.

      No holder of securities of a series, solely by virtue of the holder's status as a holder, will have any right under the applicable agreement to institute any proceeding with respect to agreement, unless holder previously has given to the trustee for the series written notice of default and unless the holders of securities evidencing not less than 51% of the aggregate voting rights of the securities of the series have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.


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


REPORTS TO HOLDERS

      The applicable trustee or other entity specified in the related prospectus supplement will prepare and forward to each holder on each distribution date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

      o the amount of principal distributed to holders of the related securities and the outstanding principal balance of the securities following the distribution;

      o the amount of interest distributed to holders of the related securities and the current interest on the securities;

      o the amount of any overdue accrued interest included in such distribution, any remaining overdue accrued interest with respect to the securities, or any current shortfall in amounts to be distributed as accrued interest to holders of the securities;

      o the amount of any overdue payments of scheduled principal included in the distribution, any remaining overdue principal amounts with respect to the securities, any current shortfall in receipt of scheduled principal payments on the related primary assets, or any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of the securities;

      o the amount received under any related credit enhancement, and the remaining amount available under the credit enhancement;

      o the amount of any delinquencies with respect to payments on the related primary assets;

      o the book value of any REO property acquired by the related trust fund; and

      o     other information specified in the related agreement.

      In addition, within a reasonable period of time after the end of each calendar year, the applicable trustee, unless otherwise specified in the related prospectus supplement, will furnish to each holder of record at any time during the calendar year:

      o the total of the amounts reported pursuant to clauses under the first and second bullets above and under the last clause of the fourth bullet above for the calendar year, and

      o the information specified in the related agreement to enable holders to prepare their tax returns including, without limitation, the amount of any original issue discount accrued on the securities.

      Information in the distribution date statements and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the servicer will provide to the trustee a report by independent public accountants with respect to its servicing of the loans. See "Servicing of Loans--Evidence as to Compliance" in this prospectus.

      If so specified in the prospectus supplement, the related series of securities (or one or more classes of the series) will be issued in book-entry form. In that event, owners of beneficial interests in those securities will not be considered holders and will not receive such reports directly from the trustee. The trustee will forward reports only to the entity or its nominee that is the registered holder of the global certificate that evidences the book-entry securities. Beneficial owners will receive reports from the participants and indirect participants of the applicable book-entry system in accordance with the policies and procedures of the participants and indirect participants.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

      POOLING AND SERVICING AGREEMENT; SERVICING AGREEMENT. Unless otherwise specified in the related prospectus supplement, "events of default under the pooling and servicing agreement for each series of certificates include:

      o any failure by the servicer to deposit amounts in the collection account and distribution account(s) to enable the trustee to distribute to holders of securities of the series any required payment, provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice to the servicer by the trustee, or to the servicer and the trustee by holders having not less than 25% of the total voting rights of the series;

      o any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the agreement provided that this failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written to the servicer by the trustee, or to the servicer and the trustee by the holders having not less than 25% of the total voting rights of the of the series; and

      o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the servicer indicating its insolvency, reorganization or inability to pay its obligations.

      So long as an event of default remains unremedied under the applicable agreement for a series of securities relating to the servicing of loans, unless otherwise specified in the related prospectus supplement, the trustee or holders of securities of the series having not less than 51% of the total voting rights of the series may terminate all of the rights and obligations of the servicer as servicer under the applicable agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the agreement, which rights the servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the agreement.

      In the event that the trustee is unwilling or unable so to act, it may select (or petition a court of competent jurisdiction to appoint) a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor servicer under the provisions of the agreement. The successor servicer would be entitled to reasonable servicing compensation in an amount not to exceed the servicing fee as set forth in the related prospectus supplement, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the agreement.

      During the continuance of any event of default of a servicer under an agreement for a series of securities, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of securities of the series, and, unless otherwise specified in the related prospectus supplement, holders of securities having not less than 51% of the total voting rights of the series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless the holders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee as a result. The trustee may decline to follow any such direction if it determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting holders.

      INDENTURE. Unless otherwise specified in the related prospectus supplement, "events of default" under the indenture for each series of notes include:

      o a default for thirty (30) days or more in the payment of any principal of or interest on any note of the series;

      o failure to perform any other covenant of the depositor or the trust fund in the indenture, provided that the failure continues for a period of sixty (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

      o any representation or warranty made by the depositor or the trust fund in the indenture or in any certificate or other writing delivered pursuant to it or in connection with it with respect to or affecting such series having been incorrect in a material respect as of the time made, provided that the breach is not cured within sixty
            (60) days after notice is given in accordance with the procedures described in the related prospectus supplement;

      o certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; and

      o any other event of default specified with respect to notes of that series.

      If an event of default with respect to the then-outstanding notes of any series occurs and is continuing, either the indenture trustee or the holders of a majority of the total amount of those notes may declare the principal amount of all the notes of the series (or, if the notes of that series are zero coupon securities, such portion of the principal amount as may be specified in the related prospectus supplement) to be due and payable immediately. Under certain circumstances of this type the declaration may be rescinded and annulled by the holders of a majority of the total amount of those notes.

      If, following an event of default with respect to any series of notes, the related notes have been declared to be due and payable, the indenture trustee may, in its discretion, and notwithstanding such acceleration, elect to maintain possession of the collateral securing the notes and to continue to apply distributions on the collateral as if there had been no declaration of acceleration, provided that the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default (other than a default in the payment of any principal of or interest on any note of the series for thirty (30) days or more), unless:

      o the holders of 100% of the total amount of the then-outstanding notes of the series consent to the sale; or

      o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding notes of the series at the date of sale; or

      o the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the total amount of the then-outstanding notes of the series.

      In the event that the indenture trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for its unpaid fees and expenses. As a result, upon the occurrence of an event of default of this type, the amount available for distribution to the noteholders may be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

      Unless otherwise specified in the related prospectus supplement, in the event that the principal of the notes of a series is declared due and payable as described above, holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the discount that remains unamortized.



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      Subject to the provisions of the indenture relating to the duties of the indenture trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes of the series, unless the holders offer security or indemnity satisfactory to the indenture trustee against the costs, expenses and liabilities it might incur in complying with their request or direction. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of amount of the then-outstanding notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to those notes, and the holders of a majority of the amount of the amount of the then- outstanding notes of the series may, in certain cases, waive any default with respect to the notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all affected holders of the outstanding notes.

THE TRUSTEES

      The identity of the commercial bank, savings and loan association or trust company named as the trustee or indenture trustee, as the case may be, for each series of securities will be set forth in the related prospectus supplement. Entities serving as trustee may have normal banking relationships with the depositor or the servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, each trustee will have the power to appoint co-trustees or separate trustees. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the related agreement will be conferred or imposed upon that trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of its responsibilities, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided, however, that the trustee will continue to be responsible for its duties and obligations under the agreement.

DUTIES OF TRUSTEES

      No trustee will make any representations as to the validity or sufficiency of the related agreement, the securities or of any primary asset or related documents. If no event of default (as defined in the related agreement) has occurred, the applicable trustee will be required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the related agreement. However, the trustee will not be responsible for the accuracy or content of any documents furnished to it by the holders or the servicer under the agreement.

      Each trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that no trustee will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction



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of the related holders in an event of default. No trustee will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEES

      Each trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted such appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. Each trustee may also be removed at any time

      o if the trustee ceases to be eligible to continue as such under the related agreement, or

      o     if the trustee becomes insolvent, or

      o the holders of securities having more than over 50% of the total voting rights of the securities in the trust fund give written notice to the trustee and to the depositor.

      Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

AMENDMENT OF AGREEMENT

      Unless otherwise specified in the prospectus supplement, the Agreement for each series of securities may be amended by the depositor, the servicer (with respect to a series relating to loans), and the trustee, without notice to or consent of the holders, for the following purposes:

      o     to cure any ambiguity,

      o to correct any defective provisions or to correct or supplement any provision in the agreement,

      o to add to the duties of the depositor, the applicable trustee or the servicer,

      o to add any other provisions with respect to matters or questions arising under the agreement or related credit enhancement,

      o to add or amend any provisions of the agreement as required by any rating agency named in the prospectus supplement in order to maintain or improve the rating of the securities (it being understood that none of the depositor, the seller, the servicer or any trustee is obligated to maintain or improve the rating), or

      o     to comply with any requirements imposed by the Code.



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


      In no event, however, shall any amendment (other than an amendment to comply with Code requirements) adversely affect in any material respect the interests of any holders of the series, as evidenced by an opinion of counsel delivered to the trustee. Unless otherwise specified in the prospectus supplement, an amendment shall be deemed not to adversely affect in any material respect the interests of any holder if the trustee receives written confirmation from each rating agency named in the prospectus supplement that the amendment will not cause the rating agency to reduce its then-current rating.

      Unless otherwise specified in the prospectus supplement, each agreement for a series may also be amended by the applicable trustee, the servicer, if applicable, and the depositor with the consent of the holders possessing not less than 66 2/3% of the total outstanding principal amount of the securities of the series (or, if only certain classes are affected by the amendment, 66 2/3% of the total outstanding principal amount of each affected class), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement, or modifying in any manner the rights of holders of the series. In no event, however, shall any amendment

      o reduce the amount or delay the timing of payments on any security without the consent of the holder of the security, or

      o reduce the percentage of the total outstanding principal amount of securities of each class, the holders of which are required to consent to any such amendment, without the consent of the holders of 100% of the total outstanding principal amount of each affected class.

VOTING RIGHTS

      The prospectus supplement will set forth the method of determining allocation of voting rights with respect to the related series of securities.

LIST OF HOLDERS

      Upon written request of three or more holders of record of a series for purposes of communicating with other holders with respect to their rights under the agreement (which request is accompanied by a copy of the communication such holders propose to transmit), the trustee will afford them access during business hours to the most recent list of holders of that series held by the trustee.

      No agreement will provide for the holding of any annual or other meeting of holders.

BOOK-ENTRY SECURITIES

      If specified in the related prospectus supplement for a series of securities, the securities (or one or more of the securities) may be issued in book-entry form. In that event, beneficial owners of those securities will not be considered "Holders" under the agreements and may exercise the rights of holders only indirectly through the participants in the applicable book-entry system.



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REMIC ADMINISTRATOR

      For any series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC administrator, which may be an affiliate of the depositor.

TERMINATION

      POOLING AND SERVICING AGREEMENT; TRUST AGREEMENT. The obligations created by the pooling and servicing agreement or trust agreement for a series will terminate upon the distribution to holders of all amounts distributable to them under the agreement in the circumstances described in the related prospectus supplement. See "Description of the Securities--Optional Redemption, Purchase or Termination" in this prospectus.

      INDENTURE. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the indenture trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes of the series.

      In addition to such discharge with certain limitations, if so specified with respect to the notes of any series, the indenture will provide that the related trust fund will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registration of the transfer or exchange of those notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the indenture trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes on the final scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes. In the event of any such defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to such money and/or direct obligations for payment of principal of and interest on, if any, their notes until maturity.

                       MATERIAL LEGAL ASPECTS OF THE LOANS

      The following discussion contains general summaries of material legal matters mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements that are general in nature. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the properties securing the loans may be situated.



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MORTGAGES

      The Residential Loans and Home Equity Loans for a series will, and the Home Improvement Contracts for a series may, be secured by mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. We refer to Residential Loans, Home Equity Loans and Home Improvement Contracts that are secured by mortgages as "mortgage loans." The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the mortgaged property is located. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties: the trustor, who is the borrower/property owner; the beneficiary, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

      Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

      Foreclosure of a deed of trust generally is accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the



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borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower or any person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender.

      An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised its rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances, a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, and sometimes requires up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

      In the case of foreclosure under either a mortgage or a deed of trust, a public sale is conducted by the referee or other designated officer or by the trustee. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished. The lender may purchase the property for a lesser amount in order to preserve its right against the borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the



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borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

ENVIRONMENTAL RISKS

      Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. These include laws and regulations governing air pollutant emissions, hazardous and toxic substances, impacts to wetlands, leaks from underground storage tanks and the management, removal and disposal of lead- and asbestos-containing materials. In certain circumstances, these laws and regulations impose obligations on the owners or operators of residential properties such as those subject to the loans. The failure to comply with these laws and regulations may result in fines and penalties.

      Moreover, under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of addressing hazardous substances on, in or beneath such property and related costs. Liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of hazardous substances, and could exceed the value of the property and the aggregate assets of the owner or operator. In addition, persons who transport or dispose of hazardous substances, or arrange for the transportation, disposal or treatment of hazardous substances, at off-site locations may also be held liable if there are releases or threatened releases of hazardous substances at such off-site locations.

      In addition, under the laws of some states and under the Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), contamination of property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage against the property. Under CERCLA, the clean-up lien is subordinate to pre-existing, perfected security interests.

      Under the laws of some states, and under CERCLA, there is a possibility that a lender may be held liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by the current or prior owner or operator. CERCLA and some state laws provide an exemption from the definition of "owner or operator" for a secured creditor who, without "participating in the management" of a facility, holds indicia of ownership primarily to protect its security interest in the facility. The Solid Waste Disposal Act (SWDA) provides similar protection to secured creditors in connection with liability for releases of petroleum from certain underground storage tanks. However, if a lender "participates in the management" of the facility in question or is found not to have held its interest primarily to protect a security interest, the lender may forfeit its secured creditor exemption status.



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      A regulation promulgated by the U.S. Environmental Protection Agency (EPA)
in April 1992 attempted to clarify the activities in which lenders could engage both prior to and subsequent to foreclosure of a security interest without forfeiting the secured creditor exemption under CERCLA. The rule was struck down in 1994 by the United States Court of Appeals for the District of Columbia Circuit in KELLEY EX REL STATE OF MICHIGAN V. ENVIRONMENTAL PROTECTION AGENCY,
15 F.3d 1100 (D.C. Cir. 1994), REH'G DENIED, 25 F.3d 1088, CERT. DENIED SUB NOM. AM. BANKERS ASS'N V. KELLEY, 115 S.Ct. 900 (1995). Another EPA regulation promulgated in 1995 clarifies the activities in which lenders may engage without forfeiting the secured creditor exemption under the underground storage tank provisions of SWDA. That regulation has not been struck down.

      On September 30, 1996, Congress enacted the Asset Conservation, Limited Liability and Deposit Insurance Protection Act (ACA) which amended both CERCLA and SWDA to provide additional clarification regarding the scope of the lender liability exemptions under the two statutes. Among other things, ACA specifies the circumstances under which a lender will be protected by the CERCLA and SWDA exemptions, both while the borrower is still in possession of the secured property and following foreclosure on the secured property.

      Generally, ACA states that a lender who holds indicia of ownership primarily to protect a security interest in a facility will be considered to participate in management only if, while the borrower is still in possession of the facility encumbered by the security interest, the lender

      o exercises decision-making control over environmental compliance related to the facility such that the lender has undertaken responsibility for hazardous substance handling or disposal practices related to the facility or

      o exercises control at a level comparable to that of a manager of the facility such that the lender has assumed or manifested responsibility for (a) overall management of the facility encompassing daily decision-making with respect to environmental compliance or (b) overall or substantially all of the operational functions (as distinguished from financial or administrative functions) of the facility other than the function of environmental compliance.

      ACA also specifies certain activities that are not considered to be "participation in management," including monitoring or enforcing the terms of the extension of credit or security interest, inspecting the facility, and requiring a lawful means of addressing the release or threatened release of a hazardous substance.

      ACA also specifies that a lender who did not participate in management of a facility prior to foreclosure will not be considered an "owner or operator," even if the lender forecloses on the facility and after foreclosure sells or liquidates the facility, maintains business activities, winds up operations, undertakes an appropriate response action, or takes any other measure to preserve, protect, or prepare the facility prior to sale or disposition, if the lender seeks to sell or otherwise divest the facility at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.



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      ACA specifically addresses the potential liability of lenders who hold mortgages or similar conventional security interests in real property, such as the trust fund does in connection with the mortgage loans and the Home Improvement Contracts.

      If a lender is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other "responsible parties," including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing a release or threatened release at a property pledged as collateral for one of the loans would be imposed on the related trust fund, and thus occasion a loss to the holders, therefore depends on the specific factual and legal circumstances at issue.

RIGHTS OF REDEMPTION

      In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

      The mortgage loans comprising or underlying the primary assets included in the trust fund for a series will be secured by mortgages or deeds of trust, which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the related trust fund (and therefore of the securityholders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.



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      The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

      Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

      Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security. However, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.



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      In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the Federal Bankruptcy Code, the Relief
Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to Federal Bankruptcy Code, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a rehabilitation plan under chapter 13 of the Federal Bankruptcy Code to cure a monetary default with respect to a loan on his residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon its security (provided no sale of the property has yet occurred) prior to the filing of the debtor's chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

      In a chapter 11 case under the Federal Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

      The Federal Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the Federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders that originate loans and that fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.



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DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

      Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act, which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

      In addition, under the Federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from bankruptcy proceedings.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

      Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

      In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his default under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from



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temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

      Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.

      Title V authorizes any state to reimpose interest rate limits by adopting a state law before April 1, 1983 or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS AND THE MANUFACTURED HOUSING CONTRACTS

      GENERAL

      The Home Improvement Contracts and Manufactured Housing Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are "chattel paper" or constitute "purchase money security interests," each as defined in the Uniform Commercial Code (UCC) in effect in the applicable jurisdiction. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of the contracts to the trustee or a custodian or may retain possession of the contracts as custodian for the trustee. In addition, the

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depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee's interest in the contracts could be defeated.

      SECURITY INTERESTS IN HOME IMPROVEMENTS

      A Home Improvement Contract that is secured by the related home improvements grants to the originator of the contract a purchase money security interest in the related home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Purchase money security interests of this type are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in the home improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose their characterization, upon incorporation of the materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

      ENFORCEMENT OF SECURITY INTEREST IN HOME IMPROVEMENTS

      So long as the home improvement has not become subject to real estate law, a creditor can repossess a home improvement securing a Home Improvement Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (I.E., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Home Improvement Contract must give the debtor a number of days' notice, which varies from ten to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before resale.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower will have no assets from which to pay a judgment.


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      Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

      SECURITY INTERESTS IN THE MANUFACTURED HOMES

      The manufactured homes securing the Manufactured Housing Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so requires. With respect to each transaction, a decision will be made as to whether or not the security interests of the trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the Manufactured Housing Contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

      In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the secured party must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the



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certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

      Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

      CONSUMER PROTECTION LAWS

      The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract that is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the related debtor. The effect of this rule is to subject the assignee of the contract to all claims and defenses the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Federal Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

      APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that, subject to the following conditions, state usury limitations shall not apply to any contract that is secured by a first lien on certain kinds of consumer goods. The Home Improvement Contracts or Manufactured Housing Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

      The loans may also consist of installment sales contracts. Under an installment sales contract the seller/lender retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the purchaser/borrower of the contract is the seller/lender obligated to convey title to the property to the borrower. As with mortgage or deed



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of trust financing, during the effective period of the installment sales contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance policy premiums associated with the property.

      The method of enforcing the rights of the seller/lender under an installment sales contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment sales contracts generally provide that upon a default by the borrower, the borrower loses his right to occupy the property, the entire indebtedness is accelerated, and the borrower's equitable interest in the property is forfeited. The seller/lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment sales contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment sales contract, the courts will permit ejectment of the buyer and a forfeiture of his interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment sales contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment sales contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment sales contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment sales contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

CIVIL RELIEF ACT

      Under the Servicemembers Civil Relief Act, or the Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

      o are entitled to have their interest rates reduced and capped at 6% per year, on obligations (including loans) incurred prior to the commencement of military service for the duration of military service, and

      o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service, and

      o may have the maturity of their obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

      However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with his obligations is not materially impaired by military



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service, the court may apply equitable principles accordingly. Please note that various state laws may provide borrower protections similar, but not identical, to the Relief Act.

      If a borrower's obligation to repay amounts otherwise due on a loan included in a trust fund for a series is relieved pursuant to the Relief Act or similar state statute, none of the trust fund, the servicer, the depositor or the trustee will be required to advance such amounts, and any related loss may reduce the amounts available to be paid to the holders of the related securities. Unless otherwise specified in the related prospectus supplement, any shortfalls in interest collections on loans (or underlying loans), included in a trust fund for a series resulting from application of the Relief Act will be allocated to each class of securities of the series that is entitled to receive interest in respect of the loans (or underlying loans) in proportion to the interest that each class of securities would have otherwise been entitled to receive in respect of the loans (or underlying loans) had the interest shortfall not occurred.

                                  THE DEPOSITOR

      The depositor, Bear Stearns Asset Backed Securities I LLC, was formed in the state of Delaware in January 2004, and is a wholly-owned subsidiary of The Bear Stearns Companies Inc. The depositor's principal executive offices are located at 383 Madison Avenue, New York, New York 10179. Its telephone number is
(212) 272-2000.

      The depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts, which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments. The depositor securities must be collateralized or otherwise secured or backed by, or otherwise represent an interest in, among other things, receivables or pass-through certificates or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with loans secured by senior or junior mortgages on real estate or manufactured housing and any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness. The depositor may purchase, acquire, own, hold, transfer, convey, service, sell, pledge, assign, finance and otherwise deal with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Three of the depositor's Limited Liability Company Agreement limits the depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to depositor securities, and to any activities incidental to and necessary or convenient for the accomplishment of those purposes.

                                 USE OF PROCEEDS

      The depositor will apply all or substantially all of the net proceeds from the sale of each of the related trust fund series of securities for one or more of the following purposes:

      o     to purchase the primary assets of the related trust fund,

      o to repay indebtedness incurred to obtain funds to acquire the primary assets of the related trust fund,


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      o     to establish any reserve funds described in the related prospectus supplement, and

      o to pay costs of structuring and issuing the securities, including the costs of obtaining any credit enhancement.

      If specified in the related prospectus supplement, the purchase of the primary assets for a series may be effected by delivering the securities to the seller in exchange for the primary assets.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

      The following summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities is based on the opinion of any one of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP, Greenberg Traurig LLP or other tax counsel designated in the prospectus supplement as tax counsel to the depositor or the trust. This summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change either prospectively or retroactively.

      The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances. This summary focuses primarily upon investors who will hold securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code. If penalties were asserted against purchasers of the Securities offered hereunder in respect of their treatment of the Securities for tax purposes, the summary of tax considerations contained, and the opinions stated herein or in the prospectus supplement may not meet the conditions necessary for purchasers' reliance on that summary and those opinions to exculpate them from the asserted penalties. Prospective investors should consult their own tax advisers concerning the federal, state, local and any other tax consequences as relates specifically to such investors in connection with the purchase, ownership and disposition of the securities.

      The federal income tax consequences to securityholders will vary depending on whether:

      o     the securities of a series are classified as indebtedness;

      o an election is made to treat the trust fund relating to a particular series of securities as one or more real estate mortgage investment conduits or REMICS under the Code;

      o the securities represent an ownership interest in some or all of the assets included in the trust fund or the exchangeable security trust fund for a series or ES Class; or

      o an election is made to treat the trust fund relating to a particular series of certificates as a partnership.


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      The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether one or more REMIC elections, if any, will be made with respect to the series.

      STATUS AS REAL PROPERTY LOANS. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

      o     securities held by a domestic building and loan association will constitute "loans......... secured by an interest in real property"
            within the meaning of Section 7701(a)(19)(C)(v) of the Code; and

      o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and interest on securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

      To the extent that the securities are neither regular interests in a REMIC nor interests in a grantor trust, they will not have the character described in the preceding sentence.

TAXATION OF DEBT SECURITIES

      INTEREST AND ACQUISITION DISCOUNT. Securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's regular method of accounting. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. When we refer to "debt securities" in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

      Debt securities that permit all interest to accrue for more than one year before the payments of that interest and certain of the other debt securities issued at a discount may be issued with "original issue discount" or OID. The following discussion is based in part on the regulations issued under Sections 1271 through 1273 and 1275 of the Code, or OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

      In general, OID is the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a DE MINIMIS amount determined under the Code.


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      The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt securityholder for accrued interest that relates to a period prior to the issue date of the debt security.

      The stated redemption price at maturity of a debt security is the sum of all payments provided by the security other than "qualified stated interest" payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment or the terms of the debt instrument otherwise make late payment or non-payment remote. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the DE MINIMIS rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the DE MINIMIS rule described below. In the case of a debt security with a long first period that has non-DE MINIMIS OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

      Under the DE MINIMIS rule, OID on a debt security will generally be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (I.E., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report DE MINIMIS OID pro rata as principal payments are received, and such income will be capital gain if the debt


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security is held as a capital asset. However, holders may elect to accrue all DE
MINIMIS OID as well as market discount under a constant yield method. See "--Election to Treat All Interest as Original Issue Discount" below.

      In addition, under the OID Regulations, there is a special method for determining whether the OID for a debt security that bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of such debt security (E.G., a debt security with teaser rates or interest holidays) is DE minimis. In that case, the OID will be caused to be more than DE MINIMIS only if the greater of (x) the foregone interest on such debt security resulting from the teaser rate or interest holiday and (y) any "true" discount on such debt security (I.E., the excess of the debt security's stated principal amount over its issue price) exceeds the DE MINIMIS amount, in which case the stated interest on the debt security will be treated as OID rather than qualified stated interest.

      Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

      o     the interest is unconditionally payable at least annually,

      o the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

      o interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

      In the case of certain of the debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

      The Internal Revenue Service, or IRS, issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to Section 1272(a)(6) of the Code, such as the debt securities. Additionally, the OID Regulations do not contain provisions specifically interpreting Section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation of OID on Section 1272(a)(6) of the Code and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under
Section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

      The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during an accrual period a pro rata portion of the OID that accrued during the accrual


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period. In the case of a debt security that is not a REMIC regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of the debt security's issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods other than qualified stated interest payments.

      Certain classes of the debt securities may be "pay-through securities," which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a holder of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the EXCESS, if any, of the

      o     sum of

            (a) the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

            (b) the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

OVER

      o the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

      o the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

      o     events that have occurred before the end of the accrual period and

           o the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

      The effect of this method is to increase the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.


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      The depositor may adjust the accrual of OID on a class of securities that are REMIC regular interests in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are REMIC regular interests could increase.

      Certain classes of securities may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

      A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security's issue price) to offset such OID by comparable economic accruals of portions of the excess.

      EFFECTS OF DEFAULTS AND DELINQUENCIES. Holders will be required to accrue interest and OID income with respect to the related securities without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

      INTEREST WEIGHTED SECURITIES. An "interest weighted security" is a security that is a REMIC regular interest or a "stripped" security (as discussed under "--Tax Status as a Grantor Trust; General" below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated using the rules described above as applicable to debt instruments issued with OID and by treating none of the payments on the interest weighted security as qualified stated interest. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See "--Tax Status as a Grantor Trust--DISCOUNT OR PREMIUM ON PASS-THROUGH Securities" below.


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      VARIABLE RATE DEBT SECURITIES. In the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and, in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

      MARKET DISCOUNT. A purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed DE MINIMIS amount of "market discount" (generally, the excess of the principal amount of the debt security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

      o on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

      o in the ratio of (a) in the case of securities (or, in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

           Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the underlying loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or, in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

      PREMIUM. A holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction

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item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of The Tax Reform Act of 1986 indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

      On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities should consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

      ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including DE MINIMIS market discount or OID) and premium, based on a constant yield method for debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

      GENERAL. In the opinion of tax counsel, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable governing agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "regular interests" or "residual interests" in a REMIC, as specified in the related prospectus supplement.

      Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities:

      o securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi)


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            of the Code (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in
            Section 7701(a)(19)(C) of the Code); and

      o securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of
            Section 856(c)(3)(B) of the Code (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets).

      If less than 95% of the REMIC's assets consists of assets described in the immediately preceding bullets, then a security will qualify for the tax treatment described in the previous sentence in the proportion that such REMIC's assets are qualifying assets.

REMIC EXPENSES; SINGLE CLASS REMICS

      As a general rule, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a "single class REMIC," however, the expenses will be allocated under Treasury regulations among the holders of the REMIC regular interest securities and the holders of the REMIC residual interest securities on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. A "single class REMIC" refers to any REMIC that would be classified as a grantor trust in the absence of a REMIC election, including a REMIC with more than one class of interests that would, nevertheless, be classified as a grantor trust pursuant to
Section 301.7701-4(c) of the Treasury regulations, absent such an election. In the case of a holder of a REMIC regular interest security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), the expenses will be deductible only to the extent that the expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income and not deductible for purposes of calculating an individual holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

      This reduction is scheduled to be phased-out over a five-year period beginning in 2006. The reduction or disallowance of this deduction may have a significant impact on the yield of the REMIC regular interest security to the holder. In general terms, a single class REMIC is one that either

      o would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes), or

      o is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.


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      Unless otherwise specified in the related prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC residual interest securities.

TAXATION OF THE REMIC

      GENERAL. Although a REMIC is a separate entity for federal income tax purposes, in the opinion of tax counsel, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of the REMIC residual interests. As described above, the REMIC regular interests are generally taxable as debt of the REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax, the Code provides that failure to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of Residual Interest Securities", would cause the trust not to be treated as a REMIC for that year and thereafter. In this event, the entity may be taxable as a separate corporation and the related certificates may not be accorded the status or given the tax treatment described below.

      CALCULATION OF REMIC INCOME. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

      o the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and

      o deductions, including stated interest and OID accrued on the REMIC regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

      A holder of a REMIC residual interest security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that these expenses, when aggregated with the holder's other miscellaneous itemized deductions for that year, do not exceed 2% of the holder's adjusted gross income.

      For purposes of computing its taxable income or net loss, a REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

      The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the DE MINIMIS rules, the method of accrual by a REMIC of OID income on such loans will be equivalent to the method under which holders of pay-through


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securities accrue OID (I.E., under the constant yield method taking into account the prepayment assumption). A REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the DE MINIMIS rules. See "--Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

      To the extent that a REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the prepayment assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

      PROHIBITED TRANSACTIONS AND CONTRIBUTIONS TAX. A REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

      o subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

      o subject to a limited exception, the sale or other disposition of a cash flow investment;

      o the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

      o the receipt of any fees or other compensation for services rendered by the REMIC.

      It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of REMIC residual interest securities will generally be responsible for the payment of any taxes imposed on the REMIC. However, to the extent not paid by the holders of the REMIC residual interest securities or otherwise, taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of the REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

      The holder of a certificate representing a REMIC residual interest will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which the holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the


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holders (on that day) of the residual interest securities in proportion to their respective holdings on that day.

      The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to income or loss. The reporting of taxable income without corresponding distributions could occur, for example, if the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests securities issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) The taxable income of a REMIC may also be greater in earlier years than later years as a result of the fact that interest expense deductions, as a percentage of outstanding principal on the REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

      In any event, because the holder of a REMIC residual interest security is taxed on the net income of the REMIC, the taxable income derived from the residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on a residual interest security may be less than that of a corporate bond or stripped instrument, or may be negative in the case of a REMIC residual interest security that is expected to receive little or no cash flow.

      LIMITATION ON LOSSES. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a REMIC residual interest security will initially equal the holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code. Holders should consult their tax advisers with respect to such additional limitations.

      DISTRIBUTIONS. Distributions on a REMIC residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of the residual interest security. If the amount of the payment exceeds the holder's adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of the excess.

      SALE OR EXCHANGE. The holder of a REMIC residual interest security will recognize gain or loss on the sale or exchange of the residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of sale or exchange. A holder's adjusted basis in a residual interest security generally equals the cost of the residual interest security increased by the taxable income of the REMIC


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that was included in the income of the holder and decreased by distributions received thereon by the holder and amounts of the REMIC net loss allocated to the holder. Except to the extent provided in Treasury regulations which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder disposing of such residual interest security acquires any other residual interest in a REMIC or similar mortgage pool within six months before or after disposition. In that event, the loss will be used to increase the residual interest securityholder's adjusted basis in the newly acquired residual interest or similar security.

      EXCESS INCLUSIONS. The portion of the REMIC taxable income of a holder of a residual interest security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a residual interest security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a residual interest security is owned by a foreign person, excess inclusion income is subject to tax and withholding at a rate of 30%, which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "--Tax Treatment of Foreign Investors" below. The Small Business Job Protection Act of 1996 has eliminated the special rule permitting
Section 593 thrift institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from residual interest securities that have "significant value" within the meaning of the REMIC regulations.

      In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual interest securityholder.

      o FIRST, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.

      o SECOND, the residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.

      o THIRD, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

           The excess inclusion portion of a REMIC's income is generally equal to the EXCESS, if any, of

      o REMIC taxable income for the quarterly period allocable to a residual interest security,

over


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      o     the daily accruals for such quarterly period of (i) 120% of the long term applicable federal rate on the startup day multiplied by (ii) the adjusted issue price of the residual interest security at the beginning of the quarterly period.

      The adjusted issue price of a residual interest security at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

      Under the REMIC regulations, transfers of residual interest securities may be disregarded in certain circumstances. See "--RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES" and "--Tax Treatment of Foreign Investors" below.

      RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "disqualified organization" including the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if the entity is not subject to tax on its unrelated business income, or an electing large partnership within the meaning of Section 775 of the Code. Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

      If a residual interest security is transferred to a disqualified organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee an interest in a pass-through entity) that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

      The REMIC regulations disregard certain transfers of REMIC residual interests, in which case the transferor continues to be treated as the owner of the REMIC residual interests and thus continues to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a holder of a residual interest (other than a holder who is not a U.S. Person, as defined in "Tax Treatment of Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or


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collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The present value of the anticipated excess inclusions and the present value of the expected futures distributions are determined in the same manner as determined in connection with the transfer of a residual interest to a disqualified organization. The REMIC regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they became due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (iii) the transferee represents to the transferor that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person, and (iv) one of the two following tests is satisfied:

      (a)   the "formula test":

            the present value of the anticipated tax liabilities associated with the holding of the noneconomic residual interest will not exceed the sum of:

            (1) the present value of any consideration given to the transferee to acquire the residual interest;

            (2) the present value of the expected future distributions on the residual interest; and

            (3) the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or

      (b)   the "asset test":

            (1) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of the transfer, the transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million, excluding obligations of any related persons or any other asset if a principal purpose for holding or acquiring the other


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                  asset is to permit the transferee to satisfy the asset test.

            (2) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust); the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible "C" corporation and would meet the requirements for a safe harbor transfer, and the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee; and

            (3) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (including the consideration given to the transferee to acquire the nonecomonic residual interest in the REMIC), that the taxes associated with the residual interest will not be paid.

      For purposes of the computation in clause (a), the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

            MARK-TO-MARKET RULES. A REMIC residual interest security cannot be marked-to-market.

ADMINISTRATIVE MATTERS

      The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

INDUCEMENT FEES

      Final regulations addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests require inducement fees to be included in income over a period reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss allocable to the holder of the noneconomic residual interest. Under two safe harbor methods currently set forth in the regulations, inducement fees would be permitted to be included in income

      (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the applicable REMIC is expected to generate taxable income, or


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      (ii)  ratably over the remaining anticipated weighted average life of the applicable REMIC, determined based on actual distributions projected as remaining to be made on all the regular and residual interests issued by the REMIC under the prepayment assumption.

      If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

      Prospective purchasers of the noneconomic REMIC residual interests should consult with their tax advisors regarding the effect of these final regulations

TAX STATUS AS A GRANTOR TRUST

      GENERAL. As further specified in the related prospectus supplement, if a REMIC election is not made and the trust fund is not structured as a partnership, then the trust fund relating to a series of securities may be classified for federal income tax purposes as a grantor trust under Subpart E,
Part 1 of Subchapter J of the Code and not as an association taxable as a corporation. We refer to the securities of a series of this type as "pass-through securities". In some series there will be no separation of the principal and interest payments on the loans. In these circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In the case of "stripped securities", sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

      Each holder must report on its federal income tax return its share of the gross income derived from the loans (not reduced by the amount payable as trust expense fees to the applicable trustee and the servicer and similar fees), at the same time and in the same manner as the items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the trust expense fees. In the case of pass-through securities other than stripped securities, income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct trust expense fees under Section 162 or Section 212 of the Code to the extent that such fees represent "reasonable" compensation for the services rendered by the applicable trustee and the servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, trust expense fees (to the extent not otherwise disallowed, E.G., because they exceed reasonable compensation) will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount will be reduced.

      This reduction is scheduled to be phased-out over a five-year period beginning in 2006.

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      DISCOUNT OR PREMIUM ON PASS-THROUGH SECURITIES. The holder's purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee (to the extent necessary to fulfill its reporting obligations) will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

      The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed DE MINIMIS amount or a stripped security, a holder of the security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory DE MINIMIS exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of pass-through securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security itself. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a DE MINIMIS amount of market discount (generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities --MARKET DISCOUNT" and "--PREMIUM" above.

      In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

      STRIPPED SECURITIES. A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Ratio stripped securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such


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stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

      Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (I.E., 1% interest on the loan's principal balance) or the securities are initially sold with a DE MINIMIS discount (assuming no prepayment assumption is required), any NON-DE MINIMIS discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

      Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the stripped securities represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the stripped securities for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to stripped securities that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the stripped securities or, with respect to any subsequent holder, at the time of purchase of the stripped securities by that holder.

      The accrual of income on the stripped securities will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and holders on the prepayment assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of securities. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate, and holders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial holders of each series who bought at that price. Prospective purchasers of the stripped securities should consult their own tax advisors regarding the use of the prepayment assumption.

      It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a stripped security. If a stripped security is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the stripped security, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the prepayment assumption. However, if a stripped security is treated as an interest in discrete mortgage loans, or if the prepayment assumption is not used, then when a mortgage loan


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is prepaid, the holder of a stripped security should be able to recognize a loss equal to the portion of the adjusted issue price of the stripped security that is allocable to the mortgage loan.

      In the case of a stripped security that is an interest weighted security, the applicable trustee intends, absent contrary authority, to report income to holders as OID, in the manner described above for interest weighted securities.

      POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the stripped securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

      o in certain series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

      o the non-interest weighted securities are subject to the contingent payment provisions of the regulations; or

      o each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

      Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

      CHARACTER AS QUALIFYING LOANS. In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the underlying loans. The IRS could take the position that the loans' character is not carried over to the securities in such circumstances. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent:

      o "real estate assets" within the meaning of section 856(c)(4)(A) of the Code; and

      o "loans secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code.

      Interest income attributable to pass-through securities will be and to stripped securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities and the interest income thereon.

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SALE OR EXCHANGE

      Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder's tax basis in a security is the price the holder pays for the security, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments received with respect to the security (other than qualified stated interest payments). Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset and will generally be long-term capital gain or loss if the holding period of the security is more than one year and short-term capital gain or loss if the holding period of the security is one year or less. Non corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

      In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a REMIC regular interest security or other debt instrument will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the EXCESS, if any, of:

      o the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period,

OVER

      o the amount of ordinary income actually recognized by the holder with respect to the regular interest security.

MISCELLANEOUS TAX ASPECTS

      BACKUP WITHHOLDING. Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), a holder, other than a holder of a REMIC residual interest security, may, under certain circumstances, be subject to "backup withholding" with respect to distributions on the securities or the proceeds of a sale of the securities to or through brokers. This withholding generally applies if the holder of a security:

      o fails to furnish the applicable trustee with its taxpayer identification number;

      o furnishes the applicable trustee with an incorrect taxpayer identification number;

      o fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

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


      o under certain circumstances, fails to provide the applicable trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

      Backup withholding will not apply, however, with respect to certain payments made to holders, including payments to certain exempt recipients (such as exempt organizations and corporations) and to certain nonresident alien individuals, foreign partnerships or foreign corporations. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

      The applicable trustee will report to the holders and to the servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the securities.

TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

GENERAL

      Except as disclosed in the applicable prospectus supplement, the arrangement pursuant to which the ES Classes of a series are created, sold and administered will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the exchangeable security trust fund and the ES Classes represent beneficial ownership of these interests in the classes of securities.

TAX STATUS

      The ES Classes will represent "real estate assets" within the meaning of
Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on ES Classes will represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, in each case, to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). ES Classes will be "qualified mortgages" under Section 860G(a)(3) of the Code for a REMIC to the extent the securities the interest in which is represented by such classes would be qualifying if held directly.

TAX ACCOUNTING FOR EXCHANGEABLE SECURITIES

      An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

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


      The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular interests, the holder of the ES Class should account for such interest as described for REMIC regular interests under "Taxation of Debt Securities" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The IRS, however, could take a different position. For example, the IRS could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. A prospective investor should consult its tax advisor regarding this matter.

      A holder of an ES Class should calculate OID with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate OID would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. A prospective investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to OID, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

      If OID accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the underlying loans (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

      A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as

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described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular interests, to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interests were 110% of the applicable federal rate under Section 1274(d) of the Code.

      If a holder exchanges a single ES Class, an "Exchanged ES Class", for several ES Classes, each, a "Received ES Class", and then sells one of the Received ES Classes, the sale may subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received ES Class that was sold and the part of the Exchanged ES Class underlying the Received ES Classes that were retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the part retained for the amount of basis allocated to such part. The holder must calculate original issue discount with respect to the retained part as described above.

      Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single ES Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

EXCHANGES OF EXCHANGEABLE SECURITIES

      An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

TAX TREATMENT OF FOREIGN INVESTORS

      A foreign holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed below under the heading "--REMICS --Foreign Investors in REMIC Certificates."

BACKUP WITHHOLDING

      A holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "Tax Consequences to Holders of the Notes--Backup Withholding."

REPORTING AND ADMINISTRATIVE MATTERS

      Reports will be made to the IRS and to holders of record of ES Classes that are not excepted from the reporting requirements.


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TAX TREATMENT OF FOREIGN INVESTORS

      Subject to the discussion below with respect to any trust fund as to which a partnership election is made (or which otherwise is classified as a partnership for federal income tax purposes), under the Code, unless interest (including OID) paid on a security (other than a residual interest security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, in the opinion of tax counsel, interest will normally qualify as portfolio interest, and will be exempt from federal income tax or withholding tax. However, interest will not qualify as portfolio interest where:

      o the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or

      o the recipient is a controlled foreign corporation to which the issuer is a related person.

      For interest to qualify for the portfolio interest exemption from U.S. withholding tax, the holder must generally complete a Form W-8BEN indicating that the holder is a non-U.S. Person entitled to such exemption. The Form W-8BEN, or in certain circumstances other documentation, must be provided to the person otherwise required to withhold U.S. tax. If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the security, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the security and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the security. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

      Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder and appropriate documentation is provided to the person otherwise required to withhold. They will, however, generally be subject to the regular United States income tax.

      Payments to holders of REMIC residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, the holder of a residual interest security will not be entitled to an exemption from or reduction of the

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30% withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the residual interest security is disposed of). The Treasury has statutory authority, however, to promulgate regulations that would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a nonresident alien individual, foreign partnership or foreign corporation transfers a residual interest security to a U.S. Person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions" above.

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

      Tax counsel is of the opinion that a trust fund structured to be classified, for federal income tax purposes, as a partnership will not be an association (or publicly traded partnership) taxable as a corporation for such purposes. This opinion is based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the certificates has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation.

      If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes or certificates. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any such tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

      TREATMENT OF THE NOTES AS INDEBTEDNESS. The trust fund will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. As a result, tax counsel is (except as otherwise provided in the related prospectus supplement) of the opinion that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.


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      OID, INDEXED SECURITIES, ETC. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not "indexed securities" or "strip notes." Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID Regulations, and that any OID on the notes (I.E., any excess of the principal amount of the notes over their issue price) does not exceed a DE MINIMIS amount (I.E., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to the notes will be disclosed in the applicable prospectus supplement.

      INTEREST INCOME ON THE NOTES. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on the notes will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a DE MINIMIS amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note, unless an election is made by such holder to treat all interest as OID, as discussed above. See "Taxation of Debt Securities--Election to Treat All Interest as Original Issue Discount". It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

      A holder of a note that is a "short-term note" (I.E., it has a fixed maturity date of not more than one year from the issue date) may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in
Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

      SALE OR OTHER DISPOSITION. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale (excluding any amount attributable to accrued but unpaid qualified stated interest, which will be treated as such) and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, appropriately adjusted to take into account amortization of OID, market discount and premium, if any, and any payments previously received by the noteholder with respect to the note (other than payments of qualified stated interest). Any such gain or loss will be capital gain or loss if the note was held as a capital asset,


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


except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

      FOREIGN HOLDERS. In the opinion of tax counsel, interest payments made (or accrued) to a noteholder who is a "foreign person" (I.E., nonresident alien, foreign corporation or other non-U.S. Person) generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax or withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person:

      o is not actually or constructively a "10 percent shareholder" of the trust fund or the seller (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code; and

      o provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8BEN), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person entitled to exemption from such tax and providing the foreign person's name and address.

      If a foreign holder is a partnership or other type of pass-through entity that is not treated for U.S. withholding tax purposes as the beneficial owner of the income with respect to the note, the holder generally must receive the Form W-8BEN as described in the previous sentence from the holder's partners or other beneficial owners of the income with respect to the note and may be required to provide the forms, and certain additional information, to the person through whom the holder holds the note. The forms provided by the holder or its interestholders regarding status as a non-U.S. Person must generally be passed through the ownership chain to the person otherwise required to withhold tax in order for the exemption to apply. If a note is held through a securities clearing organization or certain other financial institutions, the foreign person that owns the note should furnish such organization or institution with a Form W-8BEN or a similar form. The organization or institution may then be required to forward the Form W-8BEN to the withholding agent. If interest is not portfolio interest and is not effectively connected with the conduct of a U.S. trade or business, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty.

      Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from U.S. federal income and withholding tax; provided, that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year of the disposition.

      BACKUP WITHHOLDING. Each holder of a note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident)

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


will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is a U.S. Person, not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust fund will be required to backup withhold from the amount otherwise payable to the holder and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

      POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above under "-- Tax Characterization of the Trust Fund as a Partnership," and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of tax counsel, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) may be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

      TREATMENT OF THE TRUST FUND AS A PARTNERSHIP. The trust fund and the servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

      A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust fund. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership described below. The following discussion assumes that the certificates represent equity interests in a partnership.

      INDEXED SECURITIES, ETC. The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates is an indexed security or a stripped certificate, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the applicable prospectus supplement.


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      PARTNERSHIP TAXATION. If the trust fund is a partnership, the trust fund will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the underlying loans (including appropriate adjustments for market discount, OID and bond premium, if any,) and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

      The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). Cash basis holders will in effect be required to report income from the certificates on the accrual basis, and certificateholders may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

      All of the taxable income allocated to a certificateholder that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to the holder under the Code.

      An individual taxpayer's share of expenses of the trust fund (including fees to the servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust fund.

      The trust fund intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

      DISCOUNT AND PREMIUM. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan-by-loan basis.)

      If the trust fund acquires the underlying loans at a market discount or premium, the trust fund will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.


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      SECTION 708 TERMINATION. Under section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. Pursuant to Treasury regulations issued under section 708 of the Code, if such a termination occurs, the trust fund would be deemed to contribute its assets to a new partnership in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the original trust fund in liquidation thereof, which would not constitute a sale or exchange.

      DISPOSITION OF CERTIFICATES. Generally capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income (includible in income) and decreased by any distributions received with respect to the certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

      Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

      If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, this excess will generally give rise to a capital loss upon the retirement of the certificates.

      ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the trust fund's taxable income and losses will be determined monthly, and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

      The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust fund might be reallocated among the certificateholders. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

      SECTION 754 ELECTION. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the

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


selling certificateholder had. Although recent legislation requires a partnership with a substantial built in loss in its assets to make certain basis adjustments affecting the acquiring partners, those adjustments are not required for securitization partnerships. The trust expects to qualify as a securitization partnership and thus, the tax basis of the trust fund's assets will not be adjusted to reflect that higher (or lower) basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make such election, unless such an election is required by law. As a result, certificateholders might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

      ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the trust fund. Books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the trust fund will be the calendar year unless otherwise required by law. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust fund and will report each certificateholder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described below, and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

      Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes:

      o     the name, address and taxpayer identification number of the nominee;
            and

      o as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. Person, a tax-exempt entity or a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year.

      In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

      The depositor will be designated as the tax matters partner in the related trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership


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


were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust fund.

      TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for such purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and the highest rate of tax specified in Section 1 of the Code for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8BEN or a similar form, IRS Form W-9 or the holder's certification of non-foreign status signed under penalties of perjury.

      Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W-8BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, certificateholders will be subject to U.S. federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

      BACKUP WITHHOLDING. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to "backup" withholding tax if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.


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                                PENALTY AVOIDANCE

      The summary of tax considerations contained herein was written to support the promotion and marketing of units, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

                             REPORTABLE TRANSACTIONS

      Recent Treasury pronouncements directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. Treasury regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a "reportable transaction." Organizers and sellers of the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a "reportable transaction" based upon several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to your investment in the securities. Recently enacted legislation imposes significant penalties for failing to comply with these disclosure requirements. Investors should consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that Bear Stearns and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to a transaction.

                       STATE AND LOCAL TAX CONSIDERATIONS

      In addition to the U.S. federal income tax considerations described in this prospectus under "Material Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

      The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended and the Code, which apply only to securities of a series that are not divided into subclasses. If securities are divided into subclasses, the related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the related subclasses.

      ERISA and section 4975 of the Code impose requirements on employee benefit plans, on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested, and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus we refer to these types of plans and


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arrangements as "Plans." Generally, ERISA applies to investments made by Plans.
Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, or who renders investment advice for a fee, is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in section 3(32) of ERISA) and, if no election has been made under section 410(d) of the Code, church plans (as defined in section 3(33) of ERISA), are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal or state law. Any such plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

      In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and section 4975 of the Code prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest"), and impose additional prohibitions where parties in interest are fiduciaries with respect to a Plan. Certain parties in interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to section 4975 of the Code, or penalties imposed pursuant to section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

      The DOL has issued plan asset regulations defining what constitutes the assets of a Plan (Department of Labor Reg. Section 2510.3-101). Under these regulations, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances.

      Under the plan asset regulations, the term "equity" interest is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the trust fund issues notes that are not treated as equity interests in the trust fund for purposes of the plan asset regulations, a Plan's investment in such notes would not cause the assets of the trust to be deemed Plan assets. However, the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter and the depositor may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the notes, the purchase of notes using Plan assets over which any of these parties (or their affiliates) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, a prospective purchaser should consult with counsel before purchasing a note using the assets of any Plan if the seller, the servicer, the backup servicer, the indenture trustee, the owner trustee, the underwriter, the depositor or any of their affiliates

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      o     has investment or administrative discretion with respect to such
            Plan assets;

      o has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to the Plan assets and will be based on the particular investment needs for the Plan; or

      o     is an employer maintaining or contributing to such Plan.

      In addition, the trust fund, any underwriter, the trustee or their affiliates might be considered or might become "parties in interest" with respect to a Plan. Also, any holder of certificates of the trust fund, because of its activities or the activities of its respective affiliates, may be deemed to be a "party in interest" with respect to certain Plans, including but not limited to Plans sponsored by the holder. In either case, whether nor not the assets of the trust are considered to be Plan assets, the acquisition or holding of notes by or on behalf of a Plan could give rise to a prohibited transaction within the meaning of ERISA and Section 4975 of the Code, unless it is subject to one or more exemptions (referred to as the "Investor Based Exemptions") such as:

      o Prohibited Transaction Class Exemption (PTCE) 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager";

      o PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

      o PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

      o PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or

      o PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers."

      There can be no assurance that any of these class exemptions will apply with respect to any particular Plan's investment in notes, or, even if it did apply, that any exemption would apply to all prohibited transactions that may occur in connection with such an investment. Unless a different requirement is imposed in the prospectus supplement, each prospective purchaser or transferee of a note that is a Plan or a person acting on behalf or investing the assets of a Plan shall be required to represent (or, with respect to any transfer of a beneficial interest in a global note, shall be deemed to represent) to the indenture trustee and the note registrar that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

      The plan asset regulations provide that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit

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plan investors is not significant. In general, a publicly-offered security, as defined in the PLAN asset regulations, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended. Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by "benefit plan investors," which include benefit plans described in ERISA or under section 4975 of the Code, whether or not they are subject to Title I of ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan's investment in the entity.

      If no exception under the plan asset regulations applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust would be considered to be assets of the Plan. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment by a Plan in an equity interest issued by the trust might be a prohibited transaction under ERISA and subject to an excise tax under section 4975 of the Code, and may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

      The DOL issued to Bear, Stearns & Co. Inc. ("BS&Co.") an individual underwriter exemption (Prohibited Transaction Exemption 90-30, 55 Fed. Reg. 21461 (1990)), which is set forth in Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002). It exempts from the application of certain of the prohibited transaction rules transactions relating to the acquisition, sale and holding by Plans of certain asset-backed securities, including certificates issued by entities, including trusts, that hold certain types of receivables or obligations and with respect to which BS&Co. or certain of its affiliates, is the underwriter, or the manager or co-manager of an underwriting syndicate.

      The underwriter exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the securities or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

      o The acquisition of the securities by a Plan is on terms (including the price for the securities) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party.

      o The rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the same trust fund, other than in the case of a "designated transaction" (as defined below).

      o The securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three (or in the case of a designated transaction, four) highest generic rating categories from any of Fitch Ratings, Moody's Investors Service, Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

      o The trustee is not an affiliate of the depositor, the servicer, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the


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            aggregate unamortized principal balance of the assets in the trust, the counterparty in a permitted swap transaction, or any of their respective affiliates (together with the trustee and the underwriters, the "restricted group").

      o The sum of all payments made to and retained by the underwriters in connection with the distribution of the securities represents not more than reasonable compensation for underwriting or placing such securities; the sum of all payments made to and retained by the depositor pursuant to the sale of the mortgage loans to the trust represents not more than the fair market value of such mortgage loans; and the sum of all payments made to and retained by the servicers represent not more than reasonable compensation for the servicers' services under the pooling and servicing agreements and reimbursement of the servicers' reasonable expenses in connection therewith.

      o The Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

      For purposes of the underwriter exemption, a "designated transaction" means a transaction in which the assets underlying the securities consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are fully secured by single-family residential, multi-family residential or commercial real property or leasehold interests in the foregoing.

      The underwriter exemption permits interest-rate swaps, interest rate caps and yield supplement agreements to be assets of a trust fund if certain conditions are satisfied.

      An interest-rate swap or (if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a "swap" or "swap agreement") is a permitted trust fund asset if it: (a) is an "eligible swap"; (b) is with an "eligible counterparty"; (c) is purchased by a "qualified plan investor"; (d) meets certain additional specific conditions which depend on whether the swap is a "ratings dependent swap" or a "non-ratings dependent swap" and (e) permits the trust to make termination payments to the swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer, depositor or seller.

      An "eligible swap" is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted ("allowable interest rate"); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of securities to which the swap relates, or (ii) the portion of the principal balance of such class represented by obligations ("allowable notional amount"); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) ("leveraged"); (e) has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid


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and (f) does not incorporate any provision which could cause a unilateral alteration in the requirements described in (a) through (d) of this paragraph.

      An "eligible counterparty" means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the exemption rating agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility under the underwriter exemption, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable exemption rating agency.

      A "qualified plan investor" is a plan in which the decision to buy the class of securities is made on behalf of the plan by an independent fiduciary qualified to understand the swap transaction and the effect the swap would have on the rating of the securities and such fiduciary is either (a) a "qualified professional asset manager" ("QPAM") under PTCE 84-14, (b) an "in-house asset manager" under PTCE 96-23 or (c) has total assets (both plan and non-plan) under management of at least $100 million at the time the securities are acquired by the plan.

      In "ratings dependent swaps" (where the rating of a class of securities is dependent on the terms and conditions of the swap), the swap agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any exemption rating agency below a level specified by the exemption rating agency, the servicer must, within the period specified under the Pooling and Servicing Agreement: (a) obtain a replacement swap agreement with an eligible counterparty which is acceptable to the exemption rating agency and the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); or (b) cause the swap counterparty to establish any collateralization or other arrangement satisfactory to the exemption rating agency such that the then current rating by the exemption rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the swap agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year). In the event that the servicer fails to meet these obligations, holders of the securities that are employee benefit plans or other retirement arrangements must be notified in the immediately following periodic report which is provided to the holders of the securities but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the underwriter exemption will prospectively cease to be applicable to any class of securities held by an employee benefit plan or other retirement arrangement which involves such ratings dependent swap.

      "Non-ratings dependent swaps" (those where the rating of the securities does not depend on the terms and conditions of the swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction: (a) obtain a replacement swap agreement with an eligible counterparty, the terms of which are substantially the same as the current swap agreement (at which time the earlier swap agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the swap transaction were terminated; or (c) terminate the swap agreement in accordance with its terms.


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      An "eligible yield supplement agreement" is any yield supplement agreement or similar arrangement or (if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund ("EYS Agreement"). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust fund if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an allowable interest rate; (c) it is not leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an allowable notional amount.

      Moreover, the underwriter exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a fiduciary causes a Plan to acquire securities in a trust containing receivables on which such person (or its affiliate) is an obligor; provided, that among other requirements:

      o the person (or its affiliate) is not an obligor with respect to more than 5% of the fair market value of the obligations or receivables contained in the trust;

      o the Plan is not a plan with respect to which any member of the restricted group is the "plan sponsor" (as defined in section 3(16)(B) of ERISA);

      o in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the restricted group;

      o a Plan's investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

      o immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      The underwriter exemption also provides exemptive relief to certain mortgage-backed and asset-backed securities transactions that utilize pre-funding accounts and that otherwise satisfy the requirements of the underwriter exemption. Mortgage loans or other secured receivables supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust, may be transferred to the trust within a 90-day or three-month funding period following the closing date instead of being required to be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

      o The funding limit (I.E., the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered) must not exceed 25%.


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      o     All the additional obligations transferred after the closing date must meet the same terms and conditions for eligibility as the original obligations used to create the trust, which terms and conditions have been approved by a rating agency; provided, that the terms and conditions for determining the eligibility of an obligation may be changed if such changes receive prior approval either by a majority vote of the outstanding securityholders or by a rating agency.

      o The transfer of additional obligations to the trust during the funding period must not result in the securities to be covered by the underwriter exemption receiving a lower credit rating from a rating agency upon termination of the funding period than the rating that was obtained at the time of the initial issuance of the securities by the trust.

      o Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the obligations in the trust at the end of the funding period must not be more than 100 basis points lower than the average interest rate for the obligations transferred to the trust on the closing date.

      o In order to insure that the characteristics of the additional obligations are substantially similar to the original obligations which were transferred to the trust fund:

      1. the characteristics of the additional obligations must be monitored by an insurer or other credit support provider that is independent of the depositor; or

      2. an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the securities, the related underwriter and the related trustee) stating whether or not the characteristics of the additional obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the obligations transferred to the trust as of the closing date.

      o The period of pre-funding must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs. o Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

      o     The related prospectus or prospectus supplement must describe:

      1. any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

      2.    the duration of the period of pre-funding;


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      3.    the percentage and/or dollar amount of the funding limit for the trust; and

      4. that the amounts remaining in the pre-funding account at the end of the funding period will be remitted to securityholders as repayments of principal.

      o The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of additional obligations.

      The underwriter exemption also permits Plans to purchase securities, including subordinated securities underwritten by BS&Co., rated in any of the four highest ratings categories (provided that all other requirements of the underwriter exemption are met).

      In general, neither PTCE 83-1, which exempts certain transactions involving Plan investments in mortgage trusts, nor the underwriter exemption applies to a trust which contains unsecured obligations. However, under the underwriter exemption, residential and home equity loan receivables issued in designated transactions may be less than fully secured if:

      o the rights and interests evidenced by the securities issued in the designated transaction are not subordinated to the rights and interests evidenced by other securities of the same trust fund,

      o the securities have received a rating at the time of acquisition that is in one of the two highest generic rating categories from a rating agency, and

      o the receivables are secured by collateral whose fair market value on the closing date of the designated transaction is at least 80% of the sum of the outstanding principal balance due under the receivable and the outstanding principal balance of any other receivable of higher priority which is secured by the same collateral.

      Any Plan fiduciary that proposes to cause a Plan to purchase securities should consult with counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the underwriter exemption, or any other exemption and the potential consequences in their specific circumstances, prior to making an investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

EXCHANGEABLE SECURITIES

      With respect to those classes of exchangeable securities which were eligible for exemptive relief under the underwriter exemption when purchased, the underwriter exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. However, with respect to classes of exchangeable securities which were not eligible for exemptive relief under the underwriter exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with


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respect to such Plan are involved in the transaction. However, one or more
Investor Based Exemptions discussed above may be applicable to these transactions.

                                  LEGAL MATTERS

      The legality of the securities of each series, including the material federal income tax consequences with respect to the securities, will be passed upon for the depositor by Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig LLP or other counsel designated in the prospectus supplement.

                              FINANCIAL INFORMATION

      A new trust fund will be formed for each series of securities. No trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                              AVAILABLE INFORMATION

      The depositor has filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the securities. This prospectus, which forms a part of the registration statement, and the prospectus supplement relating to each series of securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the registration statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the registration statement and its exhibits. The registration statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the SEC maintains a Web site containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      This prospectus incorporates by reference all documents and reports filed by the depositor, Bear Stearns Asset Backed Securities I LLC, with respect to a trust fund pursuant to Section 13(a), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering of the related securities. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes securities, the depositor will provide or cause to be provided without charge a copy of any of the documents and/or reports incorporated herein by reference, in each case to the extent the documents or reports relate to those classes of securities, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositor should be directed in writing to: Bear Stearns Asset Backed Securities I LLC, 383 Madison Avenue, New York, New York 10179, telephone number (212) 272-2000. The depositor has determined that its financial statements are not material to the offering of any securities.


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      Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website containing reports, proxy and information statements and other information regarding issuers, including each trust fund, that file electronically with the SEC.

                                     RATINGS

      It is a condition to the issuance of the securities of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the prospectus supplement.

      Each such rating will be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to the related class and will reflect the rating agency's assessment solely of the likelihood that the related holders will receive payments to which they are entitled. No rating will constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early optional termination of the securities. A rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. A rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

      There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the applicable rating agency in the future if in its judgment circumstances so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of trust fund assets or any credit enhancement with respect to a series, a rating might also be lowered or withdrawn because of, among other reasons, an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long-term debt.

      The amount, type and nature of any credit enhancement established with respect to a series of securities will be determined on the basis of criteria established by each rating agency named in the related prospectus supplement. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class of securities. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If residential real estate markets should experience an overall decline in property values such that the principal balances of the loans in a particular trust fund


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and any secondary financing on the related properties become equal to or greater than the value of those properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In additional, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal of and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                         LEGAL INVESTMENT CONSIDERATIONS

      Unless otherwise specified in the related prospectus supplement, the securities will not constitute "mortgage-related securities" within the meaning of the Secondary Market Mortgage Enhancement Act of 1984, as amended. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

      The depositor may offer each series of securities through BS&Co. or one or more other firms that may be designated at the time of the related offering. The participation of BS&Co. in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The prospectus supplement relating to each series of securities will set forth the specific terms of the offering of the series and of each class within the series, the names of the underwriters, the purchase price of the securities, the proceeds to the depositor from the sale, any securities exchange on which the securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to dealers. The place and time of delivery of each series of securities will also be set forth in the related prospectus supplement. BS&Co. is an affiliate of the depositor.

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                                GLOSSARY OF TERMS

      AGENCY SECURITIES. Mortgage-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

      ASSET VALUE. Unless otherwise specified in the related prospectus supplement with respect to the primary assets in the trust fund, the PRODUCT of the Asset Value percentage set forth in the related indenture MULTIPLIED BY the LESSER of

      o the stream of remaining regularly scheduled payments in the primary assets net of certain amounts payable as expenses, together with income earned on each regularly scheduled payment received through the day preceding the next distribution date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the notes of the series over periods equal to the interval between payments on the notes AND

      o     the then outstanding principal balance of the primary assets.

      ASSUMED REINVESTMENT RATE. With respect to a series of securities, the highest rate permitted by the rating agencies named in the related prospectus supplement or a rate insured by means of a surety bond, guaranteed investment contract, reinvestment agreement or other arrangement satisfactory to the rating agencies.

      HOME EQUITY LOANS. Closed-end loans and/or revolving credit line loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties or mixed-use properties.

      HOME IMPROVEMENT CONTRACTS. Home Improvement installment sales contracts and installment loan agreements which are either unsecured or secured by mortgages, deeds of trust or similar security instruments creating generally junior liens on one- to four-family residential properties or mixed-use properties or secured by purchase money security interests in the related home improvements.

      INSURANCE PROCEEDS. Amounts received by the related servicer under any title insurance policy, hazard insurance policy or other insurance policy covering any primary asset in a trust fund, other than amounts to be applied to the restoration or repair of the related property or released to the borrower under the related agreement.

      LIQUIDATION PROCEEDS. Amounts received by the related servicer in connection with the liquidation of the primary assets or related real property in a trust fund, whether through foreclosure sale, repossession or otherwise, including payments in connection with the primary assets received from the borrower, other than amounts required to be paid or refunded to the borrower under the applicable loan documents or pursuant to law, net of the related liquidation expenses.

      MANUFACTURED HOUSING CONTRACTS. Manufactured housing installment sales contracts and installment loan agreements secured by senior or junior liens on the related manufactured homes


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or secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on the real estate on which the related manufactured homes are located.

      OID REGULATIONS. Sections 1271 through 1275 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations issued thereunder on February 2, 1994 and amended on June 11, 1996.

      PRIVATE LABEL SECURITIES. Private mortgage-backed securities, other than Agency Securities, backed or secured by underlying loans that may be Residential Loans, Home Equity Loans, Home Improvement Contracts and/or Manufactured Housing Contracts.

RESIDENTIAL LOANS. Loans secured by mortgages, deeds of trust or other similar security instruments creating senior or junior liens on one- to four-family residential properties.

      U.S. PERSON: Any of the following:

      o     a citizen or resident of the United States;

      o a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

      o an estate whose income from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

      o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

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                                  $678,763,000
                                  (APPROXIMATE)




                               SACO I TRUST 2005-5
                                     ISSUER


                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-5


                        LASALLE BANK NATIONAL ASSOCIATION
                                 MASTER SERVICER

                   BEAR STEARNS ASSET BACKED SECURITIES I LLC
                                    DEPOSITOR


                            BEAR, STEARNS & CO. INC.



         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the Series 2005-5 Mortgage Pass-Through Certificates in any state where the offer is not permitted.

         Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the certificates offered by this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers to deliver this prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                  JULY 28, 2005